UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

The Finish Line, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

The boards of directors of The Finish Line, Inc., an Indiana corporation (“Finish Line”), and JD Sports Fashion Plc, a company incorporated under the laws of England and Wales (“JD Sports”), have unanimously approved and adopted an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Finish Line will be acquired by JD Sports through a merger of Genesis Merger Sub, Inc, an Indiana corporation and an indirect wholly-owned subsidiary of JD Sports (“Merger Sub”) into Finish Line, with Finish Line as the surviving corporation (the “merger”). As a result of the merger, Finish Line will become an indirect wholly-owned subsidiary of JD Sports. At the effective time of the merger, each of the issued and outstanding Class A Common Shares, no par value per share of Finish Line (“Common Shares”), other than shares held by Finish Line in treasury or owned by any subsidiary of Finish Line, JD Sports, Merger Sub, or any other subsidiary of JD Sports, will automatically be converted into the right to receive $13.50 in cash, without interest and less any required withholding taxes (the “Merger Consideration”).

In addition, at the effective time of the merger, all outstanding and unexercised Finish Line stock options granted under Finish Line’s equity incentive plans will be cancelled and JD Sports, or the surviving corporation, will pay each optionholder an amount in cash (without interest) equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Common Share underlying such option, and (y) the number of Common Shares subject to the option (net of withholding taxes and rounded down to the nearest whole cent). All Finish Line stock options with an exercise price per share equal to or greater than the Merger Consideration will be terminated at the effective time of the merger with no consideration paid in respect of such options. Outstanding and unvested Finish Line restricted stock awards will become fully vested and free of forfeiture restrictions immediately prior to the effective time, and each such share of restricted stock will be converted into the right to receive the Merger Consideration (net of withholding taxes). The aggregate purchase price under the Merger Agreement is approximately $557.38 million, which is based on 41,247,020 Common Shares expected to be issued and outstanding at closing on a fully-diluted basis.

The board of directors of Finish Line, after thorough review and consideration, unanimously determined that the Merger Agreement and the merger and the other transactions contemplated by the Merger Agreement are fair to, advisable, and in the best interests of Finish Line and its shareholders and has unanimously adopted the Merger Agreement and approved the execution, delivery, and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated by the Merger Agreement. The board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. THE BOARD OF DIRECTORS OF FINISH LINE UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, AS WELL AS “FOR” THE APPROVAL OF TWO RELATED PROPOSALS THAT ARE DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

The merger cannot be completed unless the holders of a majority of the outstanding Common Shares of Finish Line on the record date vote to approve the Merger Agreement. The accompanying proxy statement also provides you with detailed information about the merger, the Merger Agreement, the two related proposals, and the special meeting of Finish Line’s shareholders that will be held to consider and vote on these proposals. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. We encourage you to read the entire proxy statement and its appendices, including the Merger Agreement, carefully. You may also obtain additional information about Finish Line from documents we have filed with the Securities and Exchange Commission. Finish Line’s Common Shares are traded on the NASDAQ Stock Market LLC under the trading symbol “FINL.” On March 23, 2018, the last trading day prior to the public announcement of the Merger

Agreement, the per share closing price of Finish Line’s Common Shares was $10.55. On May 4, 2018, the latest practicable date before the date of this document, the per share closing price of Finish Line’s Common Shares was $13.56.

We urge you to read the proxy statement carefully, including the appendices to the proxy statement. If you do not plan to attend the Finish Line special shareholders’ meeting, to ensure your shares are represented at the meeting, please vote as soon as possible either by completing and submitting the enclosed proxy card or by using telephone or Internet voting procedures described in the proxy statement and your proxy card. If your shares are held in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker, or other nominee in order to vote your shares. Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder prior to the special meeting and bring the proxy to the special meeting. Your vote is very important, regardless of the number of Common Shares you own. The failure to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger or the Merger Agreement, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated May 7, 2018, and is first being mailed to Finish Line’s shareholders on or about May 9, 2018.

AVAILABLE INFORMATION

This document makes reference to certain important business and financial information about Finish Line from other documents that are not included in or delivered with this document. These documents are available to you without charge upon your written or oral request. Your requests for these documents should be directed to the following:

The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

Attention: Edward W. Wilhelm, Chief Financial Officer

(317) 899-1022

In order to ensure timely delivery of these documents, you should make your request by June 4, 2018 to receive them before the Finish Line special shareholders’ meeting. You may also read and copy any materials filed by Finish Line with the Securities and Exchange Commission (“SEC”) by accessing the SEC’s website at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Finish Line’s periodic filings with the SEC may also be accessed on Finish Line’s website at www.finishline.com. See “Where You Can Find More Information” on page 104.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

(317) 899-1022

Notice of Special Meeting of Shareholders

To Be Held on June 11, 2018

To the Shareholders of The Finish Line, Inc.:

We cordially invite you to attend the Special Meeting of Shareholders of The Finish Line, Inc. (the “Special Meeting”), to be held on Monday, June 11, 2018, at 9:00 a.m., Eastern time, at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. At the Special Meeting, you will be asked to vote on the following matters:

1.	Merger Agreement Proposal. To approve the Agreement and Plan of Merger dated as of March 25, 2018 (the “Merger Agreement”) by and among JD Sports Fashion Plc, a company incorporated under the laws of England and Wales (“JD Sports”), Genesis Merger Sub, Inc., an Indiana corporation and indirect wholly-owned subsidiary of JD Sports (“Merger Sub”), and The Finish Line, Inc. (“Finish Line”), pursuant to which Merger Sub will be merged with and into Finish Line, with Finish Line surviving the merger as an indirect wholly-owned subsidiary of JD Sports (the “merger”).

2.	Merger-Related Compensation Proposal. A proposal to approve, on a non-binding advisory basis, the compensation that may become payable to the named executive officers of Finish Line that is based on or otherwise relates to the merger (the “Merger-Related Compensation Proposal”).

3.	Adjournment Proposal. A proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the merger (the “Adjournment Proposal”).

4.	Other Matters. To transact any other business as may properly come before the Special Meeting or any adjournments of the Special Meeting. The board of directors is not aware of any other business to come before the Special Meeting.

Only holders of record of shares of Class A common stock, no par value per share, of Finish Line (“Common Shares”) as of the close of business on April 30, 2018, are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting. If your shares are registered in your name, you should bring a form of photo identification to the Special Meeting. If your shares are held in the name of a broker, bank, or other nominee, you should bring a proxy or letter from that broker, bank, or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices, and other electronic devices will not be permitted at the Special Meeting. All Finish Line shareholders are cordially invited to attend the Special Meeting.

YOUR VOTE IS VERY IMPORTANT. The affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the Merger Agreement proposal.

Please read the accompanying proxy statement carefully, including the appendices thereto, so that you will have information about the business to be presented at the special meeting. A proxy card also accompanies this notice. Whether or not you plan to attend the special meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes. If you do not return your proxy card or do not vote in person at the special meeting, the effect will be the same as a vote against the Merger Agreement proposal.

You may revoke your proxy at any time before the Special Meeting by following the directions on the proxy card or by attending the Special Meeting and voting in person. If you hold your shares in “street name” with a bank, broker, or other nominee, and you wish to vote at the Special Meeting, you will need to obtain a proxy issued in your name from your bank, broker, or other nominee and bring the proxy to the Special Meeting. Also, check your voting instruction card from your bank, broker, or other nominee to see if you also may vote by telephone or through the Internet.

The board of directors of Finish Line recommends that Finish Line shareholders vote “FOR” the approval of the Merger Agreement, “FOR” the approval of the Merger-Related Compensation Proposal, and “FOR” the approval of the Adjournment Proposal.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting our Common Shares, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free: 888-666-2580

Email: Finishline@georgeson.com

By Order of the Board of Directors

Christopher C. Eck
Senior Vice President, General Counsel and
Corporate Secretary

Indianapolis, Indiana

May 7, 2018

i

ii

APPENDICES
Appendix A	Agreement and Plan of Merger by and among JD Sports Fashion Plc, Genesis Merger Sub, Inc., and The Finish Line, Inc. dated as of March 25, 2018	A
Appendix B	Opinion of PJ Solomon Securities, LLC	B
Appendix C	Opinion of Houlihan Lokey Capital, Inc.	C
Appendix D	Voting and Support Agreement by and among JD Sports Fashion Plc, Genesis Merger Sub, Inc., and certain shareholders of The Finish Line, Inc. dated as of March 25, 2018	D
Appendix E	Irrevocable Undertaking by Pentland Group plc dated March 25, 2018	E

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE FINISH LINE SPECIAL MEETING

Following are questions and related answers that address some of the questions you may have regarding the merger, the Merger Agreement, the Special Meeting, and related matters. These questions and answers may not contain all of the information relevant to you, do not purport to summarize all material information relating to the merger, the Merger Agreement, and related matters, or any of the other matters discussed in this proxy statement, and are subject to, and are qualified in their entirety by, the more detailed information contained in or attached to this proxy statement. Therefore, you should carefully read this entire proxy statement, including the attached appendices and materials to which we refer you in order to fully understand the merger, the Merger Agreement, and the transactions contemplated thereby.

Q:	What am I voting on?

A:	Finish Line, JD Sports, and Merger Sub have entered into a Merger Agreement pursuant to which Merger Sub will merge with and into Finish Line, with Finish Line surviving the merger as an indirect wholly-owned subsidiary of JD Sports. You are being asked to consider and vote upon the proposal to approve the Merger Agreement, the Adjournment Proposal, as well as, on a non-binding advisory basis, the Merger-Related Compensation Proposal.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote upon the following proposals at the special meeting:

•	Approval of the Merger Agreement;

•	Approval of the non-binding Merger-Related Compensation Proposal; and

•	Approval of the Adjournment Proposal.

Q:	As a shareholder of Finish Line, what will I receive in the merger?

A:	If the merger is completed, at the effective time of the merger, each issued and outstanding Common Share of Finish Line (other than shares held by Finish Line in treasury or owned by any subsidiary of Finish Line, JD Sports, Merger Sub, or any other subsidiary of JD Sports) will automatically be converted into the right to receive $13.50 in cash, without interest and less any required withholding taxes (the “Merger Consideration”). For example, if you own 100 Common Shares, you will receive $1,350.00 in cash, less any required withholding taxes, in exchange for those shares. You will not receive any shares of capital stock in the surviving corporation or any other company. See “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 77 for a more detailed description of the U.S. federal tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local, and/or non-U.S. taxes.

Q:	What will happen in the merger?

A:	In the merger, Merger Sub will be merged with and into Finish Line and Finish Line will continue as the surviving corporation and become an indirect wholly-owned subsidiary of JD Sports. As a result of the merger, the Common Shares of Finish Line will no longer be publicly traded. In addition, the Common Shares of Finish Line will be delisted from the NASDAQ Stock Market LLC (“NASDAQ”) and deregistered under the Securities Exchange Act of 1934, as amended (the “ Exchange Act”), and Finish Line will no longer be required to file reports with the SEC.

Q:	What constitutes a quorum for purposes of the Special Meeting?

A:

As of April 30, 2018, the record date for the Special Meeting, there were 41,245,081 Finish Line Common Shares issued and outstanding. Shareholders who hold a majority of the outstanding Common Shares as of the close of business on the record date for the Special Meeting must be present, either in person or by proxy, in order to constitute a quorum to conduct business at the Special Meeting.

Q:	What is the required vote to approve the Merger Agreement proposal?

A:	The holders of at least a majority of the outstanding Common Shares of Finish Line as of April 30, 2018, the record date for the Special Meeting, must vote to approve the Merger Agreement in order for the merger to be completed. Abstentions from voting and “broker non-votes” are not considered affirmative votes and, therefore, will have the same effect as a vote “against” the merger. As of the record date of the special meeting, Finish Line’s executive officers and directors and their respective affiliates, as a group, had voting power with respect to approximately 2.2% of Finish Line’s Common Shares. Please refer to “The Voting and Support Agreements” for further information as to the obligations of certain directors and executive officers of Finish Line to vote their shares “FOR” the approval of the Merger Agreement.

Q:	What is the required vote to approve the Merger-Related Compensation Proposal and the Adjournment Proposal?

A:	The approval of the non-binding Merger-Related Compensation Proposal and the Adjournment Proposal each requires more votes to be cast by Finish Line’s shareholders in favor of the proposal than are cast against it. Abstentions and “broker non-votes” will have no effect on the outcomes of the proposals.

Q:	Why am I being asked to cast an advisory (non-binding) vote to approve the Merger-Related Compensation Proposal?

A:	The rules of the SEC require Finish Line to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to Finish Line’s named executive officers that is based on or otherwise relates to the merger.

Q:	What will happen if Finish Line’s shareholders do not approve the Merger-Related Compensation Proposal at the Special Meeting?

A:	Approval of the Merger-Related Compensation Proposal is not a condition to completion of the merger. The vote with respect to such compensation is an advisory vote and will not be binding on Finish Line (or the surviving coorporation that results from the merger) regardless of whether the Merger Agreement is approved. Accordingly, as the compensation that is paid or may become payable to the Finish Line executives in connection with the merger is contractual, such compensation will be paid or may become payable if the merger is completed regardless of the outcome of the advisory vote.

Q:	What does the Finish Line board of directors recommend?

A:	The board of directors of Finish Line recommends that Finish Line’s shareholders vote “FOR” the approval of the Merger Agreement and the merger, “FOR” the approval of the non-binding Merger-Related Compensation Proposal, and “FOR” the approval of the Adjournment Proposal.

Q:	Do I have dissenters’ rights with respect to the merger?

A:	Because the Common Shares of Finish Line are traded on the NASDAQ, Finish Line’s shareholders do not have dissenters’ rights of appraisal under the Indiana Business Corporation Law.

Q:	What will happen if the merger is not completed?

A:	If the Merger Agreement is not approved by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Finish Line Common Shares pursuant to the Merger Agreement. Instead, we will remain a public company and our Common Shares will continue to be registered under the Exchange Act and listed and traded on the NASDAQ. Under certain circumstances specified in the Merger Agreement, we may be required to pay JD Sports a termination fee and/or an expense reimbursement, depending on the nature and timing of the termination. See “The Merger Agreement – Termination Fees and Reimbursement of Expenses” beginning on page 97 for additional information.

Q:	What risks should I consider in deciding whether to vote in favor of the Merger Agreement and other proposals at the Special Meeting?

A:	You should also read and carefully consider the risk factors of Finish Line contained in the documents that are incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 104 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:	If you are a U.S. holder (as defined in “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 77) the receipt of cash in exchange for our Common Shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your Common Shares exchanged pursuant to the merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see the section entitled “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 77 of this proxy statement.

Q:	What will happen in the merger to stock options, restricted stock, and other stock-based awards that have been granted to employees, officers, and directors of Finish Line?

A:	At the effective time of the merger, all outstanding and unexercised stock options to purchase Finish Line Common Shares (whether vested or unvested) granted under Finish Line’s 2002 Stock Incentive Plan, as amended, and its Amended and Restated 2009 Incentive Plan, as amended (“2009 Incentive Plan”), will be cancelled and JD Sports, or, at JD Sports’ election, the surviving corporation, will pay the holder of each such option an amount in cash (without interest) equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of the Common Shares underlying such option, and (y) the number of Common Shares subject to the option (net of withholding taxes and rounded down to the nearest whole cent). All Finish Line stock options with an exercise price per share equal to or greater than the Merger Consideration will be terminated at the effective time of the merger with no consideration paid in respect of such options. All amounts payable upon the cash-out of stock options will be paid by the surviving corporation no later than the first regular payroll date after the effective time of the merger. Each award of Finish Line restricted stock that is outstanding and unvested immediately prior to the effective time of the merger will become fully vested and free of forfeiture restrictions immediately prior to the effective time, and each Common Share represented by such share of restricted stock will be converted into the right to receive the Merger Consideration.

Q:	Do any of Finish Line’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?

A:	Yes. In considering the recommendation of our board of directors with respect to the approval and adoption of the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. Our board of directors was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the Merger Agreement and the transactions contemplated thereby. See the section entitled “The Merger – Interests of Finish Line’s Directors and Executive Officers in the Merger” beginning on page 66 of this proxy statement.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:	If you hold Finish Line Common Shares in street name with a broker, your broker will not be able to vote your shares without instructions from you on the proposal to approve the Merger Agreement, the Merger-Related Compensation Proposal, or the Adjournment Proposal. You should follow the directions provided by your broker on how to vote your shares.

Q:	When do you expect the merger to occur?

A:	We expect to complete the merger promptly after Finish Line’s and JD Sports’ respective shareholders approve the Merger Agreement at the Special Meeting and at JD Sports’ shareholders meeting, respectively, and after the receipt of all requisite governmental and regulatory approvals, the expiration of applicable regulatory waiting periods, and the satisfaction or waiver of all other conditions to the merger provided under the Merger Agreement. We currently expect this to occur in the late second or early third quarter of 2018, although delays may occur.

Q:	When and where is the Finish Line special shareholders’ meeting?

A:	The Special Meeting will be held on Monday, June 11, 2018, at 9:00 a.m., Eastern time, at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

Q:	Who is entitled to vote at the Special Meeting?

A:	Holders of record of our Common Shares at the close of business on April 30, 2018, which is the date Finish Line’s board of directors has fixed as the record date for the Special Meeting, are entitled to vote at the Special Meeting.

Q:	What do I need to do now, and how do I vote?

A:	After you have carefully read this proxy statement and have decided how you wish to vote your shares, please vote your shares promptly. You may vote your shares in one of the following ways:

•	By Mail. You may vote by mailing your signed Finish Line proxy card in the enclosed return envelope. Please provide your proxy instructions as soon as possible so that your shares can be voted at the Special Meeting.

•	By Internet or Telephone. Follow the instructions on the Finish Line proxy card to vote by Internet or telephone.

•	In Person at the Special Meeting. If you attend the Special Meeting, you may deliver your completed Finish Line proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If you hold your Common Shares through a bank or broker (commonly referred to as held in “street name”), you may direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Voting by proxy or directing your bank or broker to vote your shares will ensure that your Common Shares are represented and voted at the Special Meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the approval of the Merger Agreement, “FOR” the approval of the Merger-Related Compensation Proposal, and “FOR” the approval of the Adjournment Proposal.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may change your vote by submitting a new proxy with a later date or by voting in person at the Special Meeting. Alternatively, you may revoke your proxy altogether by notifying Finish Line’s Corporate Secretary in writing before the Special Meeting that you have revoked your proxy. See “The Special Meeting of Finish Line’s Shareholders – Revocation of Proxies” on page 24 below.

Q:	May I vote in person?

A:	Yes. You may attend the Special Meeting and vote your shares in person rather than completing, signing, and mailing a proxy card.

Q:	Why is it important for me to vote?

A:	We cannot complete the merger without the holders of at least a majority of the outstanding Common Shares as of the record date voting in favor of the Merger Agreement. If you do not vote or fail to give instructions to your broker or bank to vote on your behalf, it will have the same effect as a vote against the merger.

Q:	Do I need to do anything right now with my Finish Line stock certificates?

A:	No. As soon as practicable after the completion of the merger, you will receive a letter of transmittal describing how you may exchange your shares for the Merger Consideration. You must then send your completed letter of transmittal (together with any Finish Line stock certificates, if your shares are certificated) to JD Sports’ exchange agent identified in the letter of transmittal in order to receive the Merger Consideration. You should not send your stock certificate until you receive the letter of transmittal or acknowledgment, as the case may be. If you own Common Shares that are held in “street name” by your broker, you will receive instructions from your broker as to how to surrender your “street name” shares and receive cash for those shares following the completion of the merger.

Q:	What happens if I sell my Finish Line Common Shares after the record date but before the Special Meeting?

A:	If you sell or otherwise transfer your Finish Line Common Shares after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting (provided that such shares remain outstanding on the date of the Special Meeting).

Q:	Who is paying for this proxy solicitation?

A:

Finish Line will bear the cost and expense of preparing, assembling, printing, and mailing this proxy statement, any amendments thereto, the proxy card, and any additional information furnished to the Finish Line shareholders, including any fees paid to the SEC. Finish Line may also reimburse brokers and other custodians, nominees, and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokers and other custodians, nominees, and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers, and employees of Finish Line by mail, telephone, fax, or other methods of communication. Finish Line has retained Georgeson Inc. (“Georgeson”) to assist Finish Line in the solicitation of proxies from Finish Line shareholders in connection with the Special Meeting. Finish Line has agreed to pay Georgeson $17,500, plus out-of-pocket expenses, for these proxy solicitation services.

Q:	What should I do if I receive more than one proxy statement or set of voting instructions?

A:	If you hold your Finish Line shares directly as a record holder and also in “street name” or otherwise through a bank, broker, or nominee, you may receive more than one proxy statement and/or set of voting instructions relating to the Special Meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:	Who can help answer my questions?

A:	If you have more questions about the Merger Agreement or the merger, you should contact:

The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

(317) 899-1022

Attention: Edward W. Wilhelm, Executive Vice President, Chief Financial Officer

You may also contact:

Georgeson, Inc.

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll Free: (888) 666-2580

Q:	Where can I find more information about Finish Line?

A:	You can find more information about Finish Line from the various sources described under the heading “Where You Can Find More Information” beginning on page 104 of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDERS’ MEETING TO BE HELD ON JUNE 11, 2018

You may obtain copies of our public filings, including this proxy statement, our fiscal 2017 Annual Report on Form 10-K, and the form of proxy relating to the Special Meeting, without charge from our web site at www.finishline.com or from the SEC’s web site at www.sec.gov. You also may request a copy of these materials, without charge, by sending an email to ceck@finishline.com. Please make your request no later than June 4, 2018 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials. For meeting directions please call (317) 899-1022.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, to better understand the merger, the Merger Agreement, and the proposals to be considered at the Special Meeting, we encourage you to carefully read this entire proxy statement, its appendices, and the documents referred to in this proxy statement, including the Merger Agreement attached as Appendix A, before you decide how to vote. You may obtain the information referred to in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 104.

The Companies

The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

(317) 899-1022

Finish Line is a premium retailer of athletic shoes, apparel, and accessories. As of November 25, 2017, the Company operated 566 Finish Line stores, which averaged 5,587 square feet, in 44 U.S. states and Puerto Rico. In addition, Finish Line operates an e-commerce site, www.finishline.com, as well as mobile commerce via m.finishline.com. Finish Line carries a large selection of men’s, women’s, and kids’ athletic shoes (“footwear”), as well as an assortment of apparel and accessories (“softgoods”). Brand names offered by Finish Line include Nike, Brand Jordan, adidas, Under Armour, Puma, and many others. Footwear accounted for 93% of Finish Line’s net sales during fiscal 2017.

Under the Finish Line brand, Finish Line is the exclusive retailer of athletic shoes, both in-store and online, for Macy’s Retail Holdings, Inc., Macy’s Puerto Rico, Inc., and Macys.com, Inc. (collectively, “Macy’s”). Finish Line is responsible for the athletic footwear assortment, inventory, fulfillment, and pricing at all of Macy’s locations and online at www.macys.com. Finish Line operates branded and unbranded shops in-store at Macy’s. Branded shops include Finish Line signage within those shops and are staffed by Finish Line employees, while unbranded shops do not include Finish Line signage and are generally serviced by Macy’s employees. There are no differences in the merchandise that is sold, the classification of revenue recorded at retail, or Finish Line’s operation of the athletic footwear inventory and business between branded and unbranded shops and at www.macys.com. As of November 25, 2017, Finish Line operated Finish Line-branded shops in 378 Macy’s department stores, which averaged 1,430 square feet, in 38 U.S. states, the District of Columbia, Puerto Rico, and Guam. The term “shops within department stores” is used to describe Finish Line’s business operations at Macy’s in-store branded and unbranded shops, as well as online at www.macys.com. Shops within department stores carry men’s, women’s, and kids’ athletic shoes, as well as a small assortment of accessories. Brand names offered by shops within department stores include Nike, Skechers, Converse, Puma, New Balance, adidas, and many others.

Finish Line’s Common Shares are traded on the NASDAQ under the trading symbol “FINL.” At November 25, 2017, Finish Line had total assets of $751.74 million and total shareholder’s equity of $437.38 million. For the year ended February 25, 2017, Finish Line had net sales of $1.84 billion and a net loss of $18.21 million, and for the 13 and 39 weeks ended November 25, 2017 Finish Line had net sales of $378.53 million and $1.28 billion, respectively, and a net loss of $12.91 million and $1.93 million, respectively.

Finish Line’s website address is www.finishline.com. Information contained in, or accessible through, Finish Line’s website does not constitute a part of this proxy statement. Additional information about Finish Line and its subsidiaries is included in documents incorporated by reference into this document. For more information, please see the section entitled “Where You Can Find More Information” beginning on page 104.

JD Sports Fashion Plc

Hollinsbrook Way

Pilsworth, Bury

Lancashire, BL9 8RR

United Kingdom

+44(0) 161 767 1000

JD Sports is a company incorporated in England and Wales. It is a leading multi-channel retailer of multi- branded sports, fashion and outdoor apparel and footwear, enabling customers to shop seamlessly across well invested physical retail stores and digital channels. JD Sports is admitted to the premium listing segment of the Official List, and to trading on the main market of the London Stock Exchange.

JD Sports’ internet address is https://www.jdplc.com/. Information included on such website is not incorporated by reference into this proxy statement.

Genesis Merger Sub, Inc.

c/o Taft Service Solutions Corp.

One Indiana Square

Suite 3500

Indianapolis, IN 46204

Merger Sub is an Indiana corporation and an indirect wholly owned subsidiary of JD Sports. Merger Sub was incorporated on March 22, 2018 for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any activities other than those incidental to its incorporation, the negotiation and execution of the merger agreement and the transactions contemplated by the merger agreement.

Special Meeting of Finish Line’s Shareholders; Required Vote (page 21)

The Special Meeting is scheduled to be held on Monday, June 11, 2018, at 9:00 a.m., Eastern Time, at Finish Line Customer Central, located at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. At the Special Meeting, you will be asked to, among other things, approve of the Merger Agreement. Please see the sections of this proxy statement captioned “Questions and Answers About the Merger and the Finish Line Special Meeting” and “The Special Meeting of Finish Line’s Shareholders” beginning on pages 1 and 21, respectively, for additional information about the Special Meeting, including how to vote your Finish Line Common Shares.

As of April 30, 2018, the directors and executive officers of Finish Line, and their affiliates, owned and were collectively entitled to vote 891,554 shares or approximately 2.2% of the outstanding voting power of Finish Line Common Shares. In connection with the execution of the Merger Agreement, all of the directors and certain executive officers of Finish Line executed a Voting and Support Agreement (the “Voting Agreement”) pursuant to which such members of the board of directors and officers of Finish Line have agreed, among other things, to vote all of their Finish Line Common Shares in favor of the approval of the Merger Agreement at the Special Meeting. A copy of the Voting Agreement is attached as Appendix D to this proxy statement.

Approval of the Merger Agreement proposal requires the affirmative vote of the holders of at least a majority of the outstanding Common Shares of Finish Line as of April 30, 2018, the record date for the Special Meeting. Approval of the Merger-Related Compensation Proposal and the Adjournment Proposal each require more votes to be cast in favor of the proposal than are cast against it.

JD Sports Shareholder Circular and UK Listing Authority (page 90)

The merger, because of the size of the acquisition in relation to JD Sports, is a Class 1 transaction under the UK Listing Rules and is therefore conditional upon, among other things, the approval of the shareholders of JD

Sports by simple majority of votes cast in favor of the merger. In order to obtain such approval, JD Sports must convene a general meeting of its shareholders. The notice convening such meeting will be contained in a circular to the shareholders of JD Sports (the “Circular”). The Circular must be approved by the UK Listing Authority (“UKLA”) before it is posted. Before the Merger Agreement was entered into, JD Sports both submitted an advanced draft of the Circular to the UKLA and received the UKLA’s comments on it. The limited nature of those comments gave JD Sports confidence that the Circular can be finalized by JD Sports and approved by the UKLA in due course.

The Merger (page 30)

The Merger Agreement is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference. You are encouraged to read the Merger Agreement as it is the legal document that governs the merger.

On March 25, 2018, Finish Line entered into the Merger Agreement providing for the merger of Merger Sub with and into Finish Line, with Finish Line surviving the merger as an indirect wholly-owned subsidiary of JD Sports. The following will occur in connection with the merger:

•	At the effective time of the merger, each issued and outstanding Common Share of Finish Line (other than shares held by Finish Line in treasury or owned by any subsidiary of Finish Line, JD Sports, Merger Sub, or any other subsidiary of JD Sports) will automatically be converted into the right to receive $13.50 in cash, without interest and less any required withholding taxes.

•	In addition, at the effective time of the merger, all outstanding and unexercised Finish Line stock options granted under Finish Line’s equity incentive plans will be cancelled and JD Sports, or the surviving corporation, will pay each optionholder an amount in cash (without interest) equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of the Common Shares underlying such option, and (y) the number of Common Shares subject to the option (net of withholding taxes and rounded down to the nearest whole cent). All Finish Line stock options with an exercise price per share equal to or greater than the Merger Consideration will be terminated at the effective time of the merger with no consideration paid in respect of such options. Outstanding and unvested Finish Line restricted stock awards will become fully vested and free of forfeiture restrictions immediately prior to the effective time, and each Common Share represented by such share of restricted stock will be converted into the right to receive the Merger Consideration (net of withholding taxes).

•	All Common Shares of Finish Line so converted will, upon the completion of the merger, no longer be outstanding and will be automatically cancelled and shall cease to exist, and each holder of Finish Line Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the certificate(s) representing such holder’s Finish Line Common Shares (if such shares are certificated) together with a letter of transmittal.

Following and as a result of the merger (i) shareholders of Finish Line will no longer have any interest in, and will no longer be shareholders of, Finish Line; (ii) Finish Line’s Common Shares will no longer be listed on the NASDAQ, and price quotations with respect to Finish Line Common Shares in the public market will no longer be available; and (iii) the registration of Finish Line’s Common Shares under the Exchange Act will be terminated and Finish Line will no longer be required to file reports with the SEC.

See “The Merger – General Description of the Merger” beginning on page 30 for additional information.

Recommendation of the Board of Directors of Finish Line; Reasons for the Merger (page 41)

Finish Line’s board of directors, after considering the factors described in the section entitled “The Merger – Finish Line’s Reasons for the Merger; Recommendation of Finish Line’s Board of Directors” beginning on page 41, has adopted the Merger Agreement, and approved the execution, delivery, and performance of the Merger Agreement and the consummation of the merger, and the other transactions contemplated thereby. Finish Line’s board of directors, acting upon the unanimous recommendation of the Special Committee of the Finish Line board of directors (the “Special Committee”), has determined that the Merger Agreement, the merger, and the transactions contemplated thereby are advisable, fair to, and in the best interests of, Finish Line and its shareholders, and therefore recommends that the Finish Line shareholders vote “FOR” the approval of the Merger Agreement, “FOR” the approval of the Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal as described in this proxy statement. For a more complete discussion of the recommendations of the board and its reasons for the merger, see the section entitled “The Merger – Finish Line’s Reasons for the Merger; Recommendation of Finish Line’s Board of Directors” beginning on page 41.

Opinions of the Finish Line Special Committee’s Financial Advisors (page 46)

In connection with the merger, the Special Committee received separate opinions, each dated March 25, 2018, from PJ Solomon Securities, LLC and Houlihan Lokey Capital, Inc. (“Houlihan Lokey”).

PJ SOLOMON

The Special Committee retained PJ Solomon Company, LLC (formerly known as Peter J. Solomon Company, LLC) and its affiliate PJ Solomon Securities, LLC (formerly known as Peter J. Solomon Securities Company, LLC) (collectively, “PJ SOLOMON”) to act as financial and strategic advisor to the Special Committee in connection with the merger. The Special Committee selected PJ SOLOMON as its financial and strategic advisor on the basis of PJ SOLOMON’s knowledge of Finish Line and its industry as well as PJ SOLOMON’s experience and reputation advising public companies in transactions similar to the merger, its reputation in the investment community, and its familiarity with Finish Line’s industry and business, among other things.

At its March 25, 2018 meeting to consider the approval and adoption of the Merger Agreement, the Special Committee received an oral opinion, which was confirmed in writing, from PJ SOLOMON, to the effect that, as of March 25, 2018, and based upon and subject to various assumptions and limitations described in its opinion, the $13.50 per share Merger Consideration to be received by the holders of Finish Line’s Common Shares (other than JD Sports and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders. The full text of PJ SOLOMON’s written opinion, which is attached to this proxy statement as Appendix B and is incorporated by reference in its entirety into this proxy statement, sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by PJ SOLOMON. Holders of Common Shares are urged to read this opinion carefully and in its entirety. PJ SOLOMON’s opinion was provided for the information of the Special Committee and Finish Line’s board of directors in connection with their evaluation of the Merger Consideration from a financial point of view and did not address any other aspects or implications of the merger. PJ SOLOMON’s opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed merger or otherwise. For a more complete description of PJ SOLOMON’s opinion, see the section titled “The Merger – Opinions of the Finish Line Special Committee’s Financial Advisors – PJ SOLOMON.”

Houlihan Lokey

On March 25, 2018, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special

Committee dated March 25, 2018), as to the fairness from a financial point of view of the consideration to be received by the holders of Finish Line Common Shares (other than JD Sports and its affiliates) in the merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness from a financial point of view of the consideration to be received by the holders of Finish Line Common Shares (other than JD Sports and its affiliates) in the merger pursuant to the Merger Agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, Finish Line’s board of directors, any security holder of Finish Line or any other person as to how to act or vote with respect to any matter relating to the merger. See “The Merger – Opinions of the Finish Line Special Committee’s Financial Advisors – Houlihan Lokey”

Interests of Finish Line’s Directors and Executive Officers in the Merger (page 66)

In considering the recommendation of our board of directors with respect to the Merger Agreement and the merger, Finish Line shareholders should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. Interests of executive officers and directors that may be different from or in addition to the interests of Finish Line’s shareholders generally include, among other matters:

•	the acceleration and cash-out of all Finish Line stock options, including options on Finish Line Common Shares held by our executive officers and directors, with exercise prices less than the $13.50 per share Merger Consideration, as provided in the Merger Agreement;

•	the acceleration of vesting of each award of Finish Line restricted stock that is outstanding and unvested immediately prior to the effective time of the merger, including restricted stock held by our executive officers and directors, and the conversion of each Common Share represented by such share of restricted stock into the right to receive the Merger Consideration (net of withholding taxes), pursuant to the Merger Agreement;

•	cash payments, accelerated vesting of outstanding Finish Line equity awards, and other benefits payable under severance arrangements, award agreements, and/or employment agreements with our executive officers in the event of a qualifying termination of employment in connection with the merger; and

•	indemnification of our directors and executive officers by the surviving corporation following the merger.

Our board of directors was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the Merger Agreement and the transactions contemplated thereby.

Regulatory Approvals (page 76)

Under the Merger Agreement and the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the merger may not be consummated until notification and report forms have been filed with the Federal Trade Commission (“FTC”) and Antitrust Division of the U.S. Department of Justice

(“DOJ”) by Finish Line and JD Sports, and the applicable waiting period has expired or been terminated. The DOJ also may review the impact of the merger on competition and challenge it. Finish Line and JD Sports filed their respective HSR Act notifications on April 9, 2018, resulting in a waiting period ending on May 9, 2018. Finish Line and JD Sports have requested, and have received on April 16, 2018, early termination of the HSR Act waiting period. Finish Line must also comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ in connection with the filing of this proxy statement with the SEC. In addition, JD Sports is required to prepare and file the Circular with the UKLA relating to the convening of the JD Sports shareholder meeting at which the Merger Agreement and merger will be considered and voted on by JD Sports’ shareholders.

No Dissenters’ Rights (page 77)

Under Indiana law, holders of Finish Line Common Shares are not entitled to dissenters’ rights of appraisal in connection with the merger.

Financing of the Merger (page 63)

The total amount of funds necessary to consummate the merger and the related transactions will be funded by JD Sports, including the funds needed to (i) pay our shareholders the aggregate Merger Consideration due to them under the Merger Agreement; (ii) make payments pursuant to the Merger Agreement in respect of outstanding Finish Line stock options and restricted stock granted under Finish Line’s equity incentive plans; (iii) repay substantially all the outstanding indebtedness of Finish Line under its existing credit facility, to the extent required to be repaid; and (iv) pay fees and expenses payable by JD Sports and Merger Sub under the Merger Agreement and in connection with the debt financing described in the section entitled “The Merger – Financing of the Merger” beginning on page 63. The payment of the Merger Consideration will be funded, in part, through debt financing that has been committed to JD Sports by Barclays Bank PLC, HSBC Bank plc, PNC Bank, National Association, and PNC Capital Markets LLC. The obligation of JD Sports and Merger Sub to complete the merger is not conditioned upon JD Sports or Merger Sub obtaining financing.

Delisting and Deregistration of Finish Line’s Common Shares (page 77)

If the merger is completed, our Common Shares will no longer be traded on the NASDAQ and will be deregistered under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger (page 77)

With respect to Finish Line shareholders who are U.S. holders (as defined in the section entitled “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 77), the receipt of cash in exchange for our Common Shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, such shareholders will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the Common Shares exchanged pursuant to the merger. Finish Line shareholders who are non-U.S. holders generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless the shareholder has certain connections to the United States. Finish Line shareholders should consult their own tax advisors to determine the tax consequences to them of the merger based on their particular circumstances.

Overview of the Merger Agreement

When the Merger Becomes Effective (see page 81)

The Merger Agreement provides that the completion of the merger will take place within four business days after the satisfaction or waiver of all the conditions to the completion of the merger (or such other time as agreed between the parties to the Merger Agreement). The merger will become effective upon the filing of the Articles of Merger with the Secretary of State of Indiana on the closing date or at such later date and time as Finish Line and JD Sports may agree.

Conditions to Completion of the Merger (see page 94)

Consummation of the merger is subject to the satisfaction or, if permitted by applicable law, waiver, by JD Sports, Finish Line, or both of various conditions, including, without limitation, (i) approval of the Merger Agreement and the merger by both Finish Line’s and JD Sports’ respective shareholders; (ii) the receipt of all required regulatory approvals; (iii) the accuracy of the parties’ respective representations and warranties and the performance of their respective obligations under the Merger Agreement, subject to certain limitations and qualifications; (iv) the absence of the occurrence of a material adverse effect with respect to Finish Line between the date of the Merger Agreement and closing; (v) the absence of any action having been initiated by a governmental authority and still being pending, challenging the Merger Agreement or the merger or seeking to compel Finish Line or JD Sports (or any of their subsidiaries) to divest of assets or take similar actions; (vi) the absence of any law, order, or legal injunction which prohibits the consummation of the merger or any of the transactions contemplated by the Merger Agreement; and (vii) certain other customary conditions. There can be no assurance as to whether or when all of the conditions to closing will be satisfied or, where permissible, waived. In addition, there can be no assurance that the requisite regulatory approvals will be received within the time periods contemplated by the Merger Agreement.

No Solicitation (see page 89)

The Merger Agreement contains no-solicitation covenants restricting Finish Line from soliciting, encouraging, or discussing alternative acquisition proposals from third parties, and requiring Finish Line to maintain its recommendation to its shareholders to approve the merger. However, prior to the Merger Agreement being approved by Finish Line’s shareholders, Finish Line may, if in receipt of an alternative acquisition proposal (obtained without breaching the foregoing restrictions) that is or is reasonably expected to lead to a “superior proposal” (as defined in the Merger Agreement), provide information to and participate in discussions with such proposing party as provided in the Merger Agreement. In addition, prior to the Merger Agreement being approved by Finish Line’s shareholders, solely if the failure to so change its recommendation would be a breach of its fiduciary duties under applicable law, Finish Line’s board of directors would be permitted to change its recommendation with respect to the merger in response to the receipt of a superior proposal that did not result from a breach of the no-solicitation covenants, and/or terminate the Merger Agreement (subject to simultaneously paying to JD Sports the $28 million termination fee, described below) in order to accept a superior proposal. If Finish Line’s board of directors makes such a change in recommendation, JD Sports would also have the right to terminate the Merger Agreement and upon such termination receive the termination fee from Finish Line.

Termination of the Merger Agreement (see page 96)

Either Finish Line or JD Sports can terminate the Merger Agreement under certain circumstances, which would prevent the merger from being completed.

Termination Fees and Expenses (see page 97)

Upon the termination of the Merger Agreement under specified circumstances, including the termination of the Merger Agreement by Finish Line to enter into a superior proposal in accordance with the terms of the Merger Agreement made by a third party, the termination of the Merger Agreement by JD Sports following a change in recommendation of the merger by Finish Line’s board of directors, and under certain other circumstances, Finish Line may be required to pay JD Sports a termination fee of $28 million. In addition, if the Merger Agreement is terminated in certain other circumstances, then Finish Line must pay JD Sports its reasonable and documented out-of-pocket fees and expenses incurred in connection with the merger and related transactions, as well as JD Sports’ fees and expenses in connection with its financing of the transaction, in an aggregate amount up to $5.6 million. Any such fees and expenses paid by Finish Line will be credited against any termination fee that may later become due and payable such that the aggregate termination fee will not exceed $28  million.

The Voting and Support Agreements (page 100)

In connection with the execution of the Merger Agreement, all of the members of the board of directors of Finish Line and certain executive officers of Finish Line that are holders of Common Shares, solely in their capacities as Finish Line shareholders, entered into the Voting Agreement with JD Sports, pursuant to which such members of the board of directors and officers of Finish Line have agreed, among other things, to vote all of their Common Shares in favor of the approval of the Merger Agreement at the Special Meeting (all such Common Shares representing approximately 2.2% of the voting power of the outstanding Common Shares as of the record date). The Voting Agreement will automatically terminate upon the termination of the Merger Agreement in accordance with its terms, including upon a termination of the Merger Agreement by Finish Line pursuant to its termination rights in the Merger Agreement, or upon any material modification or amendment to the Merger Agreement that materially reduces the Merger Consideration payable to our shareholders (other than in connection with a Finish Line material adverse effect).

In addition, the majority shareholder of JD Sports, Pentland Group plc (“Pentland”), has delivered to JD Sports an Irrevocable Undertaking (the “Irrevocable Undertaking”), pursuant to which, subject to the terms of the Irrevocable Undertaking, Pentland has agreed, among other things, to vote all of its shares of JD Sports in favor of the approval of the merger on the terms set forth in the Merger Agreement at the general meeting of JD Sports’ shareholders to be called to approve the merger.

Indemnification of Finish Line’s Directors and Officers (page 92)

For six years after the effective time of the merger, the directors and executive officers of Finish Line will be entitled to indemnification by the surviving corporation to the same extent that Finish Line is currently bound to indemnify such persons against certain losses pertaining to matters existing or occurring prior to the completion of the merger.

Additional Information (page 104)

You can find more information about Finish Line in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 104.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FINISH LINE

The following table provides historical consolidated summary financial data for Finish Line. The financial data as of the February 25, 2017, and February 27, 2016, and for the fiscal years ended February 25, 2017, February 27, 2016, and February 28, 2015 is derived from Finish Line’s audited consolidated financial statements that are incorporated by reference into this proxy statement. The financial data as of February 28, 2015, March 1, 2014, and March 2, 2013 and for the fiscal years ended March 1, 2014 and March 2, 2013 is derived from Finish Line’s audited consolidated financial statements that are not included in or incorporated by reference into this proxy statement. The financial information as of and for the thirty-nine weeks ended November 25, 2017 and November 26, 2016 is derived from unaudited financial statements and, in the opinion of Finish Line’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data as of and for those dates. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto of Finish Line incorporated by reference into this proxy statement. Results for past periods are not necessarily indicative of results that may be expected for any future period.

(in thousands, except per share and ratio data)	As of or for the Thirty-Nine Weeks Ended		As of or for the year ended
	November 25, 2017	November 26, 2016	February 25, 2017	February 27, 2016	February 28, 2015	March 1, 2014	March 2, 2013
	(unaudited)	(unaudited)
Selected Financial Condition Data: (1):
Net sales	$1,277,657	$1,286,941	$1,844,393	$1,798,982	$1,750,707	$1,620,231	$1,415,730
Cost of sales (including occupancy costs)(a)	922,482	900,691	1,295,989	1,242,960	1,182,365	1,089,609	939,001

Gross profit	355,175	386,250	548,404	556,022	568,342	530,622	476,729
Selling, general, and administrative expenses(a)(b)	348,887	352,193	480,897	469,836	432,007	403,548	353,530
Impairment charges and store closing costs	8,779	182	13,312	43,637	2,030	2,767	6,264

Operating (loss) income	(2,491)	33,875	54,195	42,549	134,305	124,307	116,935
Interest expense (income), net	(17)	178	279	65	15	(37)	(198)
Gain on sale of investment	—	—	—	—	—	1,038	—

Income (loss) from continuing operations before income taxes	(2,474)	33,697	53,916	42,484	134,290	125,382	117,133
Income tax expense (benefit)(c)	(877)	10,841	18,760	13,562	45,191	47,663	44,235

Net income (loss) from continuing operations	(1,597)	22,856	35,156	28,922	89,099	77,719	72,898
Net loss from discontinued operations, net of tax	(334)	(31,593)	(53,364)	(7,126)	(9,357)	(2,667)	(3,717)

Net (loss) income	(1,931)	(8,737)	(18,208)	21,796	79,742	75,052	69,181

Net loss attributable to redeemable noncontrolling interest of discontinued operations	—	—	—	96	2,251	1,851	2,292

Net (loss) income attributable to The Finish Line, Inc.	$(1,931)	$($8,737)	$(18,208)	$21,892	$81,993	$76,903	$71,473

(in thousands, except per share and ratio data)	As of or for the Thirty-Nine Weeks Ended		As of or for the year ended
	November 25, 2017	November 26, 2016	February 25, 2017	February 27, 2016	February 28, 2015	March 1, 2014	March 2, 2013
	(unaudited)	(unaudited)
Earnings Per Share Data(1):
Basic (loss) earnings per share attributable to The Finish Line, Inc. shareholders:
Continuing operations	$(0.04)	$0.55	$0.86	$0.64	$1.86	$1.59	$1.44
Discontinued operations	(0.01)	(0.76)	$(1.31)	$(0.15)	$(0.15)	$(0.02)	$(0.02)

Basic (loss) earnings per share attributable to The Finish Line, Inc. shareholders	$(0.05)	$(0.21)	$(0.45)	$0.49	$1.71	$1.57	$1.42

Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders:
Continuing operations	$(0.04)	$0.54	$0.85	$0.64	$1.85	$1.58	$1.42
Discontinued operations	(0.01)	(0.75)	$(1.29)	$(0.16)	$(0.15)	$(0.02)	$(0.02)

Diluted (loss) earnings per share attributable to The Finish Line, Inc. shareholders	$(0.05)	$(0.21)	$(0.44)	$0.48	$1.70	$1.56	$1.40

Dividends declared per share	$0.33	$0.30	$0.41	$0.37	$0.33	$0.29	$0.25

Share Data:
Basic weighted-average shares	40,262	41,075	40,911	44,565	47,268	48,286	49,824
Diluted weighted-average shares(2)	40,262	41,234	41,367	44,787	47,658	48,701	50,491
Selected Operating Data:
Number of stores/shops
Opened during period	6	7	7	9	223	205	32
Closed during period	(9)	(18)	(43)	(58)	(21)	(23)	(21)
Open at end of period	944	972	947	983	1,032	830	648
Total square feet(3)	3,702,795	3,764,736	3,714,228	3,754,572	3,875,969	3,737,550	3,514,611
Average square feet per store/shop(3)	3,922	3,873	3,922	3,820	3,756	4,503	5,424
Net sales per square foot for brick and mortar comparable stores(4)(5)	$262	$267	$372	$369	$368	$366	$353
Increase (decrease) in Finish Line comparable sales(5)	(1.9)%	2.6%	0.3%	1.8%	3.2%	4.2%	5.8%
Balance Sheet Data:
Working capital	$268,106	$251,868	$269,439	$347,533	$320,266	$362,297	$354,352
Total assets	$751,738	$781,636	$746,468	$817,548	$783,128	$769,095	$678,871
Total debt	$—	$17,000	$—	$—	$—	$—	$—
Shareholders’ equity	$437,375	$465,668	$451,498	$527,644	$589,644	$582,184	$524,863

(1)	All fiscal years presented included 52 weeks.
(2)	Consists of weighted-average common and common equivalent shares outstanding for the period.
(3)	Computed as of the end of each period.
(4)	Calculation includes all brick and mortar stores that were open as of the end of each period and that were open more than one year. Accordingly, stores opened, closed, or expanded during the period were not included. Temporarily closed stores are excluded during the months that the store was closed. Calculation excludes digital sales.
(5)	Shops within department stores are not included in this calculation.

(a)	Fiscal 2014 cost of sales includes $5.8 million in start-up costs related to inventory reserves established for inventory purchased from Macy’s. Fiscal 2014 selling, general, and administrative expenses includes $2.2 million in start-up costs associated with shipping and handling for the initial inventory takeover and assortment of Macy’s athletic footwear.
(b)	Fiscal 2017 and 2016 include $3.7 million and $3.6 million, respectively in employee severance and retirement costs.
(c)	Fiscal 2015 includes a $4.3 million income tax benefit for a worthless stock deduction with respect to the Company’s wholly-owned subsidiary, The Finish Line MA, Inc.

MARKET PRICE AND SHARE INFORMATION

Finish Line’s Common Shares are traded on the NASDAQ under the symbol “FINL.” The following table lists, for the quarterly periods indicated, the high and low closing prices for Finish Line’s Common Shares as reported on the NASDAQ Global Select Market, and the per share dividends declared on Finish Line’s Common Shares. The last reported sale price per share of Finish Line Common Shares on (i) March 23, 2018, the business day preceding the public announcement of the signing of the Merger Agreement, was $10.55, and (ii) May 4, 2018, the last practicable date prior to the mailing of this document, was $13.56.

Finish Line

	High	Low	Dividends
Fiscal Year 2019:

1st quarter ending June 2, 2018 (through May 4, 2018)	13.90	9.90	0.115

Fiscal Year 2018:

4th quarter ended March 3, 2018	15.06	9.34	0.115

3rd quarter ended November 25, 2017	12.68	6.90	0.11

2nd quarter ended August 26, 2017	15.28	9.80	0.11

1st quarter ended May 27, 2017	17.30	12.46	0.11

Fiscal Year 2017:

4th quarter ended February 25, 2017	24.50	16.36	0.11

3rd quarter ended November 26, 2016	24.52	19.07	0.10

2nd quarter ended August 27, 2016	24.41	16.64	0.10

1st quarter ended May 28, 2016	22.18	16.81	0.10

As of April 30, 2018, the outstanding Finish Line Common Shares were held by approximately 1,410 shareholders of record.

Under the terms of the Merger Agreement, except for the ordinary quarterly dividend declared on April 19, 2018 in the amount of $0.115 per share, Finish Line is prohibited from paying dividends on its Common Shares or repurchasing its Common Shares during the pendency of the merger. Following the consummation of the merger, there will be no further market for our Common Shares.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements that have been made pursuant to the provisions of, and in reliance on the safe harbor under, the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to management’s beliefs, plans, objectives, goals, expectations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of Finish Line and JD Sports, and which may cause actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. Words such as “believe”, “contemplate”, “seek”, “estimate”, “plan”, “project”, “anticipate”, “assume”, “expect”, “intend”, “targeted”, “continue”, “remain”, “will”, “should”, “indicate”, “would”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.

All written or oral forward-looking statements that are made by or attributable to Finish Line are expressly qualified in their entirety by this cautionary notice. Finish Line has no obligation and does not undertake to update, revise, or correct any of the forward-looking statements after the date of this proxy statement, or after the respective dates on which such statements otherwise are made. Finish Line does not make any assurances that its expectations, beliefs, or projections will be achieved or accomplished. Factors, risks, and uncertainties that may cause the expectations reflected or indicated by forward-looking statements not to be realized, include, without limitation, the following:

•	the failure of the proposed transaction to close in a timely manner or at all;

•	the effects of the announcement or pendency of the proposed transaction on Finish Line and its business;

•	the nature, cost, and outcome of any litigation related to the proposed transaction;

•	general economic conditions;

•	Finish Line’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor);

•	the availability and timely receipt of products;

•	the ability to timely fulfill and ship products to customers;

•	fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs;

•	product demand and market acceptance risks;

•	the inability to locate and obtain or retain acceptable lease terms for Finish Line’s stores;

•	the effect of competitive products and pricing;

•	loss of key employees;

•	cybersecurity risks, including breach of customer data;

•	the potential impact of legal or regulatory changes, including the impact of the U.S. Tax Cuts and Jobs Act of 2017;

•	interest rate levels;

•	the impact of inflation;

•	a major failure of technology and information systems;

•	changes in foreign exchange rates;

•	the effect of changes in accounting policies and practices and auditing requirements, as may be adopted by the regulatory agencies, including the SEC, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other regulatory entities;

•	greater than expected costs or difficulties related to the integration of new products and lines of business;

•	the ability to service debt;

•	the impact, and extent, of contingent obligations;

•	market demographics;

•	the timing and terms of regulatory review and approval in connection with the merger;

•	unforeseen actions by third parties that may delay the merger; and

•	the amount of expenses to be incurred by Finish Line in connection with the merger or otherwise prior to the consummation of the merger.

Additional factors that could cause Finish Line’s results to differ materially from those described in the forward-looking statements can be found in Finish Line’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

THE SPECIAL MEETING OF FINISH LINE’S SHAREHOLDERS

General

This document is being delivered to Finish Line’s shareholders in connection with the solicitation of proxies by the Finish Line board of directors to be voted at the Special Meeting of Finish Line’s shareholders. This document and enclosed form of proxy are being sent to Finish Line’s shareholders on or about May 9, 2018.

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the Special Meeting, and at any adjournments or postponements of the Special Meeting.

Date, Time, and Place

We will hold the Special Meeting at 9:00 a.m., Eastern Time, on Monday, June 11, 2018, at Finish Line Customer Central, located at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. If you plan to attend the Special Meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Shareholders owning Common Shares in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices, and other electronic devices will not be permitted to be used at the meeting.

Purpose of Special Meeting

The Special Meeting is being held for the following purposes:

•	To approve the Merger Agreement by and among Finish Line, JD Sports, and Merger Sub;

•	To approve, on a non-binding advisory basis, the Merger-Related Compensation Proposal;

•	To approve the Adjournment Proposal; and

•	To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

The Board and management is not aware of any other matters to be presented at the meeting other than those mentioned above and has not received notice from any shareholders requesting that other matters be considered. However, if any other business is properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.

A copy of the Merger Agreement is attached as Appendix A to this proxy statement.

Recommendation of Finish Line’s Board of Directors

Finish Line’s board of directors unanimously voted to approve the Merger Agreement and the merger. Based on the reasons discussed elsewhere in this proxy statement, the board has determined that the Merger Agreement, the merger, and the transactions contemplated thereby are fair to and in the best interests of Finish Line and its shareholders and unanimously recommends that its shareholders vote:

•	“FOR” the approval of the Merger Agreement and the merger;

•	“FOR” the approval of the non-binding Merger-Related Consideration Proposal; and

•	“FOR” the approval of the Adjournment Proposal.

Record Date and Voting; Quorum

The close of business on April 30, 2018 has been selected as the record date for the determination of Finish Line’s shareholders entitled to notice of and to vote at the Special Meeting. On that date, 41,245,081 of Finish Line’s

Common Shares were issued and outstanding. Shareholders will be entitled to one vote for each Common Share held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the shareholders. The presence, in person or represented by proxy, of the holders of a majority of the outstanding Finish Line Common Shares will constitute a quorum for the transaction of business at the Special Meeting.

You may vote in one of four ways: (1) by mail (by completing and signing the proxy card that accompanies this proxy statement); (2) by telephone; (3) by using the Internet; and (4) in person (by either delivering the completed proxy card or by casting a ballot if attending the Special Meeting). If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or nominee giving you the right to vote the shares at the Special Meeting. If you plan to attend the Special Meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

All proxies properly submitted in time to be counted at the Special Meeting will be voted in accordance with the instructions contained in the proxy. If you submit a proxy without voting instructions, the proxies named in the proxy will vote on your behalf for each matter described above in accordance with the recommendations of the board on all the proposals as set forth in this proxy statement and on any other matters in accordance with their best judgment.

If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you. Proxies solicited by this proxy statement may be exercised only at the Special Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

Vote Required

The following votes will be required to approve the proposals:

•	The proposal to approve the Merger Agreement (Proposal No. 1) requires the affirmative vote of holders of at least a majority of the outstanding Common Shares entitled to vote as of the record date.

•	The approval of the Merger-Related Compensation Proposal (Proposal No. 2) and the Adjournment Proposal (Proposal No. 3) each requires that more votes be cast in favor of the proposal than against the proposal.

Abstentions and “broker non-votes” (described below) are counted to determine the presence or absence of a quorum but are not considered votes cast. The required vote of Finish Line’s shareholders on the Merger Agreement proposal is based on the number of outstanding Finish Line Common Shares and not the number of shares that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the Special Meeting, or the abstention from voting by a Finish Line shareholder, or the failure of any Finish Line shareholder who holds shares in “street name” through a bank or broker to give voting instructions to such bank or broker (thereby resulting in a “broker non-vote”), will have the same effect as a vote “AGAINST” the Merger Agreement proposal. Abstentions and broker non-votes will have no effect on the outcomes of the Merger-Related Compensation Proposal or the Adjournment Proposal.

A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote on a proposal because the broker has not received instructions from the beneficial owners on how to vote on such proposal and the broker does not have discretionary authority to vote in the absence of instructions. Brokers generally have the authority to vote, even though they have not received instructions, on matters that are considered “routine.” However, under relevant stock exchange rules, the Merger Agreement proposal, the Merger-Related

Compensation Proposal, and the Adjournment Proposal to be considered at the Special Meeting are not considered routine matters and brokers are not entitled to vote shares held for a beneficial owner on these matters without instructions from the beneficial owner of the shares. To avoid a broker non-vote of your shares held in street name, you must provide voting instructions to your broker or other nominee.

Additionally, pursuant to the Voting Agreement entered into in connection with the Merger Agreement, all of the members of our board of directors and certain of our executive officers agreed to vote all of their Common Shares (representing, as of the record date, approximately 2.2% of the voting power of the outstanding Common Shares entitled to vote on the Merger Agreement) in favor of the Merger Agreement.

Shares Held by Officers and Directors

As of the record date:

•	Finish Line’s directors and executive officers and their affiliates owned and were entitled to vote 891,554 Finish Line Common Shares, representing approximately 2.2% of the voting power of the outstanding Common Shares; and

•	JD Sports’s directors and executive officers and their affiliates do not own, and are not entitled to vote any outstanding Finish Line Common Shares. JD Sports owns no Finish Line Common Shares, but has an irrevocably proxy in connection with the voting of approximately 2.2% of the outstanding voting power of the Common Shares in accordance with the terms of the Voting Agreement.

Voting Procedures

Ensure that your Common Shares can be voted at the Special Meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company, or other nominee.

If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee, check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company, or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company, or other nominee in order to obtain directions as to how to ensure that your Common Shares are voted at the Special Meeting.

If your Common Shares are registered in your name, submit your proxy as soon as possible by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your Common Shares can be voted at the Special Meeting. Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the Merger Agreement proposal. If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” approval of the Merger Agreement proposal, the non-binding advisory Merger-Related Compensation Proposal, and, if necessary, the Adjournment Proposal.

For additional questions about the merger or for assistance in submitting proxies or voting Common Shares, or to request additional copies of this proxy statement or the enclosed proxy card, please call Finish Line’s Corporate Secretary at (317) 899-1022.

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their Common Shares are voted at the Special Meeting by completing, signing, dating, and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method or voting by telephone or the Internet as described below will not affect your right to attend the Special Meeting and to vote in person. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your Common Shares are held in “street name” by a broker, dealer, commercial bank, trust company, or other nominee and you wish to vote at the Special Meeting, you must bring to the Special Meeting a proxy from the record holder of those shares authorizing you to vote at the Special Meeting.

You should return a proxy by mail, by telephone, or via the Internet even if you plan to attend the Special Meeting in person. If you vote your Common Shares by submitting a proxy, your shares will be voted at the Special Meeting as you indicated on your proxy card or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your Common Shares will be voted:

•	“FOR” approval of the Merger Agreement proposal;

•	“FOR” approval of the non-binding advisory Merger-Related Compensation Proposal; and

•	“FOR” approval of the Adjournment Proposal.

Electronic Voting

Our holders of record and many shareholders who hold their Common Shares through a broker, dealer, commercial bank, trust company, or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. Please note that there are separate arrangements for voting by telephone and Internet depending on whether your Common Shares are registered in our records in your name or in the name of a broker, dealer, commercial bank, trust company, or other nominee. If you hold your Common Shares through a broker, bank, or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company, or other nominee to see which options are available. Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

We do not expect that any matter will be brought before the Special Meeting other than the Merger Agreement proposal, the Merger-Related Compensation Proposal, and the Adjournment Proposal. If, however, other matters are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

Submitting a proxy on the enclosed form or proxy does not preclude a shareholder from voting in person at the Special Meeting. You may change your vote or revoke your proxy at any time before your vote is counted at the meeting by:

•	notifying our Corporate Secretary in writing at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, that you wish to revoke your proxy;

•	submitting a later dated proxy card; or

•	attending the Special Meeting and voting in person.

Attending the Special Meeting will not automatically revoke your proxy. You must comply with one of the methods indicated above to revoke your proxy. If you hold your shares in “street name,” you must contact your broker or other nominee to change your vote or obtain a proxy from your broker to vote your shares if you wish to cast your vote in person at the meeting.

Solicitation of Proxies; Expenses

The proxy solicitation of Finish Line’s shareholders is being made by Finish Line on behalf of the board and will be paid for by Finish Line. In addition to solicitation by mail, directors, officers, and employees of Finish

Line may solicit proxies for the Special Meeting from Finish Line’s shareholders personally or by telephone, the Internet, or other electronic means. However, Finish Line’s directors, officers, and employees will not be paid any special or extra compensation for soliciting such proxies, although they may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Upon request, Finish Line will reimburse brokers, dealers, banks, trustees, and other fiduciaries for the reasonable expenses they incur in forwarding proxy materials to beneficial owners of Finish Line’s Common Shares.

In addition, Finish Line has made arrangements with Georgeson to assist in soliciting proxies for the Special Meeting and has agreed to pay them $17,500, plus out-of-pocket expenses, for these services.

YOUR VOTE IS VERY IMPORTANT. The Merger Agreement must be approved by the affirmative vote of the holders of a majority of the issued and outstanding Common Shares of Finish Line in order for the proposed merger to be consummated. Holders of Finish Line Common Shares are urged to read and carefully consider the information in this proxy statement. IF YOU DO NOT RETURN YOUR PROXY CARD, VOTE BY TELEPHONE OR BY INTERNET, OR DO NOT VOTE IN PERSON AT THE SPECIAL MEETING, THE EFFECT WILL BE A VOTE AGAINST THE MERGER AGREEMENT.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact The Finish Line, Inc., 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, Attention: Corporate Secretary, (317) 899-1022. You may also contact our proxy solicitor at:

Georgeson, Inc.

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks, and Brokers Call Toll Free: 1-888-666-2580

E-mail: Finishline@georgeson.com

In addition, a representative of Ernst & Young LLP, Finish Line’s independent registered public accounting firm, plans to be present at the Special Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

SEND ONLY YOUR PROXY CARD. PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES WITH YOUR PROXY CARD.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT OF FINISH LINE

As of April 30, 2018, the record date for the Special Meeting, our directors and executive officers beneficially owned and had the power to vote, in the aggregate, 891,554 Finish Line Common Shares. All of the directors and certain executive officers of Finish Line have executed a Voting Agreement pursuant to which they agreed to vote all their Finish Line Common Shares in favor of the Merger Agreement at the Special Meeting.

Certain members of our management and the board have interests that may be different from, or in addition to, those of our shareholders generally. For more information, see “Interests of Finish Line’s Directors and Executive Officers in the Merger” beginning on page 66 for additional information.

The following table sets forth, as of April 30, 2018 information relating to the beneficial ownership of Finish Line’s Common Shares by the following persons:

•	Each of Finish Line’s current directors;

•	Finish Line’s Chief Executive Officer, Chief Financial Officer, and each of Finish Line’s three most highly compensated executive officers serving at the end of the fiscal year ended March 3, 2018 (other than the Chief Executive Officer and Chief Financial Officer) (together as a group, the “Named Executive Officers”);

•	All of Finish Line’s current executive officers and directors as a group; and

•	Each other person known by Finish Line to beneficially own more than five percent of the outstanding Common Shares of Finish Line.

Information with respect to the directors and Named Executive Officers is based on Finish Line’s records and data supplied by each of the directors and Named Executive Officers. Information with respect to beneficial owners of more than five percent of the outstanding Common Shares is based on filings those persons have made with the SEC.

Name and Position	Number of Shares(1)		Stock Options Exercisable within 60 days(2)	Total Shares Beneficially Owned	% of Shares(3)
Samuel M. Sato Chief Executive Officer and Director	342,441	(4)	370,563	713,004	1.7%
Edward W. Wilhelm Executive Vice President, Chief Financial Officer	87,452	(5)	191,296	278,748	*
John J. Hall Executive Vice President, Division President, Chief Merchandising Officer	82,390	(6)	156,404	238,794	*
Melissa A. Greenwell Executive Vice President, Chief Operating Officer	65,467	(7)	136,545	202,012	*
Albert J. Sutera Executive Vice President, Chief Information Technology Officer	42,210	(8)	12,724	54,934	*
Glenn S. Lyon Chairman of the Board	49,543	(9)	873,979	923,522	2.2%
Torrence Boone Director	28,533	(9)	—	28,533	*
William P. Carmichael Director	57,094	(9)	—	57,094	*
Richard P. Crystal Director	38,987	(9)	—	38,987	*
Stephen Goldsmith Director	52,208	(9)	—	52,208	*
Catherine A. Langham Director	37,788	(9)	—	37,788	*
Faisal Masud Director	7,447	(10)	—	7,447	*
All current executive officers and directors as a group (12 persons)	891,560		1,741,511	2,633,071	6.1%

Other 5% Beneficial Owners	Number of Shares	Stock Options Exercisable within 60 days	Total Shares Beneficially Owned	% of Class(3)
BlackRock, Inc.(11)	5,029,642	—	5,029,642	12.2%
ING Groep N.V.(12)	3,861,200	—	3,861,200	9.4%
Sports Direct International plc(13)	3,632,000	—	3,632,000	8.8%
The Vanguard Group(14)	3,446,601	—	3,446,601	8.4%
Dimensional Fund Advisors LP(15)	3,379,594	—	3,379,594	8.2%
Monecor (London) Limited(16)	2,945,581	—	2,945,581	7.1%
JD Sports Fashion Plc(17)	2,670,248	—	2,670,248	6.5%

*	Represents less than 1% of Finish Line’s outstanding Common Shares calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote 3 below.

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated. The address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.
(2)	The executive officers and directors listed have the right to acquire the number of Common Shares reflected in this column on or within 60 days of April 30, 2018.
(3)	For each individual or group disclosed in the table above, the figures in this column are based on 41,245,081 Common Shares issued and outstanding as of April 30, 2018, plus the number of Common Shares each such individual or group has the right to acquire on or within 60 days after April 30, 2018 computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.
(4)	Includes 167,111 shares of restricted stock held by Mr. Sato pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Sato has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(5)	Includes 33,740 shares of restricted stock held by Mr. Wilhelm pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Wilhelm has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(6)	Includes 40,425 shares of restricted stock held by Mr. Hall pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Additionally, Mr. Hall received a special grant of 19,508 shares awarded on March 14, 2017 which is scheduled to vest in one tranche on March 14, 2020. Mr. Hall has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(7)	Includes 28,648 shares of restricted stock held by Ms. Greenwell pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Ms. Greenwell has voting rights with respect to these unvested shares, and maybe deemed to have investment power over the shares.
(8)	Includes 27,056 shares of restricted stock held by Mr. Sutera pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Sutera has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(9)	For each director, includes 7,025 shares of restricted stock held by the director pursuant to grants made to each director on July 13, 2017 under the 2009 Incentive Plan. Under the terms of the grants, all the shares will vest in one tranche on July 13, 2018. Each director has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(10)	For Mr. Masud, this includes 7,447 shares of restricted stock held by the Director pursuant to grants made to him on October 10, 2017 under the 2009 Incentive Plan. Under the terms of the grants, all the shares are scheduled to vest in one tranche on October 10, 2018. Mr. Masud has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(11)	This information is based solely on a Schedule 13G/A filed on behalf of BlackRock, Inc. (“BlackRock”) with the SEC as of December 31, 2017. The address of BlackRock is 55 E. 52nd Street, New York, New York 10055. BlackRock has sole voting power with respect to 4,925,131 of the reported Common Shares and sole dispositive power with respect to all 5,029,642 of the reported Common Shares.
(12)	This information is based solely on a Schedule 13G/A filed on behalf of ING Groep N.V. (“ING”) with the SEC as of December 31, 2017. The address of ING is Bijlmerplein 888, 1102 MG, Amsterdam-Zuidoost, Postbus 1800, 1000 BV Amsterdam, The Netherlands. ING and its direct wholly-owned subsidiary, ING Bank N.V., each is deemed to have shared voting and dispositive power over all 3,861,200 of the reported Common Shares, which are held directly by ING Bank N.V.
(13)	This information is based solely on a Schedule 13D/A filed on behalf of Sports Direct International plc with the SEC as of April 24, 2018. The address of Sports Direct is Unit A, Brook Park East, Shirebrook, NG20 8RY, United Kingdom. Sports Direct has sole voting and dispositive power with respect to 3,632,000 Common Shares that it directly owns. Sports Direct also has an indirect economic interest in 4,325,800 Common Shares held through derivatives contracts known as “contracts for differences,” which do not represent direct ownership of Common Shares nor confer voting or dispositive power over Common Shares to Sports Direct. When combining Sports Direct’s direct Common Share ownership and its indirect economic interest in the Common Shares, Sports Direct has an aggregate economic interest in 19.3% of Finish Line’s Common Shares.

(14)	This information is based solely on a Schedule 13G/A filed on behalf of The Vanguard Group (“Vanguard”) with the SEC as of December 31, 2017. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power with respect to 43,856 of the reported Common Shares, sole dispositive power with respect to 3,402,276 of the reported Common Shares, shared voting power with respect to 3,338 of the reported Common Shares, and shared dispositive power with respect to 44,325 of the reported Common Shares.
(15)	This information is based solely on a Schedule 13G/A filed on behalf of Dimensional Fund Advisors LP (“Dimensional”) with the SEC as of December 31, 2017. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts are collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment adviser, sub-adviser, and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the Common Shares that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the Common Shares held by the Dimensional Funds. However, all reported Common Shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such shares. Dimensional has sole voting power with respect to 3,215,529 of the reported Common Shares and sole dispositive power with respect to all 3,379,594 of the reported Common Shares.
(16)	This information is based solely on a Schedule 13G filed on behalf of Monecor (London) Limited (trading as ETX Capital) (“Monecor”) with the SEC as of December 31, 2017. The address of Monecor is One Broadgate, London, EC2M 2QS, United Kingdom. Monecor has sole voting and dispositive power with respect to all 2,945,581 of the reported Common Shares.
(17)	This information is based solely on a Schedule 13D filed by JD Sports with the SEC as of March 25, 2018. The address of JD Sports is Hollinsbrook Way, Pilsworth Bury, Lancashire BL9 8RR, United Kingdom. On March 25, 2018, JD Sports and Merger Sub entered into the Voting Agreement pursuant to which each individual Finish Line shareholder signatory to the Voting Agreement appointed JD Sports as irrevocable proxy and attorney-in-fact to vote such shareholder’s Finish Line Common Shares in favor of the Merger Agreement proposal. As a result, JD Sports may be deemed, for purposes of Section 13(b) of the Exchange Act, to share beneficial ownership of the 2,670,248 Common Shares that are beneficially owned by the Finish Line shareholders signatory to the Voting Agreement. JD Sports has not admitted to having, or claimed to have, beneficial ownership for any purpose over such shares.

THE MERGER

This section and the section entitled “The Merger Agreement” beginning on page 80 describe the material aspects of the merger, including the Merger Agreement. While Finish Line believes that this description covers the material terms of the merger and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement for a more complete understanding of the merger and the Merger Agreement, including the Merger Agreement itself, which is attached as Appendix A.

General Description of the Merger

Our board of directors has adopted the Merger Agreement and approved the execution, delivery, and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated thereby. If the Merger Agreement is approved by Finish Line’s shareholders, then, subject to the satisfaction or waiver, as applicable, of certain other closing conditions as described in “The Merger Agreement – Conditions to Completion of the Merger,” Merger Sub will be merged with and into Finish Line, and Finish Line will be the surviving corporation in the merger and become an indirect wholly-owned subsidiary of JD Sports. If the merger is completed, each Common Share of Finish Line outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive the Merger Consideration.

After the merger is completed, you will have the right to receive the Merger Consideration but you will no longer have any rights as a shareholder of Finish Line. In the case of Common Shares represented by certificates, you will receive the Merger Consideration for your Common Shares after exchanging your stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger. In the case of Common Shares held in book-entry form, you will receive the Merger Consideration for your Common Shares as promptly as practicable following the merger without the requirement to deliver a stock certificate or, unless reasonably requested by the exchange agent, a letter of transmittal.

Finish Line’s Common Shares are currently registered under the Exchange Act and are listed for trading on the NASDAQ Global Select Market under the symbol “FINL.” Following the merger, the Common Shares will be delisted from the NASDAQ and will no longer be publicly traded, the registration of our Common Shares under the Exchange Act will be terminated and Finish Line will no longer be required to file reports with the SEC.

Please see the section entitled “The Merger Agreement” beginning on page 81 for additional and more detailed information regarding the Merger Agreement.

Background of the Merger

The following chronology summarizes certain key events and contacts that led to the signing of the Merger Agreement. It does not purport to catalogue every conversation among Finish Line’s board of directors, the Special Committee, members of our management, or our representatives and other parties.

During the past several years, as part of our ongoing strategic-planning process, our management and our board of directors regularly reviewed and assessed, among other things, our long-term strategic goals and opportunities, competitive environment, and short- and long-term performance in light of our strategic plan, with the goal of maximizing shareholder value. Working independently and with financial advisors and consultants from time to time, management and our board of directors have evaluated a significant variety of potential acquisitions or strategic combinations, including potential transactions with strategic parties that could have resulted in a change of control.

In August of 2016, both Samuel Sato, Chief Executive Officer of Finish Line, and Peter Cowgill, Executive Chairman of JD Sports, attended the Olympic Games in Rio de Janeiro. At a brief meeting at that time, Mr. Cowgill and Mr. Sato had a conversation regarding potential consideration of a future strategic discussion, but no specific proposal was discussed.

On April 14, 2017, Sports Direct International plc (to which we refer as “Sports Direct”) filed a Schedule 13D with the SEC reporting an economic interest in approximately 3.2 million Common Shares (representing approximately 7.9% of the outstanding Common Shares) resulting from the acquisition of derivative securities called “contracts for differences” or “CFDs” from a counterparty. Through such CFDs, Sports Direct indicated it had economic exposure to fluctuations in the market price of the Common Shares but it did not have voting or disposition power over any Common Shares.

On April 20, 2017, at the invitation of Mike Ashley, chief executive of Sports Direct, Mr. Sato, Ed Wilhelm, Finish Line’s Chief Financial Officer, and Chris Eck, Finish Line’s General Counsel, met with Mr. Ashley and other representatives of Sports Direct for dinner in Indianapolis. Mr. Ashley raised the possibility of collaboration between Finish Line and Sports Direct in the U.S. and the U.K. Mr. Ashley advised Finish Line’s representatives at that time that Sports Direct had no interest in acquiring Finish Line and did not seek representation on Finish Line’s board of directors. On April 25, 2017, our board of directors met by teleconference to consider the aforementioned Schedule 13D filed by Sports Direct and the commercial opportunity proposed by Sports Direct. On April 26, 2017, at the direction of our board of directors, Mr. Sato sent a communication to Sports Direct declining to pursue discussions on the proposed collaboration.

On May 5, 2017, a representative of a U.K. consulting firm representing Sports Direct wrote to Mr. Sato on behalf of Sports Direct seeking further discussion concerning the proposed collaboration between Sports Direct and Finish Line on opportunities both inside and outside the U.S., suggesting a meeting in the U.K. On May 22, 2017, Sports Direct filed an amendment to its Schedule 13D indicating that it had increased its economic exposure to Common Shares through additional CFDs, such that it had an economic interest in 5,499,554 Common Shares in the aggregate (representing approximately 13.6% of the Common Shares).

In response to Sports Direct’s May 5 suggestion of a meeting, Finish Line advised Sports Direct’s representative that, in advance of an in-person meeting, Finish Line would require Sports Direct to execute a customary standstill and nondisclosure agreement. Mr. Eck provided a draft of such agreement on May 24, 2017 to Sports Direct’s representative. Sports Direct never signed the agreement.

Concurrently in late May 2017, Finish Line’s management and members of its board of directors deliberated on whether Finish Line should adopt a shareholders rights plan in light of Sports Direct’s accumulation of a significant economic interest in Common Shares, as publicly disclosed in its Schedule 13D filings. After extensive discussion, in view of the facts that Sports Direct’s investment was a purely derivative economic position and that Finish Line had other deterrents to a hostile takeover bid available under Indiana law and its governing documents, and considering potential adverse consequences of adopting a rights plan, Finish Line management decided not to recommend adoption of a rights plan to the board of directors at that time.

In late May 2017, Mr. Cowgill contacted Mr. Sato and suggested JD Sports and Finish Line initiate a formal dialogue with respect to a potential collaboration or business combination. Mr. Sato agreed to arrange a video conference, which was later scheduled for June 7. On June 7, 2017, Mr. Sato, Glenn Lyon, the Chairman of Finish Line’s board of directors, and Mr. Cowgill participated in a video conference to gauge JD Sports’ interest in a potential business combination. Mr. Cowgill and the Finish Line representatives agreed to continue discussions and to plan an in-person meeting.

On July 14, 2017, counsel for Sports Direct sent a letter to Mr. Eck disclosing Sports Direct’s intention to acquire more than $161.5 million in Common Shares, which would exceed a regulatory threshold under U.S. antitrust law, and Mr. Ashley’s intention to file a notification with U.S. antitrust regulators. The letter further advised Mr. Eck that the filing by Mr. Ashley with U.S. antitrust regulators may cause Finish Line to be required to make a filing under U.S. antitrust regulations.

On July 27, 2017, Finish Line entered into a mutual confidentiality and standstill agreement with JD Sports (the “Confidentiality Agreement”). Over the next several weeks, JD Sports continued to evaluate a potential business combination with Finish Line based largely on publicly available information. Finish Line shared limited nonpublic information with JD Sports, mostly consisting of information about Finish Line’s strategic initiatives.

On August 2, 2017, Mr. Cowgill and Mr. Sato had a telephone call to plan an in-person meeting of management representatives of both companies on September 6.

On August 21, 2017, Sports Direct further amended its Schedule 13D filed with the SEC, disclosing that it had acquired direct ownership (for the first time), including voting and disposition power, of 3,174,200 Common Shares (representing approximately 7.91% of the Common Shares). Over the preceding weeks, Sports Direct had, in multiple amendments to its Schedule 13D, disclosed a gradual increase of its economic exposure to Common Shares through CFDs. By August 22, 2017, Sports Direct’s Schedule 13D, as amended, reported an economic interest through CFDs in 8,697,248 Common Shares (representing, in the aggregate with the Common Shares beneficially owned by Sports Direct, an interest in approximately 29.6% of the outstanding Common Shares) and further reported having sold put options (representing the obligation of Sports Direct to purchase shares at the option of the buyer of such put options; we refer hereinafter to sold put options as “short put options”) for an additional 4,346,300 Common Shares.

On August 25, 2017, Finish Line’s board of directors held a special meeting to review Finish Line’s financial results for its second fiscal quarter and to consider adoption of a shareholders rights plan. The board of directors considered, among other things, lack of clarity regarding the motives behind the recently disclosed share acquisition by Sports Direct and the board of directors’ skepticism regarding Sports Direct’s public disclosures, the risks that Sports Direct or other third parties may seek to exploit coercive or abusive takeover tactics that could deprive Finish Line’s shareholders of the opportunity to realize the full and fair value of their investment, and the possibility that such risks would be heightened during any market volatility following Finish Line’s impending earnings release. At the end of the meeting, the board of directors approved entry into a shareholders rights plan with a triggering threshold of 12.5%, which we refer to as the “rights plan”. The documentation for the rights plan was formally executed on August 28, 2017 and disclosed to the public after the close of markets that day.

Also after the close of markets on August 28, 2017, Finish Line announced preliminary results for its second quarter ended August 26, 2017 and a downward revision to its outlook for the fiscal year ending March 3, 2018. The following day, August 29, 2017, the closing price of the Common Shares was $8.50, with an intraday low of $6.90, down from $10.42 on the prior date and at its lowest level since 2009.

On August 29, 2017, Mr. Cowgill and Mr. Sato had a telephone call to refine plans for the anticipated September 6 in-person meeting. On September 6, 2017, Mr. Cowgill, Mr. Sato, Mr. Lyon and Mr. Wilhelm met in person in New York to make presentations concerning the strategic plans of each company and discuss the potential benefits of a business combination in greater detail.

On September 8, 2017, Mr. Cowgill telephoned Mr. Sato and advised Mr. Sato that the board of directors of JD Sports and Mr. Stephen Rubin, chairman of Pentland Group plc (“Pentland”), JD Sports’ majority shareholder, were supportive of Mr. Cowgill moving forward with further discussions with Finish Line.

On September 11, 2017, counsel for Sports Direct contacted Mr. Eck concerning treatment under the rights plan of the direct holdings and derivative positions (both CFD’s and short put options) of Sports Direct and its counterparty (Monecor (London) Limited, also known as ETX Capital, which we refer to as “ETX”) with respect to Common Shares. At Mr. Eck’s request, the board of directors’ outside counsel, Faegre Baker Daniels LLP, which we refer to as “FaegreBD”, posed written questions to counsel for Sports Direct concerning its derivative positions with respect to Common Shares and the derivative positions of ETX (which had reported on Schedule 13D on September 8, 2017, that it had also sold put options on the Common Shares). After receiving responsive correspondence from Sports Direct (in which Sports Direct’s counsel asserted that shares underlying its and

ETX’s existing short put options should be grandfathered under the rights plan) and ETX, a representative of FaegreBD had a call with a representative of ETX on September 13 to confirm the terms of the CFDs between ETX and Sports Direct and to discuss the terms of a potential standstill agreement between Finish Line and ETX.

Also on September 13, 2017, a research analyst published a report speculating that it was likely that Sports Direct would acquire Finish Line. Finish Line’s closing stock price following the report on that date was $10.37, up from $9.74 on the prior date.

On September 15, 2017, ETX communicated to a representative of FaegreBD requesting that Finish Line confirm that its preexisting short put option positions were “grandfathered” under the rights plan in exchange for a limited standstill agreement. According to ETX, such “grandfathering” was intended to clarify that ETX would be permitted to acquire direct ownership of Common Shares underlying its preexisting short put option positions without such acquisitions (when aggregated with the Common Shares beneficially owned by ETX) triggering the rights plan.

On September 18, 2017, Finish Line’s board of directors, at a special meeting, discussed the ETX proposal. At the direction of our board of directors, FaegreBD declined to confirm favorable treatment under the rights plan of ETX’s short put option positions absent a meaningful voting and standstill agreement from ETX. ETX promptly requested reconsideration.

In response to an e-mail inquiry from counsel for Sports Direct, on September 22, 2017, FaegreBD confirmed that Finish Line had not agreed to afford Sports Direct’s short put option positions favorable treatment under the rights plan.

On September 27, 2017, Mr. Sato had a telephone call with Mr. Cowgill to inquire about JD Sports’ next steps in evaluating a potential business combination with Finish Line. Mr. Sato also responded to questions posed by Mr. Cowgill about some of the material presented by Finish Line management at the September 6 meeting in New York.

The morning of September 28, 2017, the New York Post published a story stating that Sports Direct was “in direct negotiations” to buy Finish Line and an acquisition could be announced “in coming weeks.”

Also on September 28, 2017, Finish Line’s board of directors met to discuss the possibility that, given market speculation, Finish Line would receive an unsolicited acquisition offer from Sports Direct or another potential acquirer, along with the possibility that Finish Line may receive an offer from JD Sports. Following discussion, the board of directors established the Special Committee, composed of independent directors William Carmichael, Richard Crystal, Stephen Goldsmith, and Catherine Langham, to identify, analyze, and evaluate one or more strategic transactions that may maximize shareholder value, including a possible sale of Finish Line.

Immediately following the September 28 meeting of our board of directors, the Special Committee held its initial meeting, at which a representative of FaegreBD was present. The Special Committee discussed its mandate and its process going forward and elected Mr. Carmichael as its chairman. The Special Committee also engaged FaegreBD as its legal counsel and determined to interview potential financial advisers to the Special Committee.

On September 29, 2017, ETX contacted FaegreBD making further inquiry regarding treatment under the rights plan of ETX’s short put option positions and the possibility of entering into a standstill agreement. In response, FaegreBD confirmed Finish Line had not agreed that ETX’s short put option positions were “grandfathered” under the rights plan.

On October 1, 2017, Mr. Sato had a call with Mr. Cowgill to provide further clarification concerning Finish Line information about which Mr. Cowgill had inquired on the September 27 call.

On October 12 and 13, 2017, the Special Committee met separately with representatives of each of PJ SOLOMON and Houlihan Lokey to interview them to serve as financial advisers to the Special Committee. In connection with each interview, the Special Committee inquired as to the existence and nature of any material relationships that such firms may have with Finish Line, JD Sports or Pentland.

On October 13, 2017, Mr. Cowgill telephoned Mr. Sato to inform him that JD Sports was preparing a written indication of interest to purchase Finish Line that would be forthcoming shortly.

On October 16, 2017, JD Sports sent a preliminary non-binding written indication of interest to acquire Finish Line at a price of $13.00 to $14.50 per share, subject to confirmatory due diligence. JD Sports also requested a seven-week period of exclusivity to complete its due diligence and to negotiate a definitive merger agreement. Finish Line’s closing stock price on that date was $10.15 per share.

On October 18, 2017, Finish Line’s board of directors met with representatives of PJ SOLOMON and FaegreBD. PJ SOLOMON provided an overview of the retail footwear and sporting goods market segments as a whole, the preliminary proposal from JD Sports and other potential strategic and financial alternatives, including remaining an independent publicly-held company, and presented a preliminary financial analysis of Finish Line. FaegreBD advised the directors on their fiduciary duties in the strategic-review process, including in connection with a potential sale of Finish Line.

Immediately following the October 18 meeting of our board of directors, the Special Committee met with a representative of FaegreBD to discuss the engagement of financial advisers to the Special Committee. At the end of the discussion, the Special Committee determined to engage PJ SOLOMON as its financial adviser, subject to the negotiation of a customary engagement letter. The Special Committee also determined to engage Houlihan Lokey to provide a second fairness opinion with respect to the consideration to be received by the holders of Common Shares in a potential sale of Finish Line (subject to the negotiation of a customary engagement letter), should the Special Committee determine to consider recommending such a transaction. The Special Committee then asked the representatives of PJ SOLOMON to join the meeting to further discuss the proposal from JD Sports and the Special Committee’s possible responses to that proposal. At the end of the discussion, the Special Committee directed PJ SOLOMON to tell Barclays Bank plc (“Barclays”), JD Sports’ financial adviser, that the Special Committee was willing to grant JD Sports a limited period of exclusivity in the belief that Finish Line’s provision of additional non-public information would be expected to cause JD Sports to confirm its proposed valuation of Finish Line. The Special Committee also directed FaegreBD to negotiate an exclusivity agreement with JD Sports on substantially the terms discussed with the Special Committee.

During the meetings of Finish Line’s board of directors and the Special Committee on October 18, 2017, a representative of Sports Direct sent an email to Mr. Eck stating that Sports Direct was seeking confirmation that its short put options were “grandfathered” under Finish Line’s rights plan and reiterating Sports Direct’s desire to engage in discussions with Finish Line regarding a potential commercial relationship. The Special Committee was advised during its meeting of the receipt of this email.

On October 19, 2017, Barclays contacted FaegreBD to introduce a representative of Hughes Hubbard & Reed LLP, which we refer to as “Hughes Hubbard”, advising that Hughes Hubbard would serve as U.S. legal counsel to JD Sports in connection with a potential transaction.

Also on October 19, 2017, during a teleconference among Sports Direct, its counsel Finish Line and FaegreBD, Sports Direct and its counsel told Finish Line that either Sports Direct is exempted from the rights plan or its short put option positions should be “grandfathered.” Such communications also indicated Sports Direct continued to seek “commercial discussions” with Finish Line. Finish Line, through FaegreBD, declined commercial discussions with Sports Direct, noting Finish Line management is focused on other projects directed toward building shareholder value, and advised that Finish Line disagreed with Sports Direct’s interpretation of the rights plan. Nevertheless, FaegreBD indicated Finish Line may be willing to afford special rights plan relief if Sports Direct were to sign a voting agreement undertaking to cooperate with the recommendations of Finish Line’s board of directors.

Following contact by a representative of Hughes Hubbard, representatives of Hughes Hubbard and FaegreBD discussed on October 23, 2017, the import of the reported Sports Direct positions in, and exposure to, Finish Line securities.

On October 24, 2017, counsel for Sports Direct offered to provide a limited voting agreement but advised Finish Line that if Sports Direct’s positions were not accepted by Finish Line, Sports Direct would file suit against Finish Line and “seek a declaratory judgement of the Indiana Court as to whether the short put options would be grandfathered under the original Rights Plan.”

On October 25, 2017, Finish Line entered into a formal engagement letter with PJ SOLOMON confirming the engagement of PJ SOLOMON as financial adviser to the Special Committee in connection with various strategic alternatives, including a potential sale of Finish Line.

On October 27, 2017, counsel for Sports Direct affirmed that Sports Direct intended to file suit in Indiana to seek a declaratory judgment, claiming to have engaged Indiana counsel who was “drafting the complaint.”

On October 30, 2017, representatives of Barnes & Thornburg LLP (“Barnes & Thornburg”), counsel to Finish Line, contacted the representative of the Indiana law firm identified by counsel for Sports Direct and were not able to confirm that such firm had accepted engagement by Sports Direct.

Also on October 30, 2017, Finish Line and JD Sports entered into an agreement providing JD Sports with a period of exclusive negotiation rights through November 29, 2017, which period would automatically be extended through December 14, 2017 if JD Sports were actively pursuing the proposed acquisition of Finish Line in good faith as of November 29, 2017. On October 31, Finish Line provided JD Sports with access to an online data room of customary due diligence materials.

On November 1, 2017, ETX filed an amendment of its Schedule 13G with the SEC reporting that it had sold Finish Line shares reducing its beneficial ownership from approximately 3.9 million Common Shares to approximately 2.9 million (representing approximately 7.3% of Finish Line’s outstanding Common Shares).

Also on November 1, 2017, Sports Direct amended its Schedule 13D filing with the SEC disclosing that it had reduced its beneficial ownership of shares of Finish Line common stock from a number representing approximately 7.91% of Finish Line’s outstanding Common Shares to a number representing approximately 3.7%. In addition, however, Sports Direct disclosed economic exposure to 10,745,581 Common Shares through CFDs (representing, in the aggregate with the shares beneficially owned by Sports Direct, approximately 30.5% of the outstanding shares of Finish Line).

On November 1, 2017, members of Finish Line management, including Messrs. Sato, Wilhelm and Eck, and representatives of each of PJ SOLOMON and Barclays met in person in Chicago and gave a presentation to representatives of JD Sports regarding Finish Line and its strategic initiatives, operations and financial matters.

On November 2, 2017, counsel for Sports Direct advised Barnes & Thornburg that Sports Direct was continuing to work with the Indiana counsel for a potential lawsuit against Finish Line, but emphasized that Sports Direct continued to have interest in commercial discussions with Finish Line for collaboration in the U.S. At Finish Line’s direction, a representative of Barnes & Thornburg responded to counsel for Sports Direct confirming that Finish Line would not engage in such discussions, particularly in view of Sports Direct’s threat of litigation.

On November 10, 2017, Finish Line formally engaged Houlihan Lokey to provide an opinion with respect to the fairness, from a financial point of view, of the consideration to be received by holders of Common Shares pursuant to a third-party acquisition proposal, should the Special Committee determine to consider recommending that alternative.

Also on November 10, 2017, Barnes & Thornburg and a representative of Indiana counsel for JD Sports discussed by telephone the application of Chapter 43 of the Indiana Business Corporation Law to potential transactions between Finish Line and Sports Direct or between Finish Line and JD Sports, respectively, and whether, depending on the underlying facts, Sports Direct, alone or with others, may be or have been a beneficial owner of more than 10% of the Common Shares, becoming an “interested shareholder,” under that law, and therefore barred from engaging in a business combination with Finish Line during a statutory moratorium. The conclusion was that additional information was needed as to the underlying facts.

On November 15, 2017, representatives of Hughes Hubbard delivered an initial draft of the Merger Agreement to representatives of Barnes & Thornburg and FaegreBD.

On November 22, 2017, a representative of Barnes & Thornburg provided to representatives of Hughes Hubbard a revised draft of the Merger Agreement and a proposed transaction timeline for discussion.

On November 29, 2017, Finish Line and JD Sports executed an amendment of the Confidentiality Agreement to provide more specifically for protection of third party data.

On November 30, 2017, representatives of Barnes & Thornburg and FaegreBD, Mr. Eck, and representatives of Hughes Hubbard participated in a teleconference to negotiate legal aspects of the Merger Agreement.

On December 4, 2017, a representative of Hughes Hubbard provided a revised draft of the Merger Agreement to representatives of Barnes & Thornburg and FaegreBD.

On December 5, 2017, the Special Committee held a meeting, which Mr. Sato, Mr. Wilhelm, and Mr. Eck attended along with representatives of PJ SOLOMON, FaegreBD, and Barnes & Thornburg. FaegreBD and Barnes & Thornburg reported to the Special Committee on the status of their negotiation of the Merger Agreement with Hughes Hubbard, noting that the principal open legal issues were the triggering events that could require Finish Line to pay a termination fee or expense reimbursement to JD Sports, the magnitude of such a fee or expense reimbursement, and certain provisions relating to the fiduciary duties of Finish Line’s board of directors following the execution and delivery of the Merger Agreement. PJ SOLOMON discussed the timing of the potential transaction, noting that the exclusivity period previously granted to JD Sports was scheduled to expire on December 14, 2017. Mr. Sato noted that Mr. Cowgill had invited him to a meeting in the United Kingdom the next day to discuss the potential merger. The Special Committee directed Mr. Sato to attend the meeting, asking him to share the Special Committee’s desire for greater certainty regarding the timing of a potential transaction as well as JD Sports’ current views on the valuation of Finish Line. The meeting concluded with Mr. Wilhelm reporting on the preliminary financial results of Finish Line’s recently completed third fiscal quarter.

On December 6, 2017, Mr. Sato met with Mr. Cowgill in Manchester, United Kingdom. During the meeting, Mr. Sato answered a wide variety of financial and operational due diligence questions, and Messrs. Sato and Cowgill discussed general industry conditions and trends.

On December 8, 2017, the Special Committee held a meeting, which Messrs. Sato, Wilhelm, and Eck attended along with representatives of PJ SOLOMON and FaegreBD. Mr. Sato reported on his December 6 meeting with Mr. Cowgill and on the likely timing for a potential transaction and a firmer indication of value from JD Sports.

Mr. Sato and Mr. Cowgill had further telephone calls on December 12 and December 13, 2017, during which Mr. Sato responded to further due diligence questions from Mr. Cowgill.

On December 13, 2017, a representative of Barnes & Thornburg provided a revised draft of the Merger Agreement to Hughes Hubbard. The draft reflected that material open legal issues generally revolved around the size of, and triggers for, the termination fee that would be payable to JD Sports if Finish Line were to accept an unsolicited superior offer after signing of the Merger Agreement. Mr. Carmichael reported to the full board of directors on the status of discussions with JD Sports, noting imminent expiration of the JD Sports exclusivity agreement and the absence of any firm proposal.

On December 14, 2017, the Special Committee held a meeting, which Messrs. Sato, Wilhelm, and Eck attended along with representatives of PJ SOLOMON, FaegreBD, and Barnes & Thornburg. Mr. Sato reported on the timing of the potential transaction and on the status of JD Sports’ due diligence investigation. Representatives of PJ SOLOMON discussed certain illustrative financial analyses. The Special Committee instructed Mr. Sato to contact Mr. Cowgill to inquire about JD Sports’ plans and proposed timing in view of the expiration of the exclusivity period. Later that day, Mr. Sato called Mr. Cowgill to discuss the status of JD Sports’ plans and timing. At the end of that day, Finish Line’s exclusivity agreement with JD Sports expired and was not extended by the parties.

On December 15, 2017, Mr. Cowgill called Mr. Sato to provide further clarification from JD Sports’ board of directors regarding anticipated transaction timing.

After the period of exclusivity with JD Sports lapsed, the Special Committee, after hearing from PJ SOLOMON, decided not to contact other potential bidders. PJ SOLOMON advised Finish Line on a number of strategic opportunities and initiatives over recent years and was very familiar with Finish Line, its industry and potential strategic partners, as well as potential private equity investors. The Special Committee determined that there were unlikely to be alternative bidders that would be both viable and competitive with the transaction being proposed by JD Sports. In addition, notwithstanding public speculation in the media that Finish Line was in merger talks, no inquiries had been forthcoming from any other potential bidder. The Special Committee was also concerned that a broader marketing process might create concern among Finish Line’s key suppliers, which could be detrimental to Finish Line.

On December 19, 2017, Sports Direct filed an amendment of its Schedule 13D with the SEC reporting the sale of options (granting third parties the right to buy shares from Sports Direct) for 1,480,000 shares (representing approximately 3.7% of Finish Line’s outstanding shares).

Mr. Sato called Mr. Cowgill on December 20, 2017 to request a further update on JD Sports’ progress toward a more formal offer and planning considerations. JD Sports is listed on the London Stock Exchange and thus subject to the UK Listing Rules. The proposed transaction, because of the size of the acquisition of Finish Line in relation to JD Sports, would be a Class 1 transaction under the UK Listing Rules and would therefore be subject to, among other things, approval of the shareholders of JD Sports by simple majority of votes cast in favor of the transaction. Finish Line requested that Pentland, majority shareholder of JD Sports, would deliver an irrevocable undertaking to JD Sports to vote its JD Sports shares in favor of the transaction at the JD Sports shareholder meeting that would vote on the transaction. In connection therewith, Mr. Cowgill offered to arrange a meeting between Mr. Sato and Mr. Rubin to occur in Florida in early January to obtain greater insight into whether Pentland had views of the proposed transaction.

On December 21, 2017, Finish Line reported its earnings for its recently-completed third fiscal quarter. Finish Line’s closing stock price on that date was $13.20 per share, up from $11.69 at the close of the prior day.

On January 3, 2018, Mr. Sato met in Florida with Mr. Rubin to discuss Finish Line’s perspective on the proposed transaction. Without engaging in any specific discussion, Mr. Rubin stated that he continued to support the proposed acquisition of Finish Line by JD Sports, despite the recent increase in Finish Line’s stock price, but he also noted a desire to avoid JD Sports taking on too much debt in connection with an acquisition. Mr. Sato suggested that representatives of Finish Line and of JD Sports analyze potential structures for financing the acquisition, including the possible use of untapped debt capacity at Finish Line. Later that day, Mr. Sato called Mr. Cowgill to relay the substance of Mr. Sato’s meeting with Mr. Rubin.

On January 4, 2018, Mr. Wilhelm and representatives of PJ SOLOMON had a telephone call with representatives of JD Sports to discuss possible financing structures to facilitate the potential acquisition.

Mr. Sato called Mr. Cowgill on January 10, 2018, to obtain an update on JD Sports’ progress toward making a formal offer for Finish Line.

On January 11, 2018, the Special Committee held a meeting, which Messrs. Sato, Wilhelm, and Eck attended along with representatives of PJ SOLOMON, FaegreBD, and Barnes & Thornburg. Mr. Sato reported on his recent discussions with Messrs. Rubin and Cowgill, and Mr. Wilhelm and representatives of PJ SOLOMON reported on the progress that JD Sports had made on financing of the potential acquisition.

Beginning in late September 2017, Mr. Eck and Mr. Wilhelm received and responded, from time to time, to routine investor phone and email inquiries from Liam Rowley, Sports Direct’s director of strategic investment. On January 18, 2017, Mr. Rowley visited Finish Line in Indianapolis. Mr. Eck and Mr. Wilhelm met him for lunch and toured a local Finish Line store. Discussions were limited to publicly available information.

On January 23, 2018, Mr. Cowgill telephoned Mr. Sato and informed him that the board of directors of JD Sports had affirmed continued support for the potential transaction.    Mr. Sato posed clarifying questions regarding JD Sports’ expectations in terms of timing. Mr. Cowgill phoned Mr. Sato on January 26, 2018, to clarify JD Sports’ expectations after conferring with JD Sports’ board of directors and Mr. Rubin.

On February 2, 2018, Finish Line’s board of directors held a meeting, which Messrs. Wilhelm and Eck attended along with representatives of FaegreBD and Barnes & Thornburg. During the meeting, Messrs. Carmichael and Sato gave an update regarding JD Sports’ due diligence investigation of Finish Line, including a series of in-person diligence meetings planned to occur in Indianapolis during the week of February 5.

During the last week of January and the first two weeks of February 2018, Barnes & Thornburg, FaegreBD and Hughes Hubbard continued negotiations on the Merger Agreement and other transaction documentation. On February 5, 2018, representatives of JD Sports, Hughes Hubbard, Barnes & Thornburg, FaegreBD and Mr. Eck met in Indianapolis to negotiate open issues under the Merger Agreement and ancillary documents. During the week of February 5, 2018, representatives of JD Sports and Barclays held a number of due diligence meetings with Finish Line’s executive officers and their advisors in Indianapolis. On February 7, 2018 Mr. Sato and Mr. Wilhelm met with Mr. Cowgill and other representatives of JD Sports to respond to due diligence questions and to review the fourth quarter fiscal 2018 financial projection. On February 13, 2018, internal counsel for JD Sports communicated a number of comments on Finish Line’s most recent draft of the Merger Agreement to Mr. Eck.

On February 16, 2018, JD Sports, citing concerns regarding Finish Line’s financial performance for its fiscal 2018 fourth quarter currently underway and the ability of Finish Line to meet management’s financial projections for its fiscal year ending February 2018, sent a revised non-binding written indication of interest to acquire Finish Line at price of $11.50 per share and proposing that the definitive Merger Agreement would contain a termination fee payable to JD Sports equal to 5% of the transaction value in certain circumstances. Finish Line’s closing stock price on that date was $10.15 per share.

On the instructions of the Special Committee, between February 17 and 19, 2018, representatives of PJ SOLOMON held a number of calls with Mr. Cowgill to discuss JD Sports’ revised proposal. The PJ SOLOMON representatives advised Mr. Cowgill that the Special Committee did not find the proposal a suitable basis for continued discussions. In response, Mr. Cowgill expressed a willingness to discuss potential improvements in the proposed valuation of Finish Line.

On February 20, 2018, Sports Direct filed an amendment to its Schedule 13D with the SEC reporting acquisition of 1,000,000 Common Shares upon exercise of short put options, raising its direct ownership percentage to 3,972,100 Common Shares (representing approximately 9.9% of Finish Line’s outstanding shares). In addition, Sports Direct disclosed an economic interest in 8,856,181 Common Shares through CFDs (representing, in the aggregate with the shares beneficially owned by Sports Direct, approximately 31.8% of the outstanding shares of Finish Line).

On February 22, 2018, the Special Committee held a meeting, which Messrs. Sato and Wilhelm attended along with representatives of PJ SOLOMON and FaegreBD. Messrs. Sato and Wilhelm reported on Finish Line’s recent financial performance in the current fourth fiscal quarter and on management’s revised preliminary financial projections for the fiscal year ending February 2019. Representatives of PJ SOLOMON analyzed JD Sports’ February 16 proposal in the context of certain illustrative financial analyses. At the conclusion of the discussions, the Special Committee directed PJ SOLOMON to make a counter proposal to JD Sports for the acquisition of Finish Line at $13.75 per share and a termination fee of 3% of the transaction value. A representative of PJ SOLOMON conveyed the counterproposal to Mr. Cowgill by telephone later that day. Finish Line’s closing stock price on that date was $10.35 per share.

On February 28, 2018, Mr. Cowgill called PJ SOLOMON to gauge the Special Committee’s willingness to consider a revised proposal of $12.50 per share. The representatives of PJ SOLOMON indicated their belief that the Special Committee would not look favorably upon that valuation.

On March 5, 2018, Mr. Cowgill called PJ SOLOMON to state that the board of directors of JD Sports may be willing to consider a revised proposal of $12.50 to $12.75 per share. Based on directions provided by the Special Committee, the representatives of PJ SOLOMON indicated that the Special Committee would expect JD Sports to offer no less than the low end of the range that JD proposed in its initial indication of interest on October 16, 2017.

On March 6, 2018, Mr. Cowgill called PJ SOLOMON to state that the board of directors of JD Sports had authorized him to convey a revised offer of $13.00 per share. Finish Line’s closing stock price on that date was $10.95 per share.

On March 7, 2018, the Special Committee held a meeting, which Messrs. Sato, Wilhelm, and Eck attended along with representatives of PJ SOLOMON, Houlihan Lokey, and FaegreBD. Mr. Wilhelm reported on Finish Line’s preliminary financial results for its recently-completed fourth fiscal quarter and on management’s revised preliminary financial projections for the fiscal year ending February 2019. Representatives of PJ SOLOMON analyzed JD Sports’ March 6 proposal in the context of certain illustrative financial analyses. At the conclusion of the discussions, the Special Committee directed PJ SOLOMON to make a final counter proposal to JD Sports for the acquisition of Finish Line at $13.50 per share, a termination fee of 4% of the transaction value, and a deadline for JD Sports to accept the Special Committee’s proposal no later than March 9. PJ SOLOMON conveyed the Special Committee’s counter proposal to Mr. Cowgill later that day. Finish Line’s closing stock price on that date was $10.46 per share.

Between March 8 and March 19, 2018, there were frequent communications between PJ SOLOMON and Mr. Cowgill and, secondarily, representatives of Barclays, by telephone and email regarding the status of JD Sports’ evaluation of Finish Line’s counterproposal and to respond to questions from JD Sports.

On March 19, 2018, Mr. Cowgill called PJ SOLOMON to state that the board of directors of JD Sports had authorized him to convey a revised offer of $13.50 per share so long as the definitive Merger Agreement would contain a termination fee payable to JD Sports equal to 5% of the transaction value. Finish Line’s closing stock price on that date was $10.36 per share.

Between March 19 and 24, 2018, after consultation with Mr. Carmichael, Finish Line, Barnes & Thornburg and FaegreBD reengaged with JD Sports and Hughes Hubbard on the negotiation and preparation of the Merger Agreement and the other transaction documents. During this period, with the authorization of the Special Committee, Finish Line’s management discussed employee incentive arrangements and communication plans relating to the transaction announcement with JD Sports management. Finish Line also provided JD Sports with additional confirmatory diligence information that had previously been withheld due to its commercially sensitive nature.

On March 21, 2018 Mr. Sato and Mr. Wilhelm reviewed and presented to the board of directors a financial projection for fiscal year 2018, 2019, 2020 and 2021. The board of directors approved the three-year plan as presented. See “Certain Projected Financial Information” beginning on page 62.

After initial discussions as to whether Pentland would be willing to deliver the aforementioned irrevocable undertaking, counsel for JD Sports in a teleconference with counsel for Finish Line advised on March 23, 2018 that Pentland would be willing to do so, provided that its voting obligations would not apply in the event the JD Sports board of directors changed its recommendation to vote in favor of the transaction. Following discussion by counsel to JD Sports and counsel to Finish Line, the Special Committee deliberated and objected to Pentland’s proposed qualification. PJ SOLOMON so advised JD Sports.

On March 24, 2018, Finish Line’s board of directors and the Special Committee held a joint meeting, which Messrs. Wilhelm and Eck attended along with representatives of PJ SOLOMON, Houlihan Lokey, Barnes & Thornburg, and FaegreBD. Representatives of Barnes & Thornburg and FaegreBD summarized the material terms and conditions of the Merger Agreement and related ancillary documents and advised the directors regarding their fiduciary duties in the context of a sale of Finish Line. Representatives of PJ SOLOMON reviewed and discussed their financial analyses and representatives of Houlihan Lokey reviewed and discussed their preliminary financial analyses (taking into account market conditions as of March 22, 2018) with respect to the $13.50 per-share consideration offered by JD Sports with the Special Committee and the board of directors. The board of directors and the Special Committee discussed the proposed merger and the Merger Agreement (including Pentland’s proposed qualification of its irrevocable undertaking) in light of the prospects of Finish Line continuing as a stand-alone public company. At the conclusion of the discussion, Finish Line’s board of directors and the Special Committee directed Finish Line’s legal advisers to confirm to JD Sports that, in order to be willing to enter into the Merger Agreement and to recommended approval of the Merger Agreement to Finish Line’s shareholders, they would require JD Sports to deliver to Finish Line an irrevocable undertaking from Pentland to the effect that it would vote its JD Sports shares in favor of the transaction and against any resolution, proposal or motion that the approval of the transaction by the shareholders of JD Sports be withdrawn or otherwise not be voted on, without the aforementioned qualification of such voting obligations requested by Pentland. Moreover, Finish Line’s board of directors and the Special Committee directed Finish Line’s legal advisers to finalize the Merger Agreement and related documents on the terms directed by the Board and the Special Committee, in order to be prepared should Pentland agree to concede the requested qualification of its voting obligations. In a teleconference, JD Sports, its counsel and counsel to Finish Line further discussed the request by Finish Line’s board of directors and the Special Committee with respect to the irrevocable undertaking.

On Sunday, March 25, 2018, at the request of the boards of directors of JD Sports and Finish Line and the Special Committee, Pentland agreed to deliver the irrevocable undertaking without the aforementioned qualification. JD Sports advised PJ SOLOMON of this outcome. Barnes & Thornburg and FaegreBD worked with Hughes Hubbard to finalize the Merger Agreement and related documents on the terms directed by Finish Line’s board of directors and the Special Committee. Later that day, Finish Line’s board of directors and the Special Committee held a joint meeting, which Messrs. Wilhelm and Eck attended along with representatives of PJ SOLOMON, Houlihan Lokey, Barnes & Thornburg, and FaegreBD. At the meeting:

•	Barnes & Thornburg and FaegreBD summarized the resolution of the final terms and conditions of the Merger Agreement and related documents.

•	Representatives of PJ SOLOMON delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated March 25, 2018, to the Special Committee that, as of that date and based upon and subject to various assumptions and limitations described therein, the Merger Consideration to be paid to the holders of Common Shares (other than JD Sports and its affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

•	Representatives of Houlihan Lokey reviewed and discussed its financial analyses (which had been updated to reflect market closing prices as of March 23, 2018) with the Special Committee and the board of directors. Thereafter, at the request of the Special Committee, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 25, 2018), as to the fairness from a financial point of view of the consideration to be received by the holders of Common Shares (other than JD Sports and its affiliates) in the merger pursuant to the Merger Agreement.

Following those reports:

•	The Special Committee unanimously recommended that Finish Line’s full board of directors adopt the Merger Agreement and approve the execution, delivery and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated by the Merger Agreement.

•	The compensation committee of Finish Line’s board of directors unanimously approved the acceleration and cash-out of Finish Line’s equity awards, as contemplated by the Merger Agreement.

•	Finish Line’s board of directors unanimously (1) determined that it is fair to and in the best interests of Finish Line and Finish Line’s shareholders and advisable to enter into the Merger Agreement and to consummate the merger and the other transactions contemplated thereby; (2) adopted the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated thereby or necessary or advisable in connection therewith; (3) recommended approval of the Merger Agreement by Finish Line’s shareholders; (4) directed that the Merger Agreement be submitted to Finish Line’s shareholders for their approval; and (5) adopted an amendment to the rights plan to ensure that the Merger Agreement, the merger or any other transaction contemplated thereunder would not trigger the rights plan.

The parties executed the Merger Agreement in the evening of March 25, 2018, and JD Sports and Finish Line each issued a press release early on Monday, March 26, 2018, announcing the parties’ entry into the Merger Agreement. In a separate news release early on Monday, March 26, 2018, Finish Line also announced preliminary fourth quarter and full year results for fiscal 2018.

Finish Line’s Reasons for the Merger; Recommendation of Finish Line’s Board of Directors

In evaluating the Merger Agreement, the proposed merger, and the other transactions contemplated by the Merger Agreement, Finish Line’s board of directors and Special Committee consulted with Finish Line’s senior management, outside legal counsel, and PJ SOLOMON, its outside financial advisor. At a meeting held on March 25, 2018, Finish Line’s board of directors unanimously determined that the Merger Agreement is advisable, fair, and in the best interests of Finish Line, its shareholders, and other important constituents. Accordingly, the board adopted and approved the Merger Agreement and unanimously recommends that Finish Line’s shareholders vote “FOR” the approval of the Merger Agreement and the merger.

In recommending that Finish Line’s shareholders vote their Common Shares in favor of the proposal to approve the Merger Agreement, Finish Line’s board of directors and the Special Committee also considered a number of factors potentially weighing in favor of the merger, including the following (which are not presented in order of relative importance):

•

The belief of Finish Line’s board of directors and the Special Committee, after a thorough review of Finish Line’s current and historical financial condition, results of operations, prospects, business strategy, competitive position, industry, properties and assets, including the potential impact of those factors on the trading price of Finish Line’s Common Shares (which cannot be quantified numerically), and discussions with Finish Line’s senior management and PJ SOLOMON, its outside financial advisor, and legal counsel, that the value offered to Finish Line’s shareholders pursuant to the Merger Agreement is more favorable to Finish Line’s shareholders than the potential value that might have resulted from the possible alternatives to the merger, including continuing execution of Finish Line’s current strategy as an independent public company.

•	Finish Line’s business plan and related financial projections and the ability to execute long-term, high-potential opportunities, the risks and uncertainties in executing on its business strategy and achieving such financial projections and opportunities and the “risk factors” set forth in Finish Line’s Form 10-K for the fiscal year ended February 25, 2017.

•	The challenges and risks that Finish Line has faced, and would likely continue to face, if it remained an independent company, including:

•	competitive pressures and industry trends in the shoe, apparel and accessory retail business;

•	dependence on concentrated relationships with suppliers, including major athletic brands, and the shifting focus and priorities of these suppliers to expand direct to consumer distribution;

•	exposure to shopping mall environments with declining traffic patterns;

•	increased need for significant investment in its stores, digital capabilities and infrastructure;

•	the additional costs and burdens involved with being an independent U.S. public company; and

•	the volatility in Finish Line’s financial performance resulting from various factors, including the factors described above.

•	The relationship of the Merger Consideration to the historic trading ranges of Finish Line’s Common Shares and the potential trading range of the Common Shares absent announcement of the Merger Agreement, and the possibility that absent such announcement it could take a considerable period of time before Finish Line’s Common Shares would trade at a price in excess of the Merger Consideration on a present-value basis, including considering the fact that the Merger Consideration constitutes:

•	a premium of approximately 28.0% over the closing price of $10.55 per share of Finish Line’s Common Shares on March 23, 2018, the last trading date before the Merger Agreement was executed; and

•	a premium of approximately 13.3% over the volume-weighted average price per share of Finish Line’s Common Shares over the 90-day period ended on March 23, 2018, the last trading date before the Merger Agreement was executed.

•	Finish Line’s board of directors and the Special Committee’s belief that the Merger Consideration was the best price reasonably attainable for Finish Line’s shareholders, considering:

•	the absence of interest in acquiring Finish Line on terms competitive with the proposals made by JD Sports, despite media reports speculating about a potential transaction in advance of its announcement;

•	the relationship between the Merger Consideration proposed by JD Sports from a range of $13.00 to $14.50 per share at the time of its initial indication of interest on October 16, 2017 and the price of $13.50 per share reflected in its final offer on March 19, 2018, despite a deterioration of Finish Line’s performance over that time period and concerns identified by JD Sports as a result of the due diligence it conducted after its initial indication of interest; and

•	the belief of Finish Line’s board of directors and the Special Committee, based on the extent and nature of the negotiations, that the price to be paid by JD Sports is the highest price per share that

JD Sports was willing to pay and that the terms and conditions of the Merger Agreement were, in the view of the Special Committee and Finish Line’s board of directors, the most favorable to Finish Line and its shareholders to which JD Sports was willing to agree.

•	The fact that the all-cash Merger Consideration will provide certainty of value and liquidity to Finish Line’s shareholders, while eliminating long-term business and execution risk.

•	The oral opinion, provided to the Special Committee at its meeting on March 25, 2018 by representatives of PJ SOLOMON and subsequently confirmed in writing, that, as of that date, and based upon and subject to the various assumptions and limitations described therein, the Merger Consideration to be paid to the holders of Finish Line Common Shares (other than JD Sports and its affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The opinion of PJ SOLOMON is more fully described below under “Opinions of the Finish Line Special Committee’s Financial Advisors” on page 46, and the full text of such written opinion is attached hereto as Appendix B.

•	The financial analysis reviewed by Houlihan Lokey with the Special Committee and the board of directors as well as the oral opinion of Houlihan Lokey rendered to the special committee on March 25, 2018 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 25, 2018), as to the fairness from a financial point of view of the consideration to be received by the holders of Finish Line Common Shares (other than JD Sports and its affiliates) in the merger pursuant to the Merger Agreement. The opinion of Houlihan Lokey is more fully described below under “Opinions of the Finish Line Special Committee’s Financial Advisors” on page 46, and the full text of such written opinion is attached hereto as Appendix C.

•	The likelihood that the merger would be completed based on, among other things:

•	the board of directors’ and the Special Committee’s belief that there are not likely to be significant antitrust or other regulatory impediments to the closing;

•	the agreement of JD Sports to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to the Merger Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the Merger Agreement, subject to certain exceptions;

•	the fact that JD Sports had already obtained (i) preliminary comments on its shareholder circular from the United Kingdom Listing Authority and (ii) the irrevocable undertaking made by Pentland, effectively ensuring that JD Sports would timely obtain the necessary approval of its shareholders for the merger;

•	the board of directors’ and the Special Committee’s belief that the outside date provisions of the Merger Agreement allow for sufficient time to complete the merger;

•	the fact that the conditions to the closing of the merger are specific and limited in scope and that the definition of “Company Material Adverse Effect” in the Merger Agreement contains certain carve-outs that make it less likely that adverse changes in Finish Line’s business between announcement and closing of the merger will provide a basis for JD Sports to refuse to consummate the merger;

•	the board of directors’ and the Special Committee’s perception that JD Sports is willing to devote the resources necessary to complete the merger in an expeditious manner;

•	the fact that there is no financing condition to the completion of the merger in the Merger Agreement; and

•	the representation of JD Sports that it has, through a combination of cash on hand and access to financing, all funds necessary for the payment of the aggregate Merger Consideration.

•	The view of Finish Line’s board of directors and the Special Committee that the terms of the Merger Agreement would not preclude or unreasonably restrict a superior offer from another party, considering:

•	the board of directors’ right under the Merger Agreement to respond to third parties submitting unsolicited written acquisition proposals by providing non-public information, and to engage in negotiations or substantive discussions with any such person, if the foregoing is subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement and the board of directors, prior to taking any such actions, notifies JD Sports thereof and determines in good faith (after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation) that, taking into account all legal, financial, regulatory, financing, conditionality, timing and other aspects of the proposal, such proposal is or is reasonably likely to lead to a proposal that is more favorable to Finish Line’s shareholders from a financial point of view than the proposed merger;

•	Finish Line’s ability to terminate the Merger Agreement to enter into an alternative acquisition agreement that the board of directors determines to be a superior proposal, subject to certain conditions, including JD Sports’ matching right and payment of a termination fee to JD Sports; and

•	the belief of Finish Line’s board of directors and the Special Committee that the termination fee of $28 million, or approximately 5% of the equity value of Finish Line, is reasonable in light of, among other things, the benefits of the proposed merger to Finish Line’s shareholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers.

•	The other terms of the Merger Agreement.

•	The fact that the merger is subject to approval by Finish Line’s shareholders, and the right of Finish Line’s board of directors, under certain circumstances, to withhold, qualify, or adversely amend or modify its recommendation that Finish Line’s shareholders approve the Merger Agreement.

•	The fact that the Merger Agreement was unanimously approved by the Special Committee, which is composed of independent directors who are not affiliated with JD Sports or its affiliates and are not employees of Finish Line or any of its subsidiaries, and which received advice from PJ SOLOMON and its own legal counsel in evaluating, negotiating and recommending the terms of the Merger Agreement.

In their deliberations concerning the merger and the other transactions contemplated by the Merger Agreement, Finish Line’s board of directors and the Special Committee also considered and balanced against the factors potentially weighing in favor of the merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the merger, including the following (not necessarily in order of relative importance):

•	The fact that the merger would preclude Finish Line’s shareholders from having the opportunity to realize the potential long-term value of the successful execution of Finish Line’s current strategy as an independent public company or to otherwise participate in any future earnings or growth or in any future appreciation in value of Finish Line Common Shares.

•	The fact that receipt of the all-cash Merger Consideration would be taxable to Finish Line’s shareholders that are treated as U.S. holders for U.S. federal income tax purposes (or taxable under the laws of any other jurisdiction to which any Finish Line shareholder might be subject).

•	The fact that, under specified circumstances, Finish Line may be required to pay fees and expenses in the event the Merger Agreement is terminated and the effect this could have on Finish Line, including:

•	the possibility that the $28 million termination fee or the up to $5.6 million of expense reimbursements payable by Finish Line to JD Sports upon the termination of the Merger

Agreement under certain circumstances could discourage other potential acquirors from making a competing proposal, although Finish Line’s board of directors and the Special Committee believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring Finish Line; and

•	whether or not the merger is consummated, Finish Line will generally be required to pay its own expenses associated with the Merger Agreement and the transactions contemplated thereby.

•	The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt Finish Line’s business operations.

•	The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to Finish Line’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and customers.

•	The restrictions in the Merger Agreement on Finish Line’s ability to actively solicit competing bids to acquire it.

•	The restrictions on Finish Line’s conduct of business prior to completion of the merger, which could delay or prevent Finish Line from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the merger, whether or not the merger is completed.

•	The fact that, while Finish Line expects the merger to be consummated if the merger proposal is approved by Finish Line’s shareholders, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied.

•	The risks and potential delays related to the financing of the merger.

•	The terms of the Merger Agreement that limit Finish Line’s remedies if JD Sports fails to complete the merger when required to do so, whether as a result of a failure of its financing or otherwise, unless JD Sports is in willful breach.

•	The fact that the market price of Finish Line’s Common Shares could be affected by many factors, including: (i) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Finish Line; (ii) the possibility that, as a result of the termination of the Merger Agreement, possible acquirors may consider Finish Line to be a less attractive acquisition candidate; and (iii) the possible sale of Finish Line’s Common Shares by short-term investors following an announcement that the Merger Agreement was terminated.

•	The fact that certain of Finish Line’s directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of Finish Line’s shareholders. Finish Line’s board of directors and the Special Committee were made aware of and considered these interests; for more information about such interests, see below under the heading “– Interests of Finish Line’s Directors and Executive Officers in the Merger.”

•	The fact that the completion of the merger would require expiration of the waiting period under applicable antitrust laws of the United States (the waiting period was terminated early on April 16, 2018).

•	The absence of dissenters’ rights for Finish Line’s shareholders under Indiana law.

After taking into account all of the factors set forth above, as well as others, Finish Line’s board of directors and the Special Committee concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to Finish Line’s shareholders.

The foregoing discussion of factors considered by Finish Line’s board of directors and the Special Committee is not intended to be exhaustive, but summarizes the material factors considered by the board of directors and the Special Committee. In light of the variety of factors considered in connection with their evaluation of the merger, the board of directors and the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the board of directors and the Special Committee applied his or her own personal business judgment to the process and may have given different weight to different factors. The board of directors and the Special Committee did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The board of directors and the Special Committee based their recommendations on the totality of the information presented, including thorough discussions with, and questioning of, Finish Line’s senior management, PJ SOLOMON and legal counsel. It should be noted that this explanation of the reasoning of the board of directors and the Special Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statements Concerning Forward-Looking Information” beginning on page 19.

Negotiations, Transactions, or Material Contacts

Except as set forth above or elsewhere in this proxy statement, neither JD Sports nor Merger Sub, nor any of their respective directors, executive officers, or other affiliates, had any negotiations, transactions, or material contacts with Finish Line or any of our directors, executive officers, or other affiliates during the past two years that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Opinions of the Finish Line Special Committee’s Financial Advisors

PJ SOLOMON

Pursuant to an engagement letter dated October 25, 2017, the Special Committee retained PJ SOLOMON to act as a financial and strategic advisor to the Special Committee in connection with the merger. PJ SOLOMON is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The Special Committee selected PJ SOLOMON to act as a financial and strategic advisor to it in connection with the merger on the basis of PJ SOLOMON’s experience in transactions similar to the merger, its reputation in the investment community, and its familiarity with Finish Line’s industry and business, among other things.

On March 25, 2018, at a joint meeting of the Special Committee and the board held to evaluate the merger, PJ SOLOMON delivered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 25, 2018, to the effect that, as of the date of PJ SOLOMON’s opinion and based upon and subject to various assumptions and limitations described in its opinion, the per share Merger Consideration proposed to be received by the holders of Common Shares (other than JD Sports and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders. PJ SOLOMON’s opinion was addressed to the Special Committee and provided for the information and assistance of the Special Committee (in its capacity as such) and, and the request of the Special Committee, the board (in its capacity as such) in connection with their consideration of the merger.

The full text of PJ SOLOMON’s written opinion, which sets forth the assumptions made, procedures followed, matters considered, limitations on and scope of the review by PJ SOLOMON in rendering PJ SOLOMON’s opinion, is attached as Appendix B and is incorporated herein by reference. PJ SOLOMON’s opinion was directed only to the fairness of the per share Merger Consideration proposed to be received by the holders of Common Shares (other than JD Sports and its affiliates) pursuant to the Merger Agreement from a financial point of view, was provided for the information of the Special Committee and the board in connection with their evaluation of the merger, did not address any other aspect of the merger and did not express any opinion or view as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Finish Line or in which Finish Line might engage or as to Finish Line’s underlying business decision to proceed with or effect the merger. PJ SOLOMON’s opinion also expressed no opinion or recommendation as to how any holder of Common Shares should vote or act in connection with the merger or any related matter. The summary of PJ SOLOMON’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Common Shares are urged to read PJ SOLOMON’s opinion carefully and in its entirety. PJ SOLOMON has consented to the inclusion of PJ SOLOMON’s opinion in this proxy statement.

In arriving at its opinion, PJ SOLOMON, among other things:

•	reviewed certain publicly available financial statements and other information of Finish Line;

•	reviewed certain internal financial statements and other financial and operating data concerning Finish Line prepared and provided to PJ SOLOMON by the management of Finish Line and approved for PJ SOLOMON’s use by Finish Line;

•	reviewed certain financial projections for Finish Line prepared and provided to PJ SOLOMON by the management of Finish Line and approved for PJ SOLOMON’s use by Finish Line;

•	discussed the past and current operations, financial condition and prospects of Finish Line with management of Finish Line;

•	reviewed the reported prices and trading activity of the Common Shares;

•	compared the financial performance and condition of Finish Line and the reported prices and trading activity of the Common Shares with that of certain other publicly traded companies that PJ SOLOMON deemed relevant;

•	reviewed publicly available information regarding the financial terms of certain transactions that PJ SOLOMON deemed relevant, in whole or in part, to the merger;

•	participated in certain discussions among management and other representatives of each of JD Sports and Finish Line;

•	reviewed a draft, dated March 22, 2018, of the Merger Agreement; and

•	performed such other analyses and reviewed such other material and information as PJ SOLOMON deemed appropriate.

PJ SOLOMON assumed and relied upon the accuracy and completeness of the information reviewed by PJ SOLOMON for the purposes of its opinion and PJ SOLOMON did not assume any responsibility for independent verification of such information and relied on such information being complete and correct. PJ SOLOMON relied on assurances of the management of Finish Line that they were not aware of any facts or circumstances that would make information provided by or on behalf of Finish Line inaccurate or misleading in any respect material to PJ SOLOMON’s opinion. With respect to the financial projections, PJ SOLOMON assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Finish Line of the future financial performance of Finish Line. PJ SOLOMON expressed no views as to the reasonableness of any such financial projections or the assumptions on which they are based. PJ SOLOMON did not conduct a physical inspection of the facilities or property of Finish Line. PJ SOLOMON did not assume any responsibility for or perform any independent valuation or appraisal of the assets or liabilities of Finish Line, nor was PJ SOLOMON furnished with any such valuation or appraisal. Furthermore, PJ SOLOMON did not consider any tax, accounting or legal effects of the merger or the transaction structure on any person or entity.

PJ SOLOMON assumed that the final form of the merger agreement would be substantially the same as the last draft reviewed by PJ SOLOMON and would not vary in any respect material to PJ SOLOMON’s analysis.

PJ SOLOMON also assumed that the merger would be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration to be paid to the holders of Common Shares in the merger), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Finish Line or the contemplated benefits of the merger. PJ SOLOMON further assumed that all representations and warranties set forth in the Merger Agreement were true and correct as of all the dates made or deemed made and that all parties to the Merger Agreement will comply with all covenants of such parties thereunder. PJ SOLOMON noted that under the terms of the Merger Agreement, Finish Line is permitted to declare a quarterly dividend in an amount not to exceed $0.115 per Common Share on or about April 19, 2018, and at Finish Line’s direction PJ SOLOMON assumed for purposes of its analysis that Finish Line will declare and pay such $0.115 per Common Share quarterly dividend.

PJ SOLOMON’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to PJ SOLOMON as of, March 25, 2018. In particular, PJ SOLOMON did not express any opinion as to the prices at which the Common Shares may trade at any future time or as to the impact of the merger on the solvency or viability of Finish Line, JD Sports, or Merger Sub or the ability of Finish Line, JD Sports, or Merger Sub to pay their respective obligations when they come due. Furthermore, PJ SOLOMON’s opinion did not address Finish Line’s underlying business decision to undertake the merger, and PJ SOLOMON’s opinion did not address the relative merits of the merger as compared to any alternative transactions or business strategies that might be available to Finish Line. PJ SOLOMON’s opinion did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise except as expressly identified therein.

In arriving at its opinion, PJ SOLOMON was not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving Finish Line or any of its assets and was not authorized to evaluate and did not evaluate any other merger or other business combination transaction involving Finish Line or any other strategic or financial transaction.

The following summarizes the significant financial analyses performed by PJ SOLOMON and provided to, and reviewed with, the Special Committee and the board on March 25, 2018, in connection with the delivery of PJ SOLOMON’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand PJ SOLOMON’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of PJ SOLOMON’s financial analyses. The following summary, however, does not purport to be a complete description of the financial analyses performed by PJ SOLOMON, nor does the order of analyses described represent relative importance or weight given to those analyses by PJ SOLOMON. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 23, 2018, and is not necessarily indicative of current market conditions. Certain of the financial analyses constitute or are based upon forward-looking statements. See “Cautionary Statements Concerning Forward-Looking Information” elsewhere in this proxy statement.

Historical Finish Line Share Trading Analysis

PJ SOLOMON reviewed the historical trading prices and volumes for the Common Shares for the 52-week period ending March 23, 2018, the last full trading day before the announcement of the merger agreement. In addition, PJ SOLOMON analyzed the consideration to be paid to holders of Common Shares pursuant to the Merger Agreement in relation to, among other things, (i) the closing price per Common Share as of March 23, 2018, (ii) the closing price per Common Share on October 13, 2017, the last full trading day before JD Sports submitted its indication of interest to acquire Finish Line on October 16, 2017, (iii) the highest closing price per

Common Share for the 52-week period ending March 23, 2018, (iv) the lowest closing price per Common Share for the 52-week period ending March 23, 2018, (v) the 30-calandar-day volume weighted average price per Common Share for the period ending March 23, 2018, (vi) the 60-calandar-day volume weighted average price per Common Share for the period ending March 23, 2018, and (vii) the 90-calandar-day volume weighted average price per Common Share for the period ending March 23, 2018.

This analysis indicated that the price per Common Share to be paid to holders of Common Shares pursuant to the merger agreement represented:

•	a premium of 28.0% based on the closing price per Common Share as of March 23, 2018 of $10.55;

•	a premium of 30.8% based on the closing price per Common Share as of October 13, 2017 of $10.32;

•	a discount of 16.8% based on the closing price per Common Share as of May 10, 2017 of $16.23, which was the highest closing price for the 52-week period ending March 23, 2018;

•	a premium of 63.8% based on the closing price per Common Share as of August 30, 2017 of $8.24, which was the lowest closing price for the 52-week period ending March 23, 2018;

•	a premium of 29.7% based on the 30-calandar-day volume weighted average price per Common Share for the period ending March 23, 2018 of $10.41;

•	a premium of 24.7% based on the 60-calandar-day volume weighted average price per Common Share for the period ending March 23, 2018 of $10.83; and

•	a premium of 13.3% based on the 90-calandar-day volume weighted average price per Common Share for the period ending March 23, 2018 of $11.92.

PJ SOLOMON also analyzed the enterprise value (which represents the equity value plus book values of total debt, including preferred stock and minority interest, less cash) (“EV”) calculated based on the closing price per Common Share as of March 23, 2018. This analysis indicated that the EV of $480.9 million, calculated based on the $13.50 per share Merger Consideration to be received by holders of Common Shares in connection with the merger, represented a premium of 37.7% to the EV of $349.2 million based on the closing price per Common Share as of March 23, 2018.

Equity Research Analyst Price Targets

PJ SOLOMON reviewed selected public market trading price targets for the Common Shares prepared and published by each of 13 Wall Street research analysts that published or confirmed price targets as of March 23, 2018. PJ SOLOMON reviewed the most recent 12-month price target published by each analyst as of such date. These targets reflect each analyst’s estimate of the public market trading price of the Common Shares within 12 months from the time the price target was published. As of March 23, 2018, the range of selected equity analyst price targets for the Common Shares was from $8.00 to $15.00 per Common Share, with a mean of $12.31 per Common Share and a median of $13.00 per Common Share.

The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the Common Shares, and these estimates are subject to uncertainties, including the future financial performance of Finish Line and future financial market conditions.

Analysis of Selected Publicly Traded Companies

In order to assess how the public market values shares of selected publicly traded companies that PJ SOLOMON deemed relevant in its professional judgment, PJ SOLOMON reviewed and compared selected financial information concerning Finish Line with similar information using publicly available information of the following publicly traded companies, which PJ SOLOMON divided into a footwear retailers category and a sporting goods retailers category:

Footwear Retailers

•	Foot Locker, Inc.;

•	DSW Inc.;

•	Genesco Inc.; and

•	Shoe Carnival, Inc.

Sporting Goods Retailers

•	Dick’s Sporting Goods Inc.;

•	Sportsman’s Warehouse Holdings, Inc.;

•	Big Five Sporting Goods Corporation; and

•	Hibbett Sports, Inc.

These companies are referred to herein as the “selected companies.” These companies were selected by PJ SOLOMON based on their respective sizes, industries, growth trajectories and geographic footprint.

PJ SOLOMON calculated and compared various financial multiples, including, among other things:

•	the enterprise value of the selected companies based on closing share prices on March 23, 2018, as a multiple of: (i) the last twelve months (“LTM”) earnings before interest, taxes, depreciation and amortization, excluding non-recurring items (“EBITDA”), as calculated from publicly reported data as of March 23, 2018, and (ii) estimated EBITDA for the calendar year ending December 31, 2018, as reported by Capital IQ as of March 23, 2018, in each case for each of the selected companies; and

•	the most recent share price of the selected companies based on closing share prices on March 23, 2018, as a multiple of estimated earnings per share (“EPS”) for the calendar years ending December 31, 2018 and 2019, as reported by Capital IQ as of March 23, 2018 (as adjusted to exclude analyst reports that had not been updated as of March 23, 2018 to give effect to the Tax Cuts and Jobs Act of 2017 (resulting in a lower projected corporate tax rate)).

The tables below summarize the results of these calculations:

EV as a Multiple of:		Footwear Retailers	Sporting Goods Retailers
LTM EBITDA	Range:	4.7x – 6.1x	4.4x – 5.5x
	Median:	5.0x	5.1x
2018E EBITDA	Range:	4.6x – 5.7x	4.6x – 6.4x
	Median:	5.0x	5.0x

Price as a Multiple of:		Footwear Retailers	Sporting Goods Retailers
2018E EPS	Range:	9.6x – 13.3x	5.6x – 12.3x
	Median:	12.1x	11.7x
2019E EPS	Range:	8.9x – 12.5x	4.8x – 12.0x
	Median:	11.0x	10.5x

Based on its professional judgment and after taking into consideration, among other things, the observed data for the selected companies as of March 23, 2018, PJ SOLOMON developed the following reference ranges of trading valuation multiples for the selected companies and applied them to Finish Line’s financial statistics:

EV as a Multiple of:	Company Metric (mm)	Range of Multiples	Implied Per Share Value
LTM EBITDA	$93.3	4.5x – 5.5x	$12.30 – $14.61
2018E EBITDA	$90.4	4.5x – 5.5x	$11.97 – $14.21

Price as a Multiple of:	Company Metric	Range of Multiples	Implied Per Share Value
2018E EPS	$0.71	9.5x – 12.5x	$6.71 – $8.83
2019E EPS	$0.79	9.0x – 12.0x	$7.15 – $9.54

PJ SOLOMON then adjusted this range of implied values per Common Share by applying to them an illustrative “control premium” of 30.7%, which reflects the median one-day premium paid in announced transactions for U.S. based targets, in which at least a 50% stake was acquired, with enterprise values ranging from $350 million to $650 million between December 2014 and March 2018, excluding companies in the finance industry (which, in the professional judgment of PJ SOLOMON, were not relevant), as reported by FactSet. PJ SOLOMON selected these transactions as the appropriate reference group for this analysis based on the enterprise value of Finish Line. The implied per Common Share values, including a “control premium,” resulting from this analysis were as follows:

EV as a Multiple of:	Implied Per Share Value Including 30.7% Control Premium
LTM EBITDA	$16.08 – $19.09
2018E EBITDA	$15.65 – $18.57

Price as a Multiple of:	Implied Per Share Value Including 30.7% Control Premium
2018E EPS	$8.78 – $11.55
2019E EPS	$9.35 – $12.47

For the purposes of the selected public company analysis, PJ SOLOMON used those historical financial results Finish Line reported in its most recent public filings as of March 23, 2018, and certain financial forecasts prepared by Finish Line management for the calendar years ending December 31, 2018 and 2019, prepared as described in “– Certain Projected Financial Information” beginning on page 62.

Based on PJ SOLOMON’s professional judgment and after taking into consideration, among other things, the observed data described above, PJ SOLOMON selected a valuation range for the Common Shares of $7.15 to $14.21 per share excluding a control premium, reflecting the range of the implied per share values of the four financial metrics considered by PJ SOLOMON after excluding the high and low valuations of that range, and a valuation range for the Common Shares of $9.35 to $18.57 per share including a control premium, reflecting the range of the implied per share values of the four financial metrics considered by PJ SOLOMON after excluding the high and low valuations of that range, in each case compared to the $13.50 per share merger consideration to be received by holders of Common Shares in connection with the merger.

No company used in this analysis is identical to Finish Line. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Finish Line was compared.

Analysis of Selected Precedent Transactions

To analyze the valuation of the per share Merger Consideration to be received by holders of Common Shares relative to the consideration received by stockholders in other similar transactions, PJ SOLOMON prepared an analysis of selected precedent transactions.

Using publicly available information, PJ SOLOMON reviewed non-vertical, retail transactions which were announced over the past three years. PJ SOLOMON then used its professional judgment to select the relevant transactions provided in the list below:

Date Announced	Acquirer	Target
Jun-17	Monomoy Capital	West Marine, Inc.
Jun-17	Sycamore Partners	Staples, Inc.
Oct-16	Onex Corp.	Save-A-Lot Ltd.
Aug-15	Sycamore Partners	Belk, Inc.

These transactions are referred to herein as the “selected precedent transactions.”

For each of the selected precedent transactions, PJ SOLOMON calculated and compared the enterprise value implied by the transaction as a multiple of the LTM EBITDA (a “EV/LTM EBITDA Multiple”) of the target company, based on amounts disclosed in public filings, company press releases and other public sources. The results of this analysis reflected a range of EV/LTM EBITDA Multiples of 4.7x to 7.7x for the selected precedent transactions.

Based on PJ SOLOMON’s professional judgment and after taking into consideration, among other things, the observed data described above, PJ SOLOMON calculated an illustrative range of implied values per Share by applying a range EV/LTM EBITDA Multiples of 4.5x to 7.5x of Finish Line. This analysis resulted in an illustrative range of implied equity values of $12.03 to $18.79 per Common Share, as compared to the $13.50 per share merger consideration to be received by holders of Common Shares in connection with the merger.

Illustrative Discounted Cash Flow Analysis

PJ SOLOMON performed an illustrative discounted cash flow analysis of Finish Line using Finish Line’s financial forecasts for the period beginning on March 1, 2018 through the fiscal year ending February 28, 2021 and other information and data provided by Finish Line’s management to calculate the present value of the estimated unlevered after-tax free cash flows projected to be generated by Finish Line. For purposes of its illustrative discounted cash flow analysis, PJ SOLOMON utilized a range of terminal values multiples from 3.5x to 5.5x, applied to Finish Line’s estimated EBITDA for the fiscal year ending February 28, 2021. PJ SOLOMON derived these terminal values in its professional judgment based on historical trading valuation multiples for Finish Line and the trading valuation multiples developed by PJ SOLOMON in its selected companies analysis. The cash flows and terminal values were then discounted to present value as of March 23, 2018 using various discount rates ranging from 11.0% to 13.0%, which range was selected based on PJ SOLOMON’s professional judgment and after taking into consideration, among other things, an estimate of the weighted average cost of capital of the Company and certain other companies deemed comparable to Finish Line by PJ SOLOMON in its professional judgment.

The estimates of free cash flow for Finish Line for the period beginning on March 1, 2018 through the fiscal year ending February 28, 2021were derived by PJ SOLOMON using the earnings before interest and taxes, or “EBIT,” set forth in Finish Line’s forecasts. Using the EBIT provided in such forecasts and Finish Line provided projected tax rate, PJ SOLOMON first calculated tax-effected EBIT for 2019 through 2021. PJ SOLOMON then added depreciation and amortization estimates set forth in Finish Line’s forecasts, and subtracted the estimated expenditures and changes in net working capital set forth in Finish Line’s forecasts.

Based on the foregoing, this analysis yielded a range of net present values from $10.57 to $14.49 per share, as compared to the $13.50 per share Merger Consideration to be received by holders of Common Shares in connection with the merger.

Other

Although not a basis of PJ SOLOMON’s opinion, PJ SOLOMON performed for the informational purposes of the Special Committee and the board an illustrative analysis of the implied present values per Common Share, as of March 23, 2018, based on theoretical future values of the Common Shares, as of the last day of each fiscal year from 2019 through 2021, derived by PJ SOLOMON based on Finish line’s financial forecasts described in “– Certain Projected Financial Information” beginning on page 62.

Using Finish Line’s financial forecasts, PJ SOLOMON derived a range of theoretical values per Common Share as of the last day of each fiscal year from 2019 through 2021, by applying, with respect to each such date, illustrative EV/LTM EBITDA Multiples of 3.5x to 5.5x to derive future enterprise value, as adjusted for forecasted changes in total cash as of such date as reflected in Finish Line’s financial forecasts, to derive ranges of implied equity values per Common Share as of such dates. As noted above, PJ SOLOMON assumed that Finish Line’s financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Finish Line.

By applying a discount rate of 12.0%, reflecting an estimate of Finish Line’s cost of equity, PJ SOLOMON discounted to present value, as of March 23, 2018, the ranges of theoretical values of the Common Shares, as of the last day of each fiscal year from 2019 through 2021. PJ SOLOMON also assumed payments of projected quarterly dividends of $0.115 per Common Share, growing by $0.04 per Common Share annually from the 2019 fiscal year through the 2021 fiscal year, and discounted the projected quarterly dividend payments to present value, as of March 23, 2018, by applying the same discount rate of 12.0%. PJ SOLOMON then compared the $13.50 in cash per share to be paid to the holders (other than JD Sports and its affiliates) of Common Shares pursuant to the Merger Agreement, to the range of illustrative present values per Common Share of $9.58 to $14.38, which is the range derived from this analysis when calculating the implied present values per Common Share plus assumed dividend payments as of the last day of each fiscal year from 2019 through 2021.

Miscellaneous

In arriving at PJ SOLOMON’s opinion, PJ SOLOMON performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, PJ SOLOMON did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor. In addition, PJ SOLOMON may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be PJ SOLOMON’s view of Finish Line’s actual value. Accordingly, PJ SOLOMON believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all such analyses, could create an incomplete view of the process underlying PJ SOLOMON’s opinion.

In performing its analyses, PJ SOLOMON relied on numerous assumptions made by the management of Finish Line and made judgments of its own with regard to current and future industry performance, general business and economic conditions and other matters, many of which are beyond the control of Finish Line. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The analyses performed by PJ SOLOMON are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PJ SOLOMON’s analysis of the fairness from a financial point of view of the consideration proposed to be received by the holders of Common Shares in connection with the merger and were provided to the Special Committee and the board in connection with the delivery of PJ SOLOMON’s opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Because such analyses are inherently subject to uncertainty, neither Finish Line nor PJ SOLOMON, nor any other person, can guarantee that future results or actual values of Finish Line will not differ materially from those indicated in PJ SOLOMON’s analyses. With regard to the comparable public company analysis and the precedent transactions analysis summarized above, PJ SOLOMON selected comparable public companies and precedent transactions on the basis of various factors for reference purposes only; however, no public company or transaction utilized as a comparison is fully comparable to Finish Line or the merger. Accordingly, an analysis of the foregoing was not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which Finish Line and the merger were being compared.

The per share Merger Consideration was determined through negotiations between Finish Line and JD Sports, and was recommended by the Special Committee and approved by the board. PJ SOLOMON did not recommend any specific consideration to the Special Committee or the board or that any given consideration constituted the only appropriate consideration for the merger. The decision to enter into the merger agreement was solely that of the board. As described above, PJ SOLOMON’s opinion and analyses were only one of many factors considered by the Special Committee and the board in their evaluation of the merger and should not be viewed as determinative of the views of the Special Committee, the board or Finish Line’s management with respect to the merger or per share Merger Consideration. The issuance of PJ SOLOMON’s opinion was authorized by PJ SOLOMON’s fairness opinion committee.

In the past PJ SOLOMON or its affiliates have provided, currently are providing, and in the future may provide, investment banking and other financial services to Finish Line, and certain of Finish Line’s and JD Sports’ respective affiliates, and have received or in the future may receive compensation for the rendering of these services, including acting as financial adviser to Finish Line in connection with the sale of Finish Line’s JackRabbit business in 2017, and has received compensation for rendering these services. During the two years preceding the date of PJ SOLOMON’s written opinion, PJ SOLOMON received or derived, directly or indirectly, approximately $1.4 million in the aggregate for its strategic advisory services from Finish Line. During the two years preceding the date of PJ SOLOMON’s written opinion, PJ SOLOMON had not been engaged by or received any compensation from JD Sports, Pentland, the majority shareholder of JD Sports, or their respective affiliates or, in the case of Pentland, its portfolio companies.

Natixis, S.A. (“Natixis”), which holds a majority of the outstanding equity of PJ SOLOMON, is, together with its affiliates, engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management, insurance and other financial and non-financial activities and services for various persons and entities. Natixis and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Finish Line, JD Sports, any of their respective affiliates and third parties, including Pentland and its affiliates and portfolio companies, or any currency or commodity that may be involved in the merger.

Under the terms of PJ SOLOMON’s engagement letter, dated October 25, 2017, Finish Line has agreed to pay PJ SOLOMON for its services in connection with the merger an aggregate fee of approximately $6.975 million, approximately $750,000 of which was payable upon delivery of its opinion and the remainder of which is contingent upon the completion of the merger. Finish Line has also agreed to reimburse PJ SOLOMON for certain reasonable and out-of-pocket expenses incurred in connection with PJ SOLOMON’s engagement, and to indemnify PJ SOLOMON, its affiliates, and its and their respective directors, officers, members, partners, controlling persons, agents and employees against specified liabilities.

Houlihan Lokey

On March 25, 2018, at a joint meeting of the Special Committee and the board, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 25, 2018), as to the fairness from a financial point of view of the consideration to be received by the holders of Finish Line Common Shares (other than JD Sports and its affiliates) in the merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness from a financial point of view of the consideration to be received by the holders of Finish Line Common Shares (other than JD Sports and its affiliates) in the merger pursuant to the Merger Agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. Houlihan Lokey’s opinion was furnished for the use of the Special Committee and the board of directors (in their respective capacities as such) in connection with their evaluation of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the board of directors, any security holder of Finish Line or any other person as to how to act or vote with respect to any matter relating to the merger.

In arriving at its opinion, Houlihan Lokey, among other things:

1.	reviewed a draft, dated March 24, 2018, of the Merger Agreement;

2.	reviewed certain publicly available business and financial information relating to Finish Line that Houlihan Lokey deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of Finish Line;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Finish Line made available to Houlihan Lokey by Finish Line, including financial projections prepared by the management of Finish Line relating to Finish Line for the fiscal years ending 2018 through 2021;

4.	spoke with certain members of the management of Finish Line and certain of its and the special committee’s representatives and advisors regarding the business, operations, financial condition and prospects of Finish Line, the merger and related matters;

5.	compared the financial and operating performance of Finish Line with that of other public companies that Houlihan Lokey deemed to be relevant;

6.	reviewed the current and historical market prices and trading volume for the Finish Line Common Shares, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of Finish Line advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Finish Line, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Finish Line since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that were referred to therein were true and correct, (b) each party to all such agreements and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the merger that would be material to Houlihan Lokey’s analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of said document described above.

Furthermore, in connection with the opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Finish Line or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Finish Line is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Finish Line is or may be a party or is or may be subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the merger, the securities, assets, business or operations of Finish Line or any other party, or any alternatives to the merger, (b) negotiate the terms of the merger, or (c) advise the special committee, the board of directors or any other party with respect to alternatives to the merger. Houlihan Lokey’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of the opinion. Houlihan Lokey did not express any opinion as to what the value of the Common Shares actually will be when exchanged pursuant to the merger or the price or range of prices at which the Common Shares may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee and the board of directors (in their respective capacities as such) in connection with their evaluation of the merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Special Committee, the board of directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger or otherwise.

Houlihan Lokey was not requested to opine as to, and Houlihan Lokey did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the board of directors, Finish Line, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the Merger Agreement to the extent expressly specified in Houlihan Lokey’s opinion), (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of Finish Line, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the merger as compared to any alternative business strategies or transactions that might be available for Finish Line or any other party, (v) the fairness of any portion or aspect of the merger to any one class or group of Finish Line’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Finish Line’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Finish Line, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of Finish Line or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, whether relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the board of directors, Finish Line and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Finish Line and the merger or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Finish Line or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgement. The estimates contained in the financial forecasts prepared by the management of Finish Line and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Finish Line. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty. Certain of the financial analyses constitute or are based upon forward-looking statements. See “Cautionary Statements Concerning Forward-Looking Information” elsewhere in this proxy statement.

Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee and the board of directors in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the view of the Special Committee, the board of directors or management with respect to the merger or the Merger Consideration. Under the terms of its engagement by the Special Committee and Finish Line, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Special Committee, the board of directors, Finish Line, JD Sports, any security holder or creditor of Finish Line or JD Sports or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the merger were determined through negotiation between Finish Line and JD Sports, and the decision to enter into the Merger Agreement was solely that of the special committee and the board of directors.

Financial Analyses

In preparing its opinion to the special committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the special committee and the board on March 25, 2018. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•	Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities) plus the amount of its net debt (the amount of its outstanding indebtedness, preferred stock (to the extent non-convertible and/or out-of-the-money), capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

•	Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization adjusted for certain non-recurring items for a specified time period.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of March 23, 2018. Unless the context indicates otherwise, the estimates of the future financial and operating performance of Finish Line relied upon for the financial analyses described below were based on the Finish Line projections described under “Certain Projected Financial Information” below. The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis. Houlihan Lokey reviewed certain data for selected companies in the footwear retail and sporting good retail sectors, with publicly traded equity securities listed in the United States, that Houlihan Lokey deemed relevant.

The financial data reviewed included:

•	Enterprise value as a multiple of estimated fiscal year (“FY”) 2018 Adjusted EBITDA;

•	Enterprise value as a multiple of estimated FY 2019 Adjusted EBITDA; and

•	Enterprise value as a multiple of estimated FY 2020 Adjusted EBITDA.

The selected companies included the following:

Footwear Retailers

•	Calares, Inc.

•	DSW Inc.

•	Foot Locker, Inc.

•	Genesco Inc.

•	Shoe Carnival, Inc.

Sporting Goods Retailers

•	Big 5 Sporting Goods Corporation

•	Dick’s Sporting Goods, Inc.

•	Hibbett Sports, Inc.

•	Sportsman’s Warehouse Holdings, Inc.

This analysis indicated the following low, high, median and mean multiples, as compared to the corresponding multiples for Finish Line:

Enterprise Value as of March 23, 2018 as a Multiple of Adjusted EBITDA
	FY 2018E [1]	FY 2019E [1]	FY 2020E [1]
Footwear Retailers
Low	4.6x	4.8x	4.6x
High	8.2x	7.0x	6.5x
Median	5.6x	5.4x	5.4x
Mean	5.9x	5.7x	5.4x
Sporting Goods Retailers
Low	4.4x	4.4x	4.7x
High	5.3x	5.2x	5.2x
Median	4.9x	5.1x	4.9x
Mean	4.9x	5.0x	4.9x
All Companies
Low	4.4x	4.4x	4.6x
High	8.2x	7.0x	6.5x
Median	5.2x	5.2x	5.1x
Mean	5.4x	5.4x	5.2x
Finish Line [2]	3.9x	3.9x	3.9x

[1]	FY 2018, 2019 and 2020 refers to the fiscal years ended January 2018, 2019 and 2020, respectively, for each of the selected companies, except for Big 5 Sporting Goods Corporation, in which case it refers to the fiscal years ended December 2017, 2018 and 2019, respectively. FY 2018, 2019 and 2020 for Finish Line refers to the fiscal years ended February 2018, 2019 and 2020, respectively.

[2]	Multiples calculated using Finish Line closing stock price as of March 23, 2018 and Adjusted EBITDA based on certain publicly available research analyst estimates for Finish Line and were shown for illustrative purposes.

Taking into account the results of the selected companies analysis, and applying its professional judgment and experience, Houlihan Lokey applied selected multiple ranges of 3.5x to 5.5x estimated FY 2018 Adjusted EBITDA, 3.5x to 5.5x estimated FY 2019 Adjusted EBITDA and 3.5x to 5.5x estimated FY 2020 Adjusted EBITDA to corresponding financial data for Finish Line. The selected companies analysis indicated implied per share value reference ranges of $10.51 to $15.21 per Common Share based on the selected range of multiples of estimated FY 2018 Adjusted EBITDA, $9.87 to $14.21 per Common Share based on the selected range of multiples of estimated FY 2019 Adjusted EBITDA and $10.17 to $14.68 per Common Share based on the selected range of multiples of estimated FY 2020 Adjusted EBITDA, as compared to the proposed merger consideration of $13.50 per Common Share.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Finish Line by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of Finish Line based on the Finish Line projections. For purposes of this analysis, unlevered free cash flow was calculated as earnings before interest and taxes, less tax expense (assuming a 30% rate as provided by management of Finish Line), plus depreciation and amortization, less capital expenditures, less change in net working capital, in each case as provided by management of Finish Line. Houlihan Lokey calculated terminal values for Finish Line by applying a range of terminal value Adjusted EBITDA multiples of 3.5x to 5.5x to Finish Line’s estimated FY 2021 Adjusted EBITDA. The present values of Finish Line’s projected future cash flows and terminal values were then calculated using discount rates ranging from 10.0% to 12.0%. Houlihan Lokey derived the foregoing range of discount rate utilizing a weighted average cost of capital analysis giving consideration to certain financial metrics for Finish Line and the selected companies described above, including beta, market risk premium and capital structure. The discounted cash flow analysis indicated an implied per share value reference range of $11.17 to $15.11 per Common Share, as compared to the proposed merger consideration of $13.50 per Common Share.

Other Information

Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for informational purposes, including, among other things, the following:

Selected Wall Street Analyst Recommendations. Houlihan Lokey also reviewed fourteen publicly available research analysts’ reports published between December 21, 2017 and March 13, 2018, thirteen of which included price targets for the Common Shares, which indicated a low price target of $8.00 per share, a high price target of $15.00 per share and an average price target of $12.54 per share. Houlihan Lokey noted that the average price target represented an 18.8% premium to the $10.55 closing price per Common Share on March 23, 2018. Houlihan Lokey also noted that the one analyst’s report that did not include a price target had a “hold” recommendation.

Historical Premia Review. Houlihan Lokey reviewed the historical closing prices for the Common Shares during the 52-week period ended March 23, 2018, including the average closing prices of the Common Shares for the periods described below, all ending on March 23, 2018, the last trading day prior to the announcement of the merger.

The following table presents the results of this analysis.

Trading Period as of 3/23/18	Closing Stock Price	Implied Premium of Merger Consideration over Average Closing Price
1-Day	$10.55	28.0%
5-Day Average	$10.23	32.0%
10-Day Average	$10.30	31.0%
1-Month Average	$10.44	29.3%
3-Month Average	$11.56	16.8%
6-Month Average	$11.07	21.9%
1-Year Average	$12.21	10.6%
52-Week High (5/10/17)	$16.23	-16.8%
52-Week Low (8/30/17)	$ 8.24	63.8%

Selected Transactions Analysis. Houlihan Lokey reviewed certain financial terms of certain transactions involving target companies with operations in the apparel retail segment but did not rely upon them due to significant differences between the target companies and Finish Line in several respects, including, among other things, ownership of the brand names of the merchandise, different sales and distribution channels and size.

Miscellaneous

Houlihan Lokey was engaged by the Special Committee and Finish Line to provide an opinion to the Special Committee as to the fairness from a financial point of view of the consideration to be received by the holders of Finish Line Common Shares (other than JD Sports and its affiliates) in the merger pursuant to the Merger Agreement. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings and financial restructurings. Pursuant to its engagement by the Special Committee and Finish Line, Houlihan Lokey is entitled to an aggregate fee of $500,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter, a portion of which became payable on November 27, 2017 and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the merger. Finish Line has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Finish Line, JD Sports, or any other party that may be involved in the merger and their respective affiliates or security holders or any currency or commodity that may be involved in the merger.

Houlihan Lokey and certain of its affiliates have in the past provided financial advisory and/or other financial or consulting services to Finish Line and an affiliate of JD Sports, for which Houlihan Lokey and its affiliates have received compensation, including, among other things, having provided certain strategic consulting services to Finish Line. Houlihan Lokey and certain of its affiliates received aggregate fees for such services from Finish Line and its affiliates of approximately $390,000 in the two years preceding the date of Houlihan Lokey’s opinion and aggregate fees for such services from an affiliate of JD Sports of approximately $250,000 during such period. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Finish Line, JD Sports, other participants in the merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Finish Line, JD Sports, other participants in the merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Certain Projected Financial Information

Finish Line does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, earnings, or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Finish Line’s management provided Finish Line’s board of directors, the Special Committee’s financial advisors, PJ SOLOMON and Houlihan Lokey, with certain nonpublic unaudited prospective financial information regarding Finish Line that was considered by Finish Line’s board and used by PJ SOLOMON and Houlihan Lokey in connection with their respective financial analyses, as described in this proxy statement under the heading “– Opinions of the Finish Line Special Committee’s Financial Advisors” beginning on page 46. This nonpublic unaudited prospective financial information was prepared as part of Finish Line’s overall process of analyzing various strategic initiatives, and was not prepared for the purposes of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements, or GAAP, but in the view of Finish Line’s management, this prospective financial information was reasonably prepared on bases reflecting the best estimates and judgments as of the date of its preparation. A summary of certain significant elements of this information is set forth below.

Although presented with numeric specificity, the financial forecasts reflect numerous estimates and assumptions of Finish Line’s management made at the time they were prepared, and assume execution of various strategic initiatives that are no longer being pursued in light of the merger. These and the other estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, the future interest rate environment and other economic, competitive, regulatory, and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive, and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which Finish Line operates, and the risks and uncertainties described under “Cautionary Statements Concerning Forward-Looking Information” beginning on page 19, all of which are difficult to predict and many of which are outside the control of Finish Line and will be beyond the control of the surviving corporation. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ materially from those reflected in the financial forecasts, whether or not the merger is completed. Further, these assumptions do not include all potential actions that management of Finish Line could or might have taken during the relevant time periods.

The inclusion in this proxy statement of the nonpublic unaudited prospective financial information below should not be regarded as an indication that Finish Line, its boards of directors, PJ SOLOMON, or Houlihan Lokey considered, or now consider, these projections and forecasts to be a reliable predictor of future results. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and this information should not be relied on as such.

No assurances can be given that these financial forecasts and the underlying assumptions will be achieved or that, if the financial forecasts had been prepared as of the date of this proxy statement, similar assumptions would be used. In addition, the financial forecasts may not reflect the manner in which the surviving corporation will actually operate after the merger. Finish Line does not intend to, and disclaims any obligation to, make publicly available any update or other revision to this unaudited prospective financial information to reflect circumstances occurring since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The financial forecasts summarized in this section were prepared by and are the responsibility of the management of Finish Line. No independent registered public accounting firm has examined, compiled, or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information.

Further, the unaudited prospective financial information does not take into account the effect on Finish Line of any possible failure of the merger to occur. Neither Finish Line nor its affiliates, officers, directors, advisors (including its financial advisor) or other representatives, has made, makes, or is authorized in the future to make any representation to any shareholder of Finish Line, or to any other person, regarding Finish Line’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by Finish Line that it is viewed as material information, particularly in light of the inherent risks and uncertainties associated with such projections.

In light of the foregoing, and taking into account that the Special Meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Finish Line shareholders are cautioned not to place unwarranted reliance on such information.

Set forth below is a summary of the financial projections regarding Finish Line on a stand-alone basis that were provided to Finish Line’s board of directors and the Special Committee’s financial advisors, PJ SOLOMON and Houlihan Lokey:

(Dollars in Millions, Except Per Share Data)

	Fiscal Year Ending February,
Income Statement Data(a)	2018E(b)	2019E	2020E	2021E
Net Sales	$1,854.1	$1,814.4	$1,841.7	1,860.1
Gross Profit	530.9	523.7	533.3	542.2
EBITDA	96.6	89.1	92.7	96.4
EBIT	44.0	41.1	44.3	48.3
Diluted EPS	$0.69	$0.71	$0.81	$0.93
Select Balance Sheet and Cash Flow Data
Capital Expenditures	($46.7)	($35.0)	($34.0)	($33.0)
Change in Net Working Capital	(24.4)	—	5.0	5.0

(a)	Adjusted to exclude impairment charges, store closing costs and the revaluation of deferred tax liability resulting from the Tax Cuts and Jobs Act.
(b)	Represents a 53-week year.

Financing of the Merger

The Merger Agreement does not contain any financing-related closing condition and JD Sports has represented that it will have sufficient funds at closing to satisfy the payment of the Merger Consideration. We anticipate that the total funds needed to complete the merger and the transactions contemplated by the Merger

Agreement, which would be approximately $558.0 million, will be funded through a combination of the following:

(i)	debt financing commitments made to JD Sports by the financing sources under the JD Sports debt commitment letter, consisting of a £400 million unsecured revolving credit facility to be provided to JD Sports and certain of its subsidiaries, at least £375 million of which will be available on the closing date to finance the transactions contemplated by the merger agreement and pay related fees and expenses;

(ii)	debt financing commitments made to JD Sports by the financing sources under the Finish Line debt commitment letter, consisting of a $315 million senior secured asset-based revolving credit facility to be provided to Finish Line (as the surviving entity of the merger contemplated by the merger agreement) and its subsidiaries, at least $150 million of which will be available on the closing date to finance the transactions contemplated by the merger agreement and pay related fees and expenses; and

(iii)	cash on hand of JD Sports and Finish Line in an aggregate amount of up to approximately $180 million.

The completion of the merger is not conditioned upon JD Sports’ receipt of financing.

Debt Financing

In connection with the entry into the merger agreement, JD Sports has obtained a commitment letter (the “JD Sports debt commitment letter”), dated March 25, 2018, from Barclays Bank PLC and HSBC Bank plc, on a several (but not joint) basis, to provide debt financing to JD Sports and certain of its subsidiaries upon the terms and subject to the conditions set forth in the JD Sports debt commitment letter in the aggregate amount of up to £400 million, consisting of a £400 million unsecured revolving credit facility that includes an up to £25 million ancillary sub-facility (collectively, the “JD Sports debt facilities”). Such ancillary sub-facility may be provided by individual lenders on a bilateral basis and on normal commercial terms, thereby reducing that lender’s commitment under the £400 million unsecured revolving credit facility, up to a maximum of £25 million in the aggregate across all such ancillary sub-facilities.

In connection with the entry into the Merger Agreement, JD Sports has also obtained a commitment letter (the “Finish Line debt commitment letter”; together with the JD Sports debt commitment letter, the “debt commitment letters”), dated March 25, 2018, from PNC Bank, National Association and PNC Capital Markets LLC to provide debt financing to Finish Line (as the surviving entity of the merger contemplated by the Merger Agreement) and its subsidiaries upon the terms and subject to the conditions set forth in the Finish Line debt commitment letter in the aggregate amount of up to $315 million, consisting of a $300 million senior secured asset-based revolving credit facility and a $15 million first-in, last-out senior secured asset-based revolving credit facility (collectively, the “Finish Line debt facilities;” together with the JD Sports debt facilities, the “debt facilities;” the financing available under the debt facilities, the “debt financing”).

The proceeds of the debt financing will be used (i) to partially finance the consummation of the transactions contemplated by the Merger Agreement on the closing date, including the payment of any amounts required to be paid by JD Sports to the shareholders of Finish Line pursuant to the merger agreement on the closing date, (ii) to repay substantially all third party indebtedness for borrowed money of Finish Line under its existing credit facilities (the “closing refinancing”), (iii) to pay fees and expenses incurred in connection therewith and (iv) to fund working capital and general corporate purposes.

The obligations of the financing sources under the debt commitment letters to provide the debt financing are subject to a number of conditions, including (i) in the case of the JD Sports debt facilities, the administrative agent shall have received the annual audited financial statements of JD Sports for the financial year ending January 31, 2017 and relevant financial projections, (ii) in the case of the Finish Line debt facilities, since March 25, 2018, there not having occurred any event, occurrence, fact, condition, change, development, circumstance or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a “Company Material Adverse Effect” (as defined on page 84), (iii) the consummation of the merger in accordance in all material respects with the terms of the Merger Agreement (without giving effect to any amendment, modification or waiver thereof or any consent thereunder that is materially adverse to the lenders without the prior written consent of the administrative agent for the lenders) substantially simultaneously with the initial borrowings under the debt facilities, (iv) in the case of the Finish Line debt facilities, JD Sports and/or its affiliates shall have invested a minimum of 33.33% of the total pro forma capitalization of Finish Line and its subsidiaries on the closing date in the form of cash equity into the capital stock or other equity securities of Finish Line, (v) the consummation of the closing refinancing substantially simultaneously with the initial borrowings under the debt facilities, including the termination of all commitments under Finish Line’s existing credit facilities and the release of all liens related thereto, (vi) in the case of the Finish Line debt facilities, the delivery of pro forma projections (including a pro forma closing balance sheet and pro forma statements of operations and cash flows) for Finish Line and its subsidiaries for the years 2018 through 2023, with quarterly projections for the first four quarters after the closing date and annual projections thereafter, including the assumptions used in preparing such projections, (vii) in the case of the Finish Line debt facilities, the taking of certain actions necessary to establish and perfect a security interest in the applicable collateral, subject to certain exceptions, (viii) the receipt by the arrangers, the agents and the lenders of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the U.S.A. PATRIOT Act), (ix) the execution and delivery by the applicable borrowers and guarantors of definitive documentation with respect to the applicable debt facilities consistent with the applicable debt commitment letter, (x) the delivery of certain customary closing documents (including customary closing certificates, officer’s or director’s certificates, solvency certificates, legal opinions, funds flow statements, authorizing board resolutions, required shareholder consents or resolutions, lien searches and insurance certificates), (xi) there shall be no order, injunction or decree of any governmental authority restraining or prohibiting the merger or the transactions contemplated under the debt facilities, (xii) all regulatory approvals and licenses, if any, required to be obtained by the borrowers for the execution and delivery of the definitive documentation for the debt facilities shall have been obtained, (xiii) the administrative agent shall have received copies of all third-party due diligence reports initiated and received by JD Sports as it relates to the merger, (xiv) the administrative agent shall have received copies of the Merger Agreement and other material documentation relating to the merger, (xv) the availability under the Finish Line debt facilities at closing after the making of the initial borrowings thereunder, the payment of all fees and expenses and subtraction of trade payables over 60 days past due not otherwise on formal extended terms, shall be at least $60 million, (xvi) the making and accuracy in all material respects of certain representations and warranties, including the specified representations set forth in the applicable debt commitment letter and certain representations and warranties in the merger agreement, and (xvii) the payment of applicable fees and expenses.

The obligations of the financing sources under the JD Sports debt commitment letter to provide the JD Sports debt facilities will terminate at 11:59 p.m., London time, on June 25, 2018 (or such earlier date which is the earlier of (i) the closing of the merger without the use of the JD Sports debt facilities, (ii) the closing of the JD Sports debt facilities or (iii) written notice by JD Sports to the financing sources under the JD Sports debt commitment letter, or the public announcement, of the abandonment or termination of the Merger Agreement with Finish Line), unless such financing sources shall agree to an extension.

The obligations of the financing sources under the Finish Line debt commitment letter to provide the Finish Line debt facilities will terminate at 11:59 p.m., New York City time, on October 25, 2018 (or such earlier date which is the earlier of (i) the closing of the merger without the use of the Finish Line debt facilities, (ii) the closing of the Finish Line debt facilities or (iii) written notice by JD Sports to the financing sources under the Finish Line debt commitment letter, or the public announcement, of the abandonment or termination of the Merger Agreement with Finish Line), unless such financing sources shall agree to an extension.

As of the last practicable date before the date of this proxy statement, the debt commitment letters are in effect, and JD Sports has not notified us of any plans to utilize alternative financing. The documentation governing the debt financing contemplated by the debt commitment letters has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Interests of Finish Line’s Directors and Executive Officers in the Merger

When Finish Line’s shareholders are considering the recommendation of the Finish Line board of directors in connection with the Merger Agreement proposal, you should be aware that some of the executive officers and directors of Finish Line have interests that are in addition to, or different from, the interests of Finish Line’s shareholders generally, which are described below. Finish Line’s board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by the Merger Agreement. Except as described below, to the knowledge of Finish Line, the executive officers and directors of Finish Line do not have any material interest in the merger apart from their interests as shareholders of Finish Line.

Treatment of Stock Options

Directors and executive officers of Finish Line currently hold outstanding stock options to purchase Common Shares. The Merger Agreement provides that, at the effective time of the merger, each option to acquire Finish Line Common Shares outstanding and unexercised immediately prior to the effective time (whether or not then vested or exercisable) will be automatically cancelled or terminated, with the holder becoming entitled to receive a cash payment, without interest, equal to the product of (1) the excess, if any, of the Merger Consideration over the exercise price per Common Share subject to such option, multiplied by (2) the number of Common Shares subject to such option immediately prior to the effective time (subject to any applicable withholding tax and rounded down to the nearest whole cent). All stock options with an exercise price per share equal to or greater than the Merger Consideration will be terminated at the effective time of the merger with no consideration paid in respect of such options.

As of May 4, 2018, the only executive officer of Finish Line who holds “in-the-money” options (i.e., stock options with an exercise price less than the Merger Consideration), and therefore will be entitled to receive a cash payment with respect to such options, is Edward W. Wilhelm, who holds 24,350 in-the-money options, with a cash-out value of $9,618 (calculated based on the spread between the per share exercise price of the stock options and $13.50, which is the per share Merger Consideration under the Merger Agreement). No other director or executive officer of Finish Line who has served at any time since February 26, 2017currently holds in-the-money stock options, and therefore all such options are expected to be cancelled without the payment of any consideration.

Treatment of Restricted Stock

Directors and executive officers of Finish Line hold restricted Finish Line Common Shares that have been issued pursuant to Finish Line’s 2002 Stock Incentive Plan, as amended, and Amended and Restated 2009 Incentive Plan, as amended, (“Company Restricted Stock”). Under the Merger Agreement, at the effective time of the merger, each share of Company Restricted Stock that is outstanding immediately prior to the effective time and that is not vested immediately prior to the effective time will be fully vested and free of any forfeiture restrictions immediately prior to the effective time. At the effective time of the merger, each Common Share represented by such award of Company Restricted Stock (net of any common stock or corresponding cash withheld to cover applicable withholding taxes) will be converted into the right to receive the Merger Consideration. The following table sets forth the number of shares of Company Restricted Stock held by each of the directors and executive officers of Finish Line as of May 4, 2018 (the latest practicable date prior to the filing of this document), and the value of the Company Restricted Stock is based on a price per share of $13.50, which is the per share Merger Consideration under the Merger Agreement. Former directors Norman H. Gurwitz and Dolores A. Kunda, and former executive officer Imran Jooma, departed from Finish Line during fiscal year 2018 and do not currently hold any shares of Finish Line restricted stock. Therefore, Mr. Gurwitz, Ms. Kunda, and Mr. Jooma are not included in the table below.

Name	# of Shares of Company Restricted Stock	Value of Company Restricted Stock
Directors
Torrence Boone	7,025	$94,838
William P. Carmichael	7,025	$94,838
Richard P. Crystal	7,025	$94,838
Stephen Goldsmith	7,025	$94,838
Catherine A. Langham	7,025	$94,838
Glenn S. Lyon	7,025	$94,838
Faisal Masud	7,447	$100,535
Executive Officers
Melissa Greenwell	40,744	$550,044
John Hall	70,235	$948,173
Samuel M. Sato	254,572	$3,436,722
AJ Sutera	38,480	$519,480
Edward W. Wilhelm	47,988	$647,838

Severance Payments Under Existing Employment Agreements with Executive Officers

Finish Line is a party to employment agreements with each of Samuel M. Sato, Chief Executive Officer, Edward W. Wilhelm, Executive Vice President, Chief Financial Officer, John J. Hall, Executive Vice President, Divisional President, Chief Merchandising Officer, Melissa A. Greenwell, Executive Vice President, Chief Operating Officer, and Albert J. (AJ) Sutera, Executive Vice President, Chief Information and Technology Officer. The terms of these employment agreements remain generally consistent for each executive officer, and obligate Finish Line to make certain payments to the executive officer upon the occurrence of certain termination events, including a termination of employment in connection with or within a certain period of time after a change in control. The merger with JD Sports will constitute a “change in control” for the purposes of each executive officer’s employment agreement.

Each of the employment agreements with Finish Line’s executive officers provide that if the executive officer is terminated by Finish Line without “cause” (other than by reason of disability or death) or resigns for “good reason,” in either case, during the period that begins 30 days prior to a change in control and ends two years following a change in control, then such executive officer will be entitled to receive benefits equal to: (1) such employee benefits, if any, as to which the executive officer may be entitled under Finish Line’s employee benefit plans according to their terms, (2) any earned but unpaid base salary through the date of termination , (3) any earned but unpaid annual performance bonus for the fiscal year preceding the fiscal year of termination, (4) reimbursement for any unreimbursed business expenses properly incurred prior to the date of termination, (5) a lump sum payment equal to 2.5 times the sum of (i) the executive officer’s base salary, (ii) his or her annual target bonus for the year of termination, and (iii) the value of any other bonus the executive officer could have earned during the year of termination pursuant to Finish Line’s then existing bonus programs, and (6) health insurance benefits for the executive officer and his or her dependents for two years.

The employment agreement for Mr. Wilhelm also provides that if he resigns without “good reason” during the 30-day period that begins on the first anniversary of a change in control, he shall be entitled to receive such employee benefits, if any, described in subsections (1) through (4) of the previous paragraph and a lump sum payment equal to his annual base salary. Mr. Sato’s, Ms. Greenwell’s, Mr. Sutera’s, and Mr. Hall’s employment agreements do not contain such a corresponding provision.

Mr. Wilhelm’s employment agreement also provides that to the extent any of the payments under the employment agreement becomes subject to an excise tax imposed by Section 4999 of the Code, then

Mr. Wilhelm would receive an additional gross-up payment to indemnify him for the effect of such a tax. The employment agreements of Mr. Sato, Ms. Greenwell, Mr. Hall, and Mr. Sutera all contain a modified cut-back provision. The modified cut-back provisions provide that if any payment or benefit to an executive officer is subject to the excise tax imposed by Sections 4999 or 280G of the Code, then the payments contingent on a change in control due to the officer under the executive’s employment agreement will either (1) be reduced so that the present value of the payments is less than the amount that would cause the executive to incur an excise tax under Sections 4999 or 280G of the Code, or (2) be paid in full, taking into account any applicable excise or income taxes, whichever produces the better net-after-tax result for the executive officer. None of the employment agreements for Mr. Sato, Ms. Greenwell, Mr. Hall, or Mr. Sutera provide for any gross up payments in any event.

For purposes of the employment agreements with Mr. Sato, Ms. Greenwell, Mr. Hall, and Mr. Sutera, “cause” means: (a) the willful and continued failure by the executive to perform his or her material duties with respect to Finish Line or its affiliates for a period of more than 30 days; (b) the willful or intentional engaging by the executive in conduct that causes material injury, monetarily or otherwise, to Finish Line including, without limitation, breach of fiduciary duty, fraud, misappropriation, embezzlement or theft; (c) the executive’s conviction for, or a plea of nolo contendere to, the commission of a felony or any other crime involving moral turpitude; or (d) the executive’s breach of the employment agreement after notice from Finish Line and failure of the executive to cure within 10 days after receipt of notice from Finish Line.

For purposes of the employment agreement with Mr. Wilhelm, “cause” means: (a) the willful and continued failure by Mr. Wilhelm to perform his material duties with respect to Finish Line or its affiliates for a period of more than 30 days; (b) the willful or intentional engaging by Mr. Wilhelm in conduct within the scope of his employment that causes material and demonstrable injury, monetarily or otherwise, to Finish Line including, without limitation, embezzlement or theft; (c) Mr. Wilhelm’s conviction for, or a plea of nolo contendere to, the commission of a felony involving moral turpitude; or (d) a material breach of Mr. Wilhelm’s covenants set forth in his employment agreement regarding non-competition, non-solicitation, confidentiality, and intellectual property that causes a material and demonstrable injury, monetarily or otherwise, to Finish Line.

For purposes of the employment agreements with Mr. Sato, Ms. Greenwell, Mr. Hall, and Mr. Sutera, “good reason” means: (a) any material diminution in the base salary (except for across the board reductions for all similarly situated executives of Finish Line); (b) a material change in the geographic location of which the executive must perform the services under the employment agreement; (c) a material breach by Finish Line of the employment agreement; or (d) if such termination of employment occurs within 30 days prior to two years following a “change in control” (as defined in the employment agreement), a material diminution in the executive’s authority, duties or responsibilities. For an executive to have the right to resign for good reason, all of the following must timely occur: (x) the executive must provide Finish Line with notice of the occurrence of any of the good reason events within the 90 day period immediately following the first occurrence of such event and such notice must describe in detail the good reason event and the proposed cure to such event, (y) Finish Line must fail to cure such event within a period of 30 days from the date of receipt of such notice, and (z) the notice of termination is delivered by the executive to Finish Line within 90 days following the day on which the 30 day period set forth in the preceding clause (y) expires.

For purposes of the employment agreement with Mr. Wilhelm, “good reason” means: (a) any reduction in the base salary or Mr. Wilhelm’s annual bonus opportunity (except for across the board reductions for all similarly situated executives of Finish Line); (b) a transfer of Mr. Wilhelm’s primary workplace by more than 35 miles from its location as of the effective date of the employment agreement; (c) a material breach by Finish Line of the employment agreement; or (d) if such termination of employment occurs within 30 days prior to or 2 years following a “change in control” (as defined in the employment agreement), any of (1) a substantial reduction in Mr. Wilhelm’s authority, duties or responsibilities, or (2) the assignment of any duties or responsibilities inconsistent with Mr. Wilhelm’s position with Finish Line; provided, however, that, in each case, “good reason” will cease to exist for an event to the extent that (x) Mr. Wilhelm will have consented, in advance, to such event, (y) 90 days will have elapsed following the initial existence of such event without Finish Line receiving notice of good reason for such event, or (z) Mr. Wilhelm has provided Finish Line with a notice specifying the event within 90 days of the initial existence of such event and Finish Line has failed to remedy the event within 30 days after receipt of such notice from Mr. Wilhelm.

The table below illustrates the potential payments that each executive officer of Finish Line would be entitled to receive if he or she was terminated by Finish Line without “cause” or such executive officer resigned for “good reason” immediately following the closing of the merger, assuming the effective time of the merger is June 1, 2018:

NEO	Lump Sum Cash Payment (Base + Target Bonus x 2.5)(1)		Health Insurance Benefits for Two Years(2)	Tax Gross Up(3)
Samuel M. Sato	$5,775,000	(4)	$32,404	—
Melissa A. Greenwell	$1,968,750	(5)	$23,789	—
Edward W. Wilhelm	$2,318,750	(6)	$32,404	—
John J. Hall	$2,778,125	(7)	$32,404	—
AJ Sutera	$2,859,375	(8)	$32,404	—

(1)	This amount is calculated by adding the executive officer’s annual base salary, plus the executive officer’s target annual bonus, plus the value of any other bonus the executive officer could have earned during the year, and multiplying it by 2.5. Long Term Incentive Plan awards are not included in this amount.
(2)	Unless otherwise indicated, the estimated value of health insurance is based on the health insurance coverage Finish Line carried for each executive officer as of the date of this proxy statement.
(3)	Mr. Wilhelm’s employment agreement provides that Finish Line will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by Mr. Wilhelm would be equal to the covered amount. Each of the employment agreements of Mr. Sato, Ms. Greenwell, Mr. Hall, and Mr. Sutera do not provide for gross up payments to them in any event.
(4)	For Mr. Sato, this amount is calculated by adding his annual base salary of $1,050,000 and his annual bonus target of $1,260,000 to yield a total of $2,310,000. This is then mulitplied by 2.5, to yield a total cash amount of $5,775,000.
(5)	For Ms. Greenwell, this amount is calculated by adding her annual base salary of $450,000 and her annual bonus target of $337,500 to yield a total of $787,500. This is then mulitplied by 2.5, to yield a total cash amount of $1,968,750.
(6)	For Mr. Wilhelm, this amount is calculated by adding his annual base salary of $530,000 and his annual bonus target of $397,500 to yield a total of $927,500. This is then mulitplied by 2.5, to yield a total cash amount of $2,318,750.
(7)	For Mr. Hall, this amount is calculated by adding his annual base salary of $635,000 and his annual bonus target of $476,250 to yield a total of $1,111,250. This is then mulitplied by 2.5, to yield a total cash amount of $2,778,125.
(8)	For Mr. Sutera, this amount is calculated by adding his annual base salary of $425,000 and his annual bonus target of $318,750 to yield a total of $743,750. This sum is then mulitplied by 2.5, to yield a total cash amount of $1,859,375. Additionally, if Mr. Sutera suffers a termination of employment without cause after the occurrence of a change in control but before September 1, 2018, a bonus award value of $1,000,000 will be payable. If the termination of employment without cause of Mr. Sutera occurs after September 1, 2018, but before March 1, 2019, a bonus award value of $500,000 will be payable. The merger with JD Sports will constitute a “change in control” for the purposes of Mr. Sutera’s awards. The cash total reflects total cash of $1,859,375 plus $1,000,000, to yield a final total of $2,859,375.

The following table illustrates the potential payments that each applicable executive officer would be entitled to receive if they terminated their employment by resignation without good reason during the 30 day period beginning on the first anniversary of the effective time of the merger (or June 1, 2019), assuming the effective time of the merger is June 1, 2018:

NEO	Lump Sum Payment Equal to Base Salary		Tax Gross Up(2)
Samuel M. Sato	—		—
Melissa A. Greenwell	—		—
Edward W. Wilhelm	$530,000	(1)	—
John J. Hall	—		—
AJ Sutera	—		—

(1)	Amount represents Mr. Wilhelm’s annual base salary as of the date of this proxy statement.
(2)	Based on current estimates, no excise tax gross up would be payable on the contemplated date to Mr. Wilhelm under his employment agreement. Mr. Sato, Ms. Greenwell, Mr. Hall, and Mr. Sutera under their employment agreements are not entitled to tax gross up payments in any event.

Employment Arrangements Between JD Sports and Finish Line’s Executive Officers

JD Sports and Finish Line have commenced an integration planning process to determine the employment status of Finish Line’s executive officers following the effective time of the merger. Additional decisions regarding the employment status of Finish Line’s executive officers are expected to be made closer to, or after, the closing of the merger. As a result, at this time the current employment agreements with Mr. Sato, Mr. Wilhelm, Ms. Greenwell, Mr. Hall, and Mr. Sutera are expected to remain in effect unless and until terminated or amended in connection with the integration planning process with JD Sports.

Acceleration of Fiscal Year 2017 and 2018 Long-Term Incentive Bonus Awards

Finish Line maintains a Long-Term Incentive Bonus Program for fiscal year 2017, which is a three-year cash bonus plan with the first two years (fiscal 2017 and fiscal 2018) comprising the performance period, with the bonus award targets based on Finish Line’s target enterprise adjusted revenue, and the third year (fiscal 2019) a vesting year where there are no performance goals (the “LTIB 17”). Finish Line also maintains a Long-Term Incentive Bonus Program for fiscal year 2018, which also is a three-year cash bonus plan with the first two years (fiscal 2018 and 2019) comprising the performance period, with the bonus award targets based on Finish Line Macy’s total sales growth and Finish Line comparable sales growth, and the third year (fiscal 2020) a vesting year where there are no performance goals (the “LTIB18”). The bonus awards under the LTIB17 and LTIB18 are settled in cash. Each of Finish Line’s executive officers is a participant in, and eligible to receive a bonus under, the LTIB17 and LTIB18.

LTIB17. Under the terms of the LTIB17, each of the executive officers is eligible to earn the target bonus amount specified below if Finish Line achieves the target enterprise adjusted revenue of at least $4,015,000,000, cumulatively, over the performance cycle. The first two years of the performance cycle, fiscal 2017 and fiscal 2018, are performance years which rely on key company performance goals and continued employment, and the third year, Fiscal 2019, is a vesting year and relies on continued employment. To the extent that the target is fully achieved, subject to the terms of each executive officer’s employment agreement and the executive officers remaining with Finish Line through the end of fiscal 2019 (which ends on March 2, 2019), then the target bonus will be paid to each executive officer at the end of fiscal 2019. However, notwithstanding the foregoing, under the terms of the LTIB17, in the event of a “change in control” of Finish Line (as defined in The Finish Line, Inc. Amended and Restated 2009 Incentive Plan, as further amended), which includes the merger with JD Sports, all outstanding and unvested bonus awards under the LTIB17 will be deemed vested immediately prior to the consummation of the change in control and payable to the participant upon the change in control. As a result, upon the consummation of the merger, each of the executive officers of Finish Line will receive an acceleration of their bonus awards under the LTIB17, which would otherwise have been paid at the end of fiscal 2019.

With respect to the LTIB17, Finish Line achieved the enterprise adjusted revenue goal over the two-year performance period of fiscal 2017 and fiscal 2018 at 65% of target. Accordingly, at the effective time of the merger, the following accelerated bonus award amounts under the LTIB17 will be paid, in cash, to the executive officers of Finish Line, as follows: Samuel M. Sato – $162,500; Edward W. Wilhelm – $97,500; Melissa Greenwell – $97,500; John Hall – $92,083; and AJ Sutera – $97,500.

LTIB18. Under the terms of the LTIB18, the Finish Line Macy’s total sales growth component comprises the cumulative total increase, or gain, in Macy’s total sales in fiscal year 2018 and 2019. In fiscal 2018, the increase, or gain, in Macy’s total sales over fiscal year 2017 comprises the “FY18 Macy’s Total Sales Growth” component. In fiscal 2019, the increase, or gain, in Macy’s total sales over fiscal year 2018 comprises the “FY19 Macy’s Total Sales Growth” component. The “Macy’s Sales Growth Cumulative Total” component relates to total cumulative sales gains in fiscal 2018 and 2019, as indicated in the table below:

Year	Goal	Threshold	Target	Maximum
FY18	Macy’s Total Sales Growth	5.5%	9.1%	12.7%
FY19	Macy’s Total Sales Growth	4.9%	8.1%	11.3%
FY20	Vesting Year
Macy’s Sales Growth Cumulative Total		10.4%	17.2%	24.0%

The Finish Line comparable sales growth component comprises the cumulative total increase, or gain, in Finish Line comparable sales in fiscal year 2018 and 2019. In fiscal 2018, the increase, or gain, in Finish Line comparable sales over fiscal year 2017 comprises the “FY18 Finish Line Comparable Sales Growth” component. In fiscal 2019, the increase, or gain, in Finish Line comparable sales over fiscal year 2018 comprises the “FY19 Finish Line Comparable Sales Growth” component. The “Finish Line Comparable Sales Growth Cumulative Total” component relates to total cumulative sales gains in fiscal 2018 and 2019, as indicated in the table below:

Year	Goal	Threshold	Target	Maximum
FY18	Finish Line Comp Sales Growth	1.3%	2.1%	2.9%
FY19	Finish Line Comp Sales Growth	1.2%	2.0%	2.8%
FY20	Vesting Year
Finish Line Comp Sales Growth Cumulative Total		2.5%	4.1%	5.7%

Each performance bonus component carries a weighting, or percentage of the target performance bonus percentage, in determining the total performance bonus paid for the achievement obtained. The weighting of specific performance bonus components may vary by participant based on, for example, such participant’s ability to impact specific performance goals over others, as determined by the Compensation Committee of Finish Line’s board of directors. The first two years of the performance cycle, fiscal 2018 and fiscal 2019, are performance years which rely on the foregoing key company performance goals and continued employment, and the third year, fiscal 2020, is a vesting year and relies on continued employment. To the extent that the targets are fully achieved, subject to the terms of each executive officer’s employment agreement and the executive officers remaining with Finish Line through the end of fiscal 2020 (which ends on March 1, 2020), then the target bonus will be paid to each executive officer at the end of fiscal 2020. However, notwithstanding the foregoing, in the event of a “change in control” of Finish Line (as defined in The Finish Line, Inc. Amended and Restated 2009 Incentive Plan, as further amended), which includes the merger with JD Sports, all outstanding and unvested bonus awards under the LTIB18 will be deemed vested immediately prior to the consummation of the change in control and payable, at target, to the participant upon the change in control. As a result, upon the consummation of the merger, each of the executive officers of Finish Line will receive an acceleration of their bonus awards, at target, under the LTIB18, which would otherwise have been paid at the end of fiscal 2020.

Accordingly, at the effective time of the merger, the following accelerated bonus award amounts under the LTIB18 will be paid, in cash, to the executive officers of Finish Line, as follows: Samuel M. Sato – $250,000; Edward W. Wilhelm – $150,000; Melissa Greenwell – $150,000; John Hall – $150,000; and AJ Sutera – $150,000.

Cash Bonus Awards to AJ Sutera

On September 1, 2017, Finish Line granted two cash bonus awards to Mr. Sutera, with the aggregate amount of the potential bonus awards equal to $1,000,000. These cash bonus awards were granted to Mr. Sutera under Finish Line’s Amended and Restated 2009 Incentive Plan, as amended. Under the terms of the grants, the bonus awards are both scheduled to cliff vest, with one award cliff vesting on September 1, 2018, and the other award cliff vesting on March 1, 2019. If Mr. Sutera suffers a termination of employment prior to the vesting date, the bonus awards are forfeited. However, notwithstanding the foregoing, the terms of the awards also provide that in the event Mr. Sutera suffers a termination of employment by Finish Line without cause after the occurrence of a change in control and prior to the respective September 1, 2018 or March 1, 2019 original vesting date, as applicable, then the bonus awards will be treated as additional severance payable under Mr. Sutera’s employment agreement. The merger with JD Sports will constitute a “change in control” for the purposes of Mr. Sutera’s award.

Fiscal Year 2019 Executive Officer Bonus Program

Under the terms of the Merger Agreement, Finish Line will be permitted to adopt and pay cash bonuses pursuant to a fiscal year 2019 first-half executive officer bonus program, with the performance period covering the first two quarters of Finish Line’s fiscal year 2019 (period from March 4, 2018 to September 1, 2018) (the “FY19 EOBP”). Each of Finish Line’s executive officers will be a participant in, and eligible to receive a bonus under, the FY19 EOBP. For purposes of the FY19 EOBP, Finish Line will use a single performance metric of enterprise adjusted operating income (“EAOI”), which is defined as Finish Line’s operating income, as adjusted to exclude the following items: costs related to store closings; stock compensation expense; bonuses for officers, senior management, and corporate management professionals; asset impairments; expenses related to discontinued operations; extraordinary, one-time impactful events that are material to Finish Line; expenses related to potential and actual acquisitions (including the merger with JD Sports), amounts paid or received in litigation settlements; extraordinary components of amounts paid or received in insurance settlements; effects of accounting changes; severance payments in excess of $500,000; special retention awards granted in fiscal year 2018; and expenses related to awards under Finish Line’s fiscal year 2017 and 2018 long-term incentive bonus programs.

The amounts of the cash bonus payments will be equal to a percentage of each executive officer’s base salary, as follows:

Position	Target Performance Bonus – % of Base Salary	Maximum Bonus: Performance Target as % of Base Salary	Total Bonus Opportunity as % of Base Salary
Chief Executive Officer	120%	120%	240%
EVP – President CM	75%	75%	150%
EVP – CFO	75%	75%	150%
EVP – COO	75%	75%	150%
EVP – CTO	75%	75%	150%

The EAOI target is a dollar amount scaled as set forth in the table below, with interpolation to determine payouts for amounts between the scaled levels, as follows:

Adjusted Operating Income Performance Measure (dollars in thousands)	Percent of Goal Achieved
$38,291	200%
$37,657	190%
$37,023	180%
$36,389	170%
$35,755	160%
$35,121	150%
$34,487	140%
$33,853	130%
$33,219	120%
$32,585	110%
$31,951	100%
$31,254	90%
$30,556	80%
$29,859	70%
$29,161	60%
$28,464	50%
$27,766	40%
$27,069	30%
$26,371	20%
$25,674	10%
<$24,976	0%

The total payout under the FY19 Bonus Plan will not exceed $10.5 million. Payments under the FY19 Bonus Plan will occur no later than September 28, 2018.

Indemnification and Insurance of Directors and Officers

JD Sports has agreed that, for a period of six years after the closing of the merger, the surviving company will maintain in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by Finish Line, in respect of acts or omissions occurring at or prior to the effective time, covering each person covered by such insurance immediately prior to the effective time, on terms with respect to the coverage and amounts no less favorable in the aggregate than those in effect on the date of the Merger Agreement. However, the surviving company may substitute the existing policies with policies containing terms and conditions no less advantageous in the aggregate and in no event will the surviving company be required to pay aggregate annual premiums for such policies that exceed 200% of the per annum premium rate paid by Finish Line and its subsidiaries as of the date of the Merger Agreement.

In addition, for a period of six years after the effective time of the merger, JD Sports has agreed to cause the surviving company to fulfill and honor all obligations of Finish Line and its subsidiaries pursuant to (1) each indemnification agreement in effect between Finish Line and its officers and directors that was made available to JD Sports, and (2) any indemnification provision set forth in Finish Line’s or its applicable subsidiary’s organizational documents in effect on the date of the Merger Agreement, in each case, to the fullest extent permitted by applicable law. In this regard, the Merger Agreement provides that, from the effective time of the merger through the sixth anniversary thereof, the charter documents of the surviving company will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each indemnified person as are set out in Finish Line’s charter documents in effect as of the date of the Merger Agreement.

Merger-Related Executive Compensation for Finish Line’s Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Finish Line’s named executive officers that is based on or otherwise relates to the merger. The merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Finish Line’s shareholders, as described below in the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation” beginning on page 102.

The following table sets forth the approximate amount of payments and benefits that each of Finish Line’s applicable named executive officers would receive in connection with the merger, assuming the following: (i) that the effective time of the merger is June 1, 2018; and (ii) that the employment of each of the named executive officers is terminated by Finish Line without cause, or is terminated by the executive officer for good reason, immediately following the closing of the merger. This table does not include the value of benefits that the named executive officers are vested in without regard to the occurrence of a change in control. No named executive officer will receive any pension or nonqualified deferred compensation that is based on or is otherwise triggered by the consummation of the merger. The amounts below are based on certain assumptions that may or may not actually occur, including assumptions described in this proxy statement. As a result, the actual amounts to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Executive	Cash ($)		Equity(1) ($)		Perquisites/ Benefits(2) ($)	Total ($)
Samuel M. Sato	$6,187,500	(3)	$3,436,722	(8)	$32,404	$9,656,626
Melissa A. Greenwell	$2,216,250	(4)	$550,044	(9)	$23,789	$2,790,083
Edward W. Wilhelm	$2,566,250	(5)	$657,456	(10)	$32,404	$3,256,110
John J. Hall	$3,020,208	(6)	$822,407	(11)	$32,404	$3,875,019
AJ Sutera	$3,106,875	(7)	$519,480	(12)	$32,404	$3,658,759

(1)	The value of shares of restricted stock disclosed in this column are valued at $13.50, which is the per share Merger Consideration pursuant to the Merger Agreement. The dollar value of in-the-money option awards disclosed in this column is computed based on the difference between $13.50 and the exercise price of the options.
(2)	The amounts disclosed in this column represent health insurance benefits payable for each executive officer pursuant to such officer’s employment agreement. Unless otherwise indicated, the estimated value of health insurance is based on the health insurance coverage Finish Line carried for each executive officer as of the date of this proxy statement.
(3)	The amount in this column for Mr. Sato was calculated by adding (i) his annual base salary of $1,050,000 and his annual bonus target of $1,260,000 (to yield a total of $2,310,000), and then multiplying that amount by 2.5, and (ii) the accelerated bonus award amount of $162,500 payable under the LTIB17, and (iii) the accelerated bonus award amount of $250,000 payable under the LTIB18. The amounts set forth in clause (i) above are considered “double-trigger” benefits, since the payment is triggered by a termination of employment and the consummation of the merger. The amounts set forth in clauses (ii) and (iii) above are considered “single-trigger” benefits triggered in connection with the consummation of the merger, and for which the benefits are not conditioned upon a termination of employment.
(4)	The amount in this column for Ms. Greenwell was calculated by adding (i) her annual base salary of $450,000 and her annual bonus target of $337,500 (to yield a total of $787,500), and then multiplying that amount by 2.5, and (ii) the accelerated bonus award amount of $97,500 payable under the LTIB17, and (iii) the accelerated bonus award amount of $150,000 payable under the LTIB18. The amounts set forth in clause (i) above are considered “double-trigger” benefits, since the payment is triggered by a termination of employment and the consummation of the merger. The amounts set forth in clauses (ii) and (iii) above are considered “single-trigger” benefits triggered in connection with the consummation of the merger, and for which the benefits are not conditioned upon a termination of employment.

(5)	The amount in this column for Mr. Wilhelm was calculated by adding (i) his annual base salary of $530,000 and his annual bonus target of $397,500 (to yield a total of $927,500), and then multiplying that amount by 2.5, and (ii) the accelerated bonus award amount of $97,500 payable under the LTIB17, and (iii) the accelerated bonus award amount of $150,000 payable under the LTIB18. The amounts set forth in clause (i) above are considered “double-trigger” benefits, since the payment is triggered by a termination of employment and the consummation of the merger. The amounts set forth in clauses (ii) and (iii) above are considered “single-trigger” benefits triggered in connection with the consummation of the merger, and for which the benefits are not conditioned upon a termination of employment.
(6)	The amount in this column for Mr. Hall was calculated by adding (i) his annual base salary of $635,000 and his annual bonus target of $476,250 (to yield a total of $1,111,250), and then multiplying that amount by 2.5, and (ii) the accelerated bonus award amount of $92,083 payable under the LTIB17, and (iii) the accelerated bonus award amount of $150,000 payable under the LTIB18. The amounts set forth in clause (i) above are considered “double-trigger” benefits, since the payment is triggered by a termination of employment and the consummation of the merger. The amounts set forth in clauses (ii) and (iii) above are considered “single-trigger” benefits triggered in connection with the consummation of the merger, and for which the benefits are not conditioned upon a termination of employment.
(7)	The amount in this column for Mr. Sutera was calculated by adding (i) his annual base salary of $425,000 and his annual bonus target of $318,750 (to yield a total of $743,750), and then multiplying that amount by 2.5, (ii) the accelerated bonus award amount of $97,500 payable under the LTIB17, (iii) the accelerated bonus award amount of $150,000 payable under the LTIB18, and (iv) $1,000,000 in cash bonus awards, (which is not subject to the 2.5x multiple described above), if Mr. Sutera suffers a termination of employment without cause after the occurrence of a change in control but before September 1, 2018, a bonus award value of $1,000,000 will be payable. If the termination of employment without cause of Mr. Sutera occurs after September 1, 2018, but before March 1, 2019, a bonus award value of $500,000 will be payable. The merger with JD Sports will constitute a “change in control” for the purposes of Mr. Sutera’s awards. The amounts set forth in clauses (i) and (iv) above are considered “double-trigger” benefits, since the payment is triggered by a termination of employment and the consummation of the merger. The amounts set forth in clauses (ii) and (iii) above are considered “single-trigger” benefits triggered in connection with the consummation of the merger, and for which the benefits are not conditioned upon a termination of employment.
(8)	The amount in this column for Mr. Sato represents the dollar value ($3,436,722) of restricted stock awards granted to Mr. Sato for 254,572 Common Shares which will become fully vested and converted into the right to receive the Merger Consideration upon the closing of the merger. This amount is considered a “single-trigger” benefit triggered in connection with the consummation of the merger, and for which the benefit is not conditioned upon a termination of employment.
(9)	The amount in this column for Ms. Greenwell represents the dollar value ($550,044) of restricted stock awards granted to Ms. Greenwell for 40,744 Common Shares which will become fully vested and converted into the right to receive the Merger Consideration upon the closing of the merger. This amount is considered a “single-trigger” benefit triggered in connection with the consummation of the merger, and for which the benefit is not conditioned upon a termination of employment.
(10)	The amount in this column for Mr. Wilhelm represents (i) the dollar value ($647,838) of restricted stock awards granted to Mr. Wilhelm for 47,988 Common Shares which will become fully vested and converted into the right to receive the Merger Consideration upon the closing of the merger; and (ii) the dollar value ($9,618) of in-the-money options to purchase 24,350 Common Shares which will become fully vested and cashed-out upon the closing of the merger. These amounts are considered “single-trigger” benefits triggered in connection with the consummation of the merger, and for which the benefits are not conditioned upon a termination of employment.
(11)	The amount in this column for Mr. Hall represents the dollar value ($822,407) of restricted stock awards granted to Mr. Hall for 60,919 Common Shares which will become fully vested and converted into the right to receive the Merger Consideration upon the closing of the merger. This amount is considered a “single-trigger” benefit triggered in connection with the consummation of the merger, and for which the benefit is not conditioned upon a termination of employment.

(12)	The amount in this column for Mr. Sutera represents the dollar value ($519,480) of restricted stock awards granted to Mr. Sutera for 38,480 Common Shares which will become fully vested and converted into the right to receive the Merger Consideration upon the closing of the merger. This amount is considered a “single-trigger” benefit triggered in connection with the consummation of the merger, and for which the benefit is not conditioned upon a termination of employment.
(13)	The following table quantifies, for each named executive officer of Finish Line, the portion of the total amount of merger-related compensation that is payable attributable to a double-trigger arrangement (i.e., amounts triggered by a change in control for which payment is conditioned upon the executive officer’s termination without cause or resignation for good reason within a limited time period following the change in control) and a single-trigger arrangement (i.e., amounts triggered by a change in control for which payment is not conditioned upon such a termination or resignation of the executive officer).

Name	Double Trigger ($)	Single Trigger ($)
Samuel M. Sato	$5,807,404	$3,849,222
Melissa A. Greenwell	$1,992,539	$797,544
Edward W. Wilhelm	$2,351,154	$904,956
John J. Hall	$2,810,529	$1,064,490
AJ Sutera	$2,891,779	$766,980

Regulatory Approvals

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules and regulations promulgated thereunder, Finish Line and JD Sports are required to make certain filings with the DOJ and the FTC. The merger may not be consummated until the applicable waiting period under the HSR Act has expired or has been terminated. Finish Line and JD Sports each filed their respective notification and report forms with the DOJ and the FTC under the HSR Act on April 9, 2018, and the applicable waiting period under the HSR Act expired early on April 16, 2018.

During or after the statutory waiting periods and clearance of the merger, and even after completion of the Exchange, either the DOJ, the FTC or other U.S. governmental authorities could take action under the antitrust laws with respect to the merger as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger, or to conditionally approve the merger upon the divestiture of assets of Finish Line or JD Sports or to impose restrictions on the operation of the surviving corporation after the completion of the merger. Moreover, in some jurisdictions, a competitor, customer, state Attorney General or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed.

The Merger Agreement provides that Finish Line and JD Sports will use their reasonable best effort to obtain any consents, authorizations, expiration or termination of applicable waiting periods, orders and approvals from all governmental bodies and third parties to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated thereby. The Merger Agreement also provides that Finish Line and JD Sports will cooperate fully with the other and its affiliates in promptly seeking to obtain all such consents, authorizations, expiration, or termination of applicable waiting periods, orders and approvals, in connection with the transactions contemplated by the Merger Agreement.

U.K. Regulatory Approvals

The merger, because of the size of the acquisition in relation to JD Sports, is a Class 1 transaction under the UK Listing Rules and is therefore conditional upon, among other things, the approval of the shareholders of JD Sports by a simply majority of votes cast in favor of the merger. In order to obtain such approval, JD Sports must convene a general meeting of its shareholders. The notice convening such meeting will be contained in a Circular to the shareholders of JD Sports. The Circular must be approved by the UKLA before it is posted. Before the Merger Agreement was entered into, JD Sports both submitted an advanced draft of the Circular to the UKLA and received the UKLA’s comments on it. The limited nature of those comments gave JD Sports confidence that the Circular can be finalized by JD Sports and approved by the UKLA in due course.

Other Regulatory Matters

In the United States, Finish Line must also comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ in connection with the filing of this proxy statement with the SEC.

No Dissenters’ or Appraisal Rights

Finish Line’s shareholders do not have dissenters’ rights of appraisal under Indiana law in connection with the merger.

Delisting and Deregistration of Finish Line’s Common Shares

If the merger is completed, the Common Shares of Finish Line will be deregistered under the Exchange Act, the Common Shares will be delisted from the NASDAQ and will no longer be publicly traded, and Finish Line will no longer be required to file reports with the SEC.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of certain material United States federal income tax considerations applicable to our shareholders of the receipt of cash in exchange for Finish Line Common Shares pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis and to differing interpretations, all of which could result in tax considerations different from those described below. This discussion assumes that the Common Shares are held as capital assets within the meaning of Section 1221 of the Code by their beneficial owners. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s unique investment circumstances, or to shareholders subject to special treatment under the United States federal income tax laws (for example, a bank, life insurance company, or other financial institution; dealer or broker in securities or currencies; a trader in securities that elects mark-to-market treatment; a tax-exempt organization; a retirement plan or other tax-deferred account; S-corporation, partnership, or other pass-through entity; a mutual fund; a real estate investment trust or regulated investment company; a personal holding company; a United States expatriate; controlled foreign corporation, passive foreign investment company; a corporation that accumulates earnings to avoid U.S. federal income tax; “U.S. holder” (as defined below) whose functional currency is not the U.S. dollar; shareholder who holds Common Shares as part of a hedging, “straddle,” constructive sale, conversion or other risk-reduction strategy or integrated transaction; “non-U.S. holder” (as defined below) that owns, or has owned, actually or constructively, more than 5% of our Common Shares; or shareholder who acquired Common Shares through the exercise of employee stock options or other compensation arrangements). In addition, this discussion is general in nature and does not address any aspect of state, local, alternative minimum, estate, gift or non-United States taxation that may be applicable to a particular shareholder.

Finish Line shareholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for Common Shares pursuant to the merger (including the application and effect of any state, local or non-United States income and other tax laws).

If a partnership (or an entity or arrangement taxable as a partnership for United States federal income tax purposes) holds Common Shares, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partnership or a partner of a partnership holding our Common Shares, you should consult your own tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes, any of the following:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state in the United States, or the District of Columbia;

•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to United States federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or other entity or arrangement taxable as a partnership for United States federal income tax purposes) of our Common Shares that is not a U.S. holder.

U.S. Holders

The receipt of cash in the merger will be a taxable transaction to U.S. holders for United States federal income tax purposes. Generally, a U.S. holder of our Common Shares will recognize gain or loss equal to the difference between the amount of cash received in the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the Common Shares converted into cash pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the price it paid for its Common Shares. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction) owned by a U.S. holder. The gain or loss generally will be long-term capital gain or loss if the Common Shares have been held for more than one year at the effective time of the merger, and will be short-term capital gain or loss if the shares have been held for one year or less. Long-term capital gains recognized by non-corporate U.S. holders may be subject to reduced tax rates. The deductibility of capital losses is subject to limitation.

A 3.8% tax is imposed on the “net investment income” of certain individuals, trusts and estates if their income exceeds certain thresholds. In the case of an individual, the net investment income tax will be imposed on the lesser of (i) an individual’s “net investment income,” or (ii) the amount by which an individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed “net investment income,” or (ii) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. For these purposes, “net investment income” generally will include any gain recognized on the receipt of the cash for shares of our Common Shares in the merger.

Information returns will be filed with the Internal Revenue Service (“IRS”) in connection with payments to a U.S. holder pursuant to the merger, unless the U.S. holder is an exempt recipient. Under the United States federal income tax backup withholding rules, the paying agent generally will be required to withhold 24% of all payments to which a U.S. holder is entitled in the merger, unless the U.S. holder (1) is a corporation or comes within other exempt categories, and demonstrates this fact, or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign, and return to the paying agent for the merger the IRS Form W-9 that each shareholder will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. If a U.S. holder does not provide a correct tax identification number, the U.S. holder may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a U.S. holder’s United States federal income tax liability, if any, or refunded by the IRS provided that the required information is furnished to the IRS in a timely manner. Each U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated United States federal income tax rates applicable to United States persons (as defined under the Code), and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger (unless an exception is provided under an applicable treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

A non-U.S. holder will be subject to information reporting, and, in certain circumstances, backup withholding may apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code) or such non-U.S. holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a properly executed IRS Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting” or other applicable IRS Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a non-U.S.holder’s United States federal income tax liability, if any, or refunded by the IRS provided that the required information is furnished to the IRS in a timely manner. Each non-U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

The foregoing discussion of certain material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of our Common Shares. You should consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or non-United States income and other tax laws) of the receipt of cash in exchange for Common Shares pursuant to the merger.

Litigation Related to the Merger

On May 2, 2018, purported Finish Line shareholder Edward Martinez filed a lawsuit on behalf of himself and a putative class of public Finish Line shareholders, as well as on behalf of Finish Line derivatively, in the

U.S. District Court for the Southern District of Indiana. The lawsuit, which is captioned Martinez v. Lyon, et al., Civil Action No. 1:18-cv-1342, names Finish Line as a nominal defendant and alleges, among other things, breach of fiduciary duty claims against the Finish Line board of directors in connection with the board’s consideration and approval of the merger. The complaint also alleges that the preliminary proxy statement that Finish Line submitted to the SEC in connection with the merger was materially misleading and incomplete, purportedly violating Sections 14(a) and 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The lawsuit seeks, among other things, to enjoin the consummation of the merger and damages. Finish Line believes the lawsuit is without merit and intends to vigorously defend itself.

THE MERGER AGREEMENT

The following is a summary of certain material terms of the Merger Agreement. The summary is not complete and must be read together with the actual Merger Agreement, a copy of which is attached as Appendix A. Finish Line encourages you to read the Merger Agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the Merger Agreement that is important to you. Capitalized terms used in this summary but not defined in this Proxy Statement have the meanings provided in the Merger Agreement.

The Merger Agreement has been included with this proxy statement to apprise you of its terms. It is not intended to provide any other factual information about Finish Line or JD Sports or their respective businesses. Additionally, the representations, warranties, and covenants described in this section and contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of Finish Line, JD Sports, and Merger Sub. In many cases, these representations, warranties, and covenants are made as of specific dates and are subject to important limitations or qualifications agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Finish Line, JD Sports, or Merger Sub, their respective subsidiaries and affiliates, or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement or may change in the future and these changes may not be fully reflected in the public disclosures made by Finish Line or JD Sports. As a result of the foregoing, you should not rely on the representations, warranties, and covenants contained in the Merger Agreement, or any descriptions thereof, as accurate characterizations of the state of facts or condition of Finish Line, JD Sports, Merger Sub, or any other person, nor as forward-looking statements.

Structure and Corporate Effects of the Merger

At the Effective Time (as defined below), Merger Sub will merge with and into Finish Line, and the separate corporate existence of Merger Sub will cease. Finish Line will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence as an Indiana corporation and a wholly-owned indirect subsidiary of JD Sports.

At the Effective Time, the bylaws of Finish Line will be amended and restated in their entirety to read as set forth in Exhibit B to the Merger Agreement.

At the Effective Time, the individuals holding positions as directors of Merger Sub immediately before the Effective Time will become the directors of the Surviving Corporation, and the individuals holding positions as officers of the Merger Sub immediately before the Effective Time will become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Timing of the Merger

The closing of the merger (the “Closing”) is to take place within four Business Days after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions which by their terms are required to be satisfied or, to the extent permitted under the Merger Agreement, waived at the Closing, but subject to the satisfaction or waiver in accordance with the Merger Agreement of such conditions). These conditions are described under “Conditions to Completion of the Merger” on page 94. Finish Line and JD Sports may mutually agree on another date or time for the Closing to take place. The date on which the Closing occurs is sometimes referred to as the “Closing Date.”

At the Closing, Finish Line will file Articles of Merger with the Secretary of State of the State of Indiana. The merger will become effective at the time when the Articles of Merger are filed or at such later date or time as may be agreed by Finish Line and JD Sports and specified in the Articles of Merger (such date and time, the “Effective Time”).

As of the date of the filing of this proxy statement, Finish Line expects to complete the merger in the late second or early third quarter of 2018, although delays may occur. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside of Finish Line’s control or the control of JD Sports may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

Effect of the Merger on Finish Line’s Common Shares

Each Finish Line Common Share that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $13.50 in cash, without interest and less any applicable withholding taxes, except for any Common Shares that are held in the treasury of Finish Line or by any subsidiary of Finish Line or owned by JD Sports or any of its subsidiaries (which are referred to in this proxy statement as “Cancelled Shares”). At the Effective Time, the Common Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

At the Effective Time, each Cancelled Share will be cancelled and retired and shall cease to exist, and no consideration will be delivered in exchange for such cancellation.

At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable class A common share of the Surviving Corporation.

Treatment of Company Equity Awards

Stock Options

At the Effective Time, each option to acquire Finish Line Common Shares that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) granted under Finish Line’s 2002 Stock Incentive Plan, as amended, and Amended and Restated 2009 Incentive Plan, as amended (“Company Incentive Plans”) will be cancelled or terminated, and JD Sports, or, at JD Sports’ election, the surviving corporation, will pay the holder of each such option an amount in cash (without interest) equal to the product of (1) the excess, if any, of the Merger Consideration over the exercise price per Common Share underlying such option, and (2) the number of Common Shares subject to the option (net of withholding taxes and rounded down to the nearest whole cent). All options to acquire Finish Line Common Shares with an exercise price per share equal to or greater than the Merger Consideration will be cancelled or terminated at the Effective Time with no consideration paid in respect of such options.

Restricted Stock

At the Effective Time, each share of Company Restricted Stock that is outstanding immediately prior to the Effective Time and that is not vested immediately prior to the Effective Time will be fully vested and free of any forfeiture restrictions immediately prior to the Effective Time. At the Effective Time, each Common Share represented by such award of Company Restricted Stock (net of any common stock or corresponding cash withheld to cover applicable withholding taxes) will be converted into the right to receive the Merger Consideration.

Treatment of the Finish Line Employee Stock Purchase Plan

With respect to Finish Line’s Employee Stock Purchase Plan, or ESPP, the Merger Agreement provides that:

•	The ESPP will be terminated immediately after the first “Purchase Date” (as defined in the ESPP) following the date of the Merger Agreement (such date, the “final purchase date”).

•	All future offerings that would otherwise commence under the ESPP following the final purchase date will be suspended.

•	All further payroll deductions under the ESPP will cease to be effective as of the final purchase date.

•	On the final purchase date, Finish Line will apply the funds credited as of such date under the ESPP to each participant’s payroll withholding account under the ESPP to the purchase of whole shares of Finish Line’s common stock in accordance with the terms of the ESPP, each of which will be treated as described under “Effect of the Merger on Finish Line’s Common Shares” on page 82.

Payment for Common Shares in the Merger

At or prior to the Effective Time, JD Sports will deposit cash in U.S. dollars sufficient to pay the aggregate Merger Consideration with an exchange agent reasonably approved in advance by Finish Line, which is referred to herein as the “Exchange Agent.”

Promptly after the Effective Time, JD Sports will cause the Exchange Agent to mail to each holder of record of Common Shares whose shares were converted into the right to receive the Merger Consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing Common Shares in exchange for the Merger Consideration. Upon surrender of certificates (or effective affidavits of loss in lieu of certificates and, if required, the posting of a bond) or book-entry shares, as applicable, to the Exchange Agent together with the letter of transmittal, completed and executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the Exchange Agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the Merger Consideration for all such Common Shares, and such Common Shares will be cancelled.

Representations and Warranties; Material Adverse Effect

The Merger Agreement contains representations and warranties of Finish Line, subject to certain exceptions in the Merger Agreement, in the confidential disclosure letter delivered to JD Sports in connection with the Merger Agreement and in certain of Finish Line’s public filings, as to, among other things:

•	organization and qualification to do business with respect to Finish Line and its subsidiaries in each of their jurisdictions of organization;

•	capital structure, including shares issued and outstanding and obligations pursuant to equity awards;

•	capitalization and ownership of Finish Line’s subsidiaries;

•	corporate authority to enter into the Merger Agreement and the enforceability of the Merger Agreement against Finish Line;

•	resolutions adopted by the board declaring the Merger Agreement, the merger, and the transactions contemplated by the Merger Agreement to be fair and in the best interests of Finish Line and its shareholders, approving the Merger Agreement, the merger, and the transactions contemplated by the Merger Agreement, containing their recommendation that Finish Line’s shareholders approve the Merger Agreement, and directing that the Merger Agreement be submitted to Finish Line’s shareholders for their approval;

•	absence of violations or conflicts with Finish Line’s or any of its subsidiaries’ governing documents;

•	governmental and third-party consents, and other governmental filings and approvals relating to the execution, delivery and performance of the Merger Agreement;

•	Finish Line’s SEC filings and financial statements;

•	internal disclosure controls and procedures;

•	the absence of undisclosed liabilities or obligations;

•	the absence of certain events, including changes having, or which would reasonably be expected to have, a Company Material Adverse Effect, since November 25, 2017;

•	litigation matters and investigations;

•	compliance with applicable laws, including anti-corruption laws, and the possession of required permits;

•	real property and personal property matters;

•	environmental matters;

•	tax matters;

•	intellectual property matters;

•	employee benefit matters;

•	labor and employment matters;

•	material contracts;

•	insurance policies and coverage;

•	the inapplicability of anti-takeover statutes, and the effectiveness of the Rights Agreement dated as of August 28, 2017, as amended, between Finish Line and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agreement”);

•	the absence of undisclosed material transactions with affiliates;

•	the receipt by the Special Committee of the respective opinions of PJ SOLOMON and Houlihan Lokey referred to in “The Merger – Opinions of the Finish Line Special Committee’s Financial Advisors;”

•	broker’s or advisor’s fees;

•	suppliers;

•	this proxy statement; and

•	Finish Line’s acknowledgment of limitations on representations and warranties of JD Sports or Merger Sub.

The Merger Agreement also contains representations and warranties of JD Sports and Merger Sub, subject to certain exceptions in the Merger Agreement, as to, among other things:

•	organization, good standing and authority to do business with respect to JD Sports and Merger Sub in each of their respective jurisdictions;

•	Merger Sub’s status as a subsidiary of JD Sports;

•	corporate authority to enter into the Merger Agreement and the enforceability of the Merger Agreement against JD Sports and Merger Sub;

•	absence of violations or conflicts with JD Sports’ or Merger Sub’s governing documents;

•	governmental and third-party consents, and other governmental filings and approvals relating to the execution, delivery and performance of the Merger Agreement;

•	absence of status of JD Sports and Merger Sub as “interested shareholders” of Finish Line within the meaning of the Indiana Business Corporation Law;

•	broker’s or advisor’s fees;

•	the sufficiency of available funds to consummate the merger and pay related fees;

•	information supplied for the purposes of this proxy statement; and

•	JD Sports’ and Merger Sub’s acknowledgment of limitations on representations and warranties of Finish Line and non-reliance on forward-looking information, estimates and projections provided by Finish Line.

Some of the representations and warranties in the Merger Agreement are qualified by materiality or knowledge qualifications or a “Material Adverse Effect” qualification with respect to either Finish Line or JD Sports, as discussed below.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, occurrence, fact, condition, change, development, circumstance or effect that has a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of Finish Line and its subsidiaries, taken as a whole, or (ii) the ability of Finish Line to perform its obligations under the Merger Agreement or to consummate the merger and the other transactions contemplated by the Merger Agreement. However, with respect to clause (i) above, no events, occurrences, facts, conditions, changes, developments, circumstances or effects will be deemed in and of themselves, either alone or in combination, to constitute, nor shall any of them be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect (except that, in the case of the items described in the first five bullets or the tenth bullet below, to the extent such condition disproportionately affects Finish Line and its subsidiaries relative to other participants in the industries in which Finish Line or its subsidiaries operate, the disproportionate impact on Finish Line and its subsidiaries relative to other participants in the industries in which Finish Line and its subsidiaries operate will not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect):

•	general economic conditions attributable to the United States economy or financial or credit markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets) occurring after the date of the Merger Agreement;

•	general political conditions or changes therein occurring after the date of the Merger Agreement;

•	general financial or security market fluctuations or conditions;

•	changes in, or events affecting, the industries in which Finish Line and its subsidiaries operate;

•	any event, occurrence, fact, condition, change, development, circumstance or effect arising out of a change in GAAP or applicable law (or interpretation thereof) after the date of the Merger Agreement;

•	any event, occurrence, fact, condition, change, development, circumstance or effect to the extent arising out of the announcement or pendency of the transactions contemplated by the Merger Agreement (except to the extent such announcement was made by Finish Line or its representatives in a way that violates the Merger Agreement);

•	the failure of Finish Line to meet projections forecasts, estimates or predictions in respect of financial or operational metrics (provided, that the underlying facts or the cause for Finish Line not to meet such projections forecasts, estimates or predictions shall not be excluded);

•	changes in the market price of Finish Line’s securities;

•	actions by Finish Line taken or not taken by Finish Line with the express written consent of JD Sports or actions taken or not taken by JD Sports or Merger Sub;

•	acts of terrorism or war, weather conditions or other force majeure events; or

•	any legal action commenced by Finish Line’s shareholders arising from the transactions contemplated by the Merger Agreement.

For purposes of the Merger Agreement, a “Parent Material Adverse Effect” with respect to JD Sports means any material adverse effect on the ability of JD Sports or Merger Sub to perform its respective obligations under the Merger Agreement or to consummate the merger and the other transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that, during the pre-closing period, except as expressly required by or pursuant to the Merger Agreement or any law or permit, or with JD Sports’ prior written consent, Finish Line will, and will cause its subsidiaries to:

•	conduct its business in the ordinary course of business consistent with past practice; and

•	use reasonable best efforts to preserve intact its business organization and goodwill and satisfactory relationships with governmental authorities, material suppliers, landlords, lessors, licensors, licensees, distributors and other third parties and to keep available the services of its current officers and key employees.

The Merger Agreement also provides that, during the pre-closing period, except as expressly required by or pursuant to the Merger Agreement (or, in certain cases, as set forth in the confidential disclosure letter delivered to JD Sports) or any law or permit, or with JD Sports’ prior written consent, Finish Line will not, and will cause its subsidiaries not to (subject to certain specified exceptions):

•	amend or propose to amend any of its organizational documents;

•	authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, encumber or transfer or agree or commit to issue, deliver, sell, pledge, dispose of, grant, encumber or transfer any shares of any class or series of capital stock of or other equity interest in Finish Line or any of its subsidiaries or securities convertible into or exchangeable or exercisable for, or any options, warrants, stock appreciation rights, restricted stock, “phantom stock” or other rights of any kind to acquire, any shares of (or any securities convertible into or exchangeable for) any class or series of such capital stock, or any other equity interest or any other securities of Finish Line or any of its subsidiaries, other than the issuance of Common Shares issuable pursuant to equity awards issued under Finish Line’s incentive plans or rights agreement and outstanding as of the date of the Merger Agreement, (2) enter into any amendment of any term of any of its outstanding securities, (3) commence any offering or otherwise issue or grant any awards under Finish Line’s ESPP, or (4) accelerate or waive any restrictions pertaining to the vesting of any options, warrants or other rights of any kind to acquire any shares of capital stock to the extent that such acceleration of vesting or waiver of restrictions does not occur automatically;

•

except in the ordinary course of business consistent with past practice, (1) in any transaction or series of related transactions, sell, pledge, dispose of (including by means of allowing to lapse or failing to pay applicable maintenance, renewal, registration fees or other dues), transfer, lease, license, abandon, or create or incur any encumbrance upon, or authorize the sale, pledge, disposition, transfer, lease, license, abandoning, or creation or incurrence of any encumbrance upon, any property or assets of Finish Line or any of its subsidiaries which have a net book value in the aggregate (or for aggregate consideration) in excess of $350,000 to any person or persons, except (x) for property or assets which are no longer used in the operation of the business of Finish Line or its subsidiaries or (y) sales of merchandise inventory in the ordinary course of business consistent with past practice, or (2) cancel, release or assign any indebtedness owed to Finish Line or any of its subsidiaries;

•	in any transaction or series of related transactions, acquire or agree to acquire, by merger, consolidation or otherwise, or otherwise purchase an equity interest in or assets of, any corporation, partnership, association or other business organization or division thereof having assets or businesses with an aggregate fair market value (or for aggregate consideration) in excess of $500,000, except for purchases of merchandise inventory, supplies and other assets in the ordinary course of business consistent with past practice, or (2) merge or consolidate with any other person, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of or relating to Finish Line or any of its subsidiaries (other than the Merger), or commence or file any petition seeking liquidation, protection or other relief under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar law or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official;

•	declare, set aside, make or pay any dividend, as applicable, other than Finish Line’s ordinary quarterly dividends declared on January 17, 2018 (to the extent unpaid) and on April 19, 2018 (in each case in the amount of $0.115 per share), or make any other distribution with respect to any of the capital stock of Finish Line (other than any dividend or distribution by a subsidiary of Finish Line to Finish Line or to another subsidiary), (2) reclassify, combine, split or subdivide any capital stock of Finish Line or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (3) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interests of Finish Line or any of its subsidiaries (other than in connection with the exercise, settlement or vesting of any equity awards issued under Finish line’s incentive plans and outstanding as of the date of the Merger Agreement);

•	make any loans, advances or capital contributions to, or investments in, any other person, other than loans or investments by Finish Line or a subsidiary of Finish Line to or in another subsidiary of Finish Line, (2) incur, assume or otherwise become directly or indirectly liable for, or modify any indebtedness (including the issuance of any debt securities), except for borrowings under the credit agreement as in effect on the date of the Merger Agreement in an amount not to exceed $3,000,000 in the aggregate, or (3) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other liabilities of another person (other than a guaranty by Finish Line or any of its subsidiaries solely on behalf of Finish Line or any of its subsidiaries);

•	enter into, renew or extend any real property lease or any contract that has been disclosed by Finish Line as a material contract in the confidential disclosure letter delivered to JD Sports, or that would have qualified for disclosure therein if entered into following the date of the Merger Agreement;

•	amend, cancel or terminate, or waive, release, assign or create or incur any encumbrance upon any rights under, any real property lease, any contract that has been disclosed by Finish Line as a material contract in the confidential disclosure letter delivered to JD Sports, or that would have qualified for disclosure therein if entered into following the date of the Merger Agreement, any other contract to the extent such action adds, modifies or otherwise affects any rights of exclusivity granted by Finish Line or any of its subsidiaries to any person, or any other contract to the extent such action adds, adversely modifies or otherwise adversely affects a “change of control” or similar provision that would be triggered by the merger or any of the other transactions contemplated by the Merger Agreement;

•

except as required by any of Finish Line’s existing benefit plans, (1) increase the compensation or benefits of, or make any loans to, any director, officer, employee, consultant or other service provider or increase the compensation expense of Finish Line and its subsidiaries taken as a whole, except for annual merit-based base pay increases to employees of Finish Line and its subsidiaries who are non-executive officers in the ordinary course of business consistent with past practice and that do not exceed five percent (5%) in the aggregate, (2) grant, provide or increase any bonus, severance, change of control or retention payments or benefits to any director, officer, employee, consultant or other service provider, or grant, issue, or modify any equity or equity-based awards that may be settled in any capital stock or other equity interests or securities of Finish Line or any of its subsidiaries, (3) establish, adopt or enter into any new collective bargaining, bonus, pension, other retirement, deferred compensation, equity compensation, change in control, severance, retention or other benefit agreement, plan or arrangement for the benefit of any current or former director, officer, employee, consultant or other service provider, (4) amend any Finish Line benefit plan, or amend the Finish Line incentive plans, except as may be required to comply with applicable laws, (5) accelerate the payment of compensation or benefits to any director, officer, employee, consultant or other service provider, (6) hire any employee or officer with an annual base salary in excess of $150,000, or terminate any employee or officer of Finish Line or any of its subsidiaries other than for “just cause” (as determined in the ordinary course of business consistent with past practice), or (7) renew or enter into any modifications of any collective bargaining agreement or other labor agreement or implement or announce any material reduction in labor force or mass lay-offs;

•	change its method of accounting, except as required by changes in GAAP or Regulation S-X under the Exchange Act, or as may be required by a change in applicable law;

•	change its fiscal year;

•	except as required by applicable law, (1) make or change any tax election, (2) file any amended tax return or take any position on any tax return filed on or after the date of the Merger Agreement that is inconsistent with elections made or positions taken in preparing or filing similar tax returns in prior periods, (3) settle or compromise any tax liability with any tax authority, (4) surrender any right to claim a refund of taxes, (5) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Finish Line or any of its subsidiaries, (6) enter into any “closing agreement” within the meaning of Section 7121 of the Internal Revenue Code (or any similar provision of state, local, or non-U.S. law) relating to taxes, (7) change any annual tax accounting period, (8) change any period of tax accounting or method of tax accounting or (9) settle or compromise any tax audit or other proceeding;

•	authorize, or enter into any commitment for, any capital expenditures with respect to tangible property or real property other than related to operational emergencies, equipment failures or outages or not in excess of $750,000 in the aggregate;

•	establish any new subsidiary or joint venture or enter into any new line of business or division thereof;

•	settle, release, waive, compromise or fail to defend (1) any action brought (or threatened to be brought) by any governmental authority, (2) any action brought (or threatened to be brought) by any current, former or purported holder of any capital stock of Finish Line concerning the Merger Agreement, the merger or any of the other transactions contemplated by the Merger Agreement, or (3) any other action brought (or threatened to be brought) against Finish Line or any of its subsidiaries, other than settlements or compromises pursuant to which the amounts paid or payable by Finish Line or any of its subsidiaries in settlement or compromise do not exceed $350,000 in the aggregate (net of insurance proceeds actually received by Finish Line), that do not create liabilities that would impose any restrictions on the business of Finish Line or any of its subsidiaries and that do not involve the admission of wrongdoing by Finish Line or any of its subsidiaries;

•	amend the engagement letters with PJ SOLOMON and Houlihan Lokey or engage any other investment bankers, finders or brokers in connection with the merger or any of the other transactions contemplated by the Merger Agreement; or

•	authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

No Solicitation

Finish Line will generally not be permitted to solicit or participate in discussions regarding any inquiry, indication of interest or proposal that would reasonably be expected to lead to an Alternative Transaction Proposal. For purposes of the Merger Agreement:

•	“Alternative Transaction Proposal” means any offer, inquiry, proposal or indication of interest relating to any transaction or series of related transactions, in each case other than the transactions contemplated by the Merger Agreement, (a) any merger, consolidation, share exchange, tender offer (including a self-tender offer), business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Finish Line or any of its subsidiaries, in a single transaction or a series of related transactions, which would result in any person or group beneficially owning, directly or indirectly, voting securities constituting fifteen percent (15%) or more of the aggregate outstanding voting power of Finish Line or any of its subsidiaries or a surviving entity, as applicable, (b) any direct or indirect acquisition, license or purchase, by any person or group, including by means of a joint venture, partnership or the acquisition of capital stock of any subsidiary of Finish Line, of assets or properties that constitute fifteen percent (15%) or more of the fair market value of the assets and properties of Finish Line and its subsidiaries, taken as a whole, or to which fifteen percent (15%) or more of the revenue or net income of Finish Line on a consolidated basis are attributable, (c) any direct or indirect acquisition or purchase which would result in any person or group beneficially owning voting securities constituting fifteen percent (15%) or more of the aggregate outstanding voting power of Finish Line or any of its subsidiaries, or (d) any other transaction or series of related transactions resulting in any person or group obtaining the power to direct or cause the direction of the management or policies of Finish Line or any of its subsidiaries (whether by acquisition of voting rights, contract or otherwise) or (e) any other transaction or series of related transactions having a similar effect to those described in clauses (a) through (d) or any combination of the foregoing.

•	“Superior Proposal” means any bona fide, written Alternative Transaction Proposal (except that the threshold is 85% or more rather than 15%, and in the case of the assets and properties of Finish Line in clause (b) of the definition of “Alternative Transaction Proposal,” the threshold is a majority of the assets rather than 15%), in either case that the board determines in good faith (after consultation with its legal counsel and an independent financial advisor of nationally recognized reputation), taking into account, to the extent the board deems relevant, all legal, financial, regulatory, financing, conditionality, timing and other aspects of such proposal and the Merger Agreement, to be more favorable to Finish Line’s shareholders (compared to the merger) from a financial point of view and taking into account the likelihood and timing of consummation in accordance with its terms.

Except as permitted by the Merger Agreement, during the pre-closing period, the Merger Agreement requires that Finish Line will and will cause its subsidiaries and its and their directors, officers, employees and representatives to:

•	immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with respect to any Alternative Transaction Proposal or any proposal that would reasonably be expected to lead to an Alternative Transaction Proposal;

•	enforce and, except as otherwise prohibited by law, not waive or amend any provisions of any anti-takeover law or any confidentiality or standstill agreement to which Finish Line or any of its subsidiaries is a party, related to any Alternative Transaction Proposal or any proposal that would reasonably be expected to lead to an Alternative Transaction Proposal;

•	promptly request each person that has previously executed a confidentiality agreement in connection with its consideration of any Alternative Transaction Proposal to return or destroy all confidential information furnished by Finish Line or any of its subsidiaries prior to the execution of the Merger Agreement;

•	not solicit, initiate, propose or knowingly facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal;

•	not enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person or group of persons any non-public information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction Proposal; and

•	not take any action related to the board changing or withdrawing its recommendation that Finish Line’s shareholders approve the Merger, except as otherwise permitted by the Merger Agreement.

Notwithstanding these restrictions, prior to the time, but not after, the requisite shareholder vote is obtained, Finish Line and its representatives may furnish nonpublic information with respect to Finish Line and its subsidiaries to, and engage in discussions or negotiations with any third party or group of third parties in response to a bona fide written takeover proposal made after the execution of the Merger Agreement and that did not result from a breach of the non-solicitation restrictions described above, if Finish Line (1) receives an executed confidentiality agreement, containing terms at least as restrictive as the terms of the confidentiality agreements between Finish Line and JD Sports, from such third party and (2) notifies JD Sports of the proposal as promptly as practicable (and, in any event, within 24 hours) after receipt of such proposal.

During the pre-closing period, Finish Line is also required to promptly (and, in any event, within 24 hours after the occurrence thereof) advise JD Sports of the receipt of any takeover proposal or any initial requests for non-public information concerning Finish Line related to a takeover proposal, or any discussions or negotiations sought to be initiated regarding such takeover proposal that are made or submitted by any person during such period, specifying the material terms and conditions thereof (including the identity of the party making the takeover proposal or request).

Thereafter, Finish Line is required to keep JD Sports reasonably informed, on a prompt basis (and, in any event, within 24 hours after the occurrence thereof), regarding any material changes to the status or material terms and details of any such takeover proposal or request (including copies of any written requests, proposals, offers or agreements), and is required to provide JD Sports with all material non-public information provided in connection with a takeover proposal that has not been previously made available to JD Sports.

Change in Board Recommendation

As described under “The Merger – Finish Line’s Reasons for the Merger; Recommendation of Finish Line’s Board of Directors” on page 41, and subject to the provisions described below, the board has unanimously recommended that Finish Line’s shareholders vote “FOR” the proposal to approve the Merger Agreement.

The Merger Agreement provides that, except as described below, the board may not (any of the following, an “Adverse Recommendation Change”):

•	withdraw or qualify (or amend or modify in a manner adverse to JD Sports) or publicly propose or resolve to withdraw or qualify (or amend or modify in a manner adverse to JD Sports), the board recommendation;

•	recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Transaction Proposal;

•	fail to publicly reaffirm its recommendation of the merger within ten Business Days after JD Sports so requests in writing; or

•	fail to recommend against any Alternative Transaction Proposal subject to Regulation 14D under the Exchange Act within ten Business Days after the commencement of any such Alternative Transaction Proposal.

Notwithstanding the restrictions described above and in “No Solicitation” on page 89, at any time prior to the time the requisite company shareholder vote is obtained, the board may, (x) make an Adverse Recommendation Change in response to a Superior Proposal that did not result from a breach of the non-solicitation restrictions or in response to an Intervening Event or (y) terminate the Merger Agreement in order to enter into a definitive agreement providing for the implementation of a Superior Proposal that did not result from a breach of the non-solicitation restrictions. The board is permitted to take these actions solely if:

•	Finish Line has provided JD Sports prior written notice at least three Business Days in advance advising JD Sports that Finish Line intends to take such action (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions of any such Superior Proposal or details of such Intervening Event, as applicable);

•	during such three Business Day period, if JD Sports makes a bona fide revised offer, the board has engaged in good faith negotiations with JD Sports regarding changes to the terms of the Merger Agreement intended by JD Sports so that an Adverse Recommendation Change would no longer be necessary or to cause such takeover proposal to no longer constitute a Superior Proposal, as applicable;

•	in the event of any material revisions to the applicable Superior Proposal, Finish Line has delivered a new written notice to JD Sports and complied with the first two steps above (in each case with the references to three Business Days revised to require only two Business Days) with respect to such revised Superior Proposal; and

•	the board has considered any adjustments to the Merger Agreement (including a change to the price terms thereof) and any other agreements that may be proposed by JD Sports, and has determined in good faith (after consultation with its outside legal counsel and financial advisors) that, after giving effect to such proposed changed terms, the failure to make the Adverse Recommendation Change or terminate the Merger Agreement, would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

As used in the Merger Agreement, “Intervening Event” means a materially beneficial (measured on a long-term basis) fact, event, change or development in circumstances, arising exclusively after the execution and delivery of the Merger Agreement and continuing on any date of determination, that (1) was not known or reasonably foreseeable to the board as of or prior to the execution and delivery of the Merger Agreement and (2) became known to Finish Line prior to the date of Finish Line’s shareholders’ meeting, excluding (a) any Alternative Transaction Proposal, (b) any action taken by Finish Line in compliance with the terms of the Merger Agreement or (c) any change in the market price of Finish Line’s securities or in its credit rating.

Finish Line’s and JD Sports’ Shareholders’ Meetings

Subject to the relevant provisions of the Merger Agreement, including the board’s right to change its recommendation in favor of the merger and Finish Line’s right to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, as described in the section entitled “Change in Board Recommendation” on page 89 Finish Line has agreed to (1) convene and hold the Special Meeting as promptly as practicable, (2) recommend that Finish Line’s shareholders vote to approve the Merger Agreement, and (3) use reasonable best efforts to solicit from shareholders proxies in favor of the approval of the Merger Agreement.

Subject to the relevant provisions of the Merger Agreement, JD Sports has agreed to (1) convene and hold a general meeting of its shareholders as promptly as practicable, (2) recommend that JD Sports’ shareholders vote to approve the Merger Agreement, and (3) use reasonable best efforts to solicit from shareholders the required votes in favor of the approval of the Merger Agreement.

Employee Matters

The Merger Agreement provides for the following treatment with respect to those of Finish Line’s employees who continue to be employed by the Surviving Corporation or one of its subsidiaries after the Effective Time, referred to herein as “Company Employees”:

•	For a period of not less than twelve months following the Closing, JD Sports will cause its subsidiaries to provide the following to Company Employees:

•	employee benefits and compensation (excluding any equity-based compensation, cash or non-cash bonus or incentive compensation, defined benefit pension benefits and post-retirement health, medical or life insurance benefits) that, in the aggregate, are substantially comparable to the benefits and compensation provided immediately prior to the date of the Merger Agreement; and

•	severance pay practices for the benefit of each company employee that is no less favorable than the severance pay practice in effect immediately prior to the date of the Merger Agreement.

•	From and after the Effective Time, JD Sports will, to the extent permitted, practicable and commercially reasonable, give each company employee credit for all service with Finish Line and its subsidiaries and their respective predecessors under any employee benefit plan of JD Sports or its subsidiaries available to Company Employees for the purposes of any waiting period, vesting, eligibility and, solely for purposes of severance, vacation and sick leave, and holiday policies, benefit entitlement (service will not be recognized for purposes of benefit accruals under any defined benefit plan).

•	JD Sports will, to the extent permissible and practicable under existing employee benefit plans of JD Sports, cause the Surviving Corporation to use reasonable best efforts to (1) waive, or cause insurance carriers to waive, all limitations as to pre-existing and at-work conditions with respect to participation and coverage requirements under applicable welfare benefit plans, and (2) provide credit to Company Employees for any co-payments, deductibles and out-of-pocket expenses paid by such employees under the corresponding benefit plan during the portion of the relevant plan year including the Closing Date.

These agreements were included for the sole benefit of the parties to the Merger Agreement and do not create any third-party beneficiary or other rights in favor of any other person, including any current or former company employee. JD Sports will generally be permitted to amend, terminate, and/or modify employee benefit plans after closing and to terminate the employee or service of any employee or service provider at any time and for any or no reason.

Indemnification and Insurance

The Surviving Corporation will, for a period of six years after the Closing, maintain in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by Finish Line, in respect of acts or omissions occurring at or prior to the effective time, covering each person covered by such insurance immediately prior to the effective time, on terms with respect to the coverage and amounts no less favorable in the aggregate than those in effect on the date of the Merger Agreement. Notwithstanding the foregoing, however, the surviving company may substitute the existing policies with policies containing terms and conditions no less advantageous in the aggregate and in no event will the surviving company be required to pay aggregate annual premiums for such policies that exceed 200% of the per annum premium rate paid by Finish Line and its subsidiaries as of the date of the Merger Agreement.

For a period of six years after the Effective Time, JD Sports will cause the Surviving Corporation to fulfill and honor all obligations of Finish Line and its subsidiaries pursuant to (1) each indemnification agreement in effect between Finish line and its officers and directors that was made available to JD Sports, and (2) any indemnification provision set forth in Finish Line’s or its applicable subsidiary’s organizational documents in effect on the date of the Merger Agreement, in each case, to the fullest extent permitted by applicable law. Any beneficiaries of such indemnification are the “indemnified parties.”

From the Effective Time through the sixth anniversary thereof, the charter documents of the Surviving Corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each indemnified party as are set out in Finish Line’s charter documents in effect as of the date of the Merger Agreement.

Financing Cooperation

To complete the Merger, JD Sports is pursuing debt financing pursuant to certain debt financing commitment letters. Finish Line and its subsidiaries will use reasonable best efforts to provide, and cause their representatives to provide, such cooperation that is reasonably requested by JD Sports to assist with obtaining financing for the Merger. Such cooperation may include:

•	participation in meetings, lender calls, presentations and similar sessions with prospective lenders and rating agencies;

•	providing information reasonably requested in connection with the preparation of materials required for the financing;

•	assisting with the preparation of definitive agreements with respect to the financing, including assistance with required disclosures;

•	facilitating field examinations or other due diligence review by JD Sports’ lenders;

•	obtaining such consents, approvals, authorizations and instruments as may be reasonably requested to permit the consummation of the financing;

•	facilitating the post-closing pledging of or grants of encumbrances on any of Finish Line’s or its subsidiaries’ assets as collateral for the debt financing;

•	executing and delivering customary agreements and instruments, provided each is not effective until after the effective time;

•	seeking comfort letters from accountants, consents and opinions as reasonably requested; and

•	taking all corporate actions, subject to the occurrence of the effective time, reasonably requested by JD Sports.

Efforts to Complete the Merger

Subject to certain limitations, Finish Line and JD Sports have each agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the Merger Agreement. These reasonable best efforts include taking certain steps to secure necessary consents, approvals, waivers and authorizations of governmental authorities and third parties.

Certain Litigation

Finish Line and JD Sports have agreed to promptly advise the other of any litigation commenced or threatened by a shareholder of Finish Line against any party to the Merger Agreement or any of its affiliates relating to the Merger Agreement, the merger, or any of the other transactions contemplated by the Merger Agreement, which is referred to herein as the “transaction litigation.” Finish Line will be entitled to control the defense or settlement of any transaction litigation, provided that Finish Line must give JD Sports a reasonable opportunity to participate (at its own expense) in the defense of any such action, must keep JD Sports informed as to the status thereof and may not settle, compromise or cease defending against any such transaction litigation without the prior written consent of JD Sports.

Other Covenants and Agreements

The Merger Agreement contains additional covenants, including, among others, covenants relating to the filing of this proxy statement and JD Sports’ shareholder circular, public announcements relating to the merger, access to information and confidentiality, notification of the occurrence of certain matters prior to the effective time, elimination of any applicable takeover statutes, enforcement of the Rights Agreement, and exemptions of dispositions of Finish Line securities in connection with the merger under Rule 16b-3 of the Exchange Act.

Conditions to Completion of the Merger

Each party’s obligation to complete the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of the following conditions:

•	the approval of the Merger Agreement by Finish Line’s shareholders and by JD Sports’ shareholders; and

•	the expiration or early termination of the waiting period applicable to the consummation of the Merger under the HSR Act.

The obligations of Finish Line to complete the merger are subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions:

•	the accuracy of the representations and warranties of JD Sports and Merger Sub, subject to the following standards:

•	being true and correct in all respects both as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty must have been true and correct in all respects as of such earlier date), with regard to Merger Sub being a wholly-owned subsidiary of JD Sports and with respect to Merger Sub’s and JD Sports’ authorization to enter into the Merger Agreement; and

•	with regard to all other representations and warranties, being true and correct in all respects both as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty must have been true and correct in all respects as of such earlier date), without giving effect to any Parent Material Adverse Effect or materiality qualifications contained in such representations and warranties, except where all failures of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have, a Parent Material Adverse Effect.

•	JD Sports and Merger Sub having performed and complied in all material respects with their covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Closing; and

•	Finish Line having received a certificate of an executive officer of JD Sports, dated as of the Closing Date, as to the satisfaction of the foregoing conditions.

The obligation of JD Sports to complete the merger is subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions:

•	the accuracy of the representations and warranties of Finish Line, subject to the following standards:

•

being true and correct in all respects both as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty must have been true and correct in all respects as of such earlier date), with regard to Finish Line’s due incorporation and authority to conduct its business, Finish Line’s capitalization (other than inconsistencies that individually or in the aggregate have a de minimis effect), ownership of Finish Line subsidiaries, Finish Line’s authorization to enter into the Merger Agreement, the absence of a Company Material Adverse Effect, anti-takeover matters, the receipt of opinions from Finish Line’s financial advisors and the entitlement of third parties to brokers’ or finders’ fees; and

•	with regard to all other representations and warranties, being true and correct in all respects both as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty must have been true and correct in all respects as of such earlier date), without giving effect to any Company Material Adverse Effect or materiality qualifications contained in such representations and warranties, except where all failures of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect.

•	Finish Line having performed and complied in all material respects with its covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date;

•	there having not occurred, since the date of the Merger Agreement, any event, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

•	JD Sports and Merger Sub having received a certificate of an executive officer of Finish Line, dated the Closing Date, as to the satisfaction of the foregoing conditions;

•	the absence of any pending action or proceeding challenging the Merger Agreement or the consummation of the Merger or seeking to compel Finish Line or any of its subsidiaries, or JD Sports or any of its subsidiaries, to take any action explicitly not required to be taken to obtain required approvals; and

•	the absence of any law, action, order, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction, which prohibits, renders illegal or enjoins the consummation of the merger or any of the other transactions contemplated by the Merger Agreement, whether temporarily, preliminarily or permanently.

Expenses

In general, all fees and expenses incurred in connection with the merger, the Merger Agreement, and all related transactions shall be paid by the party incurring such fees or expenses, whether or not the merger or any of the other related transactions are consummated. However, the parties have agreed to share equally all filing fees and other charges for the filings under the HSR Act and any other merger control law that may be applicable.

Termination

In general, the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the proposal to approve the Merger Agreement by the shareholders of Finish Line or JD Sports, (1) by the mutual written consent of Finish Line, JD Sports and Merger Sub or (2) by written notice of either Finish Line or JD Sports in certain circumstances as summarized in the table below:

If this circumstance occurs....	Then the Merger Agreement may be terminated by...
1. If the Merger is not completed on or before September 25, 2018	Either Finish Line or JD Sports, except this termination right is not available to a party who has not actually convened and held its shareholder meeting or whose failure to perform its obligations under the Merger Agreement has materially contributed to the failure to complete the Merger

2.  If a governmental authority shall have issued or granted an order or taken any other action permanently restraining, enjoining or otherwise prohibiting merger and such action is, or has become, final and non-appealable

Either Finish Line or JD Sports

3. If Finish line accepts a Superior Proposal (as described above under “No Solicitation” on page 89)	Finish Line, except that this termination right is not available unless Finish Line has complied with the provisions of the Merger Agreement related to non-solicitation in all respects, has paid the required termination fee and actually enters into the Superior Proposal agreement concurrently with the termination of the Merger Agreement

4.  If (1) there is any continuing inaccuracy in the representations and warranties of JD Sports and Merger Sub or (2) JD Sports or Merger Sub is then failing to perform any of their covenants or other agreements set forth in the Merger Agreement, in either case, such that the conditions to closing would not be satisfied as of the time of such termination and such breach is not reasonably capable of being cured prior to September 25, 2018 or is not cured within 30 days after written notice thereof

Finish Line, except this termination right is not available to Finish Line at any time when there is also a material breach or inaccuracy in any of Finish Line’s representations, warranties, covenants or agreements

5.  If JD Sports’ shareholders have not passed a resolution at the JD Sports shareholders’ meeting, or at any adjournment or postponement thereof at which the final vote thereon was taken conferring the JD Sports shareholder approval

Finish Line

6. If Finish Line’s shareholder approval shall not have been obtained at Finish Line’s shareholders’ meeting, or at any adjournment or postponement thereof, at which the final vote thereon was taken	JD Sports

If this circumstance occurs....	Then the Merger Agreement may be terminated by...

7.  If, prior to obtaining Finish Line’s shareholder approval, the board has effected a Company Adverse Recommendation Change or there has been any breach on the part of Finish Line or its subsidiaries in respect of the non-solicitation restrictions and such breach has not been cured in accordance with the Merger Agreement

JD Sports

8.  If (1) there is any continuing inaccuracy in the representations and warranties of Finish Line or (2) Finish Line is then failing to perform any of its covenants or other agreements set forth in the Merger Agreement, in either case, such that the conditions to closing would not be satisfied as of the time of such termination and such breach is not reasonably capable of being cured prior to September 25, 2018 or is not cured within 30 days after written notice thereof

JD Sports, except this termination right is not available to JD Sports at any time when there is also a material breach or inaccuracy in any of JD Sports’ representations, warranties, covenants or agreements

If the Merger Agreement is terminated as described above, the Merger Agreement will become null and void and have no effect and the obligations of the parties under the Merger Agreement will terminate, except for the obligations related to confidentiality, termination, termination payments and certain miscellaneous provisions. However, termination of the agreement will not relieve or release any party from any liabilities or damages arising out of such party’s willful breach of any provision of the Merger Agreement or such party’s failure to consummate the Merger when required in accordance with the terms of the Merger Agreement.

Termination Fees and Reimbursement of Expenses

In certain circumstances, Finish Line may be obligated to pay JD Sports a fee in connection with the termination of the Merger Agreement.

Finish Line will be required to pay JD Sports a termination fee in an amount equal to $28 million:

•	if Finish Line terminates the Merger Agreement because it has elected to accept a Superior Proposal (i.e., circumstance 3 in the table above under “Termination” on page 96);

•	if JD Sports terminates the Merger Agreement (i) because the board makes an Adverse Recommendation Change (as described above under “Change in Board Recommendation” on page 90) (i.e., circumstance 7 in the table above under “Termination” on this page 97) or (ii) because there has been any breach on the part of Finish Line or its subsidiaries in respect of the non-solicitation restrictions and such breach has not been cured in accordance with the Merger Agreement; or

•

if (1) the Merger Agreement is terminated (A) by Finish Line or JD Sports for the failure to close before September 25, 2018 (i.e., circumstance 1 in the table above under “Termination” on page 96), (B) by JD Sports for the failure by Finish Line to obtain approval of its shareholders (i.e., circumstance 6 in the table above under “Termination” on page 96), (C) by JD Sports because the board has made a Company adverse change recommendation or because there has been any breach on the part of Finish Line or its subsidiaries in respect of the non-solicitation restrictions and such breach has not been cured in accordance with the Merger Agreement (i.e., circumstance 7 in the table above under “Termination” on this page 97), or (D) by JD Sports because there is a continuing inaccuracy in the representations and warranties of Finish Line or because Finish Line is then failing to perform any of its covenants or other agreements and such breach has not been cured in accordance with the Merger Agreement (i.e., circumstance 8 in the table above under “Termination” on this page 97), (2) after the execution and delivery of the Merger Agreement but before such termination, a proposal to acquire at least 50% of Finish Line’s equity or at least 50% of its consolidated assets is made to the board of directors of Finish Line or becomes publicly known and is not withdrawn, and (3) within 12 months after the termination, Finish Line enters into a definitive agreement providing for any transaction contemplated by any takeover proposal involving at least 50% of Finish Line’s equity or 50% of its consolidated assets (regardless of when made) and subsequently consummates such takeover proposal (regardless of when made), or otherwise consummates any such takeover proposal (regardless of when made).

Regardless of whether Finish Line consummates a transaction with respect to a takeover proposal, if the Merger Agreement is terminated (1) by Finish Line or JD Sports for the failure to close before September 25, 2018 (i.e., circumstance 1 in the table above under “Termination” on page 96) and before such termination, a proposal to acquire at least 50% of Finish Line’s equity or at least 50% of its consolidated assets is made to the board of directors of Finish Line or becomes publicly known and is not withdrawn, (2) by JD Sports for the failure by Finish Line to obtain approval of its shareholders (i.e., circumstance 6 in the table above under “Termination” on page 96), (3) by JD Sports because the board has made a Company Adverse Change Recommendation (i.e., circumstance 7 in the table above under “Termination” on page 97) or because there has been any breach on the part of Finish Line or its subsidiaries in respect of the non-solicitation restrictions and such breach has not been cured in accordance with the Merger Agreement, or (4) by JD Sports because there is a continuing inaccurcay in the representations and warranties of Finish Line or because Finish Line is then failing to perform any of its covenants or other agreements and such breach has not been cured in accordance with the Merger Agreement (i.e., circumstance 8 in the table above under “Termination” on page 97), Finish Line will be required to pay to JD Sports the reasonable and documented out-of-pocket fees and expenses incurred by JD Sports and its subsidiaries in connection with the merger, in an aggregate amount not to exceed $5,600,000. Any such reimbursement amount will be credited against any termination fee that may later become payable. In no event, however, will Finish Line be required to pay an aggregate termination fee and reimbursement amount in excess of $28 million.

No Recourse

The Merger Agreement provides that any claim or cause of action based upon, arising out of, or related to the Merger Agreement (or other agreement referenced therein or in connection with the negotiation thereof) may only be brought against persons that are expressly named as parties to the Merger Agreement (or a party to any such other agreement referenced in the Merger Agreement). In addition, Finish Line has specifically waived any claims or rights against any financing source relating to the Merger Agreement or certain other agreements referenced therein.

If paid, the payment of any termination fees (as described above under “Termination Fees and Reimbursement of Expenses” on page 97) are deemed to be liquidated damages for any and all losses or damages suffered or incurred by JD Sports in connection with the merger, Merger Agreement, and related transactions. Upon payment of any such termination fee, Finish Line shall not have any further liability, whether pursuant to a claim in contract or tort, at law or in equity or otherwise, other than with respect to claims for fraud or arising out of a willful material breach of the Merger Agreement.

Specific Enforcement

The parties to the Merger Agreement have agreed that irreparable damages would occur and that the parties would not have an adequate remedy at law in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Finish Line, JD Sports and Merger Sub have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to seek to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other available remedies. Each party has agreed not to oppose the granting of any such relief and irrevocably waived any requirement for the security or posting of any bond in connection with any such relief. The parties further agreed that seeking such relief will not constitute a waiver of the right to seek any other form of relief that may be available to them and nothing in the Merger Agreement will require either party to institute any action for specific performance as a condition to exercising any termination right or pursuing any other form of available relief.

Assignment

No party may assign the Merger Agreement or its rights, interests or obligations thereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties, except that JD Sports and Merger Sub are permitted to assign the Merger Agreement to JD Sports or any of its affiliates, provided that no such assignment will relieve JD Sports or Merger Sub from their respective obligations under the Merger Agreement.

Amendment and Supplements

The Merger Agreement may be amended or supplemented at any time by additional written agreements signed by, or on behalf of, each of the parties thereto, whether before or after the approval of the Merger Agreement by Finish Line’s shareholders, provided that no amendments to certain provisions of the Merger Agreement that are adverse to the rights of JD Sports’ lenders may be effected without the consent of such lenders.

Governing Law

The Merger Agreement will be governed by and construed in accordance with the laws of the State of Indiana, except that any right or obligation with respect to the financing of the Merger will be governed by and construed in accordance with the laws of the State of New York.

THE VOTING AND SUPPORT AGREEMENTS

Following are summaries of certain material terms of the Voting and Support Agreement and Irrevocable Undertaking. The summaries are not complete and must be read together with the actual Voting and Support Agreement, a copy of which is attached as Appendix D, and the actual Irrevocable Undertaking, a copy of which is attached as Appendix E. Finish Line encourages you to read the Voting and Support Agreement and Irrevocable Undertaking carefully and in their entirety because the rights and obligations of the parties are governed by the express terms of these agreements and not by these summaries or any other information contained in this proxy statement. These summaries may not contain all the information about the Voting and Support Agreement and Irrevocable Undertaking that is important to you. Please note that the representations, warranties, covenants and agreements in the Voting and Support Agreement and Irrevocable Undertaking were made only for purposes of the applicable agreement and may not represent the actual state of facts.

Voting and Support Agreement

Parties and Background

Each of our directors and certain of our executive officers (Samuel M. Sato, Melissa Greenwell, Edward W. Wilhelm, Glenn S. Lyon, Torrence Boone, William P. Carmichael, Richard P. Crystal, Faisal Masud, Stephen Goldsmith and Catherine A. Langham), each of whom is referred to in this proxy statement as a “Management Shareholder,” has entered into a Voting and Support Agreement dated as of the date of the Merger Agreement, referred to herein as the “Voting Agreement,” with JD Sports and Merger Sub. The execution of the Voting Agreement by the Management Shareholders was a condition to JD Sports’ willingness to enter into the Merger Agreement.

Voting; Proxy

Pursuant to the Voting Agreement, each Management Shareholder has agreed, during the period beginning on the date of the Merger Agreement and ending at the effective time or the earlier termination of the Merger Agreement, to (1) be present, in person or by proxy, at each meeting of the shareholders of Finish Line, (2) vote their respective shares, at each meeting and at any adjournment or postponement thereof (or in any written consent in lieu of a meeting), to (A) approve the Merger Agreement and related agreements and actions, and (B) approve any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement, and (3) vote their respective shares, at each meeting and at any adjournment or postponement thereof (or in any written consent in lieu of a meeting), against (W) any action, proposal, transaction or agreement that would reasonably be expected to impede or interfere with or prevent or delay the consummation of the Merger, (X) any Alternative Transaction Proposal, (Y) any action or proposal to amend Finish Line’s organizational documents (other than pursuant to the Merger Agreement), and (Z) any action, proposal, transaction or agreement that would result in a breach of any covenant, agreement, representation or warranty contained in the Merger Agreement or the Voting Agreement.

Each Management Shareholder also revoked any proxies previously granted with respect to his or her Finish Line Common Shares and appointed JD Sports as attorney and proxy for and on each such Management Shareholder’s behalf to attend shareholder meetings and vote the shares as described above.

Other Obligations

The Management Shareholders also agreed, in the Voting Agreement, subject to certain exceptions, not to:

•	solicit, initiate, propose or knowingly facilitate, induce or encourage any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal;

•	enter into, continue or otherwise participate in any discussions regarding, or furnish any non-public information with respect to, any Alternative Transaction Proposal; or

•	transfer his or her Common Shares or any voting rights with respect thereto, or to enter any contract with respect thereto.

Termination

The Voting Agreement will remain in effect until the earliest of (1) the Effective Time, (2) the termination of the Merger Agreement in accordance with its terms, and (3) the date of any material modification or amendment to the Merger Agreement that materially reduces the consideration payable to the shareholders of Finish Line (other than in connection with a Company Material Adverse Effect).

Irrevocable Undertaking

Parties and Background

Pentland has entered into an Irrevocable Undertaking for the benefit of JD Sports and Finish Line. Pentland is the beneficial owner and registered holder of 559,274,440 ordinary shares of JD Sports, which JD Sports has represented constitutes a simple majority of the voting power.

Undertaking

Pursuant to the Irrevocable Undertaking, Pentland has irrevocably and unconditionally agreed to exercise or procure the exercise of all voting rights related to its ordinary shares of JD Sports to vote (1) in favor of the resolutions approving the Merger Agreement at the general meeting of JD Sports’ shareholders or any adjournment thereof, and (2) against (i) any resolution, proposal or motion that the approval of the Merger Agreement be withdrawn from consideration or (ii) any resolution, proposal, motion or request for written consent that would reasonably be expected to impede, interfere with or prevent or delay the consummation of the merger.

Pentland also agreed to execute or procure the execution of the form of proxy to be provided to shareholders of JD Sports in connection with the Merger Agreement and to appoint the chairman of JD Sports’ general shareholder meeting to attend and vote on Pentland’s behalf in favor of the Merger Agreement. Pentland agreed not to revoke such proxy, and until after the JD Sports shareholder approval has passed, not to transfer any of its ordinary shares of JD Sports.

Termination

The Irrevocable Undertaking will automatically terminate on the earliest of (1) the passing of the JD Sports shareholder approval resolution related to the Merger Agreement, (2) the Effective Time, (3) the termination of the Merger Agreement in accordance with its terms, and (4) September 25, 2018.

NON-BINDING ADVISORY VOTE ON MERGER-RELATED COMPENSATION

General

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 14A of the Exchange Act and Rule 14a-21(c) promulgated thereunder, Finish Line is required to submit a proposal to its shareholders for a non-binding advisory vote to approve the compensation that may become payable to the named executive officers of Finish Line that is based on or otherwise relates to the merger. This proposal gives Finish Line’s shareholders the opportunity to express their views on the merger-related compensation that may become payable to Finish Line’s named executive officers.

The compensation that Finish Line’s named executive officers may be entitled to receive that is based on or otherwise relates to the merger is summarized in “Interests of Finish Line’s Directors and Executive Officers in the Merger,” beginning on page 66. This summary and the related table include all compensation and benefits that may be paid or provided in connection with the completion of the merger.

Therefore, Finish Line is requesting the approval of Finish Line’s shareholders, on a non-binding advisory basis, of the compensation that may become payable to the named executive officers of Finish Line based on or related to the merger and the agreements or understandings concerning such compensation. As required by Rule 14a-21(c) of the Exchange Act, Finish Line is asking its shareholders to adopt the following resolution on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of The Finish Line, Inc. that is based on or otherwise relates to the merger transaction between The Finish Line, Inc., JD Sports Fashion Plc, and Genesis Merger Sub, Inc. and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the section captioned “Interests of Finish Line’s Directors and Executive Officers in the Merger” beginning on page 66 and the related table and narratives pursuant to Item 402(t) of Regulation S-K and the associated narrative discussion, are hereby APPROVED.”

The vote on this proposal is a vote separate and apart from the vote on the proposal to approve the Merger Agreement. Because this proposal is advisory in nature only, a vote for or against approval will not be binding on Finish Line, JD Sports, or the surviving corporation regardless of whether the Merger Agreement proposal is approved. Accordingly, as the compensation that may be paid or become payable to the named executive officers of Finish Line based on or related to the merger is contractual with the executives, regardless of the outcome of this vote, such compensation may be paid or become payable, subject only to the conditions applicable thereto if the merger is completed. If the merger is not completed, our board will consider the results of the vote in making future executive compensation decisions.

Vote Required

Approval of the Merger-Related Compensation Proposal requires that the votes cast by Finish Line’s shareholders in favor of the proposal must exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no impact on the outcome of the vote on this proposal. Any signed proxies received by Finish Line in which no voting instructions are provided on the Merger-Related Compensation Proposal will be voted “FOR” the Merger-Related Compensation Proposal.

Board of Directors Recommendation

Finish Line’s Board unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the merger-related compensation of Finish Line’s named executive officers, and the agreements or understandings concerning such compensation.

ADJOURNMENT OF THE SPECIAL MEETING

In addition to the proposals set forth elsewhere in this proxy statement, the shareholders of Finish Line are being asked to approve a proposal to adjourn or postpone the Special Meeting to permit further solicitation of proxies in the event that an insufficient number of Common Shares is present in person or by proxy to approve the Merger Agreement proposal or Merger-Related Compensation Proposal.

A majority of the outstanding Common Shares of Finish Line is required to be represented at the Special Meeting, in person or by proxy, for a quorum to be present. In the event that shareholder participation at the Special Meeting is lower than expected, Finish Line would like the flexibility to postpone or adjourn the meeting in order to attempt to secure broader shareholder participation. If Finish Line desires to adjourn the Special Meeting, Finish Line will request a motion that the Special Meeting be adjourned, and delay the vote on the Merger Agreement proposal and Merger-Related Compensation Proposal described herein until the Special Meeting is reconvened. If Finish Line adjourns the Special Meeting for 120 days or less, Finish Line will not set a new record date and will announce prior to adjournment the date, time, and location at which the Special Meeting will be reconvened. No other notice will be provided. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjourned or postponed Special Meeting, and will be voted in accordance with the shareholder’s instructions and, if no contrary instructions are given, for the Merger Agreement proposal and Merger-Related Compensation Proposal.

Any adjournment will permit Finish Line to solicit additional proxies and will permit a greater expression of the views of Finish Line’s shareholders with respect to the merger. Such an adjournment would be disadvantageous to shareholders who are against the aforementioned proposals because an adjournment will give Finish Line additional time to solicit favorable votes and increase the chances of approving those proposals. Finish Line has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

Finish Line’s board unanimously recommends that shareholders vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary.

WHERE YOU CAN FIND MORE INFORMATION

Finish Line files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can find, copy, and inspect information Finish Line files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review Finish Line’s electronically filed reports and proxy statements on the SEC’s website at http://www.sec.gov or on Finish Line’s website at http://www.finishline.com. Information included on Finish Line’s website is not a part of this proxy statement. Finish Line Common Shares are listed on the NASDAQ Global Select Market under the symbol “FINL.”

You should rely only on the information contained in this proxy statement or on information to which Finish Line has referred you. Finish Line has not authorized anyone else to provide you with any information. Finish Line provided the information concerning Finish Line, and JD Sports provided the information concerning JD Sports appearing in this proxy statement.

HOUSEHOLDING

Shareholders residing in the same household who hold their Finish Line Common Shares through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless Finish Line has received contrary instructions from one or more of the shareholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household. Finish Line will promptly deliver a separate copy of the proxy materials to such shareholders if you make a written or oral request to our corporate secretary at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, or by calling (317) 899-1022.

If you have more questions about this proxy statement, the merger, or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Georgeson Inc.

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders Call Toll-Free: (888) 666-2580

Email: Finishline@georgeson.com

If you hold your Finish Line Common Shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

FUTURE SHAREHOLDER PROPOSALS

If the merger occurs, there will be no Finish Line annual meeting of shareholders for 2018. If the merger is not completed, Finish Line will provide notice of the record date and annual meeting date, as well as the deadline for submitting shareholder proposals for such meeting and to have such proposals included in Finish Line’s proxy statement for the 2018 annual meeting of shareholders. Such date will be disclosed in a quarterly report on Form 10-Q or current report on Form 8-K.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows Finish Line to “incorporate by reference” the information filed by Finish Line with the SEC, which means that Finish Line can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement.

Finish Line incorporates by reference the following documents and information that it has filed previously with the SEC (excluding any Form 8-K reports that have not been “filed” but instead have been “furnished” to the SEC):

•	Finish Line’s Annual Reports on Form 10-K for the fiscal year ended February 25, 2017;

•	Finish Line’s Quarterly Reports on Form 10-Q for the fiscal quarters ended May 27, August 26, and November 25, 2017;

•	Finish Line’s Current Reports on Form 8-K filed on March 1, March 3, April 13, April 18, July 13, July 17, August 28, and October 18, 2017, and January 25, March 26, and April 19, 2018;

•	The description of Finish Line’s Common Shares set forth in the Finish Line’s Current Report on Form 8-K (File No. 000-20184), filed with the Commission on August 10, 2004, together with any amendment or report filed with the SEC for the purpose of updating such description.

Finish Line is also incorporating by reference additional documents that it files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Special Meeting. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information Finish Line discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that Finish Line may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this proxy statement.

These documents may be obtained as explained above, or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing or calling Finish Line at the following address or telephone number or via the Internet at:

The Finish Line, Inc.

Attn: Corporate Secretary

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

Phone: (317) 899-1022

E-mail: ceck@finishline.com

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

All information regarding Finish Line in this proxy statement has been provided by Finish Line, and all information regarding JD Sports in this proxy statement has been provided by JD Sports. Finish Line is not responsible for, and can provide no assurances as to the reliability of, any information other than the information contained or incorporated by reference in this proxy statement.

Appendix A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

JD SPORTS FASHION PLC,

GENESIS MERGER SUB, INC.

and

THE FINISH LINE, INC.

Dated as of March 25, 2018

A-ii

Page
Section 8.14	Consent to Jurisdiction	A-65
Section 8.15	Incorporation of Exhibits	A-65
Section 8.16	No Joint Venture	A-65
Section 8.17	No Recourse	A-65
Exhibit A	Form of Articles of Merger
Exhibit B	Form of Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

PREAMBLE

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 25, 2018 by and among JD Sports Fashion plc, a company incorporated under the laws of England and Wales (“Parent”), Genesis Merger Sub, Inc., an Indiana corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and The Finish Line, Inc., an Indiana corporation (the “Company”).

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the parties intend that Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement and in accordance with the Indiana Business Corporation Law (“IBCL”);

WHEREAS, the Board of Directors of the Company has unanimously (a) determined that it is fair to and in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement and to consummate all of the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), (b) adopted this Agreement and approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions, and (c) resolved to recommend approval of this Agreement by the shareholders of the Company, all on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of Parent has unanimously determined that the Merger promotes the success of Parent for the benefit of its members (the “Parent Shareholders”) as a whole; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the majority shareholder of Parent, Pentland Group plc (“Pentland”), has delivered to Parent that certain Irrevocable Undertaking (the “Irrevocable Undertaking”), pursuant to which, subject to the terms of the Irrevocable Undertaking, Pentland has agreed, among other things, to vote all of its shares of Parent in favor of the approval and adoption of the Merger on the terms of this Agreement at the Parent Shareholders’ Meeting.

WHEREAS, concurrently with the execution and delivery of this Agreement, all of the members of the Board of Directors of the Company and certain executive officers of the Company that are Company Shareholders, solely in their capacities as Company Shareholders, have entered into that certain Voting and Support Agreement (the “Management Support Agreement”, and together with the Irrevocable Undertaking, the “Support Agreements”) with Parent, pursuant to which such members of the Board of Directors of the Company and such officers of the Company have agreed, among other things, to vote all of their Company Common Shares in favor of the approval of this Agreement at the Company Shareholders’ Meeting.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

“Action” means any claim, action, demand letter, suit, proceeding, arbitration, mediation, prosecution or investigation (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate” means with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means any of the following transactions (or combination thereof): (a) any merger, consolidation, share exchange, tender offer (including a self-tender offer), business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, in a single transaction or a series of related transactions, which would result in any Person or group of Persons (as defined in Section 13(d) of the Exchange Act), together with all Affiliates thereof, beneficially owning, directly or indirectly, voting securities constituting fifteen percent (15%) or more of the aggregate outstanding voting power of the Company or any of its Subsidiaries or a surviving entity, as applicable, (b) any direct or indirect acquisition, license or purchase, by any Person or group of Persons (as defined in Section 13(d) of the Exchange Act), together with all Affiliates thereof, in a single transaction or a series of related transactions, including by means of a joint venture, partnership or the acquisition of capital stock of any Subsidiary of the Company, of assets or properties that constitute fifteen percent (15%) or more of the fair market value of the assets and properties of the Company and its Subsidiaries, taken as a whole, or to which fifteen percent (15%) or more of the revenue or net income of the Company on a consolidated basis are attributable, (c) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, which would result in any Person or group of Persons (as defined in Section 13(d) of the Exchange Act), together with all Affiliates thereof, beneficially owning voting securities constituting fifteen percent (15%) or more of the aggregate outstanding voting power of the Company or any of its Subsidiaries, or (d) any other transaction or series of related transactions resulting in any Person or group of Persons (as defined in Section 13(d) of the Exchange Act) obtaining the power to direct or cause the direction of the management or policies of the Company or any of its Subsidiaries (whether by acquisition of voting rights, contract or otherwise) or (e) any other transaction or series of related transactions having a similar effect to those described in clauses (a) through (d) or any combination of the foregoing, in each case, other than the Merger and the other Transactions contemplated by this Agreement; provided, however, and notwithstanding the foregoing, an Alternative Transaction shall not include the issuance of capital stock by the Company upon the exercise of stock options, warrants, or other similar rights that are outstanding as of the date of this Agreement (i) pursuant to the Rights Agreement or (ii) otherwise in accordance with Section 3.2.

“Alternative Transaction Proposal” means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest by Parent or a Subsidiary of Parent), relating to an Alternative Transaction.

“Anti-Takeover Laws” has the meaning set forth in Section 3.19.

“Articles of Merger” means articles of merger, substantially in the form attached hereto as Exhibit A.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in London, United Kingdom, or Indianapolis, Indiana, are authorized by Law or executive order to be closed.

“Certificate” has the meaning set forth in Section 2.6(c).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the UK Companies Act 2006, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.2(d).

“Company Articles” means the Restated Articles of Incorporation of the Company, dated as of July 23, 2009.

“Company Balance Sheet” has the meaning set forth in Section 3.7.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, dated as of July 23, 2009.

“Company Common Shares” means the “Class A Common Shares” (as defined in the Company Articles), no par value, of the Company.

“Company Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or any property or asset thereof) is bound.

“Company Credit Agreement” means the $125,000,000 Second Amended and Restated Revolving Credit Facility Credit Agreement, dated as of November 30, 2016 by and among the Company, certain of its Subsidiaries, the lenders party thereto and PNC Bank, N.A., as administrative agent.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement.

“Company Employees” has the meaning set forth in Section 5.10(a).

“Company Equity Awards” means the Company Stock Options and the Company Restricted Stock.

“Company Financial Statements” has the meaning set forth in Section 3.6(b).

“Company Incentive Plan” means, collectively, the Company’s 2002 Stock Incentive Plan, as amended and restated as of July 21, 2005, as further amended on December 20, 2006, July 17, 2008, and July 23, 2009, and the Company’s Amended and Restated 2009 Incentive Plan, as amended and restated as of April 16, 2014, as further amended as of June 27 and July 14, 2016.

“Company Intellectual Property” means the Non-Owned Intellectual Property together with the Owned Intellectual Property.

“Company Material Adverse Effect” means a material adverse Effect on (i) the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other Transactions; provided, however, that, solely with respect to clause (i) above, none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, nor shall any of the following be taken into account (in either case, after giving effect to any Effect resulting therefrom) in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (a) general economic conditions attributable to the U.S. economy or financial or credit markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets) occurring after the date of this Agreement, (b) general political conditions or changes therein occurring after the date of this Agreement, (c) general financial or security market fluctuations or conditions, (d) changes in, or events affecting, the industries in which the Company and its Subsidiaries operate, (e) any Effect arising out of a change in GAAP or applicable Law (or interpretation thereof) after the date of this Agreement, (f) any Effect to the extent arising out of the announcement or pendency of the Transactions (except to the extent such announcement was made by the Company or its Representatives in violation of Section 5.8), (g) the failure of the Company to meet projections forecasts, estimates or predictions in respect of financial or operating metrics (provided, that the underlying facts or the cause for the Company not to meet such projections forecasts, estimates or predictions shall not be excluded), (h) changes in the market price of the Company’s securities (provided, that the underlying facts or the cause for such changes shall not be excluded), (i) actions by the Company taken or not taken by the Company with the express written consent of Parent or actions taken or not taken by the Parent or Merger Sub, (j) acts of terrorism or war, weather conditions or other force majeure events, or (k) any legal action commenced by the Company’s shareholders arising from the transactions contemplated by this Agreement; provided, further, that in the case of each of clauses (a) through (e) and (j) to the extent that any such Effect disproportionately affects the Company and its Subsidiaries relative to other participants in the industries in which the Company or its Subsidiaries operate the disproportionate impact on the Company and its Subsidiaries relative to other participants in the industries in which the Company and its Subsidiaries operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Material Contract” has the meaning set forth in Section 3.17(a).

“Company Plans” has the meaning set forth in Section 3.15(a).

“Company Preferred Shares” means the preferred shares, no par value, of the Company.

“Company Restricted Stock” means restricted Company Common Shares of any nature (including time or performance based) issued pursuant to the Company Incentive Plan.

“Company RSU” means restricted stock units issued pursuant to the Company Incentive Plan.

“Company SAR” means all stock appreciation rights granted under the Company Incentive Plan.

“Company SEC Documents” has the meaning set forth in Section 3.6(a).

“Company Shareholder Approval” has the meaning set forth in Section 3.4(a).

“Company Shareholders” means the holders of Company Common Shares.

“Company Shareholders’ Meeting” has the meaning set forth in Section 5.3(b).

“Company Stock Option” means any option to purchase Company Common Shares issued pursuant to the Company Incentive Plan.

“Company Termination Fee” has the meaning set forth in Section 7.3(a).

“Company 401(k) Plan Termination Date” has the meaning set forth in Section 5.10(e).

“Confidentiality Agreement” has the meaning set forth in Section 5.2(b).

“Contract” means any written or oral binding contract, agreement, instrument, commitment or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

“Copyrights” has the meaning set forth in the definition of Intellectual Property.

“COTS License” means any license for “shrink-wrap,” “click-through” or other “off-the-shelf” Software or for other Software that is commercially available to the public generally with annual license, maintenance, support and other fees of less than $250,000.

“D&O Insurance” has the meaning set forth in Section 5.7(b).

“Effect” means any event, occurrence, fact, condition, change, development, circumstance or effect.

“Effective Time” has the meaning set forth in Section 2.3.

“Encumbrance” means any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest, title retention device (including the interest of a seller or lessor under any conditional sale agreement or capital lease, or any financing lease having substantially the same economic effect as any of the foregoing), collateral assignment, adverse claim, restriction or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or perfected under applicable Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but other than restrictions under applicable securities Laws).

“Environmental Claim” has the meaning set forth in Section 3.12(a).

“Environmental Law” means any and all applicable Laws, or any other requirement of any Governmental Authority, relating to the protection of the environment, or the manufacture, processing, use, transport, treatment, storage, disposal, release or threatened release of petroleum products or any substance listed, classified or regulated as a Hazardous Material, or any similar term, under such Law or other requirement of Law or the remediation, reclamation or restoration of real property or that poses or could pose a threat or nuisance to health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that has been or would be treated as a single employer with the Company or any of its Subsidiaries under Title IV of ERISA or Section 414 of the Code.

“ESPP” means the Company’s Employee Stock Purchase Plan, as amended and restated as of January 1, 2015.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.7(a).

“Exchange Fund” has the meaning set forth in Section 2.7(a).

“Expense Reimbursement” has the meaning set forth in Section 7.3(b).

“FCPA” has the meaning set forth in Section 3.10(d).

“Final Purchase Date” has the meaning set forth in Section 2.8(c).

“Financing Sources” means the Lenders and the other commitment parties (including, without limitation, each agent and arranger) that are parties to the Parent Financing Commitments. However, “Financing Sources” shall not include Parent, Merger Sub or any of their Affiliates.

“Fraud” means common law actual fraud (including the element of scienter).

“FSMA” means the UK Financial Services and Markets Act 2000, as amended.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any national, supranational, federal, state, county, local or municipal government or any court or tribunal, regulatory or administrative agency, board or commission, arbitrator, arbitration tribunal or other governmental authority or instrumentality, domestic or foreign.

“Governmental Permit” means any consent, license, permit, grant, franchise, certificate, registration or other authorization or approval of a Governmental Authority or pursuant to any Law.

“Hazardous Materials” means (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or is reasonably likely to become friable, urea formaldehyde foam insulation, or polychlorinated biphenyls (PCBs); or (ii) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under any Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IBCL” has the meaning set forth in the Recitals.

“Indebtedness” means, as to a Person (which term shall include any of its Subsidiaries for purposes of this definition of Indebtedness), (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness, whether or not contingent, for borrowed money, (B) obligations evidenced by bonds, debentures, notes or other similar instruments for the payment of which such Person is liable, (C) obligations for the deferred purchase price of property or services, including any earn-out (whether or not contingent), (D) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (F) all loans to such Person by any of its suppliers, (ii) all obligations or liabilities of such Person (whether or not contingent) under or in connection with letters of credit or bankers’ acceptances or similar items, (iii) that portion of obligations with respect to capital leases that is properly classified as a long term liability on a balance sheet in conformity with GAAP, (iv) all obligations of such Person under interest rate or currency swap transactions, (v) all obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by the Person or any of its Subsidiaries).

“Indemnified Parties” has the meaning set forth in Section 5.7(a).

“Insurance Policies” has the meaning set forth in Section 3.18.

“Intellectual Property” means any and all of the following, and rights in, arising out of, or associated therewith, throughout the world: (a) patents and applications therefor (including divisionals, continuations, continuations-in-part, reissues, renewals, extensions, re-examinations and other related rights) and equivalents thereof throughout the world, (b) trade secrets, know-how, show-how, confidential and/or proprietary business or technical information, including processes, methodologies, research and development information, formulae, recipes, methods, formulations, discoveries, ideas, developments, drawings, specifications, designs, algorithms, plans, proposals, technical data, test information, financial, marketing and business data and information, customer, distributor, end user and supplier lists (including Personal Data), data and information, prospect lists, research records, test information, business and marketing plans, market surveys and studies, projections, operational data, engineering information, invention reports, technical reports, pricing information, analyses, computer programs, computer models, data, tools, algorithms, inventions, discoveries, improvements, technology and technical data, whether patentable or not or otherwise protectable (collectively, “Trade Secrets”), (c) trademarks, service marks, trade dress, trade names (including fictitious, assumed and d/b/a names), Internet domain names, URLs, look and feel, product names, brand names, logos, slogans, taglines, 800 numbers, social media usernames, handles, hashtags and account names, rights of publicity, symbols, emblems, insignia and monograms and other distinctive identification and identifiers of source, motion picture and audio-visual work titles, characters, characters’ names and other protectable elements, whether or not registered, including all goodwill associated therewith, and any and all common law rights, and registrations of the foregoing and applications therefor, and equivalents of the foregoing throughout the world, (d) copyrights and similar rights in protectable material, and all other works of authorship and all parts thereof, whether or not published and whether or not registered, including all rights to use, authorship, publication, reproduction, distribution, performance, moral rights, rights to create derivative works and rights of ownership of copyrightable works, and all rights to register and to obtain and all renewals, extensions, revivals and resuscitations thereof and registrations of the foregoing and applications therefor, and equivalents of the foregoing throughout the world (“Copyrights”), (e) Software, (f) all designs, design registrations, design registration applications and integrated circuit topographies, (g) all mask works, mask work registrations and applications for mask work registrations, (h) all rights in databases and data collections (including design databases, knowledge databases and customer databases), (i) moral rights, rights of attribution, rights of privacy, publicity and all other intellectual property, proprietary and intangible rights, and all goodwill associated therewith, and whether or not subject to patent, copyright, trademark, design or other intellectual property registration or classification, now known or hereafter recognized in any jurisdiction worldwide, (j) all rights pertaining to the foregoing, including those arising under international treaties and convention rights, (k) all rights and powers to assert, defend and recover title to any of the foregoing, (l) all rights to assert, defend, sue, and recover damages for any past, present and future infringement, misuse, misappropriation, impairment, unauthorized use or other violation of any rights in or to any of the foregoing, (m) all proceeds, income, royalties, damages and payments now and/or hereafter due and payable under and/or in respect of all of the foregoing, and (n) all administrative rights arising from the foregoing, including the right to prosecute applications and oppose, interfere with or challenge the applications of others, the rights to obtain renewals, continuations, divisions, and extensions of legal protection pertaining to any of the foregoing.

“Intervening Event” means a materially beneficial (measured on a long-term basis) fact, event, change or development in circumstances, arising exclusively after the execution and delivery of this Agreement and continuing on any date of determination, that (A) was not known or reasonably foreseeable to the Board of Directors as of or prior to the execution and delivery of this Agreement and (B) became known to the Company prior to the date of the Company Shareholders’ Meeting, excluding (i) any Alternative Transaction Proposal, (ii) any action taken by the Company in compliance with the terms of this Agreement or (iii) any change in the market price of the Company’s securities or in the Company’s credit rating (provided that the underlying facts of the cause for such change in this clause (iii) shall not be excluded).

“Irrevocable Undertaking” has the meaning set forth in the Recitals.

“IRS” means the Internal Revenue Service.

“IT Assets” means all on-premise, off-site and cloud-based information technology, tools, infrastructure, systems, hardware, peripherals and Software and any other services or systems that serve similar functions such as computers, mobile devices, servers, routers, switches, disaster recovery systems, power backup supplies, infrastructure-as-a-service, platform-as-a-service, software-as-a-service, and distributed software platforms, in each instance, that are owned, licensed, leased or used by Company or any of its Subsidiaries.

“Knowledge of the Company” means the knowledge of the individuals listed on Section 1.1(a) of the Company Disclosure Letter after reasonable inquiry.

“Knowledge of Parent” means the knowledge of the individuals listed on Section 1.1(a) of the Parent Disclosure Letter after reasonable inquiry.

“Law” means all foreign, federal, state, local or municipal laws, statutes, ordinances, regulations and rules of any Governmental Authority, and all Orders.

“Lease Summary” has the meaning set forth in Section 3.11(b).

“Leased Real Property” has the meaning set forth in Section 3.11(b).

“Lenders” means each of Barclays Bank PLC, HSBC Bank plc and PNC Bank, National Association.

“Lender Related Party” means the Financing Sources, together with their former, current and future respective Affiliates, and the respective former, current and future directors, officers, employees, members, managers, controlling persons, agents, advisors and successors and assigns of each of the foregoing. However, “Lender Related Party” shall not include Parent, Merger Sub or any of their Affiliates.

“Liabilities” means any and all debts, liabilities, commitments and other obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, asserted or unasserted, direct or indirect or due or to become due, including those arising under any Law, Action or Order and those arising under any Contract.

“Management Support Agreement” has the meaning set forth in the Recitals.

“MAR” means Regulation (EU) No 596/2014 of the European Parliament and of the Council of the European Union of April 16, 2014.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in the Section 2.6(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Shares” means the common shares, par value $0.01 per share, of Merger Sub.

“MEWA” has the meaning set forth in Section 3.15(a).

“NASDAQ” means The Nasdaq Stock Market LLC.

“Non-Owned Intellectual Property” means all Intellectual Property licensed or used by the Company or any of its Subsidiaries that is not Owned Intellectual Property.

“Open Source Materials” means all Software that is distributed as “free software”, “open source software”, “shareware” or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative.

“Order” means any judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Authority.

“Ordinary Dividends” means (i) the Company’s quarterly dividend of $0.115 per share declared on January 17, 2018 to the extent unpaid as of the date of this Agreement and (ii) the Company’s quarterly dividend to be declared on or about April 19, 2018, if any, in an amount not to exceed $0.115 per share.

“Other Interests” has the meaning set forth in Section 3.3(c).

“Outside Date” has the meaning set forth in Section 7.1(b)(i).

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (in whole or in part) by the Company or any of its Subsidiaries.

“Owned Real Property” has the meaning set forth in Section 3.11(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Articles” means the articles of association of Parent which are in force for the time being.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

“Parent Financing” means the debt financing contemplated by the Parent Financing Commitments, pursuant to which, and subject to the terms and conditions expressly set forth therein, each Lender has committed to provide loans in the amounts described therein, the proceeds of which shall be used in part to finance the Merger Consideration.

“Parent Financing Commitments” means (i) that certain debt commitment letter, dated March 25 2018, among Barclays Bank PLC, HSBC Bank plc and Parent, together with the related term sheet attached thereto, and (ii) that certain debt commitment letter, dated March 25, 2018, among PNC Bank, National Association, PNC Capital Markets LLC and Parent, together with the related term sheet attached thereto, in each case, including all exhibits, schedules, annexes, supplements and amendments thereto and each fee letter and engagement letter related thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Parent Material Adverse Effect” means a material adverse effect on the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or to consummate the Merger and the other Transactions.

“Parent Offer” has the meaning set forth in Section 5.2(e)(i).

“Parent Shareholder Approval” has the meaning set forth in Section 4.3(a).

“Parent Shareholder Circular” means Parent’s shareholder circular relating to the Merger and giving notice of the Parent Shareholder Meeting.

“Parent Shareholders” has the meaning set forth in the Recitals.

“Parent Shareholders’ Meeting” has the meaning set forth in Section 5.3(e).

“Pending Alternative Transaction Proposal” has the meaning set forth in Section 7.3(a)(iii).

“Pentland” has the meaning set forth in the Recitals.

“Permitted Encumbrances” means: (a) statutory Encumbrances for Taxes or other charges by Governmental Authorities that are not yet due and payable, (b) deposits or pledges made in the ordinary course of business consistent with past practice in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law, (c) Encumbrances in favor of landlords, carriers, warehousemen, mechanics and materialmen and other like Encumbrances incurred in the ordinary course of business consistent with past practice, (d) Encumbrances under Indebtedness of the Company set forth on Section 1.1 (Permitted Encumbrances) of the Company Disclosure Letter and (e) other Encumbrances (other than Encumbrances under or securing Indebtedness) that do not, individually or in the aggregate, detract in any material respect from or interfere with the value, marketability or current and currently intended use of the asset subject thereto; provided, however, that in case of clauses (a) through (d) appropriate accruals or reserves have been made in accordance with GAAP to the extent required.

“Person” means any individual, corporation, company, limited liability company, general or limited partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Personal Data” means any information (including a person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, payment card number, bank account information and other financial information, customer or account numbers, account access codes and passwords, medical records, Internet Protocol address, geographic location, health or diet information, family members, political beliefs, group memberships, Social Security Number, internet browsing history, persistent identifier, order and purchase histories, amounts spent, platform behavior, conduct, preferences, demographic data and any other data and information) which, whether alone or in combination with other information, identifies or is associated with an identified natural person.

“Privacy Agreements” has the meaning set forth in Section 3.14(e).

“Proxy Statement” has the meaning set forth in Section 5.3(a)(i).

“Real Property” has the meaning set forth in Section 3.11(b).

“Real Property Leases” has the meaning set forth in Section 3.11(b).

“Reasonable Best Efforts” means, with respect to a given goal, the efforts that a reasonable person similarly situated to the Person obligated to use Reasonable Best Efforts, would use to achieve that goal as expeditiously as reasonably practicable (without being required to incur, or cause the incurrence of, any expense or payment obligation (other than such Person’s customary and reasonable legal expenses, de minimis amounts, or as expressly set forth otherwise in this Agreement (including in Section 5.1)) or to amend, modify, supplement or replace any term or condition under any Company Contract (except for any non-substantive amendment, modification, supplement or replacement)).

“Registered Owned Intellectual Property” means Owned Intellectual Property issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority.

“Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code.

“Related Party Contract” means any Company Contract between the Company or any of its Subsidiaries (or by which the Company or any of its Subsidiaries (or any property or asset thereof) is bound), on the one hand, and any one or more of the Company’s Affiliates or any of the Company’s or any of its Subsidiaries’ officers or directors (or any of their respective family members) or any of the Company Shareholders who, to the Knowledge of the Company, owns ten percent (10%) or more of any class or series of the Company’s capital stock, partners or members, on the other hand, other than any such Contract solely between or among the Company and/or its Subsidiaries.

“Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials into the environment.

“Representatives” means, with respect to Parent, the Company or any of their respective Subsidiaries, all financial advisors, legal counsel, financing sources, accountants or other advisors, agents or representatives.

“Restrictive Contract” means any Company Contract that is not terminable by the Company without any penalty within sixty (60) days and that by its terms (a) restrains, limits or impedes the Company’s or any of its Subsidiaries’ (or will, after the Effective Time, restrain, limit or impede Parent’s or any of its Affiliates’, including the Surviving Corporation’s or any of its Subsidiaries’) ability to compete with any business or Person, or conduct any business or line of business at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas or lines of business, (b) contains a standstill or similar agreement pursuant to which the Company or any of its Affiliates has agreed (or is subject to any agreement) not to acquire assets or securities of a third party, (c) any Company Material Contract of the kind described in Sections 3.17(a)(i)-(ii) and (iv)-(xix) of this Agreement that contains any “nonsolicitation”, “no hire” or similar provision which restricts the Company or any of its Affiliates (or will, after the Effective Time, restrict Parent or any of its Affiliates, including the Surviving Corporation or any of its Subsidiaries) in soliciting, hiring, engaging, retaining or employing the current or former employees of any third party or (d) obligates the Company or any of its Subsidiaries (or will, after the Effective Time, obligate Parent or any of its Affiliates, including the Surviving Corporation or any of its Subsidiaries) to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any Person other than the Company or any of its Subsidiaries.

“Rights Agreement” means the Rights Agreement, dated as of August 28, 2017, between the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.6(c).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means all computer programs, code, and related documentation and materials (including Internet Web sites and Intranet sites), including programs, tools, operating system programs, application software, system software, databases, firmware and middleware, including the source and object code versions thereof, in any and all forms and media, and all documentation, user manuals, training materials and development materials related to the foregoing, and any derivations, updates, enhancements and customization of any of the foregoing, together with all processes, technical data, build scripts, test scripts, algorithms, APIs, subroutines, techniques, operating procedures, screens, user interfaces, report formats, development tools, templates, menus, buttons, icons and user interfaces.

“Subsidiary” means, with respect to any Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity in which such Person, directly or indirectly, (a) owns or controls more than fifty percent (50%) of the outstanding voting securities, profits interest or capital interest, (b) is entitled to elect at least a majority of the board of directors or similar governing body or (c) in the case of a limited partnership or limited liability company, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

“Superior Proposal” means a bona fide written Alternative Transaction Proposal which the Board of Directors of the Company determines in good faith (after consultation with its legal counsel and an independent financial advisor of nationally recognized reputation), taking into account, to the extent the Board of Directors of the Company deems relevant, all legal, financial, regulatory, financing, conditionality, timing and other aspects of such Alternative Transaction Proposal (including the Person or group of Persons (as defined in Section 13(d) of the Exchange Act) making the proposal, the anticipated prospects of completion, any termination fee and expense reimbursement provisions, or any other factor set forth in the IBCL) and this Agreement (including any revisions of the terms of this Agreement proposed by Parent in connection with a Parent Offer in response to such Alternative Transaction Proposal or otherwise), to be more favorable to the Company Shareholders (compared to the Merger and the other Transactions) from a financial point of view and taking into account the likelihood and timing of consummation in accordance with its terms; provided, however, that for purposes of this definition of “Superior Proposal,” the term “Alternative Transaction Proposal” shall have the meaning assigned to such term in this Agreement, except that the applicable threshold in the definition of “Alternative Transaction” as used in the definition of “Alternative Transaction Proposal” shall be “eighty-five percent (85%) or more” rather than “fifteen percent (15%) or more”; and provided, further, that with respect to any reference to assets in clause (b) of the definition of “Alternative Transaction,” the applicable threshold shall be a majority of the assets.

“Superior Proposal Agreement” has the meaning set forth in Section 5.2(e).

“Support Agreements” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Tax” (and, with correlative meaning, “Taxes”) means (a) any net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, intangibles, worker compensation, escheat, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever and (b) all interest, penalties, fines, additions to Tax, deficiency assessments or additional amounts imposed by any Tax Authority or other Governmental Authority in connection with any item described in clause (a).

“Tax Authority” means any Governmental Authority charged with the administration of any Tax Law.

“Tax Law” means any applicable Law relating to Taxes.

“Tax Return” means any returns, filings, documents, information, disclosure, declarations, reports, estimates, information returns and statements in respect of any Taxes (including any schedules or attachments thereto or amendments thereof).

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Transactions” has the meaning set forth in the Recitals.

“UK DTR” means the disclosure guidance and transparency rules made by the UK Financial Conduct Authority under Part VI of the FSMA.

“UK Listing Rules” means the listing rules made by the UKLA under section 73A of the FSMA, as amended from time to time.

“UK Prospectus Rules” means the prospectus rules made by the UKLA under Part VI of the FSMA.

“UKLA” means the United Kingdom Listing Authority.

“Voting Company Debt” has the meaning set forth in Section 3.2(b).

Section 1.2 Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) references to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) references to the Board of Directors of the Company include, if appropriate, any appropriate committee thereof;

(i) references to a Person are also to its successors and permitted assigns;

(j) references to monetary amounts are to the lawful currency of the United States;

(k) words importing the singular include the plural and vice versa and words importing gender include all genders;

(l) the word “or” is not exclusive;

(m) time is of the essence in the performance of the parties’ respective obligations;

(n) time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends (provided, that any time period within or following which any payment is to be made or act is to be done by Parent or Merger Sub shall commence on the first Business Day that is a full day of normal business hours in Greenwich Time Zone after receipt by Parent or Merger Sub of a notice from the Company in respect of such time period) and by extending the period to the next Business Day following if the last day of the period is not a Business Day; and

(o) references herein to the Company or any of its Subsidiaries shall be deemed to include any and all predecessors of the Company or such Subsidiary, as the case may be.

ARTICLE II

THE MERGER

Section 2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement and the IBCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue its corporate existence under the IBCL as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company with all its property, rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the IBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.2 Bylaws. At the Effective Time, the Company Bylaws shall be amended and restated in their entirety to read as set forth in Exhibit B hereto and, as so amended and restated, shall be the Bylaws of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

Section 2.3 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable during the Closing, the parties shall file the Articles of Merger in accordance with IBCL 23-1-40-5. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of Indiana or at such later date and time as the Company and Parent may agree upon and as is set forth in such Articles of Merger in accordance with IBCL 23-1-40-5. The time when the Merger becomes effective is hereinafter referred to as the “Effective Time”.

Section 2.4 Closing. Unless this Agreement shall have been terminated in accordance with Section 7.1, the closing of the Merger (the “Closing”) shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004-1482, at 10:00 a.m., New York City time, on such date which is designated by Parent that is within four (4) Business Days after all of the conditions set forth in ARTICLE VI shall have been satisfied or waived by the party entitled to the benefit of the same (other than conditions which by their terms are required to be satisfied or, to the extent permitted under this Agreement, waived at the Closing, but subject to the satisfaction or waiver in accordance with this Agreement of such conditions), or at such other place, time and date as agreed to by the parties in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

Section 2.5 Directors and Officers of the Surviving Corporation. Prior to the Closing, the Company shall deliver to Parent the resignation of the members of the Board of Directors of the Company set forth on Exhibit 2.5, effective as of the Effective Time. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Section 2.6 Effect on Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any Company Shareholder:

(a) Common Shares of Merger Sub. Each Merger Sub Common Share that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable “Class A Common Share” (as defined in the Company Articles), no par value, of the Surviving Corporation, and such shares of the Surviving Corporation shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b) Cancellation of Certain Shares. Each Company Common Share that is issued and outstanding immediately prior to the Effective Time and (i) held in the treasury of the Company or owned by any Subsidiary of the Company or (ii) owned by Parent, Merger Sub or any other Subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Shares. Except as otherwise provided in Section 2.6(b) and Section 2.6(d), each Company Common Share that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive $13.50 in cash, without interest (the “Merger Consideration”), payable to the holder in accordance with this ARTICLE II. From and after the Effective Time, all Company Common Shares converted into the right to receive the Merger Consideration pursuant to this Section 2.6(c) shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder (which holders shall include the trustees of the Company 401(k) Plan for the benefit of participants in the Company 401(k) Plan) of a certificate (a “Certificate”; it being understood that any reference to “Certificate” or “Certificates” shall be deemed to include references to book entry account statements relating to ownership of, and representing, Company Common Shares) that immediately prior to the Effective Time represented any such issued and outstanding Company Common Share(s) shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration in consideration for each such share in accordance with this ARTICLE II upon compliance with the applicable procedures set forth in this ARTICLE II.

(d) Changes to Capital Stock. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Company Common Shares shall occur by reason of any reclassification, recapitalization, share split or combination, split-up, exchange or readjustment of Company Common Shares, any issuance of Company Preferred Shares or Company Common Shares in connection with the exercise of any rights under the Rights Agreement (whether or not the Company has complied with its obligations under this Agreement with respect to the Rights Agreement, but without prejudice to the rights and remedies of Parent for any non-compliance by the Company of its obligations hereunder with respect thereto), or any share dividend on Company Preferred Shares or Company Common Shares with a record date during such period, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change (it being understood and agreed that this sentence shall not be construed to permit the Company to take any action that is prohibited by Section 5.1 or the other terms of this Agreement).

Section 2.7 Exchange of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Parent shall select an institution reasonably acceptable to the Company to act as the exchange agent (the “Exchange Agent”) in the Merger for the purpose of exchanging Certificates for the Merger Consideration. Parent will make available to the Exchange Agent, at or prior to the Effective Time, cash in an amount sufficient to pay the aggregate Merger Consideration pursuant to Section 2.6(c) (the “Exchange Fund”) and shall engage the Exchange Agent pursuant to a paying agent agreement reasonably acceptable to the Company. Promptly after the Effective Time, Parent will cause the Exchange Agent to send to each holder of record (as of immediately prior to the Effective Time) of a Certificate (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to each Certificate shall pass, only upon proper delivery of such Certificate to the Exchange Agent, and which letter of transmittal shall be in customary form and have such other provisions as Parent and the Company may reasonably agree) and (ii) instructions for effecting the surrender of such Certificate to the Exchange Agent in exchange for the total amount of Merger Consideration that such holder is entitled to receive pursuant to this Agreement.

(b) Exchange Procedure. Each holder of Company Common Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate (or, if such shares are held in book entry form, upon entry through a book entry transfer agent of the surrender of such shares on a book entry account statement, as evidenced by an “agent’s message” by the Exchange Agent), together with a properly completed letter of transmittal (and such other documents as may be reasonably required by the instructions thereto) will be entitled to receive from the Exchange Agent a cash amount (payable by check or otherwise) equal to the aggregate Merger Consideration that such holder has the right to receive pursuant to this ARTICLE II. No interest shall be paid or accrued on any Merger Consideration payable to holders of Certificates. No dividends or other distributions with respect to the capital stock of the Surviving Corporation shall be paid to the holders of any unsurrendered Certificates. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration for each Company Common Share formerly represented thereby. Upon payment of the Merger Consideration pursuant to this ARTICLE II, each Certificate so surrendered shall immediately be cancelled.

(c) Certificate Holder. If payment of any Merger Consideration is to be made to any Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such payment in the name of a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) No Further Ownership Rights; Transfer Books. All Merger Consideration paid in accordance with the terms of this ARTICLE II upon conversion of any Company Common Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any Company Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing Company Common Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE II.

(e) Investment of Exchange Fund. Until disbursed to the holders of Company Common Shares that have been converted into a right to receive the Merger Consideration in accordance with this ARTICLE II, the Paying Agent shall invest, all cash included in the Exchange Fund as directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully backed by the full faith and credit of the United States of America as to principal and interest, or money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) pursuant to this ARTICLE II. Any interest and other income resulting from such investments shall be paid to Parent pursuant to Section 2.7(f).

(f) Termination of Exchange Fund. At any time following twelve (12) months after the Effective Time, any portion of the Exchange Fund that remains undistributed to holders of Certificates shall be delivered to Parent, upon demand, together with all interest and other earnings with respect thereto. Thereafter, any holder of Company Common Shares who has not theretofore complied with this ARTICLE II shall (subject to Section 2.7(g)) look only to Parent and/or the Surviving Corporation, which shall act as the Exchange Agent, as general creditors thereof with respect to any claim for Merger Consideration that may be payable (without interest) upon surrender of any Certificate, as determined pursuant to this Agreement, subject to any applicable abandoned property, escheat or other similar Laws.

(g) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official to the extent required by any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered immediately prior to such date on which the total Merger Consideration in respect of such Certificate would otherwise irrevocably escheat to or become the property of any Governmental Authority, such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(h) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact, reasonably acceptable to the Exchange Agent, by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable and customary amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration with respect to each Company Common Share formerly represented by such Certificate.

(i) Withholding Rights. Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Shares or any holder of Company Equity Awards (or with respect to any other amounts payable pursuant to Section 2.6) pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any other provision of applicable United States federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent or the Exchange Agent, as applicable, such withheld amounts shall be (i) remitted by Parent and (ii) treated for all purposes of this Agreement as having been paid to the holders of the Company Common Shares or holders of Company Equity Awards (or to the recipient of any other amount payable pursuant to Section 2.6) in respect of which such deduction and withholding was made.

Section 2.8 Treatment of Company Equity Awards.

(a) Company Stock Options. (i) As soon as practicable following the date of this Agreement (and, in any event, prior to the Closing), the Board of Directors of the Company shall take or cause to be taken all actions as may be required to cause each Company Stock Option granted under the Company Incentive Plan that is outstanding and remains unexercised immediately prior to the Effective Time (whether or not then vested or exercisable), including Company Stock Options held by any current or former member of the Board, to at the Effective Time, automatically and without any required action on the part of the holder thereof, be cancelled or terminated; (ii) Parent shall, or shall cause the Surviving Corporation to, pay to the holder of such Company Stock Option, whether vested or unvested, an amount in cash (without interest) in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Shares underlying such Company Stock Option and (y) the number of Company Common Shares subject thereto (such payment, if any, to be net of applicable withholding taxes and rounded down to the nearest whole cent); and (iii) all Company Stock Options with an exercise price per share of Company Common Shares equal to or greater than the Merger Consideration will be cancelled or terminated at the Effective Time and the holders of such Company Stock Options will not have any right to receive any consideration in respect thereof. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) make all payments in accordance with this Section 2.8(a) as soon as practicable but in any event no later than the first regular payroll date of the Surviving Corporation after the Effective Time. In addition, the Company shall use Reasonable Best Efforts to obtain consents from current employees of the Company holding Company Stock Options acknowledging the treatment of Company Stock Options described in this Section 2.8(a).

(b) Company Restricted Stock. As soon as practicable following the date of this Agreement (and, in any event, prior to the Closing), the Board of Directors of the Company shall take all actions as may be required to provide that at the Effective Time, each award of Company Restricted Stock that is outstanding immediately prior to the Effective Time and that is not vested immediately prior to the Effective Time shall be fully vested and free of any forfeiture restrictions immediately prior to the Effective Time, whereupon the Company Common Shares represented thereby (net of any Company Common Shares or corresponding cash withheld to cover applicable withholding taxes) shall be converted into the right to receive the Merger Consideration per Company Common Share in accordance with Section 2.6(c).

(c) ESPP. As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Board of Directors of the Company shall adopt such resolutions or take such other actions as may be required so that (i) the ESPP is terminated immediately after the next “Purchase Date” (as defined in the ESPP) (the “Final Purchase Date”) to occur following the date of this Agreement, (ii) all future offerings that would otherwise commence under the ESPP following the Final Purchase Date shall be suspended, and (iv) all further payroll deductions under the ESPP shall cease effective as of the Final Purchase Date. On the Final Purchase Date, the Company shall apply the funds credited as of such date under the ESPP to each participant’s payroll withholding account under the ESPP to the purchase of whole Company Common Shares in accordance with the terms of the ESPP, which Company Common Shares shall be treated in the manner described in Section 2.6(c).

(d) Corporate Actions. At or prior to the Closing, the Company and the Board of Directors of the Company shall adopt any resolutions and take any actions which are necessary to (i) effectuate the provisions of this Section 2.8 and (ii) cause the Company Incentive Plan to terminate at the Effective Time. The Company shall provide to Parent a true, correct and complete copy of any such resolutions or actions.

(e) No Right to Acquire Shares. The Company shall take all actions necessary to ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Company Common Shares or other capital stock of the Company to any Person pursuant to or in settlement of a Company Equity Award or the ESPP following the Effective Time, except to the extent exercised prior to the Effective Time. For the avoidance of doubt, neither Parent nor the Surviving Corporation shall assume any Company Stock Options.

Section 2.9 Further Assurances. If, at any time from and after the Effective Time, the Company or Parent reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the Company, Parent, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

Section 2.10 FIRPTA Certificate. Immediately prior to the Closing, the Company shall deliver to Parent a certificate signed by an authorized officer of the Company to the effect that the Company is not, and has not been at any time during the five (5) years preceding the Closing Date, a United States real property holding company, as defined in Section 897(c)(2) of the Code, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company SEC Documents filed prior to the date of this Agreement (without giving effect to any amendment or supplement to any such Company SEC Documents filed on or after the date of this Agreement, and excluding “risk factors” sections or any language in the Company SEC Documents that is predictive or forward-looking, or that is not factual information but merely cautionary language), and except as set forth in the Company Disclosure Letter, but only, in each case, to the extent the relevance of a disclosure or statement therein to a section of this ARTICLE III is reasonably apparent on its face, without independent inquiry (provided, that in no event shall any disclosure in the Company SEC Documents qualify or limit the representations and warranties in Section 3.2, 3.3(b), 3.3(c), 3.4, or 3.5(a) of this Agreement), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization; Standing and Power. The Company (a) is a corporation duly incorporated and validly existing under the laws of Indiana, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted in all material respects and (c) is duly qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has made available to Parent, prior to the date of this Agreement, a true, correct and complete copy of the Company Articles and Company Bylaws in effect as of the date of this Agreement. No corporate action has been taken with respect to any amendment to the Company Articles or the Company Bylaws (except for any such amendments that have become effective prior to the date of this Agreement and are reflected in the copies of the Company Articles and the Company Bylaws described in the preceding sentence, or are, in the case of the Company Bylaws, expressly provided for in this Agreement) and no such corporate action is currently proposed.

Section 3.2 Capitalization of the Company.

(a) The authorized capital stock of the Company consists of (i) 110,000,000 Company Common Shares (100,000,000 shares of which have been designated Class A Common Shares and 10,000,000 shares of which have been designated Class B Common Shares) and (ii) 1,000,000 Company Preferred Shares (10,000 shares of which have been designated Series A Junior Participating Preferred Shares). As of the close of business on March 23, 2018, (A) 41,298,819 Company Common Shares (including 915,641 shares of Company Restricted Stock) were issued and outstanding, (B) 18,847,153 Company Common Shares were held in treasury by the Company and its Subsidiaries, (C) no Company Preferred Shares were issued or outstanding, (D) 3,244,218 Company Common Shares were reserved for issuance pursuant to outstanding unexercised Company Stock Options, (E) no Company Common Shares were reserved for issuance pursuant to the Company Incentive Plan, and no Company Common Shares were reserved for issuance pursuant to the ESPP, (F) 10,000 Series A Junior Participating Preferred Shares, no par value, were reserved for issuance upon exercise of all of the purchase rights under the Rights Agreement, and no Company Common Shares were reserved for issuance upon exercise of all of the purchase rights under the Rights Agreement in the event a Person or group of Persons becomes an “Acquiring Person” (as defined in the Rights Agreement), (G) no Class B Common Shares were issued and outstanding and (H) no other shares of capital stock of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable securities Laws.

(b) There are no preemptive or similar rights granted by the Company or any Subsidiary of the Company to any holders of any class or series of securities of the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the Company Shareholders or the shareholders of any such Subsidiary on any matter (“Voting Company Debt”). Except as listed on Section 3.2(b) of the Company Disclosure Letter, and except for (x) the issuance of Company Common Shares issuable pursuant to Company Equity Awards issued under the Company Incentive Plan and outstanding on the date of this Agreement and which are disclosed on Section 3.2(c) of the Company Disclosure Letter and (y) the issuance of Company Common Shares issuable pursuant to the ESPP on the Final Purchase Date, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, restricted stock units, restricted stock, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company or any of the Subsidiaries of the Company is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company, any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company or any of its Subsidiaries. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Subsidiaries of the Company. There are no proxies (other than proxies solicited by the Company for purposes of the Company Shareholder Approval), voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries of the Company is a party or is bound with respect to the voting of or giving consent by the capital stock of, or other equity interests in, the Company or any of its Subsidiaries.

(c) Section 3.2(c) of the Company Disclosure Letter sets forth true, correct and complete information as of the close of business on March 23, 2018 with respect to each outstanding award under the Company Incentive Plan as follows: the holder’s name, such holder’s relationship with the Company (employee, former employee, director, independent contractor), the type of award, the number of shares subject to the award, the grant date, the expiration date, the exercise price or base price, as applicable, and the vesting schedule, including a description of any acceleration provisions (including as a result of the Merger or any of the other Transactions).

(d) The Company has delivered to Parent true, correct and complete copies of the Company Incentive Plan and each form of award agreement used under such plan and any material variations to such forms, identifying the Person(s) to whom such variations apply. Each Company Equity Award was granted in accordance with all applicable Laws and the terms of the Company Incentive Plan. Each Company Stock Option has an exercise price, or base price, as applicable, equal to or greater than the fair market value of a Company Common Share at the close of business on the date of grant.

(e) The Company has not issued any Company SARs or Company RSUs.

(f) No shares of capital stock of the Company are owned, or since January 1, 2015 have been owned, by any Subsidiary of the Company. All Company Common Shares are “covered securities” as defined in Section 18(b)(1)(A) of the Securities Act and will remain covered securities at least through the record date for the vote of holders of Company Common Shares to approve the Merger, and holders of Company Common Shares shall not be entitled under the IBCL to exercise dissenters’ rights under IBCL 23-1-44-8(b). As of the date of this Agreement, no Person is or has become, to the Knowledge of the Company, an “Acquiring Person” (as defined in the Rights Agreement) except (i) any “Exempt Person” (as defined in the Rights Agreement), (ii) any Person set forth on Section 3.2(a) of the Company Disclosure Letter that the Board of Directors of the Company concluded to have inadvertently become an “Acquiring Person” (as defined in the Rights Agreement) or (iii) any other Person that, under the terms of Section 1(a) of the Rights Agreement, is not, or is not being treated as, an “Acquiring Person” (as defined in the Rights Agreement), including any bona fide swaps dealer who purchased Company Common Shares in the ordinary course of its business. Neither the Company nor its Board of Directors has rendered the Rights Agreement inapplicable to any Person other than (i) Parent, (ii) Merger Sub, or (iii) any Person referred to in clauses (i) through (iii) of the preceding sentence (it being understood that, with respect to clause (ii), any Person that the Board of Directors of the Company concludes after the date of this Agreement to have inadvertently become an “Acquiring Person” (as defined in the Rights Agreement) need not be set forth on Section 3.2(a) of the Company Disclosure Letter, provided, that, before making such a conclusion after the date of this Agreement, the Board of Directors of the Company shall have consulted with Parent and considered in good faith Parent’s views).

Section 3.3 Subsidiaries.

(a) Each Subsidiary of the Company (i) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has all power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in the case of clause (iii) as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Subsidiary of the Company, and all amendments thereto, as in effect as of the date of this Agreement. No corporate action has been taken with respect to any amendment to any such certificate of incorporation, bylaws or similar organizational documents (except for any such amendments that have become effective prior to the date of this Agreement and are reflected in the copies of such documents described in the preceding sentence) and no such corporate action is currently proposed.

(b) All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable securities Laws. All of the outstanding capital stock or securities of, or other equity interests in, each of the Subsidiaries of the Company, is owned, directly or indirectly, by the Company, and is owned free and clear of any Encumbrance and free of any other limitation or restriction, other than restrictions imposed under federal or state securities Laws. There are no restrictions with respect to the Company (or any Subsidiary of the Company, as applicable) voting the capital stock of, or any other equity interests in, any of its Subsidiaries.

(c) Section 3.3(c) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) (A) each Subsidiary of the Company (each of which is wholly owned directly or indirectly by the Company), (B) its jurisdiction of incorporation or organization, and (C) the location of its principal executive office and (ii) all capital stock of, or other equity interests in, any corporation, partnership, joint venture, trust or other Person, which capital stock or other equity interests is owned or controlled, directly or indirectly, by the Company (other than capital stock of, or other equity interests in, its Subsidiaries) (clause (ii), collectively, the “Other Interests”). All of the Other Interests are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any Encumbrance and free of any other limitation or restriction, other than restrictions imposed under federal or state securities Laws. There are no restrictions with respect to the Company (or any Subsidiary of the Company, as applicable) voting any of the Other Interests.

Section 3.4 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions, subject to, in the case of the consummation of the Merger, the Company Shareholder Approval. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and the other Transactions have been duly and validly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company or its shareholders are necessary to authorize the execution and delivery of this Agreement or the consummation of the Merger and the other Transactions, other than, as of the date of this Agreement with respect to the Merger, (i) the approval of this Agreement by the holders of a majority of the issued and outstanding Company Common Shares voting together as a single class (the “Company Shareholder Approval”) and (ii) the filing of the Articles of Merger with the Secretary of State of Indiana. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

(b) The Board of Directors of the Company has unanimously adopted resolutions, at a duly held meeting on or prior to the date of this Agreement, (i) determining that it is fair to and in the best interests of the Company and the Company Shareholders, and declared it advisable, to enter into this Agreement and to consummate the Merger and the other Transactions, (ii) adopting this Agreement and approving the execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions, (iii) recommending approval of this Agreement by the Company Shareholders and (iv) directing that this Agreement be submitted to the Company Shareholders for their approval, which resolutions have, except to the extent permitted by Section 5.2(e), not been subsequently withdrawn or modified in any respect.

(c) The Company Shareholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary for the Company to adopt this Agreement and to consummate the Merger and the other Transactions.

Section 3.5 Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or NASDAQ other than (i) as may be required by the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal or state securities Laws or the applicable requirements of NASDAQ, and (iv) the filing of the Articles of Merger with the Secretary of State of Indiana.

(b) Except as provided in Section 3.5(b) of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions do not and will not (i) conflict with or violate any provision of the Company Articles or Company Bylaws or similar organizational documents of any of its Subsidiaries, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(a) have been obtained and all filings and other obligations described in Section 3.5(a) have been made, and assuming that the Company Shareholder Approval has been obtained prior to the Effective Time, conflict with or violate, in any respect, any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Company Contract, or (iv) result in the creation of an Encumbrance (except for Permitted Encumbrances) on any property or asset of the Company or any of its Subsidiaries except, with respect to clauses (ii), (iii) and (iv), for such conflicts, violations, triggering of payments, Encumbrances, filings, notices, permits, authorizations, consents, approvals, terminations, amendments, accelerations, cancellations, breaches, defaults, losses of benefits or rights which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.6 SEC Reports and Financial Statements.

(a) The Company has timely filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed by the Company since January 1, 2016 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents (i) were (or, with respect to any Company SEC Document filed after the date of this Agreement, will be) prepared in accordance and complied with the requirements of the Securities Act and the Exchange Act (to the extent then applicable) and (ii) did not (or, with respect to any Company SEC Document filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were (or, with respect to any Company SEC Document filed after the date of this Agreement, will be) made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”), (i) complied, as of their respective dates of filing with the SEC, with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects and in accordance with GAAP applied on a consistent basis the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the Company’s and its Subsidiaries’ operations and cash flows for the periods indicated (except that the unaudited interim financial statements were or will be subject to normal and recurring year-end and quarter-end adjustments, which are not in the aggregate material).

(c) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the related rules and regulations promulgated thereunder. The Company maintains and has maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that conforms in all material respects to the requirements of Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of the Company completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the Company’s fiscal year ended on February 25, 2017, and such assessment concluded that as of such date such controls were effective. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the Audit Committee of the Board of Directors of the Company (x) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting; and the Company has provided to Parent prior to the date of this Agreement true, correct and complete copies of any such disclosures made from January 1, 2016 to the date of this Agreement. In the event that any such material weakness or fraud was identified, each of the Company and its Subsidiaries has addressed and resolved any such material weakness or fraud.

(d) Except for matters resolved prior to the date of this Agreement, since January 1, 2015, (i) none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, employees, auditors, accountants or other Representatives has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of the Company or to the chief executive officer or general counsel of the Company in accordance with Section 307 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(e) None of the Company SEC Documents filed on or prior to the date of this Agreement is, to the Knowledge of the Company, subject to ongoing SEC review, including outstanding or unresolved comments in comment letters received by the Company from the SEC staff.

(f) Neither the Company nor any Subsidiary of the Company has listed any of its securities on any stock exchange in any jurisdiction, other than the Company Common Shares and the rights under the Rights Agreement listed by the Company on NASDAQ. The Company is in compliance with the applicable listing and corporate governance rules and regulations of NASDAQ.

(g) No Subsidiary of the Company is separately subject to the periodic reporting requirements of the Exchange Act.

Section 3.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any accrued, contingent or other Liabilities, whether matured or unmatured, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in any such Liabilities, except (a) as reflected or reserved against in the balance sheet of the Company dated November 25, 2017 included in the Form 10-Q filed by the Company with the SEC on December 21, 2017 (the “Company Balance Sheet”) (or described in the notes thereto), (b) current Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, (c) Liabilities incurred in connection with the transactions contemplated by this Agreement, (d) Liabilities arising under the terms of (but not from any breach of default under) any Company Contract that is either (x) disclosed on Section 3.17 of the Company Disclosure Letter or (y) not required to be so disclosed by the terms of this Agreement, and including any such Company Contract that is entered into after the date of this Agreement, as long as entering into such Company Contract does not violate any provision of this Agreement, or (e) other Liabilities which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. There are no off-balance sheet arrangements (as that term is defined in Item 303(a)(4) of Regulation S-K) to which the Company or any of its Subsidiaries is a party that have not been disclosed in the Company SEC Documents and that are required to be so disclosed.

Section 3.8 Absence of Certain Changes. Since the date of the Company Balance Sheet through the execution and delivery of this Agreement, (a) there has been no Effect which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect and (b) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice. Since the date of the Company Balance Sheet through the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would have constituted a breach of Section 5.1(a) through Section 5.1(o).

Section 3.9 Litigation. Except as set forth in Section 3.9 of the Company Disclosure Letter, there is no Action pending or, to the Knowledge of the Company threatened, against the Company or any of its Subsidiaries or any of its or their respective properties or assets or any of its or their respective officers or directors (in their capacity as officers or directors of the Company or its Subsidiaries) that, individually or in the aggregate, is, or would reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries (or any of their respective assets or properties) is subject to or bound by any Order.

Section 3.10 Compliance with Applicable Laws. Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries have complied at all times since December 31, 2014, and are now in compliance, in each case, with all applicable Laws (including Environmental Laws). To the Knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries (or any of their respective assets or businesses) is pending or threatened. Since December 31, 2014, neither the Company not any of its Subsidiaries has received written notice of any violation of any Law.

(b) The Company and its Subsidiaries (i) hold all Governmental Permits necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (including all Governmental Permits required under Environmental Laws) and (ii) are in compliance with all such Governmental Permits. All such Governmental Permits are in full force and effect and no Action is pending or, to the Knowledge of the Company, threatened, by any Governmental Authority seeking the revocation, limitation, suspension, withdrawal, modification or nonrenewal of any such Governmental Permit.

(c) The Company is not an “investment company” under the Investment Company Act of 1940.

(d) None of the Company or any of its Subsidiaries (or any director or officer of the Company or any of its Subsidiaries) or, to the Knowledge of the Company, any employee, agent or other Representative of the Company or any of its Subsidiaries has (i) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (ii) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA), (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iv) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, and the Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption Laws.

Section 3.11 Real Property; Personal Property.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete and correct list as of the date of this Agreement of all real property owned by the Company or any of its Subsidiaries (collectively, the “Owned Real Property”) and, for each parcel of Owned Real Property, identifies the street address of such Owned Real Property. The Company or its applicable Subsidiary has good and marketable fee simple title to all Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. Neither the Company nor any of its Subsidiaries (i) lease or grant any Person the right to use or occupy all or any part of the Owned Real Property; (ii) has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

(b) The Lease Summary (as defined below) sets forth a true, correct and complete list as of its date (except to the extent of any additions to, terminations or guarantees of, or modifications or amendments to the terms of, the Real Property Leases after such date but on or prior to the date of this Agreement, which additions, terminations, guarantees, modifications or amendments have been reflected in the amendments to the Lease Summary listed on Section 3.11(b) of the Company Disclosure Letter and made available to the Company prior to the date of this Agreement) of all real property leases, subleases, licenses, sublicenses and other occupancy arrangements to which the Company or any of its Subsidiaries is a party and each amendment, modification, and guaranty thereto or with respect thereto (the “Real Property Leases”). Each premise subject to a Real Property Lease is hereinafter referred to as a “Leased Real Property” (and together with the Owned Real Property, the “Real Property”). The Company has made available to Parent prior to the date of this Agreement a summary of each Real Property Lease which is accurate in all material respects as of its date (the “Lease Summary”), except to the extent of any additions to, terminations or guarantees of, or modifications or amendments to the terms of, the Real Property Leases after such date but on or prior to the date of this Agreement, which additions, terminations, guarantees, modifications or amendments have been reflected in the amendments to the Lease Summary listed on Section 3.11(b) of the Company Disclosure Letter and made available to the Company prior to the date of this Agreement. Except as set forth on Section 3.11(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has transferred, mortgaged or assigned any interest in any such Real Property Lease, nor has the Company nor any of its Subsidiaries subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other Person. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Real Property Lease, (i) such Real Property Lease is in full force and effect and is legal, valid and binding on the Company and its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law), (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to such Real Property Lease, is in breach or violation of, or in default under, such Real Property Lease, (iii) no event has occurred or circumstance exists (including the consummation of the Merger and the other Transactions) which, with the delivery of notice, the passage of time or both, would result in such a breach or violation of, or a default under, such Real Property Lease, or permit the termination, modification, loss of any benefit under, or acceleration of rent (or the triggering of any other payments) under such Real Property Lease, (iv) other than as referred to in clause (iii), no right of any other party to such Real Property Lease has materialized entitling such party to terminate such Real Property Lease before the expiration of the term of such Real Property Lease, and no right asserted by such party over the Leased Real Property would reasonably be expected to have an adverse effect on the Company’s or its Subsidiaries’ ability to use such Leased Real Property, (v) neither the Company nor any of its Subsidiaries has waived any right under any Real Property Lease or given to or received from any other Person, at any time since January 1, 2015, any notice or other communication regarding any actual, alleged, possible or potential breach of, or default (with or without notice or lapse of time or both) under, any Real Property Lease which has not been cured or remedied in full prior to the date of this Agreement, and, to the Knowledge of the Company, is not otherwise aware of any intention by any counterparty thereto to terminate (other than Real Property Leases that are expiring pursuant to their terms), or not renew any Real Property Lease, or is seeking the renegotiation thereof or substitute performance thereof, and (vi) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries are subject to any pending, threatened or scheduled audit or investigation by any counterparty to a Real Property Lease.

(c) Except as set forth in Section 3.11(c) of the Company Disclosure Letter, the Company and its Subsidiaries, as applicable, enjoys peaceful and undisturbed possession of all Real Property, whether owned, leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries, in each case free and clear of all Encumbrances other than Permitted Encumbrances.

(d) To the Knowledge of the Company, there are no applicable Laws in effect that would prevent or limit in any material respect the Company or its Subsidiaries from conducting its operations on the Real Property as they are currently conducted. There is no Action, pending or (to the Knowledge of the Company) threatened, that affects or might materially adversely affect any Real Property or any part thereof, and neither the Company nor its Subsidiaries have, since December 31, 2014, received any written notice of the intention of any Governmental Authority to take or use all or any material part thereof. To the Knowledge of the Company, there does not exist any condemnation, eminent domain or taking proceeding that affects any Real Property.

(e) Each of the Company and its Subsidiaries has good title to, or a valid leasehold interest in, or with respect to licensed assets, a valid license to use, the tangible personal assets and properties used or held for use by it in connection with the conduct of its business, free and clear of all Encumbrances other than Permitted Encumbrances.

(f) The tangible personal assets and property of the Company and each of its Subsidiaries are in good working condition and repair in the ordinary course of business, reasonable wear and tear excepted (except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and provided, that merchandise inventory shall be usable and salable in the ordinary course of business consistent with past practice), and are reasonably sufficient and suitable in all material respects for the operation of the business of the Company and its Subsidiaries as currently conducted and currently intended to be conducted.

Section 3.12 Environmental Matters. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws. There has been and is no Release or presence of or exposure to Hazardous Material at, on, under or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries in violation of any Environmental Law, or that is reasonably anticipated to result in an Action arising under any Environmental Law (each such Action, an “Environmental Claim”) or any requirement for investigation or remediation.

(b) Neither the Company nor any of its Subsidiaries (i) to the Company’s Knowledge owns or operates, or has owned or operated, any real property contaminated with any substance that is subject to any Environmental Law, (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Law, or (iii) has received written notice from any Governmental Authority or any other Person of any Environmental Claim, any other Liabilities arising under Environmental Laws or any violation of Environmental Laws in the past five (5) years. The Company has delivered to Parent prior to the date of this Agreement true, correct and complete copies of all environmental site assessments relating to the Real Property that are in the possession or control of the Company or any of its Subsidiaries.

(c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any Person to, any substance, or owned or operated its business or any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any Liabilities (including any investigative, corrective or remedial obligations) pursuant to any Environmental Laws.

(d) Neither the Company nor any of its Subsidiaries has assumed, undertaken or otherwise become subject to any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws. There are and have been no underground storage tanks or polychlorinated biphenyls or asbestos-containing materials at, on or under any Owned Real Property or, to the Knowledge of the Company, any Leased Real Property.

(e) To the Knowledge of the Company, neither this Agreement nor the consummation of the Merger or the other Transactions will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Authorities or other Persons, pursuant to any of the so called “transaction triggered” or “responsible property transfer” Environmental Laws.

Section 3.13 Tax. Except as set forth on Section 3.13 of the Company Disclosure Letter:

(a) (i) all Tax Returns required to be filed with any Tax Authority by or on behalf of the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file) in accordance with all applicable Laws; (ii) all such Tax Returns are accurate and complete in all respects and have been prepared in compliance with all applicable Laws; (iii) all Taxes due and payable by the Company or any of its Subsidiaries (including any Taxes that are required to be deducted and withheld in connection with any amounts paid or owing to any employee, shareholder, creditor, independent contractor or other third party), whether or not shown on any Tax Return, have been timely paid, or withheld and remitted to the appropriate Tax Authority; and (iv) all applicable Laws related to the payment and withholding of Taxes and information reporting have been complied with by the Company and each of its Subsidiaries except, in each case of clauses (i) through (iv), for Taxes or Tax matters contested in good faith or that have been adequately provided for, in accordance with GAAP, in the Company Balance Sheet;

(b) no written claim that has not been resolved has been made by any Tax Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is, or may be, subject to Tax by or required to file or be included in a Tax Return in that jurisdiction;

(c) there are no Encumbrances on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (except for Permitted Encumbrances);

(d) (i) no outstanding written claim has been received by, and to the Knowledge of the Company no such claim is threatened, and no audit, action, or proceeding is in progress, against or with respect to the Company or any of its Subsidiaries or any consolidated or combined group in which the Company or any of its Subsidiaries is or was included in respect of any Tax; and (ii) all deficiencies, assessments or proposed adjustments asserted against the Company or any of its Subsidiaries or any consolidated or combined group in which the Company or any of its Subsidiaries is or was included by any Tax Authority have been paid or fully and finally settled;

(e) neither the Company nor any of its Subsidiaries (i) has been, for any tax year for which the statute of limitations remains open, a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, consolidated, combined, unitary, or aggregate group for state, local or foreign Tax purposes, other than a group of which the Company or any of its Subsidiaries is the common parent, (ii) has any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Regulations (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, by Contract or otherwise, or (iii) is a party to any Tax sharing, Tax allocation or Tax indemnification agreement (other than commercial agreements the primary purpose of which does not relate to Taxes);

(f) no waiver or extension of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency is in effect for the Company or any of its Subsidiaries or any consolidated or combined group in which the Company or any of its Subsidiaries is or was included;

(g) neither the Company nor any of its Subsidiaries participates or has participated in a “listed transaction,” “transaction of interest” or “reportable transaction” within the meaning of Section 1.6011-4(b) of the Regulations;

(h) neither the Company nor any of its Subsidiaries has entered into any “closing agreement” under Section 7121 of the Code, or other agreement with any Tax Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax Returns of the Company or any of its Subsidiaries is currently pending with any Governmental Authority, and no such ruling, relief or advice has been obtained that is currently in effect;

(i) all transactions and agreements between or among any of the Company and its Affiliates are, and were entered into, in compliance with the requirements and principles of Section 482 of the Code and the Treasury Regulations thereunder, including any reporting requirements set forth thereunder, and are, and have been, in compliance with the requirements and principles of any comparable provisions of state, local or foreign law, including any reporting requirements set forth thereunder;

(j) neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized;

(k) Section 3.13(k) of the Company Disclosure Letter identifies every election that has been made on the Company and any of its Subsidiaries under Treasury Regulations Section 301.7701-3(a) to adopt a U.S. federal tax classification other than the default classification, as well as the date of such election and the classification so elected; and

(l) during the past five (5) years neither the Company nor any Subsidiary has been the distributing or controlled corporation in any transaction intended to qualify under Section 355 of the Code, and any such transaction set forth in the Disclosure Letter has in fact so qualified and has not resulted in gain recognition under Section 355(d) or (e)  of the Code.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Registered Owned Intellectual Property, in each case enumerating specifically the applicable filing or registration number, title, registrar, jurisdiction, date of filing/issuance, current applicant(s)/registered owners(s), as applicable. All registrations and applications for the Registered Owned Intellectual Property are filed solely in the name of Company or one of its Subsidiaries and there are no co-owners of the Registered Intellectual Property. All Registered Intellectual Property is valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company or its Subsidiaries. All assignments of the Registered Owned Intellectual Property to the Company or its Subsidiaries have been properly executed and recorded.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Company or one of its Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company Intellectual Property, in each case, free and clear of all Encumbrances other than Permitted Encumbrances, and (ii) the Company and each of its Subsidiaries has legally sufficient and enforceable rights to use all Non-Owned Intellectual Property.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no third party is infringing upon, violating, or misappropriating any Company Intellectual Property, and the conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person.

(d) There is no suit, order or proceeding or other Action pending or, to the Knowledge of the Company, threatened, (i) in which the Company or any of its Subsidiaries alleges that any Person is infringing, misappropriating or otherwise violating any Company Intellectual Property right or (ii) concerning the ownership, validity, registerability, enforceability or use of, or right to use, any Company Intellectual Property. No Action, complaint or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required), whether, directly or indirectly, communicated orally and/or via email, writing, or otherwise, has been received by or communicated to the Company or any of its Subsidiaries since January 1, 2015, alleging any such infringement, violation or misappropriation or concerning the ownership, validity, registerability, enforceability or use of, or right to use, any Company Intellectual Property.

(e) The Company and its Subsidiaries have complied in all material respects with (i) all applicable Laws, contractual requirements and card industry regulations (including since August 30, 2016, the Payment Card Industry Data Security Standard (“PCI-DSS”)) regarding the collection, protection, storage, processing, transfer, use and disclosure of Personal Data, (ii) all privacy policies and other Contracts (or portions thereof) in effect between Company or any of its Subsidiaries (including their respective agents or service providers) and any customers, licensees or end users of the Company’s or any of its Subsidiaries’ businesses, and (iii) all Contracts (or applicable portions thereof) with vendors, suppliers, service providers, marketing affiliates, and other business partners of the Company’s and its Subsidiaries’ businesses, in each case in clauses (ii) and (iii), that are applicable to the collection, protection, storage, processing, transfer, use and/or disclosure of Personal Data in connection with the Company’s or any of its Subsidiaries’ businesses

(such policies and Contracts being hereinafter referred to as “Privacy Agreements”). Prior to the date of this Agreement, the Company has made available to Parent a true, correct and complete copy of the results of the PCI-DSS audit completed on August 31, 2017. Neither the Company nor any of its Subsidiaries has undergone an audit regarding PCI-DSS since such audit. Since January 1, 2014, no unresolved complaint relating to an improper use or disclosure of, or a breach in the security of, any Personal Data has been made or threatened against Company or any of its Subsidiaries.

(f) To the Company’s Knowledge, there have been no material failures, unauthorized access or security breaches of any IT Assets or data in the possession or control of the Company or any of its Subsidiaries, or any of their respective agents or suppliers (including any event that would require the Company or any of its Subsidiaries to provide notice of such event to applicable data subjects or any Governmental Authority). The IT Assets (i) are sufficient in all material respects for the current operations and currently contemplated operations of the business of the Company and its Subsidiaries, (ii) operate properly in conformance with their documentation and without any material defect, unavailability or error, (iii) do not, to the Company’s Knowledge contain any virus, malware, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any IT Systems and (iv) there is no reason to believe that the IT Assets will not operate or continue to be accessible to employees, users, customers or clients on substantially the same operational and availability basis after the Effective Time as compared to the 12-month period prior to the Effective Time.

Section 3.15 Employee Benefits.

(a) Section 3.15(a) of the Company Disclosure Letter contains a true, correct and complete list as of the date of this Agreement of each (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other equity-based incentive, retention, severance, change-in-control, or termination pay plan, program, policy, agreement or arrangement, and each medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or other retirement, vacation, or sick leave plan, program, policy, agreement or arrangement, and (iii) other employee benefit plan, program, policy, agreement or arrangement, whether or not tax-qualified and whether or not subject to ERISA, in each case, which is sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries or Affiliates, or in which the Company or any of its Subsidiaries is a participating employer, for the benefit of any current or former employee, independent contractor or director (or any of their beneficiaries or dependents) of the Company or any of its Subsidiaries (the “Company Plans”). With respect to each Company Plan, the Company has delivered or made available to Parent prior to the date of this Agreement true, correct and complete copies of (i) such plan (including any amendments thereto), (ii) the most recent Internal Revenue Service determination or opinion letter, if applicable, (iii) the current summary plan description (including any summaries of material modifications), if applicable, (iv) the most recent actuarial valuation report, if applicable, (v) the most recent Form 5500 (including all schedules thereto), if applicable, (vi) notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to any compliance issues, (vii) any related trust agreement, annuity or insurance contract or other funding document, (viii) contracts and service agreements with plan vendors and third party administrators, (ix) the most recent nondiscrimination testing results, if applicable, and (x) written summaries of any non-written Company Plans. Section 3.15(a) of the Company Disclosure Letter separately sets forth a true, correct and complete list of each Company Plan which is or has been subject to Sections 4063 or 4064 of ERISA, or is a multiple-employer retirement plan or a multiple-employer welfare arrangement (“MEWA”).

(b) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, each Company Plan has been operated and administered in accordance with its terms, the terms of any applicable collective bargaining agreement, and all applicable Law. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable IRS determination letter within the last five (5) years or is a pre-approved plan entitled to rely on an IRS opinion letter with respect to such qualification and the Tax-exempt status of its related trust and nothing has occurred since the date of such favorable determination which would adversely affect the qualified status of such plan, except to the extent such occurrence can be corrected, without causing, or being reasonably expected to cause, individually or in the aggregate, a Company Material Adverse Effect, under the IRS Employee Plans Compliance Resolution System, as reflected in Revenue Procedure 2016-51. No Company Plan is subject to Title IV of ERISA, and none of the Company or any of its Subsidiaries or any ERISA Affiliate has, at any time during the last six (6) years, sponsored, maintained or contributed to, or been obligated to contribute to, any “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA or any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(c) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, no event has occurred and no condition exists with respect to any employee benefit plan or arrangement current or previously maintained or contributed to by any ERISA Affiliate which could subject the Company, Parent or any of their Affiliates or employees, directly or indirectly (through an indemnification agreement or otherwise), to Liability under Section 412, 430, 4971, 4975 or 4980B of the Code or Title IV of ERISA.

(d) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all contributions and premium payments required to have been paid under or with respect to any Company Plan have been timely paid and will continue to be timely paid for all periods through the Closing Date.

(e) None of the Company Plans provide for, and neither the Company nor any of its Subsidiaries or Affiliates has any Liability in respect of, post-retirement health, medical or life insurance benefits for former or current officers, employees, independent contractors or directors of the Company or any of its Subsidiaries, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

(f) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) there are no Actions or claims (other than routine claims for benefits in the ordinary course consistent with past practice) with respect to any Company Plan pending or, to the Knowledge of the Company, threatened, which could give rise to a Liability, and to the Knowledge of the Company there are no facts which could give rise to any such Actions or claims, (ii) no Company Plan is currently under investigation or audit by any Governmental Authority and, to the Knowledge of the Company, no such investigation or audit is threatened, and (iii) each individual providing services to the Company or any of its Subsidiaries has been properly classified for purposes of the Company Plans and applicable withholding statutes.

(g) Except as set forth on Schedule 3.15(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, the Company Shareholder Approval, or other approval of this Agreement nor the consummation of the Merger or any of the other Transactions will, whether alone or in combination with another event, including the termination of employment or services, (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any increase in severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any benefits under any Company Plan or collective bargaining agreement, (iv) limit or restrict the right to merge, amend, terminate or transfer the assets of any Company Plan on or following the Effective Time, (v) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code due to the imposition of the excise tax under Section 4999 of the Code on any payment to such disqualified individual or due to the failure of any payment to such disqualified individual to be deductible under Section 280G of the Code or (vi) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. The Company has made available to Parent its estimates of Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the Transactions.

(h) Each Company Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code has been operated in compliance in all material respects with such section and all applicable regulatory guidance (including proposed regulations, notices, rulings and final regulations). Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any Person for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(i) All amendments and actions required to bring the Company Plans into conformity with all of the applicable provisions of the Code, ERISA and other applicable Laws have been timely made or taken, except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date.

(j) No Company Plan is subject to the Laws of any jurisdiction outside the United States.

(k) Prior to the date hereof, the Company has taken the actions set forth on Section 3.15(k) of the Company Disclosure Letter.

Section 3.16 Labor.

(a) True, correct and complete information as of March 20, 2018 as to the name, current job title, age, date of hire, location of employment, union membership (if any), base salary, and bonus or incentive opportunity of all current employees whose annual base salary exceeds $50,000, directors and officers of the Company and its Subsidiaries has been made available to Parent prior to the date of this Agreement. The Company and its Subsidiaries are neither party to, nor bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other material labor-related agreements or arrangements with any labor union, labor organization, employee organization or works council; there are no labor agreements, collective bargaining agreements, work rules or practices, or any other material labor-related agreements or arrangements to which the Company or any of its Subsidiaries is bound that pertain to any of the employees of the Company or any of its Subsidiaries.

(b) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there are (i) no unfair labor practice complaints pending against the Company or its Subsidiaries before the National Labor Relations Board or any other labor relations tribunal or authority, (ii) no labor strike, lock out, grievance, arbitration, labor dispute, slowdown, stoppage or other job action against or affecting the Company or any of its Subsidiaries, and no such labor dispute, lock out, grievance, arbitration labor dispute slowdown or stoppage are, to the Knowledge of the Company, threatened, and none have occurred during the three (3) years preceding the date of this Agreement, and (iii) no Actions of any kind with respect to the employees of the Company or its Subsidiaries pending in any agency, commission, court or other tribunal, and to the Knowledge of the Company, no such Actions are threatened.

(c) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and its Subsidiaries are and have been in compliance with all Laws of the United States and any state thereof respecting (i) employment and employment practices, including but not limited to, the Workers’ Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) and there has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries, (ii) terms and conditions of employment, health and safety, wages and hours (including Laws governing minimum wage, overtime compensation, exemption classifications, meal permits and rest breaks), child labor, immigration, employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closures and layoffs, classifications of employees, affirmative action, workers’ compensation, labor relations, employee leave issues, unemployment insurance and the collection and payment of withholding and/or social security Taxes or similar Taxes, and (iii) relations between the Company and its Subsidiaries and any labor union, labor organization, employee organization or works council.

Section 3.17 Material Contracts.

(a) Except as set forth on Section 3.17(a) of the Company Disclosure Letter and excluding any of the Real Property Leases, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, and neither the Company nor any of its Subsidiaries (or any property or asset thereof) is bound by, any of the following (each, a “Company Material Contract”):

(i) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii) any Contract (A) relating to Indebtedness of the Company or any of its Subsidiaries (including the Company Credit Agreement) or the guarantee of Indebtedness of any Person (other than solely between or among the Company and its Subsidiaries), (B) securing any Indebtedness through any Encumbrance or (C) otherwise creating an Encumbrance, in each case where such Indebtedness or the Liabilities securing such other Encumbrance exceed $250,000 individually or $500,000 in the aggregate for all such Contracts;

(iii) any Restrictive Contract;

(iv) any joint venture, partnership or limited liability company agreements or other similar agreements or arrangements relating to the formation, creation, operation, management or control of, or investment by the Company or any of its Subsidiaries in, any joint venture, partnership or limited liability company, other than any such agreements or arrangements solely between or among the Company and/or its Subsidiaries;

(v) any collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees;

(vi) any Related Party Contract;

(vii) any Contract pursuant to which the Company or any of its Subsidiaries (A) in any transaction or series of related transactions, has an option, right or obligation to purchase any other business or portion thereof on an ongoing basis (including by purchasing the assets or capital stock of another Person, other than the purchase of merchandise inventory in the ordinary course of business consistent with past practice), in each case with an aggregate fair market value (or for aggregate consideration, including assumption of Indebtedness) exceeding $200,000, (B) in any transaction or series of related transactions, purchased any such business or portion thereof with an aggregate value exceeding (or for aggregate consideration, including assumption of Indebtedness, exceeding) $200,000 and continues to have any ongoing obligations (including obligations under any shareholder agreement), or (C) without limitation of clause (B), has an obligation to make any earn-out payments based on future performance of an acquired business or assets;

(viii) any Contract that (A) obligates the Company or any of its Subsidiaries to make a loan or capital contribution to, or investment in excess of $250,000 in, any Person (other than loans to the Company or any of its Subsidiaries) or (B) on a stand-alone basis obligates the Company or any of its Subsidiaries to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of $250,000;

(ix) any Contract that (A) grants to any Person a right of first refusal, right of first offer, option or similar preferential right to purchase any of the Company’s or any of its Subsidiaries’ capital stock or assets, (B) obligates the Company or any of its Subsidiaries to sell to any Person or Persons (or pursuant to which the Company or any of its Subsidiaries sold to any Person or Persons and continues to have any ongoing obligations) any capital stock or assets, other than (x) upon exercise of Company Equity Awards set forth on Section 3.2(c) of the Company Disclosure Letter or (y) the sale of merchandise inventory in the ordinary course of business consistent with past practice, or (C) obligates the Company or any of its Subsidiaries to sell, assign, or otherwise transfer or dispose of to any Person or Persons (or pursuant to which the Company or any of its Subsidiaries sold, assigned, or otherwise transferred or disposed of to any Person or Persons and continues to have any ongoing obligations), in any transaction or series of related transactions, any assets, property or business having an aggregate value exceeding (or for consideration, including assumption of Indebtedness, exceeding) $50,000, except for the sale of merchandise inventory in the ordinary course of business consistent with past practice;

(x) any Contract that contains any rights of exclusivity granted by the Company or any of its Subsidiaries to any Person (other than to the Company or any of its Subsidiaries);

(xi) any Contract that, as its primary purpose, grants to the Company or any of its Subsidiaries any right to use, exploit or practice any Intellectual Property (except for COTS Licenses) that by its terms calls for aggregate payments to or by the Company or any of its Subsidiaries;

(xii) any Contract that, as its primary purpose, (A) provides for the development, modification, design, invention, production, acquisition, purchase, formulation or creation of any Intellectual Property or (B) grants to any Person (other than the Company or any of its Subsidiaries) any right to use, exploit or practice any Owned Intellectual Property;

(xiii) any Contract that Company reasonably anticipates requiring aggregate payments to or by the Company or any of its Subsidiaries in excess of $750,000, payable from March 4, 2018 to February 28, 2019;

(xiv) any employment or consulting Contract (in each case with respect to which the Company or any of its Subsidiaries has continuing obligations as of the date of this Agreement) with any current or former (A) officer of the Company or any of its Subsidiaries, (B) member of the Board of Directors of the Company, or (C) employee of the Company or any of its Subsidiaries providing for an annual base salary or payment in excess of $350,000;

(xv) any Contract with any agent, distributor or sales representative (A) involving annual aggregate consideration in excess of $350,000 or (B) that is not terminable on thirty (30) days’ or less notice without penalty or payment of any termination fee;

(xvi) any Privacy Agreement (including prior version of any consumer facing privacy policies);

(xvii) any Contract that contains a “change of control” or similar provision that would be triggered by the Merger or any of the other Transactions;

(xviii) any Contract which commits the Company or any of its Subsidiaries to enter into any of the foregoing; or

(xix) any Contract which is not otherwise described in clauses (i)-(xviii) above that is material to the Company and its Subsidiaries, taken as a whole.

(b) As of the date of this Agreement, the Company has made available to Parent true, correct and complete copies of all Company Material Contracts (including all amendments thereto), along with true, correct and complete written summaries of all Company Material Contracts that are unwritten, if any. The copies of the Real Property Leases identified on Section 3.17(b) of the Company Disclosure Letter which were provided to Parent prior to the date of this Agreement were true, correct and complete copies of the respective Real Property Leases (with the exception of store identifying information which was redacted) as of the date they were provided to Parent.

(c) Except as set forth or described on Section 3.17(c) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to a Company Contract, is in breach or violation of, or in default under, any Company Contract, (ii) no event has occurred that would result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Company Contract, (iii) each Company Contract is legal, valid and binding on each of the Company and its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law), and is in full force and effect with respect to each of the Company and its Subsidiaries, as applicable and, to the Knowledge of the Company, each other party thereto, (iv) neither the Company nor any of its Subsidiaries has waived any right under any Company Material Contract or given to or received from any other Person, at any time since January 1, 2015, any notice or other communication regarding any actual, alleged, possible or potential breach of, or default (with or without notice or lapse of time or both) under, any Company Material Contract, and, to the Knowledge of the Company, is not otherwise aware of any intention by any counterparty thereto to terminate (other than Company Material Contracts that are expiring pursuant to their terms), or not renew any Company Material Contract, or is seeking the renegotiation thereof or substitute performance thereof, and (v) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries are subject to any pending, threatened or scheduled audit or investigation by any counterparty to a Company Material Contract, except, with respect to clauses (i), (ii), (iii), (iv) and (v), for such breaches, violations, conflicts, defaults, triggering of payments, terminations, amendments, accelerations, cancellations, breaches, defaults, losses of benefits or rights, failures to be valid, binding and enforceable, waivers, or notices or intentions, which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.18 Insurance. The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of all insurance policies which are maintained by the Company or its Subsidiaries (“Insurance Policies”). To the Knowledge of the Company, the Insurance Policies are with reputable insurance carriers and provide coverage against such risks and in such amounts and with such deductibles as are customary for companies of similar size, in their geographic regions and in the respective businesses in which the Company and its Subsidiaries operate. Neither the Company nor any of its Subsidiaries have received notice of any pending or threatened cancellation of any such insurance policy, and all premiums due thereunder on or prior to the date of this Agreement have been paid and the Company and each of its Subsidiaries is otherwise in compliance with all conditions contained in the Insurance Policies. There is no pending claim by the Company or any of its Subsidiaries pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policy.

Section 3.19 Anti-Takeover Matters. Assuming the accuracy of the representations set forth in Section 4.5, (i) no “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation, including Chapter 42 of the IBCL (collectively, “Anti-Takeover Laws”), is applicable to the Agreement, the Support Agreements, the Merger and the other Transactions and (ii) the actions by the Board of Directors of the Company, prior to execution and delivery of this Agreement, in adopting this Agreement, and the other Transactions are sufficient to render inapplicable to this Agreement, the Support Agreements, the Merger and the other Transactions, the restrictions on “business combinations” as set forth in IBCL 23-1-43-1 to 23-1-43-23. The Rights Agreement is in full force and effect. The Company and its Board of Directors have taken all actions necessary (i) to render the Rights Agreement inapplicable to the approval, execution or delivery of this Agreement, the Support Agreements, or the consummation of the Merger or the other Transactions and (ii) to cause the Rights Agreement to terminate immediately prior to the Effective Time so that the Merger may be effected.

Section 3.20 Related Party Transactions. There are no agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any officer or director (or any of their respective family members) or shareholder who, to the Knowledge of the Company, owns ten percent (10%) or more of any class or series of the Company’s capital stock, on the other hand, that has not been disclosed in the Company SEC Documents and are of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Each Related Party Contract has been entered into on an arm’s length basis. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

Section 3.21 Opinions of Financial Advisors. The special committee of the Board of Directors of the Company has received the written opinion of PJ Solomon Securities, LLC, dated March 25, 2018, to the effect that, as of such date, and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the Company Shareholders (other than Parent and its affiliates) is fair from a financial point of view to such Company Shareholders. The special committee of the Board of Directors of the Company has received the written opinion of Houlihan Lokey Capital, Inc. to the effect that, as of March 25, 2018, and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by holders of Company Common Shares (other than the Parent and its affiliates) was fair to such holders from a financial point of view. A true, correct and complete copy of each such written opinion (or if an oral opinion, a true, correct and complete copy of the most recent draft of such opinion) has been delivered to the Company, and the Company has delivered such true, correct and complete copy of each such written opinion (or if an oral opinion, a true, correct and complete copy of the most recent draft thereof) to Parent prior to the execution and delivery by the Company of this Agreement (in each case of such opinions delivered to Parent, for informational purposes only).

Section 3.22 Brokers. Except for fees payable to each of PJ Solomon Securities, LLC and Houlihan Lokey Capital, Inc. pursuant to engagement letters, true, correct and complete copies of which has been provided to Parent prior to the date of this Agreement, no Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.23 Suppliers. Section 3.23 of the Company Disclosure Letter lists each of the top five (5) suppliers of the Company and its Subsidiaries based on the aggregate of the amounts paid to such supplier for trailing full twelve months preceding the date of this Agreement and the top five (5) suppliers of the Company and its Subsidiaries based on the aggregate amount of purchases made from such suppliers during such period of time. Except as set forth on Section 3.23 of the Company Disclosure Letter, as of the date of this Agreement, no supplier listed on Section 3.23 of the Company Disclosure Letter (i) has stopped or materially decreased supplying materials, products or services to the Company and its Subsidiaries, or (ii) to the Knowledge of the Company, has threatened to stop or materially decrease supplying materials, products or services to the Company and its Subsidiaries.

Section 3.24 Disclosure Documents. The information supplied by the Company for inclusion in the Proxy Statement and the Parent Shareholder Circular will not, at the time the Proxy Statement or Parent Shareholder Circular, respectively, and any amendments or supplements thereto is first mailed to the Company Shareholders or Parent Shareholders, respectively, and at the time of the Company Shareholder Approval or Parent Shareholder Approval, respectively contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.25 Limitations on Warranties. The Company acknowledges and agrees that Parent and Merger Sub each hereby disclaims, and that the Company has not relied upon, any representations, warranties or statements, whether express or implied, made by Parent, Merger Sub or any of their respective directors, officers, members, employees, Affiliates, agents, advisors or other Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Notwithstanding the foregoing, this Section 3.25 shall not limit the Company’s remedies in the case of Fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization; Standing and Power. Parent is a company duly organized, and validly existing and in good standing under the laws of England and Wales. Merger Sub is duly organized, validly existing and in good standing under the laws of Indiana.

Section 4.2 Merger Sub. Merger Sub is a direct or indirect wholly owned Subsidiary of Parent.

Section 4.3 Authorization.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other Transactions, subject to, in the case of the consummation of the Merger, the Parent Shareholder Approval. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent, the Parent Shareholders, Merger Sub or its shareholders are necessary to authorize the execution and delivery by Parent or Merger Sub, as applicable, of this Agreement or the consummation by Parent or Merger Sub, as applicable, of the Merger or any of the other Transactions, other than, as of the date of this Agreement, (i) the passing by the members of Parent of an ordinary resolution approving the Merger on the terms of this Agreement (the “Parent Shareholder Approval”) and (ii) the filing of the Articles of Merger with the Secretary of State of Indiana. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due execution and delivery by the Company and subject to, in the case of the consummation of the Merger, the Parent Shareholder Approval, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

(b) The Board of Directors of Parent has unanimously, by resolutions duly adopted (i) determined that this Agreement, the Merger and the other Transactions promote the success of Parent for the benefit of its members as a whole, having regard to the factors set out in section 172(1) of the Companies Act, (ii) approved this Agreement, the Merger and the other Transactions, and (iii) subject to the terms hereof, recommended to the Parent Shareholders that they pass an ordinary resolution at the Parent Shareholders’ Meeting conferring Parent Shareholder Approval.

(c) The Parent Shareholder Approval is the only vote of the holders of any class or series of capital stock or other securities of Parent necessary for Parent to close this Agreement and to consummate the Merger and the other Transactions. The only approval of the members of Parent needed to obtain the Parent Shareholder Approval is the affirmative vote of members representing a simple majority of the total voting rights of members who, being entitled to vote, do so in person or by proxy at the Parent Shareholder Meeting. Pentland is, as of the date of this Agreement, the sole record, legal and beneficial owner of shares of Parent representing at least a simple majority of the total voting rights of Parent’s members.

(d) The Board of Directors of Merger Sub has unanimously, by resolutions duly adopted (i) determined that this Agreement, the Merger and the other Transactions are advisable and are fair to and in the best interests of Merger Sub and its shareholders, (ii) adopted this Agreement, the Merger and the other Transactions, and (iii) recommended to Merger Sub’s shareholders that they approve this Agreement, the Merger and the other Transactions. Genesis Holdings, Inc., as sole shareholder of Merger Sub, has duly approved this Agreement.

Section 4.4 Consents and Approvals; No Violations.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or the London Stock Exchange other than (i) as may be required by the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) compliance with, and announcements and filings under, the FSMA, the UK Listing Rules, the UK DTR and MAR and such other clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or UK, European Union or other foreign securities Laws or the applicable requirements of the London Stock Exchange or the UKLA and (iv) the filing of the Articles of Merger with the Secretary of State of Indiana.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other Transactions do not and will not (i) conflict with or violate any provision of the organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.4(a) have been obtained and all filings and other obligations described in Section 4.4(a) have been made, conflict with or violate, in any respect, any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound, or (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party, except, with respect to clauses (ii) or (iii), for such conflicts, violations, triggering of payments, filings, notices, permits, authorizations, consents, approvals, terminations, amendments, accelerations, cancellations, breaches, defaults, losses of benefits or rights which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.5 Ownership of Company Common Shares. Other than as a result of this Agreement and the Support Agreements, neither Parent nor Merger Sub nor any of their controlled Affiliates is, nor at any time during the last five (5) years has been, an “interested shareholder” of the Company as defined in IBCL 23-1-43-10.

Section 4.6 Brokers. No Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries that would result in any liability for the Company or any of its Subsidiaries if the Closing does not occur.

Section 4.7 Sufficiency of Funds. The financial resources of Parent (including cash on hand and access to financing available to Parent on the Closing Date), will, in the aggregate, be sufficient for the satisfaction of Parent’s obligations pursuant to ARTICLE II and the payment of all fees and expenses reasonably expected to be incurred by Parent in connection herewith.

Section 4.8 Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement and the Parent Shareholder Circular will not, at the time the Proxy Statement or the Parent Shareholder Circular, respectively, and any amendments or supplements thereto is first mailed to the Company Shareholders or the

Parent Shareholders, respectively, and at the time of the Company Shareholder Approval or Parent Shareholder Approval, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.9 Limitations on Warranties.

(a) Parent and Merger Sub acknowledge and agree that the Company hereby disclaims, and that Parent and Merger Sub have not relied upon, any representations, warranties or statements, whether express or implied, made by the Company or any of its directors, officers, shareholders, employees, Affiliates, agents, advisors or other Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Notwithstanding the foregoing, this Section 4.9 shall not limit Parent’s or Merger Sub’s remedies in the case of Fraud.

(b) Each of Parent and Merger Sub also acknowledges and agrees that, except as otherwise provided in this Agreement, the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, future operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.

ARTICLE V

COVENANTS

Section 5.1 Operating Covenants of the Company. From the date of this Agreement until the Effective Time, except (x) as expressly required by or pursuant to (A) this Agreement or (B) any Law or Governmental Permit, or (y) with Parent’s prior written consent, the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course of business consistent with past practice and (B) use Reasonable Best Efforts (which shall for purposes of this Section 5.1 include incurring or causing the incurrence of expenses or payment obligations consistent with the Company’s (or any of its Subsidiaries’, as applicable) ordinary course and past practice) to preserve intact its business organization and goodwill and satisfactory relationships with Governmental Authorities, material suppliers, landlords, lessors, licensors, licensees, distributors and other third parties and to keep available the services of its current officers and key employees. In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except (1) as expressly required by or pursuant to (A) this Agreement or (B) any Law or Governmental Permit or (2) with Parent’s prior written consent:

(a) Governing Documents. The Company shall not amend or propose to amend the Company Articles or Company Bylaws, and shall cause each of its Subsidiaries not to amend or propose to amend its certificate of incorporation or bylaws or similar organizational or governance documents.

(b) Issuance of Securities. The Company shall not, and shall cause each of its Subsidiaries not to, (A) authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, encumber or transfer or agree or commit to issue, deliver, sell, pledge, dispose of, grant, encumber or transfer any shares of any class or series of capital stock of or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for, or any options, warrants, stock appreciation rights, Company SAR, Company RSU, “phantom stock” or other rights of any kind to acquire, any shares of (or any securities convertible into or exchangeable or exercisable for) any class or series of such capital stock, or any other equity interest or any other securities of the Company or any of its Subsidiaries, other than the issuance of Company Common Shares issuable pursuant to Company Equity Awards issued under the Company Incentive Plan and outstanding as of the date of this Agreement and which are disclosed on Section 3.2(c) of the Company Disclosure Letter or in connection with the Rights Agreement to the extent permitted by Section 5.6, (B) enter into any amendment of any term of any of its outstanding securities, (C) except as otherwise provided by Section 2.8(c), commence any offering or otherwise issue or grant any awards under the ESPP or (D) accelerate or waive any restrictions pertaining to the vesting of any options, warrants or other rights of any kind (including the Company Equity Awards) to acquire any shares of capital stock to the extent that such acceleration of vesting or waiver of restrictions does not occur automatically under the terms of the Company Incentive Plan (as in effect on the date of this Agreement) or as required by Section 2.8.

(c) Dispositions. Except as set forth on Section 5.1(c) of the Company Disclosure Letter or in the ordinary course of business consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, (A) in any transaction or series of related transactions, sell, pledge, dispose of (including by means of allowing to lapse or failing to pay applicable maintenance, renewal, registration fees or other dues), transfer, lease, license, abandon, or create or incur any Encumbrance (other than a Permitted Encumbrance) upon, or authorize the sale, pledge, disposition, transfer, lease, license, abandoning, or creation or incurrence of any Encumbrance (other than a Permitted Encumbrance) upon, any property or assets of the Company or any of its Subsidiaries (including any Company Intellectual Property) which have a net book value in the aggregate (or for aggregate consideration, including assumption of Indebtedness) in excess of $350,000 to any Person or Persons (other than to the Company or a Subsidiary of the Company), except (x) for property or assets which are no longer used in the operation of the business of the Company or its Subsidiaries or (y) sales of merchandise inventory in the ordinary course of business consistent with past practice, or (B) cancel, release or assign any Indebtedness owed to the Company or any of its Subsidiaries.

(d) Acquisitions; Dissolutions. Except as set forth on Section 5.1(d) of the Company Disclosure Letter (with respect to the following clause (A)), the Company shall not, and shall cause each of its Subsidiaries not to, (A) in any transaction or series of related transactions, acquire or agree to acquire, by merger, consolidation or otherwise, or otherwise purchase an equity interest in or assets of, any corporation, partnership, association or other business organization or division thereof having assets or businesses with an aggregate fair market value (or for aggregate consideration, including assumption of Indebtedness) in excess of $500,000, except for purchases of merchandise inventory, supplies and other assets in the ordinary course of business consistent with past practice, or (B) merge or consolidate with any other Person, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of or relating to the Company or any of its Subsidiaries (other than the Merger), or commence or file any petition seeking liquidation, protection or other relief under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar Law or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official.

(e) Dividends; Changes in Capital Stock. The Company shall not, and shall cause each of its Subsidiaries not to, and shall not propose or commit (and shall cause each of its Subsidiaries not to propose or commit) to, (A) declare, set aside, make or pay any dividend, as applicable, other than the Ordinary Dividends, or make any other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of the Company (other than any dividend or distribution by a Subsidiary of the Company to the Company or to another Subsidiary of the Company), (B) reclassify, combine, split or subdivide any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (C) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interests of the Company or any of its Subsidiaries (other than in connection with the exercise, settlement or vesting of any Company Equity Awards issued under the Company Incentive Plan and outstanding as of the date of this Agreement and which are disclosed on Section 3.2(c) of the Company Disclosure Letter).

(f) Investments; Indebtedness. Except as set forth on Section 5.1(f) of the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to, or otherwise agree to, (A) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or investments by the Company or a Subsidiary of the Company to or in another Subsidiary of the Company,

(B) incur, assume or otherwise become directly or indirectly liable for, or modify any Indebtedness (including the issuance of any debt securities), except for borrowings under the Company Credit Agreement as in effect on the date of this Agreement in an amount not to exceed $3,000,000 in the aggregate, or (C) assume, guarantee, endorse or otherwise become liable or responsible (directly or contingently) for the Indebtedness or other Liabilities of another Person (other than a guaranty by the Company or any of its Subsidiaries solely on behalf of the Company or any of its Subsidiaries).

(g) Material Contracts. Except as set forth on Section 5.1(g) of the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to:

(i) enter into, renew or extend any Company Contract that is either (x) a Company Material Contract or, if entered into prior to the date of this Agreement, would have been a Company Material Contract or (y) a Real Property Lease; or

(ii) amend, cancel or terminate, or waive, release, assign or create or incur any Encumbrance (other than a Permitted Encumbrance) upon any rights under, any (A) Company Contract that is either (x) a Company Material Contract or, if entered into prior to the date of this Agreement, would have been a Company Material Contract or (y) a Real Property Lease, (B) Contract to the extent such action adds, modifies or otherwise affects any rights of exclusivity granted by the Company or any of its Subsidiaries to any Person (other than to the Company or any of its Subsidiaries), or (C) Company Contract to the extent such action adds, adversely modifies or otherwise adversely affects a “change of control” or similar provision that would be triggered by the Merger or any of the other Transactions.

(h) Benefits Changes. Except as set forth on Section 5.1(h) of the Company Disclosure Letter or as required by any Company Plan listed on Section 3.15(a) of the Company Disclosure Letter (as such plan is in effect on the date of this Agreement), the Company shall not, and shall cause each of its Subsidiaries not to, (A) increase the compensation or benefits of, or make any loans to, any director, officer, employee, consultant or other service provider or increase the compensation expense of the Company and its Subsidiaries taken as a whole, except for annual merit-based base pay increases to employees of the Company and its Subsidiaries who are non-executive officers in the ordinary course of business consistent with past practice and that do not exceed five percent (5%) in the aggregate, (B) grant, provide or increase any bonus, severance, change of control or retention payments or benefits to any director, officer, employee, consultant or other service provider, or grant, issue, or modify any equity or equity-based awards that may be settled in any capital stock or other equity interests or securities of the Company or any of its Subsidiaries, (C) establish, adopt or enter into any new collective bargaining, bonus, pension, other retirement, deferred compensation, equity compensation, change in control, severance, retention or other benefit agreement, plan or arrangement for the benefit of any current or former director, officer, employee, consultant or other service provider, (D) amend any Company Plan, or amend the Company Incentive Plan, except as may be required to comply with applicable Laws, (E) accelerate the payment of compensation or benefits to any director, officer, employee, consultant or other service provider, (F) hire any employee or officer with an annual base salary in excess of $150,000, or terminate any employee or, without prior consultation with Parent, officer of the Company or any of its Subsidiaries other than for “just cause” (as determined in the ordinary course of business consistent with past practice), or (G) without prior consultation with Parent, renew or enter into any modifications of any collective bargaining agreement or other labor agreement or implement or announce any material reduction in labor force or mass lay-offs.

(i) Accounting Matters. The Company shall not change its method of accounting, except (A) as required by changes in GAAP or Regulation S-X under the Exchange Act, or (B) as may be required by a change in applicable Law. The Company shall not, and shall cause each of its Subsidiaries not to, change its or any such Subsidiary’s fiscal year.

(j) Tax Matters. Except as set forth on Section 5.1(j) of the Company Disclosure Letter or as required by applicable Law, upon the prior written consent of Parent (which shall not be unreasonably withheld), the Company shall not, and shall cause each of its Subsidiaries not to, (A) make or change any Tax election, (B) file any amended Tax Return or take any position on any Tax Return filed on or after the date of this

Agreement that is inconsistent with elections made or positions taken in preparing or filing similar Tax Returns in prior periods, (C) settle or compromise any Tax Liability with any Tax Authority, (D) surrender any right to claim a refund of Taxes, (E) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, (F) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) relating to Taxes, (G) change any annual Tax accounting period, (H) change any period of Tax accounting or method of Tax accounting or (I) settle or compromise any Tax audit or other proceeding.

(k) Capital Expenditures. The Company shall not, and shall cause each of its Subsidiaries not to, authorize, or enter into any commitment for, any capital expenditures with respect to tangible property or real property other than (A) the capital expenditures set forth on Section 5.1(k) of the Company Disclosure Letter, (B) any capital expenditure not set forth on Section 5.1(k) of the Company Disclosure Letter that is related to operational emergencies, equipment failures or outages and (C) capital expenditures not in excess of $750,000 in the aggregate.

(l) New Subsidiaries/Joint Ventures/Lines of Business. The Company shall not, and shall cause each of its Subsidiaries not to, establish any new Subsidiary or joint venture or enter into any new line of business or division thereof.

(m) Settlements. The Company shall not, and shall cause each of its Subsidiaries not to, settle, release, waive, compromise or fail to defend (A) any Action brought (or threatened to be brought) by any Governmental Authority, (B) any Action brought (or threatened to be brought) by any current, former or purported holder of any capital stock of the Company concerning this Agreement, the Merger or any of the other Transactions, or (C) any other Action brought (or threatened to be brought) against the Company or any of its Subsidiaries, other than in the case of this clause (C) settlements or compromises (i) pursuant to which the amounts paid or payable (or other Liabilities incurred) by the Company or any of its Subsidiaries in settlement or compromise do not exceed $350,000 in the aggregate (net of insurance proceeds actually received by the Company), (ii) that do not create Liabilities that would impose any restrictions on the business of the Company or any of its Subsidiaries and (iii) that do not involve the admission of wrongdoing by the Company or any of its Subsidiaries.

(n) Engagement Letter. The Company shall not amend the engagement letters with PJ Solomon Securities, LLC and Houlihan Lokey Capital, Inc. referred to in Section 3.22 or engage, and shall cause each of its Subsidiaries not to engage, any other investment bankers, finders or brokers in connection with the Merger or any of the other Transactions.

(o) General. The Company shall not, and shall cause each of its Subsidiaries not to, authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 5.2 No Solicitation.

(a) Alternative Transaction Proposal. The Company shall, and shall cause each of its Subsidiaries and each of the directors, officers, employees and Representatives of the Company and its Subsidiaries to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction Proposal or any proposal that would reasonably be expected to lead to an Alternative Transaction Proposal, and shall enforce, and, except as otherwise prohibited by applicable Law, shall not waive or amend (if applicable) any provisions of, any Anti-Takeover Law or confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Alternative Transaction Proposal or proposal that would reasonably be expected to lead to an Alternative Transaction Proposal. The Company shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Alternative Transaction Proposal to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries. Except with the prior written consent of Parent, the

Company shall not, and shall cause its Subsidiaries and each of the directors, officers, employees and Representatives of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate, propose or knowingly facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal by any Person or group of Persons, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or group of Persons any non-public information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction Proposal, or (iii) take any action referred to in Section 5.2(d), except as expressly provided in this Section 5.2 or in Section 7.1(c)(i). Any breach by any director, officer, employee or Representative of the Company or any of its Subsidiaries of this Section 5.2(a) shall be deemed a breach hereof by the Company.

(b) Superior Proposal. Notwithstanding anything to the contrary set forth in Section 5.2(a) or in any other provision of this Agreement, in the event that the Company receives, after the execution and delivery of this Agreement and prior to obtaining the Company Shareholder Approval, a bona fide written Alternative Transaction Proposal which did not result from a breach of this Section 5.2 (other than, individually or in the aggregate, insignificant breaches) and which the Board of Directors of the Company determines (after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation) to be, or to be reasonably expected to lead to, a Superior Proposal, the Company may then take the following actions:

(i) Furnish any nonpublic information with respect to the Company and its Subsidiaries to the Person or group of Persons (and their respective advisors and other representatives) making such Alternative Transaction Proposal; and

(ii) Engage in discussions or negotiations with such Person or group of Persons (and their respective advisors and other representatives) with respect to such Alternative Transaction Proposal;

provided, that prior to taking any action referred to in clause (i) or (ii) above, the Company (x) receives from such Person or group of Persons an executed confidentiality agreement containing confidentiality terms at least as restrictive to such Person or group of Persons (and their respective advisors and other representatives) as the terms contained in the Confidentiality and Non-Disclosure Agreement, dated as of July 27, 2017, between the Company and Parent, as amended by the Exclusivity Agreement, dated as of October 30, 2017, between the Company and Parent and the First Amendment to the Confidentiality and Non-Disclosure Agreement, dated November 29, 2017 (the “Confidentiality Agreement”), and (y) gives notice to Parent in accordance with Section 5.2(c). Any breach by any director, officer, employee or Representative of the Company or any of its Subsidiaries of this Section 5.2(b) shall be deemed a breach hereof by the Company if the Company does not (i) give prompt notice of any such breach to Parent after the Company obtains Knowledge of such breach and (ii) take such action reasonably requested by Parent to seek to cure such breach within three (3) Business Days of the date on which the Company receives such request from Parent; provided, that, if Parent reasonably determines in good faith that such breach is not curable, then such breach shall be deemed a breach by the Company, regardless of whether the Company has taken any action to seek to cure such breach.

(c) Notification to Parent. In addition to the other obligations of the Company set forth in this Section 5.2, as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Transaction Proposal, or any inquiry or request for information from, or for the initiation of negotiations with, the Company or its Representatives concerning an Alternative Transaction Proposal, the Company shall provide Parent with written notice of such Alternative Transaction Proposal, inquiry or request. The Company’s notice shall include a written summary of the material terms and conditions of such Alternative Transaction Proposal, inquiry or request (including, in the case of any written Alternative Transaction Proposal, inquiry or request, a true, correct and complete copy thereof, including copies of any written proposed agreements) and the identity of the Person or group of Persons making such Alternative Transaction Proposal, inquiry or request. In addition, the Company shall provide Parent as promptly as practicable (and in any event within twenty-four (24) hours) with (i) all information as is necessary to keep Parent reasonably informed of all material oral or written communications regarding, and the status of, any such Alternative Transaction Proposal (including any amendments thereto), inquiries or requests, including any changes in the Company’s intentions as previously notified (including by providing copies of any additional materials relating thereto) and (ii) all material non-public information concerning the Company or any of its Subsidiaries that is made available to the Person or group of Persons making such Alternative Transaction Proposal (or any of their advisors or other representatives) which was not previously made available to Parent and Merger Sub. It is understood and agreed that the Company’s obligations under this Section 5.2(c) shall be limited by the information available to the Company in respect of such Alternative Transaction Proposal.

(d) No Change of Recommendation; Other Prohibitions. The Board of Directors of the Company shall not, directly or indirectly, (i)(A) withdraw or qualify (or amend or modify in a manner adverse to Parent) or publicly propose or resolve to withdraw or qualify (or amend or modify in a manner adverse to Parent), the adoption, recommendation or declaration of advisability by the Board of Directors of the Company of this Agreement, the Merger or any of the other Transactions, (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Transaction Proposal, (C) fail to publicly reaffirm its approval or recommendation of the Merger or this Agreement within ten (10) Business Days after Parent so requests in writing if an Alternative Transaction Proposal or any modification thereto shall have been made public or sent or given to the Company Shareholders (or any Person or group of Persons shall have publicly announced an intention, whether or not conditional, to make an Alternative Transaction Proposal), or (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Alternative Transaction Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Alternative Transaction Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) adopt or recommend, or publicly propose to approve or recommend, or cause or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (A) constituting, or relating to, any Alternative Transaction Proposal (other than a confidentiality agreement to the extent permitted by, and in accordance with, the proviso at the end of Section 5.2(b)) or (B) requiring it (or that would by its terms require it) to abandon, terminate or fail to consummate this Agreement, the Merger or any of the other Transactions.

(e) Exceptions. Notwithstanding anything to the contrary set forth in Section 5.2(d) or in any other provision of this Agreement, at any time prior to obtaining the Company Shareholder Approval (and, for the avoidance of doubt, at no time after obtaining the Company Shareholder Approval), solely in response to a Superior Proposal that is made and is not withdrawn (and that continues to be a Superior Proposal), the Board of Directors of the Company may make a Company Adverse Recommendation Change or may authorize the Company to terminate this Agreement pursuant to Section 7.1(c)(i) in order to enter into a definitive written agreement with respect to such Superior Proposal (a “Superior Proposal Agreement”) if the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation) that, in light of such Superior Proposal, the failure to effect a Company Adverse Recommendation Change or to terminate this Agreement and enter into a Superior Proposal Agreement with respect to such Superior Proposal would be a breach of its fiduciary duties under applicable Law; provided, that all of the following conditions are met:

(i) Prior to making any such Company Adverse Recommendation Change or terminating this Agreement, (w) the Company shall give Parent written notice of the action(s) proposed to be taken by the Board of Directors of the Company, which notice shall describe in reasonable detail the reasons for such Company Adverse Recommendation Change or termination, and (in the case of a Superior Proposal) shall also identify the Person or group of Persons making such Superior Proposal and attach the latest draft of the proposed Superior Proposal Agreement and all other related documents, (x) during the three (3) Business Day period following its receipt of such notice (it being understood and agreed that, for the purpose of this clause (x), “business day” means a full day of normal business hours in Greenwich Mean Time), Parent shall have the right to make a bona fide offer (a “Parent Offer”) to the Company in response to the action(s) proposed to be taken by the Board of Directors of the Company, and the Company shall, and shall cause each of its Subsidiaries and each of the directors, officers, employees and Representatives of the Company and its Subsidiaries to, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) such adjustments proposed by Parent to the terms and conditions of this Agreement so that the Merger may be effected, (y) if Parent makes a Parent Offer within such three (3) Business Day (it being understood and agreed that, for the purpose of this clause (y), “business day” means a full day of normal business hours in Greenwich Mean Time), the Board of Directors of the Company shall consider such Parent Offer in good faith and, if the Board of Directors of the Company determines in good faith (after consultation with the Company’s outside counsel and an independent financial advisor of nationally recognized reputation) that such Parent Offer would render the failure by the Board of Directors of the Company to make such Company Adverse Recommendation Change no longer a breach of its fiduciary duties under applicable Law or (in the case of a Superior Proposal) would render such Superior Proposal no longer a Superior Proposal (taking into account, to the extent the Board of Directors of the Company deems relevant, all legal, financial, regulatory, financing, conditionality, timing and other aspects of such Parent Offer, including the Person or group of Persons (as defined in Section 13(d) of the Exchange Act) making the Superior Proposal, the anticipated prospects of completion, any termination fee and expense reimbursement provisions, any shareholder litigation in connection with the Merger or any other factor set forth in the IBCL), the Company shall agree in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such Parent Offer and the Company’s notice of the proposed Company Adverse Recommendation Change or the termination of this Agreement shall be deemed to be rescinded and of no further force and effect, and (z) in the event of any material revisions to any Superior Proposal (including any change in purchase price), the Company shall deliver a new written notice to Parent and comply with the other requirements of this clause (i) with respect to such revised Superior Proposal (and Parent shall have the right to submit a new or revised Parent Offer with respect thereto); provided, that, in any such case, all references above in this clause (i) to three (3) Business Days shall instead be deemed to be two (2) Business Days (it being understood and agreed that, for the purpose of this proviso, “business day” means a full day of normal business hours in Greenwich Mean Time);

(ii) The Company shall have complied with Section 5.2 in all respects (other than, individually or in the aggregate, insignificant breaches); and

(iii) Prior to or simultaneous with any termination of this Agreement under Section 7.1(c)(i), the Company shall have paid the Company Termination Fee to Parent.

(f) Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) taking and disclosing to the Company Shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the Company Shareholders of the nature contemplated by Rule 14d-9 under the Exchange Act; provided, however, that any action taken or disclosure made under this Section 5.2(f) shall not limit or modify the effect that any such action or disclosure may have under any other provision of this Agreement. For the avoidance of doubt, if any disclosure or other action pursuant to clause (i) of this Section 5.2(f) includes or has the substantive effect of a Company Adverse Recommendation Change, it shall be deemed to be a Company Adverse Recommendation Change for all purposes under this Agreement. A “stop, look and listen” communication, in and of itself, or a factually accurate public statement that describes the Company’s receipt of an Alternative Transaction Proposal and the operation of this Agreement with respect thereto shall be deemed not a Company Adverse Recommendation Change.

(g) Exception for Intervening Events. Notwithstanding any other provision of this Agreement, at any time prior to obtaining the Company Shareholder Approval, if the Board of Directors determines in good faith, after consultation with outside legal counsel, that (i) an Intervening Event has occurred and (ii) the failure to take such action would be a violation of its fiduciary duties, the Board of Directors may, within five (5) Business Days after the Intervening Event became known to the Company’s Board of Directors and solely in response to such Intervening Event, make a Company Adverse Recommendation Change.

Section 5.3 Preparation of Proxy Statement; Company Shareholders’ Meeting; Preparation of Parent Shareholder Circular; Parent Shareholders’ Meeting.

(a) Proxy Statement.

(i) As promptly as practicable (and in any event within twenty (20) Business Days) following the date of this Agreement, the Company shall use Reasonable Best Efforts to prepare and file with the SEC a preliminary proxy statement (such proxy statement, as amended and supplemented, the “Proxy Statement”) relating solely to this Agreement, the Merger and the other Transactions (it being understood a “golden parachute” proposal and procedural proposal are among the matters related to the Transactions). The Company shall cause the Proxy Statement to comply in all material respects with the rules and regulations promulgated by the SEC. Parent shall furnish all information concerning Parent and Merger Sub as may reasonably be requested by the Company in connection with such actions and the preparation of the Proxy Statement (and shall be entitled to update or supplement any information provided by it for use in the Proxy Statement which shall have become false or misleading). The Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on the Proxy Statement prior to each filing of any version thereof with the SEC (including, for the avoidance of doubt, any preliminary version thereof), shall incorporate all comments reasonably proposed by Parent, Merger Sub and their counsel, and shall not file any version thereof with the SEC without the prior written consent of Parent, Merger Sub or their counsel (such consent not to be unreasonably withheld). The Company shall cause the Proxy Statement to be mailed to all Company Shareholders at the earliest practicable date, and in any event within five (5) Business Days, following the clearance of the Proxy Statement by the SEC.

(ii) All filings by the Company with the SEC in connection with the Merger and the other Transactions, and all mailings by the Company to the Company Shareholders (in addition to the Proxy Statement) in connection with the Merger and the other Transactions, shall be subject to the same review and comment procedures as set forth in subparagraph (a)(i) above with respect to the Proxy Statement.

(iii) The Company shall (A) promptly notify Parent of (1) the receipt of any comments from the SEC and all other written correspondence and oral communications from or with the SEC relating to the Proxy Statement, the Merger or any of the other Transactions and (2) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto and (B) supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement, the Merger or any of the other Transactions. The Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on (i) any written response to such comments, requests or other communications from the SEC or its staff and (ii) any proposed amendments or supplements to the Proxy Statement (whether in response to such comments, requests or communications from the SEC or its staff, or otherwise), shall incorporate all comments reasonably proposed by Parent, Merger Sub and their counsel with respect thereto and shall not file any version of any such written response or proposed amendment of supplement without the prior written consent of Parent, Merger Sub or their counsel (such consent not to be unreasonably withheld).

(iv) Each of Parent and the Company shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement and the Parent Shareholder Circular will, at the date the Proxy Statement or the Parent Shareholder Circular, respectively, is first mailed to the Company Shareholders or the Parent Shareholders, respectively, and at the time of the Company Shareholders’ Meeting or the Parent Shareholders’ Meeting, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(v) If at any time prior to the approval of this Agreement by the Company Shareholders, any information relating to the Company or any of its Affiliates, directors or officers is discovered by the Company, or any information relating to Parent or Merger Sub or any of their respective Affiliates, directors or officers is discovered by Parent, and such information is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and (subject to the comment and review procedures set forth in subparagraph (iii) above) an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by Law, disseminated to the Company Shareholders.

(b) The Company shall duly give notice of, convene and hold a special meeting of the Company Shareholders (the “Company Shareholders’ Meeting”) as promptly as practicable following (and, with respect to the giving of notice, in any event, within five (5) Business Days after) the date of the clearance of the Proxy Statement by the SEC, for the purpose of seeking the Company Shareholder Approval, regardless of whether the Board of Directors of the Company (x) determines at any time that this Agreement, the Merger or the other Transactions are no longer advisable, (y) recommends that the Company Shareholders reject this Agreement, the Merger or the other Transactions or (z) any Company Adverse Recommendation Change occurs; provided, however, that the Company may adjourn or postpone the Company Shareholders’ Meeting, after consultation with Parent and its counsel, only (i) to the extent necessary to ensure that any necessary supplement or amendment (as determined by the Company in good faith after consultation with its outside counsel) is provided to the Company Shareholders in advance of a vote on the approval of this Agreement or (ii) if, as of the time for which the Company Shareholders’ Meeting is originally scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting and, in any such case (clause (i) or (ii)), only for a minimum period of time reasonable under such circumstance. The Company shall, except to the extent that its Board of Directors is expressly permitted to make a Company Adverse Recommendation Change pursuant to (and in compliance with) Section 5.2(e) (which shall not, in any event, affect the Company’s obligation to hold the Company Shareholders’ Meeting at which this Agreement shall be submitted to the Company Shareholders for approval as aforesaid), (i) recommend to the Company Shareholders the approval of this Agreement and include in the Proxy Statement such recommendation and (ii) use its Reasonable Best Efforts to solicit such approval and obtain the Company Shareholder Approval. The Company shall ensure that the Company Shareholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited, in compliance with applicable Law, the rules of NASDAQ and the Company Articles and the Company Bylaws. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 5.3(b) (including its obligation to hold the Company Shareholders’ Meeting at which this Agreement shall be submitted to the Company Shareholders for approval as aforesaid) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Transaction Proposal unless this Agreement has been terminated in accordance with Section 7.1(c)(i).

(c) Except to the extent expressly permitted to make a Company Adverse Recommendation Change pursuant to (and in compliance with Section 5.2(e), (i) the Board of Directors of the Company shall recommend that the Company Shareholders vote in favor of the approval of this Agreement at the Company Shareholders’ Meeting and (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company Shareholders vote in favor of approval of this Agreement at the Company Shareholders’ Meeting.

(d) As promptly as practicable (and in any event, within fifteen (15) Business Days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending 2018), Parent shall use Reasonable Best Efforts to prepare a copy of the Parent Shareholder Circular for submission to the UKLA. Parent shall cause the Parent Shareholder Circular to comply in all material respects with the Companies Act, the FSMA, the UK Listing Rules, the UK Prospectus Rules and all other applicable Laws. The Company shall promptly provide all such information concerning itself, its Subsidiaries, its Affiliates and its and their business, officers and directors to Parent, and promptly provide such other assistance, as may be reasonably requested by Parent or the UKLA in connection with the preparation, verification, filing and distribution of the Parent Shareholder Circular. Parent will respond promptly to, and the Company will provide reasonable assistance to Parent in responding promptly to, any comments by the UKLA in connection with the preparation, filing and distribution of the Parent Shareholder Circular, whether in connection with the aforementioned filing of the Parent Shareholder Circular or subsequent filings of it. No filing of, amendment or supplement to, the Parent Shareholder Circular will be made by Parent without providing the Company and its counsel the reasonable opportunity to review and comment thereon and giving due consideration to such comments. Notwithstanding the immediately preceding sentence, Parent may amend or supplement the Parent Shareholder Circular. If at any time prior to the Parent Shareholder Meeting any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which, in the opinion of Parent, should be set forth in an amendment or supplement to the Parent Shareholder Circular so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and Parent shall prepare an appropriate amendment or supplement describing such information and cause such amendment or supplement to be promptly published in accordance with the Companies Act, the FSMA, the UK Listing Rules, the UK Prospectus Rules, all other applicable Laws and the Parent Articles and, to the extent required by them, disseminated to the Parent Shareholders.

(e) Parent shall use Reasonable Best Efforts to cause the mailing of the Parent Shareholder Circular to the Parent Shareholders (or to such of them as is required by the Parent Articles) to occur as soon as practicable following the date of this Agreement. Parent shall, as soon as practicable (and in any event, within 25 Business Days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending 2018) duly call, give notice of, convene and hold, a general meeting of its shareholders (the “Parent Shareholders’ Meeting”) in accordance with applicable Law and the Parent Articles for the purpose of obtaining the Parent Shareholder Approval, regardless of whether the Board of Directors of Parent (x) determines at any time that this Agreement, the Merger or the other Transactions are no longer advisable, (y) recommends that Parent’s shareholders reject this Agreement, the Merger or the other Transactions or (z) makes any other adverse change to its recommendations in favor of this Agreement, the Merger or the Transactions. Parent shall use its Reasonable Best Efforts to obtain the Parent Shareholder Approval. Notwithstanding anything in this Agreement and after consultation with the Company, Parent may adjourn or postpone the Parent Shareholders’ Meeting if (and solely to the extent and for the minimum duration permitted by the Parent Articles and reasonably necessary to ensure that): (i) any supplement or amendment to the Parent Shareholder Circular required under the Companies Act, the FSMA, the UK Listing Rules, the UK Prospectus Rules and all other applicable Laws is timely provided to the Parent Shareholders within a reasonable amount of time in advance of the Parent Shareholders’ Meeting or (ii) as of the time for which the Parent Shareholders’ Meeting is originally scheduled there are insufficient shares of capital stock of Parent entitled to vote at the Parent Shareholders’ Meeting represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Parent Shareholders’ Meeting and to obtain the Parent Shareholder Approval. Without limiting the foregoing, at any time prior to obtaining the Parent Shareholder Approval, the Board of Directors of Parent may withdraw or qualify (or amend or modify in a manner adverse to the Company) or publicly propose or resolve to withdraw or qualify (or amend or modify in a manner adverse to the Company) its approval or recommendation of this Agreement, the Merger and the other Transactions, or its declaration that the

Merger promotes the success of Parent for the benefit of its members as a whole, if the Board of Directors of Parent determines in good faith (after consultation with its legal counsel and an independent financial advisor of internationally recognized reputation) that the failure to effect such withdrawal, qualification, amendment or modification would be a breach of its fiduciary duties under applicable Law. Neither Parent nor its Board of Directors may take any action to rescind the Parent Shareholder Approval after it is obtained.

Section 5.4 Access to Information; Confidentiality.

(a) Access to Information. Upon reasonable prior notice and subject to applicable Law, from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ officers, directors and employees to, and shall use its Reasonable Best Efforts to cause its Representatives to, afford Parent and its officers, directors, employees and Representatives, following notice from Parent in accordance with this Section 5.4, reasonable access during normal business hours to officers, employees, agents, properties, offices and other facilities, books and records of each of it and its Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested and, during such period shall furnish, and shall cause to be furnished, as promptly as reasonably practicable, a copy of each report, schedule and other document filed or received pursuant to the requirements of the federal securities laws or a Governmental Authority, except, with respect to examination reports, as may be restricted by applicable Law. No investigation pursuant to this Section 5.4 or information provided, made available or delivered pursuant to this Section 5.4 or otherwise shall affect any representations or warranties or conditions or rights contained in this Agreement.

(b) Confidentiality. All information and materials provided pursuant to this Agreement will be subject to the provisions of the Confidentiality Agreement.

Section 5.5 Reasonable Best Efforts.

(a) Governmental and Other Third Party Approvals. Subject to the limitations set forth in Section 5.5(c), each of the parties hereto shall use (and shall cause its Subsidiaries to use) its Reasonable Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) preparing and filing as soon as practicable after the date of this Agreement all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are reasonably necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any Governmental Authority or other third party, including filings pursuant to the HSR Act (which filings shall be made within ten (10) Business Days after the date of this Agreement with a request for early termination) or as required by any other Governmental Authority relating to antitrust, competition, trade, pre-merger notification or other regulatory matters, (it being agreed that the Company and Parent shall equally split any filing fees and similar fees in connection therewith), (ii) obtaining all necessary consents, approvals, authorizations or waivers from, and providing notices to, third parties, including providing any further information as may be required by such third party; provided, however, that in connection with any such consents, approvals, notifications or waivers from third parties (excluding Governmental Authorities), (x) the parties hereto shall not be required to (and they shall not be required to cause any of their Subsidiaries to) make any payments or incur any other Liabilities (including becoming a guarantor of any Company Contract) and (y) neither the Company nor any of its Subsidiaries shall agree to make any payments or incur any other Liabilities, or make or agree to make any amendment to the terms of any applicable Company Contract, in order to obtain any such consent, approval, authorization or waiver without Parent’s prior written consent, (iii) subject to Section 5.5(c), the defending of any Actions challenging this Agreement or the consummation of the Merger, including seeking to have vacated or reversed any Order that would restrain, prevent or delay the Closing and (iv) the execution and delivery of any additional instruments required by applicable Law necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Each of the parties hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. In addition, unless prohibited by Law, each of the parties hereto shall consult with the other parties with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any third party or any other information supplied by such party to a third party in connection with this Agreement, the Merger and the other Transactions.

(b) Notification. Each of the Company and Parent shall keep the other reasonably apprised of the status of matters relating to the completion of the Merger and the other Transactions. In that regard, each party shall without limitation use its Reasonable Best Efforts to (and unless prohibited by Law): (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any material communications from or with any Governmental Authority or other third party with respect to the Merger or any of the other Transactions, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other and its counsel in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority or other third party with respect to the Merger or any of the other Transactions, (iii) to the extent reasonably practical, or unless requested to do so by a Governmental Authority, not participate in any meeting with (A) any Governmental Authority with respect to the Merger or any of the other Transactions or (B) any third party (excluding Governmental Authorities) with respect to any material consent, approval or waiver in connection with the Merger or any of the other Transactions, in each case, unless it consults with the other in advance and, to the extent permitted by such Governmental Authority or other third party, as applicable, gives the other the opportunity to attend and participate thereat, and (iv) furnish the other with such necessary information and reasonable assistance as the Company or Parent, as applicable, may reasonably request in connection with its preparation of necessary filings or submissions of information to any such third party.

(c) No Divestitures. In furtherance of the covenants set forth in Section 5.5(a), if any objections are asserted with respect to the Merger or any of the other Transactions under any domestic or foreign antitrust or competition Law or if any Action is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice or any other applicable Governmental Authority challenging the Merger or any of the other Transactions or which would otherwise prohibit or materially impair or delay the consummation of the Merger or any of the other Transactions, the Company and Parent shall take all reasonable actions necessary to resolve any such objections or Actions (or threatened Actions) so as to permit consummation of the Merger and the other Transactions as soon as reasonably practicable; provided, however, (i) in no case shall the Company or Parent be obligated to become subject to, consent to or agree to (or cause or permit any of their respective Affiliates (including, in the case of Parent, the Surviving Corporation and its Subsidiaries after the Effective Time) or any other Person to become subject to, consent to or agree to), or otherwise take any action with respect to (or cause or permit any of their respective Affiliates (including, in the case of Parent, the Surviving Corporation and its Subsidiaries after the Effective Time) or any other Person to take any action with respect to), any requirement, condition, understanding, agreement or order to sell, to hold separate (through the establishment of a trust or otherwise), divest itself or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change any of its, its Affiliates’ or any other Person’s respective capital stock, assets or businesses (and, in the case of Parent, any capital stock, assets or businesses of the Surviving Corporation or any of its Subsidiaries after the Effective Time) or the exercise of any voting rights regarding its, its Affiliates’ or any other Person’s capital stock (and, in the case of Parent, any capital stock of the Surviving Corporation or any of its Subsidiaries after the Effective Time) in any manner, or otherwise take any steps to avoid or eliminate any impediment that may be asserted under any Law governing competition, monopolies or restrictive trade practices and (ii) in no case shall Parent be obligated to take or cause to be taken any action contemplated by clause (iii) of the first sentence of Section 5.5(a) unless it determines in its sole discretion to do so.

Section 5.6 Anti-Takeover Matters. Except with respect to a Superior Proposal to the extent the Company is in compliance with Section 5.2, the Company shall (a) take all actions necessary to apply the Rights Agreement to any “Acquiring Person” (as defined in the Rights Agreement) except (i) Parent or Merger Sub, (ii) any “Exempt Person” (as defined in the Rights Agreement), (iii) any Person that the Board of Directors of the Company concludes to have inadvertently become an “Acquiring Person” (as defined in the Rights Agreement) (provided, that, before making such a conclusion, the Board of Directors of the Company shall have consulted with Parent and considered in good faith Parent’s views) or (iv) any other Person that, under the terms of Section 1(a) of the Rights Agreement, is not, or is not being treated as, an “Acquiring Person” (as defined in the Rights Agreement), including any bona fide swaps dealer who purchased Company Common Shares in the ordinary course of its business, (b) take all actions necessary to ensure that no Anti-Takeover Law or the restrictions on “business combinations” as set forth in IBCL 23-1-43-1 to 23-1-43-23 or any similar Law is or becomes applicable to this Agreement or any of the Transactions, and (c) if any Anti-Takeover Law or the restrictions on “business combinations” as set forth in IBCL 23-1-43-1 to 23-1-43-23 or any similar Law becomes applicable to this Agreement, the Support Agreements, the Merger or any of the other Transactions, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger, the other Transactions, or the Surviving Corporation (including with respect to any potential limitations on Parent’s exercise of voting rights of the Surviving Corporation under any Anti-Takeover Law or similar Law). Without Parent’s prior written consent, the Company shall not (i) redeem, or cause the termination of, the Rights Agreement other than in accordance with Section 3.19 or (ii) take any action to exempt any Person other than Parent or Merger Sub or any action by such Person from, or make such Person or such action not subject to, any Anti-Takeover Law or the restrictions on “business combinations” as set forth in IBCL 23-1-43-1 to 23-1-43-23 or any similar Law; provided that Company may take action to exempt a party to a Superior Proposal under IBCL 23-1-43 immediately prior to termination of this Agreement to enter into a Superior Proposal Agreement if and only if payment of the Company Termination Fee required under Section 7.1(c)(1) has been wired in accordance with the Payment Procedures set forth in Section 7.3(c)(1) and a Federal Reference Number from the Fedwire system has been received by Parent and Merger Sub with respect to such payment.

Section 5.7 Indemnification and Insurance.

(a) For a period of six (6) years after the Effective Time (and until such later date as of which any Action commenced during such six (6) year period shall have been finally disposed of), the Surviving Corporation and its Subsidiaries shall honor and fulfill in all respects the obligations of the Company and its Subsidiaries with respect to indemnification and advancement of expenses under the Company Articles or Company Bylaws (or the comparable organizational documents of the Company’s Subsidiaries) or the indemnification agreements set forth on Section 5.7(a) of the Company Disclosure Letter, in each case, in effect as of the date of this Agreement for the benefit of any of its current or former directors and officers (and any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time) with respect to acts or omissions occurring prior to the Effective Time (the “Indemnified Parties”). In addition, for a period of six (6) years following the Effective Time (and until such later date as of which any Action commenced during such six (6) year period shall have been finally disposed of), the articles of incorporation, certificate of incorporation, certificate of formation and bylaws and operating agreement, as applicable (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries shall contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable, in the aggregate, as the indemnification, advancement of expenses and exculpation provisions contained in the articles of incorporation, certificate of incorporation and bylaws (or other comparable organizational documents) of the Company and its Subsidiaries as of the date of this Agreement, and during such six (6) year period (and until such later date as of which any Action commenced during such six (6) year period shall have been finally disposed of), such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by Law.

(b) Insurance. For a period of six (6) years after the Effective Time (and until such later date as of which any Action commenced during such six (6) year period shall have been finally disposed of), the Surviving Corporation shall maintain in effect the current policies (whether through purchase of a “tail end” policy or otherwise) of directors’ and officers’ and fiduciary liability insurance (“D&O Insurance”) maintained by the Company, in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person covered by the D&O Insurance immediately prior to the Effective Time (a true, correct and complete copy of which has been heretofore made available to Parent prior to the date of this Agreement), on terms with respect to the coverage and amounts no less favorable in the aggregate than those of the D&O Insurance in effect on the date of this Agreement; provided, that the Surviving Corporation may substitute therefor policies of substantially similar or greater coverage and amounts containing terms and conditions which are no less advantageous in the aggregate to former officers and directors of the Company; and provided, further, that if the aggregate annual premiums for such policies at any time during such period will exceed 200% of the per annum premium rate paid by the Company and its Subsidiaries as of the date of this Agreement for such policies, then the Surviving Corporation shall only be required to provide such coverage as will then be available at an annual premium equal to 200% of such rate.

(c) Successors. If the Surviving Corporation or any of its successors or assigns shall (i) consolidate with, or merge with or into, any other Person (other than a Subsidiary of Parent) and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person (other than a Subsidiary of Parent), then, in each case, Parent shall cause the Surviving Corporation to take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 5.7.

(d) Enforceability. Each Person who is an Indemnified Party is intended to be a third party beneficiary of this Section 5.7 with full rights of enforcement as if a party thereto. The rights of the Indemnified Parties under this Section 5.7 shall be in addition to, and not in substitution for, any other rights that such Persons may have under the Company Articles or Company Bylaws (or the comparable organizational documents of the Company’s Subsidiaries) as in effect as of the date of this Agreement, the indemnification agreements set forth on Section 5.7(a) of the Company Disclosure Letter or applicable Law (whether at law or in equity).

Section 5.8 Public Announcements. Without limitation to Section 5.3 (which shall govern the Proxy Statement and the Parent Shareholder Circular), the Company and Parent shall consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use Reasonable Best Efforts to agree on, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (which shall not be unreasonably withheld, delayed or conditioned), except as either party, after consultation with outside counsel, may determine is required by applicable Law, court process or by obligations pursuant to any listing agreement with NASDAQ or the London Stock Exchange, as applicable, if it has used Reasonable Best Efforts to consult with the other party prior thereto regarding the timing, scope and content of any such press release or public statement; provided, however, that (except as required pursuant to Section 5.2) no such consultation shall be required pursuant to this Section 5.8 to make any disclosure expressly permitted by Section 5.2(e). The parties hereto agree that the initial press release to be issued with respect to the Merger and the other Transactions shall be in the form agreed to by the parties.

Section 5.9 Delisting. Prior to the Closing, the Company agrees to cooperate with Parent in a commercially reasonable manner with respect to the delisting of the Company Common Shares from NASDAQ and the termination of the Company’s registration under the Exchange Act after the Effective Time.

Section 5.10 Continuing Employee Benefits.

(a) For a period of not less than twelve (12) months following the Closing Date, the employees of the Company and its Subsidiaries (the “Company Employees”) shall receive employee benefits and compensation (excluding any equity-based compensation, any cash or non-cash bonus or incentive compensation, any defined benefit pension benefits, and post-retirement health, medical or life insurance benefits) that, in the aggregate, are substantially comparable to the employee benefits and compensation provided by or on behalf of the Company to the Company Employees immediately prior to the date of this Agreement; provided, that nothing contained in this Section 5.10 shall be construed as requiring Parent or any of its Subsidiaries (including the Surviving Corporation) to continue or adopt any specific plans or to continue the employment of any specific Person. In addition, following the Closing Date Parent and Surviving Corporation shall honor the incentive compensation arrangements described in Section 5.1(h) of the Company Disclosure Letter (if implemented by the Company prior to the Closing) in accordance with their terms through September 1, 2018.

(b) Notwithstanding anything to the contrary in this Agreement, starting on the Closing Date, Parent and Surviving Corporation shall, for a period ending on the date that is twelve (12) months after the Closing Date, maintain a severance pay practice for the benefit of each Company Employee that is no less favorable than the severance pay practice in effect immediately prior to the date of this Agreement as set forth on Section 5.10(b) of the Company Disclosure Letter.

(c) To the extent permissible and practicable under existing employee benefit plans of Parent and otherwise commercially reasonable, Parent shall recognize the service of Company Employees with the Company or its Subsidiaries (or their respective Affiliates) prior to the Closing Date as service with Parent or its Subsidiaries in connection with any employee benefit plans, programs, contracts and arrangements (including 401(k) plans, severance, vacation, sick leave and holiday policies) maintained by Parent and its Subsidiaries which is made available following the Closing Date by Parent and its Subsidiaries for purposes of any waiting period, vesting and eligibility and, solely for purposes of severance, vacation, sick leave, and holiday policies, benefit entitlement (and for the avoidance of doubt, service shall not be recognized for purposes of benefit accruals under any defined benefit plan); provided, however that (i) the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service; provided, further, however, that such recognition of service shall not apply for purposes of any benefit plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service; and (ii) with respect to any vacation, sick leave, and holiday plan, program policy, agreement or arrangement, the necessary data in a format acceptable to Parent is received by Parent within thirty (30) days prior to the Closing Date.

(d) To the extent permissible and practicable under existing employee benefit plans of Parent, Parent shall cause the Surviving Corporation to use Reasonable Best Efforts to (i) waive, or to cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to Company Employees under any welfare benefit plan (as defined in Section 3(1) of ERISA) which is made available to Company Employees following the Closing Date by Parent or one of its Subsidiaries to the extent such limitations or conditions would have been satisfied or waived under the terms of the comparable Company Plan prior to the Closing, and (ii) provide credit to Company Employees for any co-payments, deductibles and out-of-pocket expenses paid by such employees under the corresponding Company Plan during the portion of the relevant plan year including the Closing Date, provided that the necessary data in a format acceptable to Parent is received by Parent within thirty (30) days prior to the Closing Date.

(e) If requested by Parent at least ten (10) Business Days prior to the Closing Date, the Company shall take all actions reasonably necessary, including causing the adoption of resolutions of the Board of Directors of the Company, to terminate the Company 401(k) Plan and to cause each Company Employee to become 100% vested in such Company Employee’s accounts under the Company 401(k) Plan, effective as of no later than the day immediately prior to the Closing Date (the “Company 401(k) Plan Termination Date”). If the Company is required to terminate the Company 401(k) Plan, then the Company shall provide Parent prior to the Company 401(k) Plan Termination Date written evidence that such resolutions to terminate the Company 401(k) Plan have been adopted by the Board of Directors of the Company (the form and substance of which shall be subject to the reasonable approval of Parent).

(f) At or immediately prior to the Closing Date, the Company shall deliver to Parent revised, accurate, complete and final 280G calculations as of such date with respect to any disqualified individuals in connection with the Transactions.

(g) Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any employee benefit plan or arrangement, or shall limit the right of Parent, the Surviving Corporation or any of their respective Affiliates to amend, terminate or otherwise modify any employee benefit plan or arrangement sponsored by Parent, the Surviving Corporation or any of their Affiliates following the Closing Date. In the event that (i) a Person not a party to this Agreement makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any employee benefit plan or arrangement sponsored by Parent, the Surviving Corporation or any of their Affiliates, and (ii) such provision is deemed to be an amendment to such plan or arrangement even though not explicitly designated as such in this Agreement, then such provision shall lapse retroactively and shall have no amendatory effect. The parties acknowledge and agree that all provisions contained in this Section 5.10 with respect to the Company Employees are included for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any employees, former employees, any participant in any employee benefit plan, or any dependent or beneficiary thereof, or (ii) to continued employment with Parent, the Surviving Corporation or any of their respective Affiliates.

Section 5.11 Notification of Certain Matters.

(a) The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, as the case may be, of (i) the occurrence or non-occurrence of any event of which would reasonably be expected to cause any representation or warranty of the notifying party to be untrue or inaccurate at the Closing Date such that any of the conditions to the Closing set forth in ARTICLE VI would fail to be satisfied, and (ii) any failure by the notifying party to comply with or satisfy any covenant or other agreement to be complied with by it hereunder such that any of the conditions to the Closing set forth in ARTICLE VI would fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.11(a) shall not limit or otherwise affect any remedies available to Parent or the Company, as the case may be.

(b) The Company shall give prompt notice to Parent and (in the case of the following clause (ii)) Parent shall give prompt notice to the Company, as the case may be, of (i) any notice or other communication received by it from any third party, subsequent to the date of this Agreement and prior to the Effective Time, alleging any breach in any material respect of, or default in any material respect under, any Company Material Contract or any Real Property Lease, or (ii) any notice or other material communication received by it from any third party, subsequent to the date of this Agreement and prior to the Effective Time, regarding any consent that is or may be required in connection with the Merger or any of the other transactions contemplated by this Agreement; provided, however, that the delivery of notice by the Company to Parent, or Parent to the Company, as applicable, pursuant to this Section 5.11(b) shall not limit or otherwise affect the remedies available hereunder to Parent or the Company, respectively.

Section 5.12 Certain Litigation. The Company shall promptly advise Parent, and Parent shall promptly advise the Company, as the case may be, of any Action commenced (or to the Knowledge of the Company or the Knowledge of Parent (as applicable), threatened) after the date of this Agreement against such party, any of its Subsidiaries or any of its directors by any Company Shareholder relating to this Agreement, the Merger or any of the other Transactions, and such party shall keep the other party reasonably informed regarding any such litigation. The Company shall control the defense of any such Action, provided that the Company (a) shall give Parent a reasonable opportunity to participate (at its own expense) in the defense of (or any settlement discussions with respect to) any such Action against the Company, any of its Subsidiaries or any of its directors, (b) shall keep Parent informed as to the status thereof and (c) shall not settle, compromise, come to an arrangement regarding or cease defending against (or agree or consent to any of the foregoing with respect to)

any such Action against the Company, any of its Subsidiaries or any of its directors without the prior written consent of Parent.

Section 5.13 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Shares resulting from the Merger or any of the other Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Parent Financing Cooperation.

(a) From and after the date of this Agreement and until the Effective Time, the Company shall use its Reasonable Best Efforts to provide, and shall cause its Subsidiaries and its and their respective Representatives to use their Reasonable Best Efforts to provide, to Parent such cooperation as may be reasonably requested by Parent with respect to the Parent Financing and the consummation thereof. Such cooperation shall include:

(i) participating in a reasonable number of meetings, lender calls, presentations, drafting sessions, road shows, due diligence sessions with prospective lenders and sessions with rating agencies in connection with the Parent Financing, including direct contact between senior management (with appropriate seniority and expertise) and Representatives (including accountants) of the Company, on the one hand, and the Financing Sources and potential lenders for the Parent Financing, on the other hand;

(ii) providing information reasonably requested by Parent for its preparation of materials for the Parent Financing such as information memoranda, marketing materials, rating agency presentations and similar documents utilized in connection with the Parent Financing;

(iii) assisting on a timely basis with the preparation by Parent and the Financing Sources of definitive agreements with respect to the Parent Financing (including review of any disclosure schedules related thereto for completeness and accuracy) and materials for rating agency presentations and syndication documents (including public and private information memoranda and lender presentations), customary business projections, pro forma financial information (provided, that Parent shall have provided the Company with any information relating to the Parent Financing that is required for such pro forma financial information), financial statements and marketing documents required or reasonably requested in connection with the Parent Financing and other customary materials to be used in connection with obtaining the Parent Financing;

(iv) using Reasonable Best Efforts to facilitate field examinations or other due diligence review by the Lenders to appraise the value of any of the Company’s or its Subsidiaries’ accounts receivables or other assets that Parent chooses to use for purposes of an asset-backed facility in connection with the Parent Financing, including by making officers, senior management and Representatives of the Company and its Subsidiaries available for such field examinations or other due diligence review;

(v) using Reasonable Best Efforts to obtain such consents, approvals, authorizations, and instruments as may be reasonably requested to permit the consummation of the Parent Financing and collateral arrangements, including payoff letters, releases, terminations with respect to existing credit facilities and related loan documents;

(vi) using Reasonable Best Efforts to facilitate the pledging of, or other granting of Encumbrances on, any of the Company’s or its Subsidiaries’ assets (including the Company’s or its Subsidiaries’ accounts receivable) as collateral for the Parent Financing; provided, that in no event shall the Company or any Affiliate of the Company be required to pay any commitment or other fee, or incur any other liability, in connection with the Parent Financing prior to the Effective Time;

(vii) executing and delivering such agreements, officer’s certificates and other instruments as are customary in financings of such type; provided, that no obligation of the Company or any of its

Subsidiaries under any such agreement, certificate or other instrument shall be effective until the Effective Time;

(viii) using Reasonable Best Efforts to obtain comfort letters from accountants, consents and opinions (including legal opinions and solvency opinions) as reasonably requested by Parent; and

(ix) taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Parent Financing.

(b) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with its cooperation contemplated by this Section 5.14 and shall indemnify, defend and hold harmless the Company and its directors, officers, employees and Representatives from any Liabilities arising from or in connection with such cooperation. The Company consents to the reasonable use of its and its Subsidiaries’ logos in connection with the Parent Financing in a manner customary for such financing transactions; provided, that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company and its Subsidiaries.

(c) Notwithstanding anything to the contrary in this Agreement, (A) except to the extent necessary to authorize actions set forth in this Section 5.14, neither the Company nor any Persons who are directors of the Company prior to the Closing shall be required to pass resolutions or consents to approve or authorize the execution of the Parent Financing prior to the Closing, (B) no obligation of the Company or any of its Subsidiaries or any of their respective Representatives under any certificate, document or instrument executed pursuant to the foregoing shall be effective until the Closing, (C) prior to the Closing, none of the Company or its Subsidiaries nor any of their respective Representatives shall be required to pay any commitment or other similar fee, incur any other cost or expense or provide indemnification under any agreement, in each case in connection with the Parent Financing, unless reimbursed or indemnified by Parent pursuant to Section 5.14(b), (D) no obligation set forth in this Section 5.14 shall unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries and (E) no obligation set forth in this Section 5.14 will require the Company or any of its Subsidiaries to take any action that will violate any of their Contracts or charter documents or applicable Law. Nothing contained in this Section 5.14 or otherwise shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the Parent Financing.

(d) Notwithstanding anything herein to the contrary, the availability or consummation of any financing (including the Parent Financing) is not a condition to Closing and the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are not subject to the availability of the Parent Financing. Notwithstanding anything to the contrary contained in this Agreement, the condition set forth in Section 6.3(b), as it applies to the Company’s obligations under this Section 5.14, shall not be satisfied if (and shall be deemed satisfied unless) Parent and Merger Sub (i) are prevented from obtaining the Parent Financing (including any Acceptable Alternative Financing) solely as a result of the Company’s or any of its Subsidiaries’ breach of any of its obligations under this Section 5.14, and (ii) Parent has used Reasonable Best Efforts to consummate the Parent Financing, including Reasonable Best Efforts to obtain Acceptable Alternative Financing if the Parent Financing (as contemplated by the Parent Financing Commitments as of the date hereof) becomes unavailable for any reason. As used herein, (x) “Acceptable Alternative Financing” means debt financing available from third party sources in a principal amount at least equal to the amount of committed financing under the Parent Financing Commitments as of the date hereof (or such lesser amount as may, together with Parent’s Equity Contribution and the Company’s and its Subsidiaries’ available cash, be sufficient to fund the payment of the sum of the aggregate Merger Consideration and the payments with respect to Company Stock Options required under Section 2.8(a)), and with such other terms and conditions taken as a whole not materially less favorable to the Parent than the terms and conditions set forth in the Parent Financing Commitments (including under any related fee letters) as of the date hereof (provided that increases in market interest rates shall not be considered materially less favorable unless they are materially adverse to the financial position of the Company and its Subsidiaries taken as a whole) and (y) “Parent’s Equity Contribution” means the amount of equity financing contemplated to be provided by Parent under the Parent Financing Commitments as of the date hereof. The provisions of this Section 5.14 (including the foregoing provisions of this Section 5.14(d) and the obligations of the Company under Section 5.14(a)) shall be applicable to any Acceptable Alternative Financing, and all references to (i) the Parent Financing in this Agreement shall be deemed to include such Acceptable Alternative Financing and (ii) the Financing Sources in this Agreement shall be deemed to include the providers of (including, without limitation, each agent and arranger for, but excluding Parent and its Affiliates) such Acceptable Alternative Financing.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE PARTIES

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:

(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained and Parent Shareholders shall have passed an ordinary resolution at the Parent Shareholders’ Meeting conferring Parent Shareholder Approval.

(b) Antitrust Waiting Periods. Any waiting period (and any extensions thereof) applicable to consummation of the Merger under the HSR Act shall have expired or been terminated (or early termination shall have been granted).

Section 6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction, or waiver in writing by the Company, at or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of Parent and Merger Sub contained in Section 4.2 and Section 4.3 shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

(ii) The other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this clause (ii), without giving effect to any Parent Material Adverse Effect or materiality qualifications contained in any such representations and warranties, except where all failures of such representations and warranties referred to in this clause (ii) to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied, in all material respects, with its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent, dated the Closing Date, as to the satisfaction of the conditions set forth in Section 6.2(a) and Section 6.2(b).

Section 6.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction, or waiver in writing by Parent, at or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company contained in Section 3.1(a) and (b), 3.2 (other than inconsistencies that individually or in the aggregate have a de minimis Effect), 3.3(b), 3.4, 3.8 (clause (a) of first sentence only), 3.19, 3.21 and 3.22 shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

(ii) The other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date) without giving effect to any Company Material Adverse Effect or materiality qualifications contained in any such representations and warranties, except where all failures of such representations and warranties referred to in this clause (ii) to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied, in all material respects, with its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of an executive officer of the Company, dated the Closing Date, as to the satisfaction of the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(d).

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(e) Certain Regulatory Actions. No Action (A) referred to in clause (iii) of the first sentence of Section 5.5(a) or (B) seeking to compel the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries to take any action referred to in the proviso contained in Section 5.5(c), shall have been initiated by any Governmental Authority, and still be pending.

(f) Certain Orders and Injunctions. No Law, Action, Order, or other legal restraint or prohibition, entered, enacted, promulgated, enforced, or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which prohibits, renders illegal or enjoins the consummation of the Merger or any of the other Transactions, whether temporarily, preliminarily or permanently.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger (and the other Transactions) may be abandoned at any time prior to the Effective Time, by action taken by the Board of Directors of the terminating party or parties, whether before or after receipt of the Company Shareholder Approval or Parent Shareholder Approval (except as otherwise provided in Section 7.1(c)(i)):

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company, if:

(i) the Effective Time shall not have occurred on or before September 25, 2018 (the “Outside Date”); provided, that (A) the Company shall not have the right to terminate this Agreement pursuant to this clause (b)(i) if it has not actually convened and held the Company Shareholders’ Meeting prior to the date of such termination, (B) Parent shall not have the right to terminate this Agreement pursuant to this clause (b)(i) if it has not actually convened and held the Parent Shareholders’ Meeting prior to the date of such termination and (C) the right to terminate this Agreement pursuant to this clause (b)(i) shall not be available to the party seeking to terminate this Agreement if such party’s breach of this Agreement has materially contributed to the failure of the Effective Time to occur; or

(ii) any Governmental Authority shall have issued or granted an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger (or any of the other Transactions) and such Order or other action is, or shall have become, final and non-appealable;

(c) by the Company, if

(i) at any time prior to the receipt of the Company Shareholder Approval, in accordance with Section 5.2(e); provided, however, that the Company may terminate this Agreement pursuant to this Section 7.1(c)(i) if and only if the Company (x) has complied with Section 5.2 in all respects (other than, individually or in the aggregate, insignificant breaches of Section 5.2(c) or subclause (y) in the proviso of Section 5.2(b)), (y) has paid the Company Termination Fee prior to or simultaneous with such termination, and (z) enters into the Superior Proposal Agreement concurrently with such termination;

(ii) provided that the Company is not then in breach in any material respect of any of its obligations under this Agreement, if (A) there is any continuing inaccuracy in the representations and warranties of Parent and Merger Sub set forth in this Agreement, or (B) Parent or Merger Sub are then failing to perform any of their covenants or other agreements set forth in this Agreement, in either case ((A) or (B)), (x) such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied as of the time of such termination and (y) such breach is not reasonably capable of being cured by the Outside Date or shall not have been cured within thirty (30) days after written notice thereof shall have been received by Parent; or

(iii) Parent Shareholders have not passed a resolution at the Parent Shareholders’ Meeting or at any adjournment or postponement thereof at which the final vote thereon was taken conferring Parent Shareholder Approval;

(d) by Parent, if

(i) the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting, or at any adjournment or postponement thereof, at which the final vote thereon was taken;

(ii) prior to obtaining the Company Shareholder Approval (A) the Board of Directors of the Company has effected a Company Adverse Recommendation Change or (B) there has been any breach on the part of the Company or any of its Subsidiaries in any respect of Section 5.2 (other than, individually or in the aggregate, insignificant breaches of Section 5.2(c) or subclause (y) in the proviso of Section 5.2(b)), and such breach has not been cured in accordance with the last sentence of Section 5.2(b), or in any material respect of Section 5.3; or

(iii) provided that Parent is not then in breach in any material respect of any of its obligations under this Agreement, if (A) there is any continuing inaccuracy in the representations and warranties of the Company set forth in this Agreement, or (B) the Company is then failing to perform any of its covenants or other agreements set forth in this Agreement, in either case ((A) or (B)), (x) such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not be satisfied as of the time of such termination and (y) such breach is not reasonably capable of being cured by the Outside

Date or shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Company.

Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become null and void and have no effect and the obligations of the parties under this Agreement shall terminate, except for the obligations set forth in Section 5.4(b), this Section 7.2 and Section 7.3, as well as ARTICLE VIII, each of which shall survive termination of this Agreement; provided, however, that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement or its failure to consummate the Merger when required in accordance with the terms and conditions of this Agreement.

Section 7.3 Payments.

(a) Company Termination Fee. The Company shall pay Parent a one-time nonrefundable fee equal to Twenty-Eight Million Dollars ($28,000,000) (the “Company Termination Fee”) less any Expense Reimbursement previously paid or payable (such that the Company shall not be required under Section 7.3(a)(iii) to pay any combination of the Company Termination Fee and any Expense Reimbursement to Parent equal to more than the Company Termination Fee) in the event that:

(i) the Company terminates this Agreement pursuant to Section 7.1(c)(i);

(ii) Parent terminates this Agreement pursuant to Section 7.1(d)(ii); or

(iii) (A) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i), or Parent terminates this Agreement pursuant to Section 7.1(d)(i), Section 7.1(d)(ii) or Section 7.1(d)(iii), (B) prior to such termination, any Person or group of Persons shall have made a bona fide Alternative Transaction Proposal (whether made publicly by such Person or group of Persons or as a result of any other public disclosure by any Person or group of Persons or, in the case of a termination pursuant to Section 7.1(b)(i) or Section 7.1(d)(iii), whether publicly as aforesaid or privately to the Board of Directors of the Company) and such proposal shall not have been unequivocally and, if appropriate, publicly, terminated or withdrawn prior to the termination of this Agreement referred to in this Section 7.3(a)(iii) (a “Pending Alternative Transaction Proposal”), and (C) at any time after the date of this Agreement and prior to the twelve (12) month anniversary of the termination of this Agreement, the Company enters into a definitive agreement (and subsequently consummates) or consummates, any Alternative Transaction Proposal (for purposes of this clause (iii)(C), the applicable percentages in the definition of “Alternative Transaction” as used in the definition of “Alternative Transaction Proposal” shall be fifty percent (50%) rather than fifteen percent (15%)).

(b) Expenses.

(i) In the event that (A) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i) and, prior to such termination, a Pending Alternative Transaction Proposal shall have been made, or (B) Parent terminates this Agreement pursuant to Section 7.1(d)(i), Section 7.1(d)(ii) or Section 7.1(d)(iii), then the Company shall pay to Parent the reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of outside counsel and other advisors (it being agreed that the fees of Barclays Bank plc, Deloitte & Touche LLP, KPMG US LLP, Hughes Hubbard & Reed LLP, Taft Stettinius & Hollister LLP and Addleshaw Goddard LLP are reasonable) as well as all fees and expenses in respect of the Parent Financing) incurred by Parent and its Subsidiaries, on the one hand, to Persons that are not Subsidiaries of Parent, on the other hand, in connection with the Merger and the other Transactions, whether incurred before or after the date of this Agreement, including reasonable and documented out-of-pocket fees and expenses incurred in connection with its investigation, structuring, negotiation, due diligence, and financial, operating, legal and other analysis with respect to the Merger and the other Transactions, in an aggregate amount not to exceed Five Million Six Hundred Thousand Dollars ($5,600,000) (the “Expense Reimbursement”). For the avoidance of doubt, (x) the Company shall not be obligated to pay the Expense Reimbursement more than once or to pay the Expense Reimbursement after or in addition to payment of the Company Termination Fee or (y) the aggregate liability of the Company under this Section 7.3 shall not in any event exceed the amount of the Company Termination Fee plus any amounts payable pursuant to the second sentence of Section 7.3(d).

(ii) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement, the Merger and the other Transactions.

(c) Payment Procedures. The Company shall pay the Company Termination Fee to Parent, by wire transfer of same day funds, (i) prior to or simultaneous with the time of termination in accordance with Section 7.1(c)(i), and before the Company enters into the Superior Proposal Agreement, (ii) as promptly as practicable (and in any event within two (2) Business Days) after receipt of Parent’s termination notice pursuant to Section 7.1(d)(ii), and (iii) concurrently with the consummation of the Alternative Transaction Proposal described in Section 7.3(a)(iii) (even if such consummation occurs after the end of such twelve (12) month period). The Company shall pay the Expense Reimbursement to Parent, by wire transfer of same day funds, (i) in the case of termination by the Company as set forth in Section 7.3(b)(i), contemporaneously with such termination (if Parent has previously provided to the Company the documentation referred to in Section 7.3(b)(i)) and, if such documentation has not then been provided to the Company, promptly (and in any event within two (2) Business Days) after such documentation is provided and (ii) in the case of termination by Parent as set forth in Section 7.3(b)(i), promptly (and in any event within two (2) Business Days) after Parent provides to the Company the documentation referred to in Section 7.3(b)(i). Except to the extent required by applicable Law, the Company shall not withhold any withholding taxes from any payment made pursuant to this Section 7.3.

(d) Company Acknowledgement. The Company acknowledges and agrees that the agreements contained in this Section 7.3 are integral parts of the Merger and the other Transactions, and that without these agreements, Parent and Merger Sub would not have entered into this Agreement and that the Company’s obligations under this Section 7.3 are not subject to, or conditioned upon, any approval of this Agreement by the Company Shareholders. Accordingly, if the Company fails to pay any amount due pursuant to this Section 7.3, the Company shall pay to Parent all costs and expenses (including attorneys’ fees) incurred by Parent and its Affiliates in connection with enforcing this Section 7.3, together with interest on such amount or portion thereof at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made through the date of payment. The parties further acknowledge that the Company Termination Fee shall not constitute a penalty but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other Transactions, which amount would otherwise be impossible to calculate with precision. The parties acknowledge that, other than in the case of Fraud or with respect to liabilities or damages arising out of a willful material breach of any provision of this Agreement, the right to receive the Company Termination Fee and/or the Expense Reimbursement in accordance with Section 7.3(a) or (b) (respectively) shall be the sole and exclusive remedy of Parent or Merger Sub if this Agreement is validly terminated pursuant to the termination provisions of Section 7.1 referenced in Section 7.3(a) or (b) (respectively); but it shall not limit or otherwise affect Parent’s right to specific performance as provided in Section 8.12.

ARTICLE VIII

GENERAL

Section 8.1 Expiration of Representations and Warranties; Survival of Certain Covenants and Agreements. None of the representations and warranties in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time. The terms of ARTICLE I and this ARTICLE VIII, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the consummation of the Merger.

Section 8.2 Notices. Subject to Section 1.2(n), all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent via electronic mail or facsimile (with confirmation of a successful transmission in the case of facsimile) at the email address or facsimile telephone number specified in this Section 8.2 prior to 5:00 p.m., local time of the receiving party, on a Business Day, (b) the first Business Day following the date of transmission, if such notice or communication is sent via electronic mail or facsimile (with confirmation of a successful transmission in the case of facsimile) at the email address or facsimile telephone number specified in this Section 8.2 (x) at or after 5:00 p.m., local time of the receiving party, on a Business Day or (y) on a day that is not a Business Day, (c) when received, if sent by a nationally recognized overnight courier (providing proof of delivery), or (d) upon actual receipt by the party to whom such notice is required or permitted to be given, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice). Notwithstanding the foregoing, in the case of any Parent Offer sent by email or facsimile, such Parent Offer shall be deemed given and effective in accordance with this Section 8.2 so long as the email or facsimile transmitting such Parent Offer by or on behalf of Parent is sent at or before 11:59 p.m., local time of the recipient, on the final day of the applicable three (3) or two (2) Business Day period referred to in Section 5.2(e).

If to the Company:

The Finish Line, Inc.

3308 N. Mitthoeffer Rd.

Indianapolis, IN 46235

Attention: Christopher C. Eck

Facsimile: (317) 613-6717

Email: ceck@finishline.com

with a copy to (which shall not constitute notice):

Barnes & Thornburg, LLP

11 S. Meridian Street

Indianapolis, IN 46204

Attention: Joshua P. Hollingsworth

Facsimile: (317) 231-7433

Email: jhollingsworth@btlaw.com

with a further copy to (which shall not constitute notice):

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Attention:	Michael A. Stanchfield Brandon C. Mason
Facsimile:	(612) 766-1600
Email:	mike.stanchfield@FaegreBD.com Brandon.mason@FaegreBD.com

If to Parent or Merger Sub:

JD Sports Fashion plc

Edinburgh House, Hollinsbrook Way,

Pilsworth, Bury, Lancashire BL9 8RR

Attention: Siobhan Mawdsley

General Counsel and Company Secretary

Facsimile: +44 (0)161 767 2588

Email: Siobhan.Mawdsley@jdplc.com

with a copy to (which shall not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Kenneth A. Lefkowitz

Facsimile: (212) 299-6557

Email: ken.lefkowitz@hugheshubbard.com

Section 8.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or in .pdf format by email shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in .pdf format by email shall be deemed to be their original signatures for all purposes.

Section 8.4 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral (except the Confidentiality Agreement, Section 14 of which is hereby amended by the Company and Parent in accordance with its terms to read: “Each Receiving Party’s duties hereunder will remain in full force and effect until the Effective Time (as defined in the Agreement and Plan of Merger by and among JD Sports Fashion plc, Genesis Merger Sub, Inc. and The Finish Line, Inc., dated March 25, 2018), and this Agreement shall automatically terminate at such Effective Time without any further action by the parties hereto.”), among the parties with respect to the subject matter hereof and no party is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement, and (ii) except for the provisions of Section 5.7 (which upon the Effective Time are intended to benefit the Indemnified Parties), and Section 2.6 (which upon the Effective Time are intended to benefit the Company Shareholders), is not intended to confer upon any Person other than the parties hereto any rights or remedies (it being understood and agreed that the Company shall have the right to pursue damages or other remedies on behalf of the Company Shareholders, the holders of Company Stock Options or the holders of Company Restricted Stock in the event of a breach of this Agreement by Parent or Merger Sub).

(b) Notwithstanding subsection (a) above, the Lender Related Parties are third party beneficiaries of the provisions of this Section 8.4(b), Section 8.5, Section 8.6, Section 8.13, Section 8.14(b) and Section 8.17 (and any related definitions used in those sections) to the extent such provisions expressly pertain to the Lender Related Parties.

Section 8.5 Governing Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Transactions shall be governed by and construed in accordance with the laws of the State of Indiana without regard to its rules of conflict of laws; provided, however, that all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Transactions, against any Lender Related Party (whether purporting to be sound in contract or tort, or at law or in equity) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its rules of conflict of laws.

Section 8.6 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by, or on behalf of the parties, as may mutually be determined by the parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties, whether before or after approval of this Agreement by the Company Shareholders; provided, however, that no amendment to this Section 8.6, Section 8.4(b), Section 8.5, Section 8.13, Section 8.14(b) or Section 8.17 (and any related definitions used in those sections) that is adverse to the rights of the Lender Related Parties shall be effective without the consent of the Lenders.

Section 8.7 Waiver. No provision of this Agreement may be waived except by a written instrument signed by the Party against whom the waiver is to be effective. No failure or delay on the part of any party hereto in the exercise of any right, power or privilege hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right, power or privilege.

Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent and Merger Sub may assign this Agreement to Parent or any of its Affiliates; provided, further, that no such assignment shall relieve Parent or Merger Sub from their respective obligations hereunder. Any purported assignment in violation of the preceding sentence shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.9 Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

Section 8.11 Remedies Cumulative. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.12 Specific Performance.

(a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall, prior to termination in accordance with ARTICLE VII, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.12, no party shall in any respect waive their rights to seek any other form of relief that may be available to them under this Agreement (including damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.12 are not available or otherwise are not granted, and (ii) nothing set forth in this Agreement shall require any party to institute any Action for (or limit any party’s right to institute any Action for) specific performance under this Section 8.12 prior or as a condition to exercising any termination right under ARTICLE VII or pursuing any other form of relief referred to in the preceding clause (i).

Section 8.13 Waiver of Jury Trial. EACH OF THE COMPANY, PARENT AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF THE COMPANY, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR AGAINST ANY LENDER RELATED PARTY.

Section 8.14 Consent to Jurisdiction.

(a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the federal district court for the Southern District of Indiana (and the federal appellate courts therefrom), in the event any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such federal courts, and (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than such federal courts.

(b) Each of the parties hereto agrees that it will not bring or support any suit, action or legal proceedings of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Lender Related Party in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to the Parent Financing Commitments or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts of the United States, the United District Court for the Southern District of New York (and appellate courts thereof).

Section 8.15 Incorporation of Exhibits. The Company Disclosure Letter, the Parent Disclosure Letter and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 8.16 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 8.16.

Section 8.17 No Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, the Support Agreements or the Confidentiality Agreement, as applicable, or the negotiation, execution, performance or non-performance of this Agreement, the Support Agreements or the Confidentiality Agreement, as applicable (including any representation or warranty made in or in connection with this Agreement, the Support Agreements or the Confidentiality Agreement, as applicable, or as an inducement to enter into this Agreement, the Support Agreements or the Confidentiality Agreement, as applicable) may be made only against the Persons that are expressly identified as parties hereto or thereto. No Lender Related Party shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party to this Agreement, the Support Agreements or the Confidentiality Agreement for any obligations or liabilities arising under this Agreement, the Support Agreements or the Confidentiality Agreement (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement, the Support Agreements or the

Confidentiality Agreement (as the case may be) or the negotiation or execution hereof or thereof; and each party hereto waives and releases all such liabilities, claims and obligations against any Lender Related Party. Notwithstanding the foregoing, nothing in this Section 8.17 shall limit any rights or remedies that Parent, Merger Sub or their Affiliates may have pursuant to and in accordance with the express terms of the Parent Financing Commitments against the Persons that are expressly identified therein as parties thereto. The parties acknowledge and agree that the Lender Related Parties are intended third-party beneficiaries of this Section 8.17.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JD SPORTS FASHION PLC

By:	/s/ Peter Cowgill
Name:	Peter Cowgill
Title:	Executive Chairman

GENESIS MERGER SUB, INC.

By:	/s/ Peter Cowgill
Name:	Peter Cowgill
Title:	Executive Chairman

THE FINISH LINE, INC.

By:	/s/ Samuel M. Sato
Name:	Samuel M. Sato
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT 2.5

List of Persons to Resign from the Board of Directors of the Company at Closing

1.	Glenn S. Lyon

2.	Torrence Boone

3.	William P. Carmichael

4.	Richard P. Crystal

5.	Faisal Masud

6.	Stephen Goldsmith

7.	Catherine A. Langham

EXHIBIT A

Form of Articles of Merger

ARTICLES OF MERGER

OF

GENESIS MERGER SUB, INC.

(AN INDIANA CORPORATION)

INTO

THE FINISH LINE, INC.

(AN INDIANA CORPORATION)

[Date]

The undersigned, acting as duly authorized officers of THE FINISH LINE, INC., an Indiana corporation (the “Surviving Corporation”) and GENESIS MERGER SUB, INC., an Indiana corporation (the “Non-Surviving Corporation”), desiring to effect a merger of Genesis Merger Sub, Inc. with and into the Surviving Corporation (the “Merger”) in compliance with the Indiana Uniform Business Organization Transactions Act, Indiana Code § 23-0.6-1-1 et seq., hereby set forth the following facts:

Article 1.        SURVIVING CORPORATION

Section 1.1 Name. The name of the Surviving Corporation is “The Finish Line, Inc.”, which name shall not be changed as a result of the Merger.

Section 1.2 Jurisdiction. The Surviving Corporation is an Indiana corporation incorporated on July 2, 2004, and existing pursuant to the provisions of the Indiana Business Corporation Law (the “IBCL”).

Article 2.        NON-SURVIVING CORPORATION

Section 2.1 Name. The name of the Non-Surviving Corporation is “Genesis Merger Sub, Inc.”

Section 2.2 Jurisdiction. The Non-Surviving Corporation is an Indiana corporation incorporated on March 22, 2018, and existing pursuant to the provisions of the IBCL.

Article 3.        APPROVAL OF MERGER

The Merger was approved by the Surviving Corporation and Non-Surviving Corporation in accordance with Indiana Code § 23-0.6-2.

Article 4.        EFFECTIVE TIME

The Merger shall become effective upon the filing of these Articles of Merger with the Secretary of State of Indiana.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being duly authorized officers of the Surviving Corporation and Non-Surviving Corporation, execute these Articles of Merger and verify, subject to penalties of perjury, that the statements contained herein are true as of the date first written above.

“Surviving Corporation”

THE FINISH LINE, INC.

By:
Printed:
Title:

“Non-Surviving Corporation”

GENESIS MERGER SUB, INC.

By:
Printed:
Title:

SIGNATURE PAGE TO ARTICLES OF MERGER

EXHIBIT B

Form of Bylaws of the Surviving Corporation

AMENDED AND RESTATED BYLAWS

OF

THE FINISH LINE, INC.

Adopted by the Board of Directors as of

BYLAWS

OF

THE FINISH LINE, INC.

ARTICLE 1

Identification

Section  1.1 Name. The name of the Corporation is The Finish Line, Inc. (the “Corporation”).

Section 1.2 Registered Office and Registered Agent. The initial registered office and initial registered agent of the Corporation shall be as specified in the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), but such registered office and registered agent may be changed from time to time by the Board of Directors in the manner provided by law and the registered office need not be identical to the principal office of the Corporation.

Section 1.3 Principal Office and Other Offices. The principal office of the Corporation shall be located at any place, within or without the State of Indiana, as designated in the Corporation’s most current biennial report filed with the Indiana Secretary of State. The Corporation may also have offices at such other places or locations, within or without the State of Indiana, as the Board of Directors may determine or the business of the Corporation may require.

ARTICLE 2

Shares

Section 2.1 Certificates for Shares.

2.1.1 Form of Certificate. Certificates representing shares of the Corporation (“share certificates”) shall be in such form as the Board of Directors may prescribe from time to time, provided that each share certificate shall comply with all applicable requirements of IC 23-1-26-6(b), (c) and (d). In addition each share certificate shall include such notations, legends or statements as may be required by (a) IC 23-1-26-8 in order to make restrictions on the transfer or registration of transfer of shares enforceable against holders of the shares represented by the share certificate and transferees of such holder, and (b) federal and Indiana securities laws. Notwithstanding the foregoing provisions of this Section 2.1.1 and any other provision of these Bylaws to the contrary, the Board of Directors may adopt a system of issuance, recordation and transfer of the Corporation’s shares by electronic or other means not involving the issuance of certificates, provided that any such system shall comply with the Indiana Business Corporation Law.

2.1.2 Officer Signatures. Every share certificate shall be signed in the name of the Corporation by the President and the Secretary or an Assistant Secretary. Any and all of the signatures on the certificate may be by facsimile.

Section 2.2 Transfer of Shares. When a share certificate, duly endorsed or accompanied by proper evidence of succession, assignment, authority to transfer and any other transfer documentation required by law or by agreement, is surrendered to the Secretary, Assistant Secretary or transfer agent of the Corporation, the Corporation shall cause a new share certificate to be issued to the person(s) entitled thereto, shall cancel the surrendered share certificate and shall record the transaction upon its books.

Section 2.3 Lost or Destroyed Certificates. A new share certificate may be issued without the surrender and cancellation of a prior share certificate that is lost, apparently destroyed or wrongfully taken when each of the following conditions are met: (a) the request for the issuance of a new share certificate is made within a reasonable time after the owner of the prior share certificate has notice of its loss, destruction or theft; (b) such request is received by the Corporation prior to its receipt of notice that the prior share certificate has been acquired by a bona fide purchaser; and (c) the owner of the prior share certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board of Directors to indemnify the Corporation against any claim, expense or liability that might result from the issuance of a new share certificate.

Section 2.4 Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, as the Board of Directors determines to be appropriate.

Section 2.5 Equitable Interests Need Not Be Recognized. The Corporation and its officers and other representatives and agents shall be entitled to treat the holder of record of any shares of the Corporation as the absolute owner and holder of those shares for all purposes, and, accordingly, shall not be obligated to recognize any legal, equitable or other claim to or interest in those shares on the part of any other person(s), whether or not any notice (express, implied or otherwise) of such other claim or interest has been given to the Corporation (and/or any of its officers or other representatives or agents), except as expressly provided to the contrary by applicable law, the Articles of Incorporation, or these Bylaws.

ARTICLE 3

Shareholders

Section 3.1 Annual Meetings. The annual meeting of shareholders shall be held each year within six months after the end of the Corporation’s fiscal year on the exact date and at the time as shall be fixed by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting. The failure to hold an annual meeting of shareholders at the time fixed by the Board of Directors does not affect the validity of any corporate action.

Section 3.2 Special Meetings

3.2.1 Authorization to Call Special Meetings. The President, the Board of Directors, any member of the Board of Directors, or the holder(s) of at least twenty-five percent of all of the votes entitled to be cast on any issue to be considered at the special meeting may call a special meeting of shareholders at any time for the purpose of taking any action described in the meeting notice which is permitted to be taken by the shareholders under the Indiana Business Corporation Law, the Articles of Incorporation and these Bylaws.

3.2.2 Procedure for Calling Special Meetings. If a special meeting of shareholders is called by any person other than the Board of Directors, the demand for the special meeting, dated and signed by the requesting person(s) and describing the purpose or purposes for which the special meeting is to be held, shall be delivered personally or sent by United States mail (first class postage prepaid), reputable delivery service, or facsimile transmission to the Secretary of the Corporation. The Secretary or Assistant Secretary of the Corporation shall then cause notice of the special meeting to be given promptly in the manner provided in Section 3.4 of these Bylaws. Any special meeting called pursuant to this Section 3.2 shall be held not more than seventy-five days following (a) the date on which the Board of Directors called the meeting, or, (b) if called by any person other than the Board of Directors, the date of the receipt by the Secretary of the demand for the special meeting. If notice of a special meeting validly demanded by one or more shareholders is not given to shareholders within sixty days after the demand was delivered to the Secretary of the Corporation or the special meeting is not held in accordance with the notice, any shareholder who signed a valid demand for the special meeting may apply for a court ordered meeting as provided in IC 23-1-29-3.

Section 3.3 Place of Meetings. All annual and special meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be determined by the Board of Directors and specified in the notices thereof or in the waivers of notice thereof. If no designation is so made, the place of the meeting shall be the principal office of the Corporation.

Section 3.4 Notice of Meetings.

3.4.1 Recipients and Time of Notice. Notice of all annual and special meetings of shareholders shall be given in writing to (a) each shareholder entitled to vote at such meeting and (b) when, and only when, required by the Indiana Business Corporation Law (e.g., under the circumstances contemplated by IC 23-1-38-3, IC 23-1-40-3, IC 23-1-41-2) or the Articles of Incorporation, shareholders not entitled to vote at the meeting. Such notice shall be given by the Secretary or an Assistant Secretary, or if there are not such officers, by the President or a Vice President. The notice shall be given no fewer than ten days nor more than sixty days before the meeting date.

3.4.2 Procedure for Giving Notice. Written notice of annual and special meetings of shareholders shall be given in any of the following ways:

(a) personal delivery;

(b) telegraph, teletype, or other form of wire or wireless communication;

(c) electronically;

(d) first class, certified, or registered United States mail, postage prepaid;

(e) private carrier service, fees prepaid or billed to the sender; or

(f) any other manner permitted by IC 23-1-20-29, IC 23-1-29-5 (if applicable), or other applicable law.

Notices shall be deemed effective as of the times specified in IC 23-1-20-29 or other applicable law.

3.4.3 Contents of Notice. Notice of any annual or special meeting of shareholders:

(a) in all cases, shall include the date, time and the place of the meeting;

(b) in the case of a special meeting of shareholders, shall include a description of the purpose or purposes for which the meeting is called; and

(c) in the case of either an annual or a special meeting, if the business to be transacted at the meeting relates to: (i) an amendment to the Articles of Incorporation pursuant to IC 23-1-38-3, shall state, contain or be accompanied by the information required by IC 23-1-38-3; (ii) the approval of a plan of merger or share exchange pursuant to IC 23-1-40-3, shall state, contain or be accompanied by the information required by IC 23-1-40-3; (iii) the sale, lease, exchange or disposition of the Corporation’s assets requiring shareholder approval pursuant to IC 23-1-41-2, shall state or contain the information required by IC 23-1-41-2; and (iv) corporate action creating dissenters’ rights under IC 23-1-44-8, shall state that shareholders are or may be entitled to assert dissenters’ rights under IC  23-1-44 et seq.

3.4.4 Waiver of Notice. A shareholder may waive any notice required by the Indiana Business Corporation Law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. In addition, a shareholder’s attendance at a meeting waives objections to the extent and in the manner provided by IC 23-1-29-6.

3.4.5 Adjourned Meetings. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, except in the case where a new record date for the adjourned meeting is, or must be, fixed, in which event notice of the adjourned meeting must be given pursuant to the requirements of this Section 3.4 to those persons who are shareholders entitled to notice as of the new record date. The Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

3.4.6 Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any annual or special meeting of shareholders, shareholders entitled to demand a special meeting or to take any other action, shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date as the record date. Such record date shall not be more than seventy days before the meeting or action requiring such determination of shareholders. If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, shareholders entitled to demand a special meeting or to take other action, or of shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a) with respect to notice of, and voting at, an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting (other than shareholders), the date which is one calendar day before the first notice is delivered to shareholders;

(b) with respect to the right to demand a special meeting of shareholders, the date the first shareholder signs the demand;

(c) with respect to notice of, and voting at, a special shareholder’s meeting demanded by the shareholders, the date the first shareholder signs the demand;

(d) with respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

(e) with respect to actions taken in writing without a meeting pursuant to Section 3.7 of these Bylaws, the first date a signed written consent is delivered to the Corporation, unless prior action of the Board of Directors is required with respect to such shareholder action, in which case, the date shall be the day the resolution of the Board of Directors taking the prior action was adopted; and

(f) with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.4.6, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

Section 3.5 Voting at Meetings.

3.5.1 Voting Rights. Subject to the provisions of the Indiana Business Corporation Law and these Bylaws, only persons in whose names shares entitled to vote stand on the share records of the Corporation on the record date shall be entitled to vote at annual and special meetings of the shareholders. Except as otherwise provided by the Indiana Business Corporation Law or by the provisions of the Articles of Incorporation, at each annual and special meeting of the shareholders, each outstanding share of the Corporation standing in the shareholder’s name on the books of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed votes cast opposing the action, unless the Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, members of the Board of Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting of shareholders at which a quorum is present. Unless otherwise provided in the Articles of Incorporation, shareholders do not have the right to cumulate their votes for directors. If the Articles of Incorporation or the Indiana Business Corporation Law provide for voting by a single voting group on a matter, any action on that matter is taken when voted upon by that voting group. Redeemable shares are not entitled to vote after notice of redemption is mailed to the shareholders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the shareholders the redemption price on surrender of the shares.

3.5.2 Voting By Proxy. A shareholder is entitled to vote either in person or by a proxy that conforms to the requirements of IC 23-1-30-3 and is received, at or before the meeting, by the Secretary or other person authorized to tabulate votes. The attendance or the vote at any meeting of a proxy of any shareholder so appointed shall for all purposes be considered as the attendance or vote in person of such shareholder. The appointment of a proxy shall be valid for eleven months from the date of its execution, unless a shorter or longer period is expressly provided in the appointment. Each appointment of a proxy shall be revocable by the shareholder unless it conspicuously states that it is irrevocable and the appointment is coupled with an interest as provided in IC 23-1-30-3.

3.5.3 Voice Voting; Written Ballot. Voting at any meeting of shareholders may be by voice vote or by written ballot, except that, in any election of directors, voting must be by written ballot if voting by written ballot is requested by any shareholder entitled to vote.

3.5.4 Quorum. At each annual or special meeting of shareholders, a majority of the votes entitled to be cast on any matter at the meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. If a quorum is not present or represented at any annual or special meeting of the shareholders, the meeting may be adjourned by majority vote of the shares entitled to vote which are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is present. If, after adjournment, a new record date is set for the adjourned meeting, the existence of a quorum shall be redetermined in accordance with the provisions of this Section  3.5.4.

Section 3.6 List of Shareholders. After fixing a record date for a meeting of shareholders, the officer or agent having charge of the share transfer book of the Corporation shall prepare, in accordance with IC 23-1-30-1, a list of the shareholders of the Corporation entitled to notice of the meeting. Such list shall, subject to I.C. 23-1-52-2(c), be available for inspection and copying by any record shareholder (or his or her agent or attorney authorized in writing) during regular business hours and at such shareholder’s expense, beginning five business days before the date of the meeting for which the list was prepared and continuing through the meeting and any adjournment of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The original or duplicate share register or transfer book shall be the only evidence as to the persons who are entitled as shareholders to examine such list, the share ledger or transfer book, or to vote at such meeting.

Section 3.7 Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, and without prior notice, if consents in writing setting forth the action taken and bearing the date of signature of the shareholder(s) signing the consent are (a) signed by the holders of outstanding shares having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and (b) delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent has the effect of a vote taken at a meeting, may be described as a vote in any document and shall be effective when written consents signed by sufficient shareholders to take the action are delivered to the Corporation, unless the consent specifies a different prior or subsequent effective date. The Corporation shall provide notice with respect to any action taken by consent of voting shareholders to nonvoting and/or nonconsenting shareholders to the extent and in the manner required by IC 23-1-29-4(e) and (f).

Section 3.8 Meeting by Telephone or Similar Communications Equipment. Any or all shareholders may participate in any annual or special meeting of shareholders by, or through the use of, conference telephone or any other means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.9 Acceptance of Signatures. The actions of the Corporation and its officers, agents and/or inspectors in connection with or with respect to accepting, rejecting or giving effect to shareholder votes, consents, waivers and proxy appointments and/or determining the validity of proxies shall be governed by IC 23-1-30-5.

ARTICLE 4

Directors

Section 4.1 Powers and Duties. Subject to any limitations that may be set forth in the Indiana Business Corporation Law and/or the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 4.2 Number of Directors; Qualifications.

4.2.1 Number of Directors. The Board of Directors shall consist of two members or such other number (greater or lesser) as the Board of Directors may from time to time determine by resolution; provided, however, that no decrease in the number of directors shall have the effect of removing any director prior to expiration of that director’s term of office.

4.2.2 Qualifications. Directors need not be residents of the State of Indiana or shareholders or employees of the Corporation. Each director shall qualify by accepting his election to office either expressly or by acting as a director.

Section 4.3 Election of Directors; Term. Except as otherwise provided in Sections 4.4 and 4.5 of these Bylaws, the directors shall be elected each year at the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The term of each director, including a director elected to fill a vacancy, shall expire at the next annual meeting of shareholders following the director’s election; provided, however, that despite the expiration of a director’s term, the director shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

Section 4.4 Resignation and Removal of Directors.

4.4.1 Resignation. Any director may resign from the Board of Directors at any time by delivering written notice of resignation to the Board of Directors or to the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date or any effective date determined upon the happening of an event, in either of which cases the resignation is effective at the specified time.

4.4.2 Removal. Subject to the other provisions of this Section 4.4.2, and unless the Articles of Incorporation provide otherwise, the shareholders or directors may remove one or more directors with or without cause. Shareholders may remove a director only at a meeting of shareholders called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect a director under cumulative voting is voted against the director’s removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Section 4.5 Vacancies on the Board of Directors. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors then remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur on the Board of Directors at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 4.6 Meetings of the Board of Directors.

4.6.1 Regular Annual Meetings. A regular annual meeting of the Board of Directors shall be held, without notice, immediately following, and at the same place as, the annual meeting of the shareholders for the purpose of organizing the Board and transacting such other business as may properly come before the meeting.

4.6.2 Other Regular Meetings. Other regular meetings shall be held at such times and places, either within or without the State of Indiana, as may be designated from time to time by resolution of the Board of Directors. Unless otherwise provided by resolution of the Board of Directors, any such other regular meeting may be held without notice of the date, time, place or purpose of the meeting.

4.6.3 Special Meetings. Special meetings of the Board of Directors may be called by the President or any member of the Board of Directors. The person authorized to call special meetings of the Board of Directors may fix any place within the county where the Corporation has its principal office as the place for holding such special meeting, unless the directors have otherwise unanimously agreed.

4.6.4 Notice of Special Meetings. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least two days prior to the meeting date either orally or in writing, by any means of communication; provided, however, if notice of the special meeting is mailed, the notice shall be deposited in the United States mail at least five days prior to the scheduled time of the meeting and shall be properly addressed, with postage prepaid. The notice need not describe the purpose of the special meeting. Any director may waive any notice required by the Indiana Business Corporation Law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records of the Corporation. A director’s attendance at or participation in any meeting of the Board of Directors waives any required notice of such meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.6.5 Business to be Transacted. Neither the business to be transacted during, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any regular or special meeting of the Board of Directors.

4.6.6 Quorum; Vote Required For Action. A majority of the number of directors fixed in accordance with Section 4.2.1 of these Bylaws shall constitute a quorum for the transaction of any and all business (other than to adjourn) at any regular or special meeting of the Board of Directors. A majority of the directors present at any directors’ meeting, whether or not a quorum, may adjourn from time to time by fixing a new meeting time and place prior to taking adjournment, but if any directors’ meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any directors not present at the time the adjournment was taken. If a quorum is present when a vote is taken at any regular or special meeting of the Board of Directors, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the affirmative vote of a greater number of directors is required by the Indiana Business Corporation Law, the Articles of Incorporation or these Bylaws. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or more directors, if any action taken is approved by the affirmative vote of at least a majority of the required quorum for that meeting.

Section 4.7 Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors and the action is evidenced by one or more written consents describing the action taken, signed by each member of the Board of Directors, delivered to the Secretary and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4.7 is effective when the last director signs the consent unless (a) the consent specifies a different prior or subsequent effective date, in which case the consent is effective on that date, or (b) no effective date contemplated by the preceding clause (a) is designated and the action taken under this Section 4.7 is taken electronically as contemplated by IC 26-2-8, in which case the effective date is the date determined in accordance with IC 26-2-8. A consent signed under this Section 4.7 has the effect of a meeting vote and may be described as such in any document. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all of the directors.

Section 4.8 Meeting by Telephone or Similar Communications Equipment. Any or all directors may participate in any regular or special meeting of the Board of Directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.9 Committees of Directors.

4.9.1 Creation of Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, each of whom shall serve at the pleasure of the Board of Directors.

4.9.2 Selection of Members. The creation of a committee and the appointment of members to it must be approved by the greater of:

(a) a majority of all of the directors in office when the action is taken; or

(b) the number of directors required to take action (other than to adjourn a meeting) pursuant to Section 4.6.6 of these Bylaws.

4.9.3 Committee Procedures. Sections 4.6 through 4.8 of these Bylaws, which govern meetings, action without meetings, notice, waiver of notice, quorum, and voting requirements of the Board of Directors, apply to committees of the Board of Directors and their members as well, except that the date, time and place of regular meetings of committees may be determined either by resolution of the Board of Directors or of the members of the committees. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

4.9.4 Delegation of Authority. Each committee may exercise the authority of the Board of Directors which the Board of Directors delegates to such committee in the resolution creating the committee or in subsequent resolutions; provided, however, that a committee may not take any of the actions specified in IC 23-1-34-6(e) or otherwise precluded by the Indiana Business Corporation Law, the Articles of Incorporation or these Bylaws.

Section 4.10 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

(a) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding the meeting or transacting business at the meeting;

(b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 4.11 Compensation of Directors. Directors and committee members may receive such compensation, if any, for their services, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and to the extent provided in resolutions duly adopted by the Board of Directors. This Section 4.11 shall not preclude any director from also serving as an officer, employee, or agent of the Corporation and receiving compensation from the Corporation for service in any of those capacities.

ARTICLE 5

Officers

Section 5.1 Principal Officers. The principal officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, if the Board of Directors, in its discretion, determines to do so, one or more Vice Presidents appointed pursuant to Section 5.6.3 of these Bylaws.

Section 5.2 Appointment of Officers; Tenure.

5.2.1 Appointment of Officers. After their appointment, the initial directors shall meet and organize by appointing a President, a Secretary, a Treasurer and such additional officers permitted by these Bylaws as the Board of Directors shall determine to be appropriate.

5.2.2 Qualifications. The officers of the Corporation may, but need not, be members of the Board of Directors, and any two or more offices may be held by the same person.

5.2.3 Tenure. Each officer of the Corporation shall serve at the pleasure of the Board of Directors and the election or appointment of an officer does not itself create contract rights. If an officer of the Corporation is appointed by the Board of Directors for a designated term, the Board of Directors may, nonetheless, remove the officer at any time prior to the termination of that term. If no term is specified, an officer shall hold office until the officer’s death, resignation or removal pursuant to Section 5.4 of these Bylaws.

Section 5.3 Subordinate Officers. Subordinate officers, including Assistant Secretaries and Assistant Treasurers and such other officers or agents as may be desired, may from time to time be appointed by the Board of Directors or by any officer empowered to do so by the Board of Directors and shall have such authority and shall perform such duties as are provided in these Bylaws or as the Board of Directors or the appointing officer may from time to time determine.

Section 5.4 Resignation and Removal of Officers.

5.4.1 Resignation. Any officer may resign at any time by delivering written notice to the Board of Directors, the President, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified in the resignation notice, acceptance of any resignation shall not be necessary to make it effective.

5.4.2 Removal. Any of the principal officers specified in Section 5.1 of these Bylaws may be removed, at any time with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors. Any subordinate officer appointed pursuant to Section 5.3 of these Bylaws may be removed, at any time with or without cause, by (a) action of the Board of Directors at any regular or special meeting of the Board of Directors, or (b) if the officer being removed was appointed by another officer, by the appointing officer.

Section 5.5 Vacancies. Whenever any vacancy shall occur in any office by death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, the same may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in these Bylaws for regular appointment to office. If an officer resigns effective at a future date, and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor does not take office until the effective date.

Section 5.6 Powers and Duties of Officers.

5.6.1 General Powers and Duties. Each principal officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the authority and duties prescribed by the Board of Directors or, subject to any limitations that may be imposed by the Board of Directors, by direction of the President. Subordinate officers shall have authority and duties as provided for in accordance with Section 5.3 of these Bylaws.

5.6.2 President. The President shall be the chief executive officer of the Corporation and shall have general charge of, and supervision and authority over, all of the operations of the Corporation. The President (a) shall have general supervision of and direct all officers of the Corporation, (b) shall see that all orders and resolutions of the Board of Directors are carried into effect, (c) shall sign, with the Secretary or an Assistant Secretary, all share certificates of the Corporation, and (d) in general, shall exercise all powers and perform all duties incident to the office of President and such other powers and duties as may from time to time be delegated to him or her by the Board of Directors or as may be specified in these Bylaws. If no Chairman of the Board is elected or appointed or in the absence of the Chairman of the Board or his or her inability or refusal to act, the President shall preside at meetings of the shareholders and Board of Directors and may exercise any and all of the powers of the Chairman of the Board.

5.6.3 Vice Presidents. The Vice Presidents, if any, shall assist the President in the performance of his or her duties and shall perform such duties as may be assigned to them by the Board of Directors or the President. In the absence, disability or refusal of the President, the Vice President (or, if there be more than one, the Vice President in order of succession determined from time to time by the Board of Directors) shall exercise the powers and perform the duties of the President.

5.6.4 Secretary. The Secretary (a) shall prepare and keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, (b) shall attend to the giving and serving of all notices, (c) when required, may attest the signature of any officer of the Corporation to any contracts, conveyances, transfers, assignments, encumbrances, authorizations and other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal (if any) of the Corporation thereto, (d) when necessary or appropriate, shall authenticate records of the Corporation, (e) shall sign, with the President, all share certificates of the Corporation and affix the corporate seal (if any) of the Corporation thereto, (f) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the share certificate books, transfer books and share ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall be open to the inspection of any director, upon request, at the principal office of the Corporation during the business hours of the Corporation, (g) shall, in general, perform all the duties incident to the office of Secretary, and (h) shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors or the President.

5.6.5 Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his or her hands. When necessary or proper, the Treasurer may endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. The Treasurer may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors or the President. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation’s cash account. The Treasurer shall enter or cause to be entered, punctually and regularly, on the books of the Corporation full and accurate accounts of all moneys received and paid out by, for or on account of, the Corporation. The Treasurer shall at all reasonable times exhibit the corporate books, accounts and other financial records maintained under his or her supervision and control to any director of the Corporation upon request, at the principal office of the Corporation, during the business hours of the Corporation. The Treasurer shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors or the President. The Treasurer shall perform all acts incident to the position of Treasurer, subject always to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form and amount as the Board of Directors may require.

5.6.6 Assistant Secretaries. The Assistant Secretaries, if any, shall assist the Secretary in the performance of his or her duties. In the absence, disability or refusal of the Secretary, any Assistant Secretary shall exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board of Directors, the President, or the Secretary.

Section 5.7 Securities of Other Corporations. Any two principal officers, consisting of the President, the Vice Presidents, the Secretary and the Treasurer of the Corporation, shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 5.8 Execution of Checks, Notes, Other Instruments, Deeds, Contracts, Etc. Unless otherwise provided by law, these Bylaws or the Board of Directors, all checks, drafts, notes, bonds, orders for the payment of money, other instruments, deeds, mortgages and contracts shall be executed in the name of the Corporation by any officer, signing singly. In addition, written contracts in the ordinary course of business operations may be executed by any other employee of the Corporation designated by the President to execute such contracts.

Section 5.9 Compensation of Officers. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (or a committee thereof), subject to any rights of the officer pursuant to any contract between the officer and the Corporation.

ARTICLE 6

Indemnification

Section 6.1 Definitions. As used in this Article 6, each of the terms “liability” and “party” shall have the meaning ascribed to it in Chapter 37 of the Indiana Business Corporation Law (IC 23-1-37, et seq.).

Section 6.2 Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, against all liability and all expenses, including attorneys fees, incurred by him or her with respect to, or in connection with, any threatened, pending or completed action, suit, proceeding, or claim, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal, in which he or she is made or threatened to be made a party or witness by reason of being or having been in any such capacity, or arising out of his or her status as such, except (a) in the case of any claim, action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he or she is adjudged to have breached or failed to perform the duties of his or her office or position and the breach or failure to perform constituted willful misconduct or recklessness, and (b) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his or her office or position and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by any person entitled to be indemnified under this Section 6.2 with respect to, or in connection with, any action, suit, proceeding, or claim in advance of the final disposition thereof upon receipt of (a) a written affirmation of the person’s good faith belief that he or she has met the standard of conduct entitling him or her to indemnification by the Corporation, and (b) an undertaking of the person to repay the amount paid by the Corporation if it is ultimately determined that he or she is not entitled to indemnification by the Corporation.

Section 6.3 Indemnification of Other Employees or Agents. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as are provided to directors and officers pursuant to Section 6.2 of these Bylaws to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as directors, officers, partners, members, managers, trustees, employees or agents of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit.

Section 6.4 Non-Exclusive Provision. The indemnification rights granted in Section 6.2 of these Bylaws are in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (IC 23-1-37, et seq.), any other law, and/or any contract.

Section 6.5 Indemnification Plan and Contracts. The Board of Directors may, from time to time and at its discretion, (a) adopt an indemnification plan providing details for implementing the rights granted in or pursuant to this Article 6, and/or (b) authorize the Corporation to enter into one or more contracts with some or all of the officers and directors of the Corporation regarding indemnification.

Section 6.6 Effect of Bylaw Amendments. Any addition to, or amendment, repeal or replacement of, the indemnification provisions of these Bylaws (or any successor to these Bylaws) which would have the effect of eliminating, restricting or adversely affecting the indemnification rights which any person has under these Bylaws shall be given prospective effect only and shall not apply to indemnification rights under these Bylaws that existed at the time of such person’s act or omission providing the basis for the matter as to which such person is entitled to be indemnified.

Section 6.7 Insurance. The Board of Directors may, at its discretion, cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, against any claim or liability asserted against such person and incurred in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE 7

Records and Reports

Section 7.1 Place of Keeping. Except as otherwise provided by the laws of the State of Indiana, a copy of all records of the Corporation shall be kept at the Corporation’s principal office.

Section 7.2 Inspection of Records.

(a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, those records of the Corporation described in IC 23-1-52-1(e) if the shareholder gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.

(b) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, those records of the Corporation described in IC 23-1-52-2(b), if the shareholder meets the requirements of IC 23-1-52-2(c) and gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.

(c) A shareholder’s agent or attorney, if authorized in writing, has the same inspection and copying rights as the shareholder he or she represents.

(d) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(e) The Corporation may comply with a shareholder’s demand to inspect the record of shareholders under IC 23-1-52-2(b)(3) by providing the shareholder with a list of its shareholders that was compiled no earlier than the date of the shareholder’s demand.

(f) The use and distribution of any information acquired from records inspected or copied under the rights granted by IC 23-1-30-1 or IC 23-1-52-1 through -5 and referred to in this Article 7 are restricted solely to the proper purpose described with particularity pursuant to IC 23-1-52-2(c). This Section 7.2(f) applies whether the use and distribution are by the shareholder, the shareholder’s agent or attorney, or any person who obtains the information (directly or indirectly) from the shareholder or agent or attorney. The shareholder, the shareholder’s agent or attorney, and any other person who obtains the information shall use reasonable care to ensure that the restrictions imposed by IC 23-1-52-5 are observed.

(g) Nothing set forth in this Section 7.2 is intended to expand, or shall be construed as having expanded, the rights given to shareholders under IC 23-1-30-1 or IC 23-1-52-1 through -5 or to have waived or adversely affected any rights and/or remedies that the Corporation may have under the Indiana Business Corporation Law or any other law.

Section 7.3 Annual Report to Shareholders. Upon written request of any shareholder,

the Corporation shall prepare and mail to the shareholder annual financial statements in accordance with IC 23-1-53-1.

ARTICLE 8

Emergency Bylaws

Section 8.1 Definition. An emergency exists for purposes of this Article 8 if an extraordinary event prevents a quorum of the Corporation’s Board of Directors from assembling in time to deal with the business for which the meeting has been or is to be called.

Section 8.2 Provisions. Any provision of these Bylaws which is not consistent with the provisions of this Article 8 is of no force or effect during the emergency. The determination as to the existence of an emergency shall be made by at least two of the directors, or one director in the event there are then fewer than three members on the Board of Directors. Their finding as to the existence of an emergency shall be set out in writing, which writing shall be made a part of the minutes of any meeting held pursuant to this Section 8.2. During an emergency, notice of any meeting of the Board of Directors shall be provided only to those directors whom it is practicable to reach in a timely manner and may be provided in any practicable manner, including telephonically, by email, or by publication by radio or newspaper. One or more officers of the Corporation present at any meeting of the Board of Directors held pursuant to this Section 8.2 may be deemed to be a director for the meeting, in order of rank and, if within the same rank, then in order of seniority, as necessary to achieve a quorum. At any meeting held pursuant to this Section 8.2, the Board of Directors, as constituted in the manner provided for in this Section 8.2, may take all actions necessary for managing the affairs of the Corporation during the emergency, including, but not limited to, (a) providing for necessary management of the Corporation, including establishing or modifying lines of succession to accommodate the incapacity of any director, officer, employee or agent, (b) establishing the procedures for calling a meeting of the Board of Directors and setting the quorum requirements for the meeting, (c) designating additional or substitute directors, and (d) relocating the principal office, designating alternative principal offices or regional offices, or authorizing the officers to do so. All provisions of the non-emergency Bylaws of the Corporation consistent with the Emergency Bylaws shall remain effective during the emergency. The Emergency Bylaws are effective only for the duration of the emergency.

Section 8.3 Binding Effect. The Corporation is bound by any action taken in good faith in accordance with the Emergency Bylaws, and any action taken in good faith in accordance with the Emergency Bylaws may not be used to impose liability on any director, officer, employee or agent of the Corporation.

ARTICLE 9

Miscellaneous

Section 9.1 Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as the Board of Directors, the President or the Treasurer may select or approve.

Section 9.2 Gender and Number. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the female as well as the neuter gender, and the singular shall include the plural wherever appropriate.

Section 9.3 Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part of these Bylaws or used in the construction or interpretation of these Bylaws.

Section 9.4 Seal. The Corporation need not use a seal but may use a seal if desired in the sole discretion of the Board of Directors. If a seal is used, it shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper. The seal may be altered by the Board of Directors at its pleasure and may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

Section 9.5 Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and shall end at the end of the last day of December in that year.

Section 9.6 Amendments. Subject to Section 6.6 of these Bylaws, these Bylaws may, from time to time, be added to, amended, repealed or replaced by new Bylaws by a majority vote of the whole Board of Directors at any meeting of the Board of Directors, if the notice or waiver of notice of the meeting shall have stated that such action would be considered at the meeting, or if all directors at the time (a) are present at the meeting and have waived notice of the meeting, or (b) have consented to such action in writing. A Bylaw adopted or amended by the Board of Directors that changes the quorum or voting requirement for action by the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

Section 9.7 Governing Law and Forum. These Bylaws shall be governed by and construed in accordance with provisions of the Indiana Business Corporation Law, as amended. Unless the corporation consents in writing to the selection of an alternative forum, a Circuit or Superior Courts of the Marion County, State of Indiana, or the United States District Court in the Southern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Indiana Business Corporation Law, the Articles of Incorporation, or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

Section 9.8 Severability. Any provision of these Bylaws which is determined to be in invalid or in violation of Indiana law shall not in any way render any of the remaining provisions of these Bylaws invalid.

Appendix B

March 25, 2018

Special Committee of the Board of Directors

The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, IN 46235

Gentlemen:

You have asked us to advise you with respect to the fairness to the holders (other than JD Sports Fashion plc (“Parent”) and its affiliates) of the outstanding Class A Common Shares, no par value (the “Shares”), of The Finish Line, Inc. (the “Company”) from a financial point of view of the $13.50 in cash per Share (the “Consideration”) to be paid to the holders of the Shares pursuant to the terms of the Agreement and Plan of Merger, to be dated as of March 25, 2018 (the “Agreement”), by and among Parent, Genesis Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.

We understand that the Agreement provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Parent (the “Merger”), and that, upon effectiveness of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares (i) held in the treasury of the Company or owned by any subsidiary of the Company, or (ii) owned by Parent, Merger Sub or any other subsidiary of Parent) will be cancelled and converted into the right to receive the Consideration.

For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other information of the Company;

(ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared and provided to us by the management of the Company and approved for our use by the Company;

(iii) reviewed certain financial projections for the Company prepared and provided to us by the management of the Company and approved for our use by the Company;

(iv) discussed the past and current operations, financial condition and prospects of the Company with management of the Company;

(v) reviewed the reported prices and trading activity of the Shares;

(vi) compared the financial performance and condition of the Company and the reported prices and trading activity of the Shares with that of certain other publicly traded companies that we deemed relevant;

(vii) reviewed publicly available information regarding the financial terms of certain transactions that we deemed relevant, in whole or in part, to the Merger;

(viii) participated in certain discussions among management and other representatives of each of Parent and the Company;

(ix) reviewed a draft, dated March 22, 2018, of the Agreement; and

(x) performed such other analyses and reviewed such other material and information as we have deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information and have relied on such information being complete and correct. We have relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to our opinion. With respect to the financial projections, we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company of the future financial performance of the Company. We express no views as to the reasonableness of any such financial projections or the assumptions on which they are based. We have not conducted a physical inspection of the facilities or property of the Company. We have not assumed any responsibility for or performed any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal. Furthermore, we have not considered any tax, accounting or legal effects of the Merger or the transaction structure on any person or entity.

We have assumed that the final form of the Agreement will be substantially the same as the last draft reviewed by us and will not vary in any respect material to our analysis. We have also assumed that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the Consideration to be paid to the holders of the Shares in the Merger), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger. We have further assumed that all representations and warranties set forth in the Agreement are and will be true and correct as of all the dates made or deemed made and that all parties to the Agreement will comply with all covenants of such parties thereunder. We note that under the terms of the Agreement, the Company is permitted to declare a quarterly dividend in an amount not to exceed $0.115 per Share on or about April 19, 2018, and at your direction we have assumed for purposes of our analysis that the Company will declare and pay such $0.115 per Share quarterly dividend.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, March 25, 2018. In particular, we do not express any opinion as to the prices at which the Shares may trade at any future time or as to the impact of the Merger on the solvency or viability of the Company, Parent or Merger Sub or the ability of the Company, Parent or Merger Sub to pay their respective obligations when they come due. Furthermore, our opinion does not address the Company’s underlying business decision to undertake the Merger, and our opinion does not address the relative merits of the Merger as compared to any alternative transactions or business strategies that might be available to the Company. Our opinion does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise except as expressly identified herein.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving the Company or any of its assets and we were not authorized to evaluate and did not evaluate any other merger or other business combination transaction involving the Company or any other strategic or financial transaction.

Natixis, S.A. (“Natixis”), which became the holder of a majority of our outstanding equity on June 8, 2016, is, together with its affiliates, engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management, insurance and other financial and non-financial activities and services for various persons and entities. Natixis and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Pentland Group plc, the majority shareholder of Parent (“Pentland”), and its affiliates and portfolio companies, or any currency or commodity that may be involved in the Merger.

We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger and a portion of which is payable upon the delivery of this letter. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In the past we have provided financial advisory services to the Company and its affiliates, including acting as financial adviser to the Company in connection with the sale of the Company’s JackRabbit business in 2017, and have received compensation for rendering these services. We have not during the two years prior to the date hereof provided any financial advisory services to Parent, Pentland or their respective affiliates or, in the case of Pentland, portfolio companies, for which we received payment. In the future, we, Natixis and our respective affiliates may provide financial advisory services to the Company, Parent, Pentland and their respective affiliates and, in the case of Pentland, portfolio companies and in the future may receive compensation for rendering these services.

This letter and our advisory services are provided for the information and assistance of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company (in their respective capacities as such) in connection with their consideration of the Merger. This letter may not be reproduced, summarized, described, referred to or used for any other purpose without our prior written consent, except as part of a proxy statement that is required to be filed by the Company in connection with the Merger, except to the extent provided in our engagement letter dated October 25, 2017. We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, whether relative to the Consideration to be paid to the of the Shares pursuant to the Agreement or otherwise. This letter does not constitute a recommendation to any holder of Shares as to how any such holder should vote on the Merger or act on any matter relating to the Merger. The issuance of this opinion has been authorized by our fairness opinion committee.

Based on, and subject to, the foregoing, we are of the opinion that on the date hereof, the Consideration to be paid to the holders of the Shares (other than Parent and its affiliates) pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

PJ SOLOMON SECURITIES, LLC

Appendix C

March 25, 2018

The Special Committee of the Board of Directors of The Finish Line, Inc.

3308 North Mitthoeffer Road

Indianapolis, IN 46235

Attn: Mr. William Carmichael, Chairman

Dear Members of the Special Committee:

We understand that JD Sports Fashion Plc (the “Acquiror”), Genesis Merger Sub, Inc., a wholly-owned subsidiary of the Acquiror (“Merger Sub”), and The Finish Line, Inc. (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, (a) each outstanding class A common share of the Company, no par value per share (each, a “Company Common Share”), will be converted into the right to receive $13.50 in cash (the “Consideration”), and (b) the Company will become a wholly owned subsidiary of the Acquiror.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Shares (other than the Acquiror and its affiliates) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated March 24, 2018, of the Agreement and Plan of Merger by and among the Acquiror, Merger Sub and the Company (the “Agreement”);

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Company;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2018 through 2021;

4.	spoken with certain members of the management of the Company and certain of its and the Committee’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.	reviewed the current and historical market prices and trading volume for the Company Common Shares, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

245 Park Avenue, 20th Floor ● New York, New York 10167 ● tel.212.497.4100 ● fax.212.661.3070 ● www.HL.com

Broker/dealer services through Houlihan Lokey Capital, Inc.

The Special Committee of the Board of Directors of The Finish Line, Inc.

March 25, 2018

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of said documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Company Common Shares actually will be when exchanged pursuant to the Transaction or the price or range of prices at which the Company Common Shares may be purchased or sold, or otherwise be transferable, at any time.

The Special Committee of the Board of Directors of The Finish Line, Inc.

March 25, 2018

This Opinion is furnished for the use of the Committee and the Board (in their respective capacities as such) in connection with their evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquiror, or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided financial advisory and/or other financial or consulting services to the Company and an affiliate of the Acquiror, for which Houlihan Lokey and its affiliates have received compensation, including, among other things, having provided certain strategic consulting services to the Company. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Acquiror, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Acquiror, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

We have received a retainer fee in connection with our engagement by the Committee and will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or

The Special Committee of the Board of Directors of The Finish Line, Inc.

March 25, 2018

similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, whether relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Shares (other than the Acquiror and its affiliates) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Appendix D

Execution Version

VOTING AND SUPPORT AGREEMENT

by and among

JD SPORTS FASHION PLC,

GENESIS MERGER SUB, INC.

and certain

SHAREHOLDERS OF THE FINISH LINE, INC.

Dated as of March 25, 2018

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 25, 2018 by and among the persons identified on Schedule I hereto (each, a “Shareholder” and collectively the “Shareholders”), JD Sports Fashion plc, a company incorporated under the laws of England and Wales (“Parent”), and Genesis Merger Sub, Inc., an Indiana corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (as amended from time to time, the “Merger Agreement”) by and among Parent, Merger Sub and The Finish Line, Inc., an Indiana corporation (the “Company”). Each Shareholder is entering into this Agreement in his or her capacity as a shareholder of the Company and not as an officer or director of the Company.

WHEREAS, each Shareholder owns the number of Class A Common Shares set forth next to the name of such Shareholder on Schedule I (collectively, together with all shares of capital stock of the Company or other securities of the Company that such Shareholder purchases or otherwise acquires beneficial or record ownership of during the Restricted Period, including by reason of any share split, share dividend, reclassification, recapitalization, conversion or other transaction, or pursuant to the exercise of options or warrants to purchase such shares or rights, including under the Rights Agreement, the “Shareholder Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, and the Company are entering into the Merger Agreement, which provides for, among other things, the merger of Merger Sub with and into the Company (with the Company surviving such merger as an indirect wholly owned subsidiary of Parent) upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required each Shareholder to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

Section 1. Covenants of the Shareholders.

(a) During the period beginning on the date of this Agreement and ending on the earlier of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with its terms (the “Restricted Period”), each Shareholder hereby agrees:

(i) to be present, in person or represented by proxy, at each meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, so that all of the Shareholder Shares and all of the other shares of Company Common Shares and other shares of capital stock of the Company that such Shareholder becomes entitled to vote after the date of this Agreement (together with the Shareholder Shares, the “Shares”) may be counted for purposes of determining the presence of a quorum at such meeting;

(ii) (A) at each such meeting, and at any adjournment or postponement thereof, to vote the Shares to: (1) approve the Merger Agreement and all agreements related to the Merger and any action required in furtherance thereof; and (2) without limitation of the preceding clause (1), approve any proposal to adjourn or postpone the Company Shareholders’ Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement on the date on which the Company Shareholders’ Meeting is held; and (B) to execute written consents (if any) with respect to the Shares for any matter referred to in sub-clause (1) or (2) of the preceding clause (A); and

(iii) (A) at each such meeting, and at any adjournment or postponement thereof, to vote the Shares against: (1) any action, proposal, transaction or agreement that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay the consummation of the Merger and the other Transactions, (2) any Alternative Transaction Proposal and any action required in furtherance thereof, (3) any action or proposal to amend the Company Articles or Company Bylaws (other than pursuant to the Merger Agreement), and (4) any action, proposal, transaction or agreement that would result in a breach of any covenant, agreement, representation or warranty of the Company contained in the Merger Agreement or of the Shareholder contained in this Agreement; and (B) to execute written consents (if any) with respect to the Shares against any matter referred to in sub-clause (1) or (2) of the preceding clause (A).

Notwithstanding anything herein to the contrary, each party hereto acknowledges and agrees that (i) this Agreement does not constitute an agreement to exercise or direct the exercise of the voting power of the Company in the election of directors of the Company and (ii) any Shares shall not be deemed “control shares” as defined under Ind. Code § 23-1-42-1.

(b) During the Restricted Period, each Shareholder shall not, and shall cause such Shareholder’s Affiliates not to, directly or indirectly, (i) solicit, initiate, propose or knowingly facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal by any Person or group of Persons, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or group of Persons any non-public information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction Proposal (the activities in clauses (i) and (ii), the “Restricted Activities”); provided, however, that solely to the extent the Company may take any action with respect to a Superior Proposal or an Alternative Transaction Proposal that, in accordance with Section 5.2(b) or 5.2(e) of the Merger Agreement, the Board of Directors of the Company determines to be, or to be reasonably expected to lead to, a Superior Proposal, a Shareholder who has not breached this Section 1.2(b) may, at the Company’s request (and only for so long as the Company permits), engage in Restricted Activities if (but only for so long as) such Restricted Activities are permitted to be taken by the Company pursuant to Section 5.2(b) or 5.2(e) of the Merger Agreement; provided, further, however, that a Shareholder may engage in such Restricted Activities only if the Company has given Parent written notice thereof, and only as long as the Company keeps Parent reasonably informed thereof, in each case in compliance with its notification obligations under Sections 5.2(b) and 5.2(e) of the Merger Agreement.

Section 2. Irrevocable Proxy. Each Shareholder hereby revokes any proxies that such Shareholder has heretofore granted with respect to such Shareholder’s Shares, hereby irrevocably appoints Parent as attorney and proxy for and on such Shareholder’s behalf, for and in such Shareholder’s name, place and stead, to: (a) attend any and all meetings of the shareholders of the Company; (b) vote the Shares of such Shareholder in accordance with the provisions of clause (A) of each of Section 1(a)(ii) and (iii) at any such meeting; (c) grant or withhold in accordance with the provisions of clause (B) of each of Section 1(a)(ii) and (iii) all written consents with respect to such Shares; and (d) represent and otherwise act for such Shareholder in the same manner and with the same effect as if such Shareholder were personally present at any such meeting. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Shareholder) until the end of the Restricted Period and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 5.13. Each Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution by Parent of the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Shareholder under Section 1. The irrevocable proxy set forth in this Section 2 is executed and intended to be irrevocable.

Section 3. Representations and Warranties of the Shareholders. Each Shareholder represents and warrants to Parent, severally and not jointly, as follows:

3.1. Authorization. If such Shareholder is an individual, such Shareholder has all requisite capacity to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Shareholder is a trust, such Shareholder has all requisite trust power and authority execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary trust action on the part of such Shareholder and no other trust proceedings on the part of any such Shareholder are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

3.2. Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or NASDAQ.

(b) The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any of the organizational documents of such Shareholder if such Shareholder is not a natural person, (ii) conflict with or violate, in any respect, any Law applicable to such Shareholder or by which any property or asset of such Shareholder is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party or by which any of such Shareholder’s properties or assets are bound or any Order or Law applicable to such Shareholder or such Shareholder’s properties or assets, or (iv) result in the creation of an Encumbrance on any property or asset of such Shareholder. If such Shareholder is a married individual and is subject to community property laws, such Shareholder’s spouse has consented to this Agreement and the transactions contemplated by this Agreement by having executed a spousal consent in the form attached hereto as Exhibit A.

3.3. Ownership of Shareholder Shares. Such Shareholder is the sole legal and beneficial owner of all of the Shareholder Shares listed next to the name of such Shareholder on Schedule I, free and clear of all Encumbrances, and has not entered into any voting agreement (other than this Agreement) with or granted any Person any proxy (revocable or irrevocable) with respect to such Shareholder Shares (other than this Agreement). Except as set forth on Schedule I, neither such Shareholder nor any immediate family member of such Shareholder (if such Shareholder is a natural person) nor any of the Affiliates of such Shareholder or any such family member (or any trusts for the benefit of any of the foregoing) legally or beneficially owns or has the right to acquire any securities of the Company. As of the time of any meeting of the shareholders of the Company referred to in Section 1(a)(i) and with respect to any written consent of the shareholders of the Company referred to in clause (B) of each of Section 1(a)(ii) or (iii), such Shareholder will be the sole legal, record and beneficial owner of all of the Shareholder Shares listed next to the name of such Shareholder on Schedule I, free and clear of all Encumbrances, except with respect to any Shareholder Shares transferred pursuant to a Permitted Transfer (as defined hereinafter).

3.4. Independent Advice. Such Shareholder has carefully reviewed the Merger Agreement, the other Transaction Documents referred to therein and this Agreement, and has had an opportunity to discuss the Merger Agreement, such other Transaction Documents and this Agreement with an attorney of his, her or its own choosing.

Section 4. No Transfers.

(a) Each Shareholder hereby agrees that, during the Restricted Period, such Shareholder shall not Transfer (as defined below) any Shares owned of record or beneficially by such Shareholder, or any voting rights with respect thereto, or enter into any Contract with respect thereto. Each Shareholder hereby authorizes Parent to direct the Company to impose stop, transfer or similar orders to prevent the Transfer of any Shares on the books of the Company in violation of this Agreement.

(b) “Transfer” means (i) any direct or indirect sale, assignment, disposition, pledge, hypothecation, gift or other transfer, either voluntary or involuntary, of any capital stock or any interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to directly or indirectly enter into any swap, derivative or other agreement, transaction or series of transactions, in each case referred to in this clause (ii) that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, such capital stock, and that hedges or transfers, in whole or in part, directly or indirectly, the economic consequences of such capital stock or interest in capital stock, whether any such transaction, swap, derivative or series of transactions is to be settled by delivery of securities, in cash or otherwise. A “Transfer” shall not include (i) the transfer of Shares to a Shareholder’s estate, Shareholder’s immediate family, to a trust for the benefit of Shareholder’s family or upon the death of a Shareholder, (ii) the transfer of Shares for charitable purposes or as charitable gifts or donations or (iii) the disposition of Company Restricted Stock, Company Stock Options, or any Shares arising from the foregoing that are cancelled as part of a cashless exercise thereof (in accordance with the terms thereof), or to the extent necessary to satisfy tax obligations of the Shareholder with respect thereto; provided, that in the case of clauses (i) and (ii), as a condition precedent to such transfer, the transferee(s) shall have agreed to be bound by the terms of this Agreement, in writing reasonably satisfactory to Parent (each such transfer, a “Permitted Transfer”).

(c) Each Shareholder hereby agrees that such Shareholder will not, and will not permit any entity under such Shareholder’s control to, deposit any of the such Shareholder’s Shareholder Shares in a voting trust or subject any of the Shareholder Shares to any arrangement with respect to the voting of the Shareholder Shares other than agreements entered into with Parent or Merger Sub.

Section 5. General.

5.1. Notices. All notices, requests, claims, demands and other communications under this Agreement (each, a “Notice”) shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent via electronic mail or facsimile (with confirmation of a successful transmission in the case of facsimile) at the email address or facsimile telephone number specified in this Section 5.1 prior to 5:00 p.m., local time of the receiving party, on a Business Day, (b) the first Business Day following the date of transmission, if such notice or communication is sent via electronic mail or facsimile (with confirmation of a successful transmission in the case of facsimile) at the email address or facsimile telephone number specified in this Section 5.1 (x) at or after 5:00 p.m., local time of the receiving party, on a Business Day or (y) on a day that is not a Business Day, (c) when received, if sent by a nationally recognized overnight courier (providing proof of delivery), or (d) upon actual receipt by the party to whom such notice is required or permitted to be given, in each case to the parties at the addresses specified in this Section 5.1 (or at such other address for a party as shall be specified by like notice); provided, however, that, in respect of any Notice made to Parent or Merger Sub, such Notice shall be deemed given on the first Business Day that is a full day of normal business hours in Greenwich Time Zone after actual receipt by Parent or Merger Sub of such Notice.

If to Parent or Merger Sub:

JD Sports Fashion plc

Edinburgh House, Hollinsbrook Way,

Pilsworth, Bury, Lancashire BL9 8RR

Attention: Siobhan Mawdsley

General Counsel and Company Secretary

Facsimile: +44 (0)161 767 2588

Email: Siobhan.Mawdsley@jdplc.com

with a copy to (which shall not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Kenneth A. Lefkowitz

Facsimile: (212) 299-6557

Email: ken.lefkowitz@hugheshubbard.com

If to a Shareholder, at such Shareholder’s address set forth on Schedule I with a copy to (which shall not constitute notice):

Barnes & Thornburg LLP

11 South Meridian Street

Indianapolis, IN 46204

Attention: Joshua P. Hollingsworth

Facsimile: (317) 231-7433

Email: jhollingsworth@btlaw.com

5.2. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by one or more of the parties and delivered to the other party/ies having signed a counterpart, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or in .pdf format by e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in .pdf format by e-mail shall be deemed to be their original signatures for all purposes.

5.3. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and no party hereto is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement, and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

5.4. Governing Law; Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Indiana without regard to its rules of conflict of laws. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal district court for the Southern District of Indiana (and the federal appellate courts therefrom) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such federal courts, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such federal courts.

5.5. Amendments and Supplements. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by an authorized person on behalf of each of the parties hereto.

5.6. Waiver. No provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any Shareholder without the prior written consent of Parent; provided, however, that Parent or Merger Sub may only make such an assignment if and to the extent it is also permitted to assign the Merger Agreement. Any purported assignment in violation of the preceding sentence shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

5.8. Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

5.10. Failure or Delay Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.11. Specific Performance.

(a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall, prior to termination in accordance with Section 5.13, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto

(i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 5.11, Parent and Merger Sub shall not in any respect waive their rights to seek any other form of relief that may be available to them under this Agreement (including damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 5.11 are not available or otherwise are not granted, and (ii) nothing set forth in this Agreement shall require Parent or Merger Sub to institute any Action for (or limit Parent’s or Merger Sub’s right to institute any Action for) specific performance under this Section 5.11 prior to pursuing any other form of relief referred to in the preceding clause (i).

5.12. WAIVER OF JURY TRIAL. EACH OF EACH SHAREHOLDER, PARENT AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE SHAREHOLDERS, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

5.13. Termination. This Agreement shall terminate on the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the date of any material modification or amendment to the Merger Agreement as in effect on the date of this Agreement that materially reduces the consideration payable to the Company Shareholders or any Shareholder pursuant to the Merger Agreement (other than in connection with a Company Material Adverse Effect); provided, however, that no termination of this Agreement shall relieve or release any Shareholder from any obligations or liabilities arising out of such Shareholder’s breaches of this Agreement prior to such termination.

5.14. Rules of Construction. The provisions of Section 1.2 of the Merger Agreement shall mutatis mutandis apply to this Agreement.

5.15. Absence of Presumption. With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Voting and Support Agreement as of the date first written above.

JD SPORTS FASHION PLC

By:	/s/ Peter Cowgill
Name:	Peter Cowgill
Title:	Executive Chairman

GENESIS MERGER SUB, INC.

By:	/s/ Peter Cowgill
Name:	Peter Cowgill
Title:	Executive Chairman

[Signatures continue on following pages]

[Signature Page to Voting and Support Agreement]

/s/ Samuel M. Sato	/s/ Glenn S. Lyon
Samuel M. Sato	Glenn S. Lyon

/s/ Melissa Greenwell	/s/ Torrence Boone
Melissa Greenwell	Torrence Boone

/s/ Edward W. Wilhelm	/s/ William P. Carmichael
Edward W. Wilhelm	William P. Carmichael

/s/ Richard P. Crystal
Richard P. Crystal

/s/ Faisal Masud
Faisal Masud

/s/ Stephen Goldsmith
Stephen Goldsmith

/s/ Catherine Langham
Catherine Langham

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Shareholder & Address for Notice Purposes	Class A Common Shares	Company Stock Options	Company Restricted Stock	ESPP
Executive Officers
Samuel M. Sato c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	64,217	611,527	311,831
Melissa Greenwell c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	19,630	177,419	53,123	717.26051
Edward W. Wilhelm c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	23,888	244,456	73,727
Directors
Glenn S. Lyon c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	3,518	873,979	7,025
Torrence Boone c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	21,508	—	7,025
William P. Carmichael c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	33,203	—	7,025
Richard P. Crystal c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	31,962	—	7,025
Faisal Masud c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	—	—	7,447
Stephen Goldsmith c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	45,183	—	7,025
Catherine A. Langham c/o The Finish Line, Inc. 3308 N. Mitthoeffer Road Indianapolis, IN 46235	30,763	—	7,025
Samuel M. Sato	See above	See above	See above	See above

Total	273,872	1,907,381	488,278	717.26051

SPOUSAL CONSENT

I                             , spouse of                             , having the legal capacity, power and authority to do so, hereby confirm that I have read and approve the above Voting and Support Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:

Signature of Spouse:

Printed Name of Spouse:

Appendix E

Irrevocable undertaking by Pentland Group plc

To:	JD Sports Fashion plc (Company)
Hollinsbrook Way
Pilsworth
Bury
Lancashire
BL9 8RR

and

To:	The Finish Line, Inc. (Target)
3308 North Mitthoeffer Road
Indianapolis, Indiana 46235

March 25, 2018

Dear Sirs

Acquisition of The Finish Line, Inc.

1	Background

1.1	The Company is proposing to enter into a conditional merger agreement (Merger Agreement) pursuant to which Genesis Merger Sub, Inc., an indirect wholly owned subsidiary of the Company will merge with and into The Finish Line, Inc. (Target), with the Target surviving such merger as an indirect wholly owned subsidiary of the Company and the Target shares of the Target’s shareholders (with certain exceptions) would be converted to a right to receive a consideration of USD13.50 per share (Transaction).

1.2	The Transaction will be a Class 1 transaction for the purposes of the Listing Rules of the Financial Conduct Authority and, as such, will be subject to the passing of an approval resolution (Approval Resolution) at a general meeting of the Company (General Meeting), notice of which will be included in a circular to be dispatched to members of the Company as soon as practicable (Circular).

2	Undertakings

2.1	We, the undersigned, hereby irrevocably and unconditionally undertake, represent and warrant to and confirm and agree with you that:

(a)	we are the beneficial owner and registered holder of 559,274,440 ordinary shares of 0.25p each in the capital of the Company (Committed Shares) and we have all relevant authority (and will at all times continue to have all relevant authority) to vote in favour of the Approval Resolution and any other resolution, proposal or motion at the General Meeting in respect of the Committed Shares;

(b)	we shall exercise or procure the exercise of all voting rights attaching to the Committed Shares to vote:

(i)	in favour of the Approval Resolution at the General Meeting or at any adjournment thereof; and
(ii)	against (A) any resolution, proposal or motion that the Approval Resolution be withdrawn from the business to be considered or transacted at the General Meeting or at any adjournment thereof or be otherwise not voted upon at the General Meeting or at any such adjournment and (B) any resolution, proposal, motion or request for written consent that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay the consummation of the Transaction;

(c)	we shall:

(i)	execute or procure the execution of the form of proxy to be dispatched to shareholders with the Circular (Form of Proxy) and shall therein appoint the chairman of the General Meeting to attend and vote on our behalf in favour of the Approval Resolution in respect of all of the Committed Shares; and

(ii)	ensure that the executed Form of Proxy is received by the Company’s registrars not later than the deadline for receipt of proxies set out therein;

(d)	we shall not revoke, or procure the revocation of, the Form of Proxy submitted in accordance with sub-paragraph 2.1(c) above, whether in writing, by attendance at the General Meeting or otherwise; and

(e)	unless and until the Approval Resolution has been passed, we will not directly or indirectly sell, transfer, charge, encumber, grant any options over or otherwise dispose of, or permit the sale, transfer, charging, encumbering, granting of any option over or other disposal of, all or any of the Committed Shares or of any interest therein (including any voting rights).

2.2	In the event that we acquire or purchase any shares, securities or interests in the Company or rights therein, such shares, securities, interests or rights shall be deemed to be included in the above definition of Committed Shares.

2.3	This undertaking will automatically terminate on the earliest of:

(a)	the Approval Resolution is passed;

(b)	the “Effective Time” as defined in the Merger Agreement;

(c)	the termination of the Merger Agreement in accordance with its terms;

(d)	the “Outside Date” as defined in the Merger Agreement as of the date hereof (without giving effect to any subsequent extension of such date effected without the written consent of the undersigned).

2.4	Notwithstanding paragraph 2.3 above, no termination of this undertaking shall relieve or release the undersigned from any obligations or liabilities arising out of the undersigned breaches of this undertaking prior to such termination.

3	Inadequacy of damages

Without prejudice to any other rights or remedies that you may have, we hereby acknowledge and agree that damages alone would not be an adequate remedy for any breach of the terms this undertaking by us. Accordingly, you shall be entitled to the remedy of specific performance for any threatened or actual breach by us of the terms of this undertaking.

4	Governing law and submission to jurisdiction

4.1	This undertaking and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

4.2	We and (by receiving this undertaking and in consideration for that receipt) you irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this undertaking, its subject matter or formation.

Executed as a deed and delivered on the date	)
appearing at the head of page 1 by	)	/s/ Tim Hockings
Pentland Group plc acting by	)
in the presence of

/s/ Tim Cullen
Signature of witness

Tim Cullen
Name

13 Gerard Road
Address
London SW13 9RQ

THE FINISH LINE, INC. ATTN: CHRISTOPHER C. ECK 3308 NORTH MITTHOEFFER ROAD INDIANAPOLIS, IN 46235

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E47717-S71792	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE FINISH LINE, INC.

The Board of Directors recommends you vote FOR proposals 1, 2, and 3.		For	Against	Abstain

1.	To approve the Agreement and Plan of Merger dated as of March 25, 2018 (the “Merger Agreement”) by and among JD Sports Fashion Plc, a company incorporated under the laws of England and Wales (“JD Sports”), Genesis Merger Sub, Inc., an indirect wholly-owned subsidiary of JD Sports (“Merger Sub”), and The Finish Line, Inc. (“Finish Line”), pursuant to which Merger Sub will be merged with and into Finish Line, with Finish Line surviving the merger as an indirect wholly-owned subsidiary of JD Sports.	☐	☐	☐

2.	To approve a non-binding advisory proposal to approve the compensation that may become payable to the named executive officers of Finish Line that is based on or otherwise relates to the merger.	☐	☐	☐

3.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement.	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Combined Document is available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

E47718-S71792

THE FINISH LINE, INC.

CLASS A COMMON SHARES

Proxy for the Special Meeting of Shareholders, June 11, 2018.

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on

June 11, 2018, at 9:00 a.m. E.D.T. at Finish Line Customer Central located at

3308 N. Mitthoeffer Rd., Indianapolis, IN 46235

The undersigned, revoking all prior Proxies, hereby appoints Christopher C. Eck and Mark Clark, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Common Shares of the undersigned in The Finish Line, Inc. at the Special Meeting of Shareholders to be held on June 11, 2018, and any adjournments or postponements thereof, upon the matters stated on the reverse side and in the manner designated on the reverse side of this card.

Your vote is important. You are strongly encouraged to vote your proxy through the Internet or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete the reverse side of this card, sign and date where indicated, and return it in a postage-paid envelope. If you do not submit a proxy through the Internet or by telephone, or by returning a proxy, or attend the meeting and vote in person, shares directly owned cannot be voted.

Important Notice Regarding Availability of Proxy Materials

The Notice of Special Meeting of Shareholders and Proxy Statement and form of proxy for the Special Meeting are also available, without charge, at www.finishline.com, or from the SEC’s website at www.sec.gov. You may also request a copy of these materials at www.proxyvote.com or by sending an e-mail to IR@finishline.com. Please make your request no later than June 4, 2018, to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials. For meeting directions please call (317) 899-1022, extension 5.

Continued and to be signed on reverse side